Filed pursuant to Rule 424(b)(3)
File No. 333-278966

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 3 DATED NOVEMBER 18, 2025

TO THE PROSPECTUS DATED APRIL 23, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated April 23, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to update the Prospectus; and

•	to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Updates to Prospectus

The following is added to the end of the paragraph under “Alabama” in the “Suitability Standards” section of the Prospectus, to the end of the suitability standards for Alabama residents in “Appendix A: Form of Subscription Agreement” and all similar disclosure in the Prospectus:

Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) are not subject to the foregoing concentration limit.

The following is added to the end of the paragraph under “Kentucky” in the “Suitability Standards” section of the Prospectus, to the end of the suitability standards for Kentucky residents in “Appendix A: Form of Subscription Agreement” and all similar disclosure in the Prospectus:

Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

The following replaces the paragraph under “Massachusetts” in the “Suitability Standards” section of the Prospectus and all similar disclosure in the Prospectus, including the suitability standards for Massachusetts residents in “Appendix A: Form of Subscription Agreement”:

In addition to the suitability standards set forth above, Massachusetts residents are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of the Massachusetts suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

The paragraph titled “North Dakota” in the “Suitability Standards” section of the Prospectus and all similar disclosure in the Prospectus, including the suitability standards for North Dakota residents in “Appendix A: Form of Subscription Agreement” are hereby removed.

The following replaces the seventh bullet of the “What potential strengths do the Advisers offer?” section of the Prospectus Summary, the twelfth paragraph under the “Investment Objectives and Strategies – Blackstone Credit & Insurance Strengths” section of the Prospectus and all similar disclosure in the Prospectus:

Strong Investment Track Record. Blackstone Credit & Insurance’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit & Insurance. Since 2005 through September 30, 2025, Blackstone Credit & Insurance has invested approximately $257 billion in capital in privately-originated transactions.1 Specifically within the North America Direct Lending strategy, Blackstone Credit & Insurance has invested over $145 billion2 in privately-originated or privately negotiated first lien and unitranche transactions. Corresponding to this North America Direct Lending track record, Blackstone Credit & Insurance has an annualized loss rate of 0.08%.3 We believe maintaining this consistent strategy in the North America Direct Lending strategy across market cycles, with a specific emphasis on combining current yield, downside protection, and inflation protection, will generate compelling investment outcomes for the Adviser. Blackstone Credit & Insurance believes that the depth and breadth of its team provides it with a competitive advantage in sourcing product on a global basis, structuring transactions and actively managing investments in the portfolio.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2025

On November 13, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

[1]

Includes invested and committed capital for privately originated and anchor investments across private credit strategies and vehicles since 2005, including Direct Lending, Sustainable Resources, Mezzanine, and Opportunistic. Excludes liquid credit strategy investments.

[2]

As of September 30, 2025. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.

[3]

As of September 30, 2025. The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2025

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from     to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of November 10, 2025 was 1,300,258,299, 592,339,511 and 25,668,144 of Class I, Class S and Class D common shares, respectively. Common shares outstanding exclude November 1, 2025 subscriptions since the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we,” “us”or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•

general economic, logistical and political trends and other external factors, including inflation, trade policies and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•

risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board of Trustees (the “Board”or the “Board of Trustees”);

•

actual and potential conflicts of interest with Blackstone Private Credit Strategies LLC (the “Adviser”), Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and together with the Adviser, the “Advisers”) or any of their affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to macroeconomic effects;

•	the ability of the Advisers to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Advisers or their affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company (“RIC”) and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors”in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 as updated by the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”). These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WEBSITE DISCLOSURE

We use our website (www.bcred.com) as a channel of distribution of company information. The information we post through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases and SEC filings. The contents of our website are not, however, a part of this Quarterly Report on Form 10-Q.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $73,270,661 and $66,124,775, respectively)	$72,926,002	$65,689,987
Non-controlled/affiliated investments (cost of $704,663 and $558, respectively)	708,337	1,394
Controlled/affiliated investments (cost of $3,102,870 and $2,860,338, respectively)	2,896,779	2,728,396

Total investments at fair value (cost of $77,078,194 and $68,985,671, respectively)	76,531,118	68,419,777
Cash and cash equivalents (restricted cash of $721,131 and $305,900, respectively)	2,162,003	1,650,679
Interest receivable from non-controlled/non-affiliated investments	696,283	712,903
Interest receivable from non-controlled/affiliated investments	10	—
Interest receivable from controlled/affiliated investments	69	96
Dividend receivable from non-controlled/affiliated investments	1,096	—
Dividend receivable from controlled/affiliated investments	65,714	56,636
Receivable from broker	307,148	253,890
Deferred financing costs	132,395	132,751
Deferred offering costs	987	1,524
Receivable for investments	306,969	38,838
Derivative assets at fair value (Note 6)	137,818	16,476

Total assets	$80,341,610	$71,283,570

LIABILITIES
Debt (net of unamortized debt issuance costs of $169,493 and $136,810, respectively)	$31,328,351	$30,452,578
Payable for investments	178,329	250,150
Management fees payable (Note 3)	145,621	120,103
Income based incentive fees payable (Note 3)	160,605	144,724
Capital gains based incentive fees payable (Note 3)	—	—
Interest payable	499,731	398,004
Derivative liabilities at fair value (Note 6)	34,517	126,281
Due to affiliates	12,948	20,721
Distribution payable (Note 9)	408,239	331,762
Payable for share repurchases (Note 9)	793,648	531,058
Board of Trustees’ fees payable	230	224
Accrued expenses and other liabilities	40,261	52,202

Total liabilities	33,602,480	32,427,807

Commitments and contingencies (Note 8)

NET ASSETS
Common Shares, $0.01 par value (1,872,144,651 and 1,528,574,321 shares issued and outstanding, respectively)	18,721	15,286
Additional paid in capital	47,646,024	38,958,382
Distributable earnings (loss)	(925,615)	(117,905)

Total net assets	46,739,130	38,855,763

Total liabilities and net assets	$80,341,610	$71,283,570

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2025	December 31, 2024
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$31,594,584	$25,661,534
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	1,265,529,621	1,009,518,371
Net asset value per share	$24.97	$25.42
Class S Shares:
Net assets	$14,535,807	$12,611,626
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	582,232,548	496,136,844
Net asset value per share	$24.97	$25.42
Class D Shares:
Net assets	$608,739	$582,603
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	24,382,482	22,919,106
Net asset value per share	$24.97	$25.42

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$1,704,842	$1,534,454	$5,005,324	$4,390,085
Payment-in-kind interest income	119,381	86,045	313,170	273,235
Dividend income	25,652	442	38,917	487
Fee income	1,573	3,528	18,448	9,982
From non-controlled/affiliated investments:
Interest income	184	—	296	—
Payment-in-kind interest income	782	—	918	—
Dividend income	1,096	—	1,096	13
From controlled/affiliated investments:
Interest income	2,960	846	6,448	2,327
Payment-in-kind interest income	3,495	7,634	12,641	8,343
Dividend income	75,692	64,207	223,642	224,441

Total investment income	1,935,657	1,697,156	5,620,900	4,908,913

Expenses:
Interest expense	483,857	452,804	1,441,501	1,349,019
Management fees (Note 3)	145,621	112,634	413,502	312,344
Income based incentive fees (Note 3)	160,605	139,413	464,172	398,969
Capital gains based incentive fees (Note 3)	—	—	—	—
Distribution and shareholder servicing fees
Class S	30,903	24,940	88,602	69,675
Class D	394	331	1,189	892
Professional fees	2,989	2,780	5,714	9,510
Board of Trustees’ fees	230	225	708	671
Administrative service expenses (Note 3)	3,067	1,408	7,336	5,149
Other general and administrative	6,722	3,889	18,707	12,501
Amortization of continuous offering costs	984	1,116	3,162	2,613

Total expenses before tax expense	835,372	739,540	2,444,593	2,161,343

Net investment income before tax expense	1,100,285	957,616	3,176,307	2,747,570

Excise and other tax expense	7,346	6,990	16,894	25,352

Net investment income after tax expense	1,092,939	950,626	3,159,413	2,722,218

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(243,924)	(42,971)	(254,785)	158,127
Non-controlled/affiliated investments	3,167	(92)	2,839	(512)
Controlled/affiliated investments	(20,179)	(22,621)	(74,149)	(124,479)
Derivative instruments (Note 6)	67,003	(8,485)	5,654	9,438
Foreign currency and other transactions	(627)	(7,609)	2,421	2,555
Income tax (provision) benefit	4,438	—	(598)	—

Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(190,122)	(81,778)	(318,618)	45,129

Net realized gain (loss):
Non-controlled/non-affiliated investments	(58,768)	(61,988)	(95,258)	(126,497)
Derivative instruments (Note 6)	(27,256)	(14,196)	(186,118)	(14,578)
Foreign currency and other transactions	(9,410)	7,941	7,024	11,989
Extinguishment of debt	—	—	(794)	—
Current tax expense on realized gains	(2,622)	—	(3,864)	—

Net realized gain (loss), net of tax expense	(98,056)	(68,243)	(279,010)	(129,086)

Net realized and change in unrealized gain (loss)	(288,178)	(150,021)	(597,628)	(83,957)

Net increase (decrease) in net assets resulting from operations	$804,761	$800,605	$2,561,785	$2,638,261

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operations:
Net investment income after tax expense	$1,092,939	$950,626	$3,159,413	$2,722,218
Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(190,122)	(81,778)	(318,618)	45,129
Net realized gain (loss), net of tax expense	(98,056)	(68,243)	(279,010)	(129,086)

Net increase (decrease) in net assets resulting from operations	804,761	800,605	2,561,785	2,638,261

Distributions to common shareholders:
Class I	(824,877)	(613,824)	(2,318,608)	(1,700,840)
Class S	(351,104)	(278,214)	(1,001,734)	(778,887)
Class D	(16,147)	(13,444)	(49,152)	(36,237)

Net decrease in net assets resulting from distributions	(1,192,128)	(905,482)	(3,369,494)	(2,515,964)

Share transactions:
Class I:
Proceeds from shares sold	2,334,017	1,817,606	7,197,001	5,618,350
Share transfers between classes	119,101	30,939	203,836	101,404
Distributions reinvested	376,093	285,248	1,059,933	787,774
Repurchased shares, net of early repurchase deduction	(586,281)	(436,427)	(1,985,258)	(1,225,023)

Net increase (decrease) from share transactions	2,242,930	1,697,366	6,475,512	5,282,505

Class S:
Proceeds from shares sold	675,173	733,227	2,233,734	2,402,991
Share transfers between classes	(42,708)	(30,977)	(118,397)	(102,323)
Distributions reinvested	180,966	138,243	511,197	380,424
Repurchased shares, net of early repurchase deduction	(183,913)	(107,743)	(448,668)	(322,351)

Net increase (decrease) from share transactions	629,518	732,750	2,177,866	2,358,741

Class D:
Proceeds from shares sold	32,323	36,765	150,170	158,603
Share transfers between classes	(76,393)	38	(85,439)	919
Distributions reinvested	2,880	2,429	9,447	6,032
Repurchased shares, net of early repurchase deduction	(23,459)	(4,002)	(36,480)	(16,941)

Net increase (decrease) from share transactions	(64,649)	35,230	37,698	148,613

Total increase (decrease) in net assets	2,420,432	2,360,469	7,883,367	7,912,156
Net assets, beginning of period	44,318,698	34,086,124	38,855,763	28,534,437

Net assets, end of period	$46,739,130	$36,446,593	$46,739,130	$36,446,593

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$2,561,785	$2,638,261
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net change in unrealized (appreciation) depreciation on investments	326,095	(33,136)
Net change in unrealized (appreciation) depreciation on derivative instruments	(5,654)	(9,438)
Net change in unrealized (appreciation) depreciation on foreign currency and other transactions	(2,421)	(2,555)
Net realized (gain) loss on investments	95,258	126,497
Net realized (gain) loss on derivative instruments	—	14,578
Net realized (gain) loss on foreign currency and other transactions	(7,024)	(11,989)
Net change due to hedging activity	(2,623)	—
Payment-in-kind interest capitalized	(338,179)	(286,773)
Net accretion of discount and amortization of premium	(201,596)	(153,853)
Amortization of deferred financing costs	26,242	29,581
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	31,225	24,199
Amortization of offering costs	3,162	2,613
Purchases of investments	(16,582,977)	(16,186,297)
Proceeds from sale of investments and principal repayments	8,934,973	5,730,397
Changes in operating assets and liabilities:
Interest receivable	16,637	(126,136)
Dividend receivable	(10,174)	4,584
Receivable from broker	(53,258)	115,904
Receivable for investments	(268,131)	(501,493)
Payable for investments	(71,821)	31,297
Management fees payable	25,518	25,362
Income based incentive fees payable	15,881	16,470
Interest payable	101,727	27,415
Due to affiliates	(7,773)	147
Accrued expenses and other liabilities	(11,935)	1,630

Net cash provided by (used in) operating activities	(5,425,063)	(8,522,735)

Cash flows from financing activities:
Borrowings on debt	9,382,511	6,135,797
Repayments on debt	(9,045,062)	(3,040,077)
Deferred financing costs paid	(27,102)	(57,698)
Debt issuance costs paid	(22,898)	(4,525)
Deferred offering costs paid	(2,558)	(3,317)
Proceeds from issuance of Common Shares	9,580,905	8,179,944
Repurchased shares, net of early repurchase deduction paid	(2,207,689)	(1,549,969)
Dividends paid in cash	(1,712,439)	(1,277,857)

Net cash provided by (used in) financing activities	5,945,668	8,382,298

Net increase (decrease) in cash and cash equivalents	520,605	(140,437)
Effect of foreign exchange rate changes on cash and cash equivalents	(9,281)	12
Cash and cash equivalents, beginning of period	1,650,679	1,481,770

Cash and cash equivalents, end of period	$2,162,003	$1,341,345

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Supplemental information and non-cash activities:
Interest paid during the period	$1,656,792	$1,513,206
Distribution payable	408,239	310,553
Reinvestment of dividends during the period	1,580,577	1,174,230
Accrued but unpaid deferred financing costs	—	175
Accrued but unpaid debt issuance costs	1,969	1,966
Accrued but unpaid offering costs	—	616
Share repurchases accrued but not yet paid	793,648	547,722
Excise and other taxes paid	34,890	26,402

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt— non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.83%	7/25/2025	5/25/2029	$41,188	$30,791	$23,902	0.05%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.83%	7/25/2025	5/25/2029	5,912	4,398	3,431	0.01
Atlas CC Acquisition Corp.	(4)(10)(17)	SOFR + 4.25%	8.57%	7/25/2025	5/25/2029	35,616	24,962	17,274	0.04
Atlas CC Acquisition Corp.	(5)(7)(10)	P + 3.00%	10.25%	7/25/2025	5/25/2029	5,679	70	5,355	0.01
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.51%	1/7/2021	12/27/2027	32,138	32,115	32,138	0.07
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.51%	1/10/2025	12/27/2027	138,336	137,286	138,336	0.30
Fastener Distribution Holdings, LLC	(4)(10)	SOFR + 4.75%	8.75%	10/31/2024	11/4/2031	174,133	172,617	173,262	0.37
Fastener Distribution Holdings, LLC	(4)(7)(10)	SOFR + 4.75%	8.75%	10/31/2024	11/4/2031	26,244	25,833	25,904	0.06
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.19%	1/9/2023	1/9/2030	2,329	2,281	2,314	0.00
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.00%	9.19%	3/18/2025	1/9/2030	353	350	351	0.00
Frontgrade Technologies Holdings, Inc.	(4)(5)(10)	SOFR + 5.00%	9.29%	7/7/2025	1/9/2030	92	92	92	0.00
Horizon CTS Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	3/28/2025	3/28/2032	66,638	65,873	66,196	0.14
Karman Holdings, Inc.	(4)(6)(8)	SOFR + 3.50%	7.50%	4/1/2025	4/1/2032	24,938	24,706	25,093	0.05
Loar Group, Inc.	(4)(6)(7)(11)	SOFR + 4.25%	8.41%	7/28/2022	5/10/2030	280,968	278,305	280,028	0.60
Magneto Components BuyCo, LLC	(4)(7)(10)	SOFR + 6.00%	10.00%	12/5/2023	12/5/2030	54,933	53,783	53,654	0.11
Peraton Corp.	(10)	SOFR + 3.75%	8.01%	2/1/2021	2/1/2028	14,209	14,224	12,020	0.03
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.50%	11/28/2023	2/28/2031	8,890	8,913	8,896	0.02
TransDigm, Inc.	(6)(8)	SOFR + 2.50%	6.50%	8/22/2025	8/19/2032	3,000	3,004	3,000	0.01
Vertex Aerospace Services Corp.	(6)(10)	SOFR + 2.25%	6.41%	12/6/2021	12/6/2030	11,585	11,551	11,588	0.02
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 4.50%	8.66%	5/20/2025	5/20/2032	154,423	153,325	154,037	0.33
West Star Aviation Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.66%	5/20/2025	5/20/2032	4,320	4,051	4,144	0.01

							1,048,530	1,041,015	2.23
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.90%	6/11/2021	6/11/2027	227,641	226,399	227,641	0.49

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Air Freight & Logistics (continued)
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.90%	12/21/2021	6/11/2027		51,050	50,734	51,050	0.11
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 4.75%	8.90%	7/25/2022	6/11/2027		93,024	92,379	93,024	0.20
AGI-CFI Holdings, Inc.	(4)(5)(10)	SOFR + 4.75%	9.13%	3/19/2025	6/11/2027		24,218	24,126	24,218	0.05
ENV Bidco, AB	(4)(6)(7)(8)	E + 5.00%	7.00%	12/12/2024	7/19/2029	EUR	114,257	114,276	133,742	0.29
ENV Bidco, AB	(4)(6)(10)	SOFR + 5.00%	9.00%	12/12/2024	7/19/2029		114,097	112,661	114,097	0.24
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.63%	1/7/2021	12/9/2027		27,119	26,897	25,763	0.06
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.63%	2/4/2022	12/9/2027		134,638	133,350	127,906	0.27
R1 Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.56%	12/30/2022	12/30/2028		1,323	1,302	1,262	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.90%	12/13/2021	12/31/2028		268,064	265,593	239,918	0.51
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 10.00%	14.20 PIK %	11/27/2024	11/27/2029		9,973	9,833	9,973	0.02
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 7.00%	11.20 PIK %	11/27/2024	5/27/2030		30,202	30,202	30,202	0.06
The Kenan Advantage Group, Inc.	(8)	SOFR + 3.25%	7.41%	8/6/2024	1/25/2029		7,489	7,489	7,407	0.02
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.00%	11/8/2024	7/26/2028		19,493	19,442	19,414	0.04
Wwex Uni Topco Holdings, LLC	(4)(10)	SOFR + 4.75%	8.75%	3/21/2025	7/26/2028		84,094	82,850	84,409	0.18

								1,197,533	1,190,026	2.54
Airlines
Air Canada	(6)(8)	SOFR + 2.00%	6.17%	3/21/2024	3/14/2031		6,244	6,232	6,254	0.01
American Airlines, Inc.	(6)(8)	SOFR + 2.25%	6.58%	4/4/2025	4/20/2028		8,479	8,278	8,476	0.02
Vista Management Holding, Inc.	(6)(8)	SOFR + 3.75%	8.04%	4/1/2025	4/1/2031		17,769	17,647	17,917	0.04

								32,157	32,647	0.07
Auto Components
Clarios Global, LP	(6)(8)	SOFR + 2.50%	6.66%	7/16/2024	5/6/2030		4,846	4,816	4,854	0.01
Clarios Global, LP	(6)(8)	SOFR + 2.75%	6.91%	4/10/2025	1/28/2032		8,636	8,425	8,653	0.02
Dellner Couplers Group, AB	(5)(6)(8)	E + 5.43%	7.34%	6/20/2024	6/18/2029	EUR	23,500	25,015	27,668	0.06

								38,256	41,175	0.09
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	6.25%	1/31/2025	3/31/2028		43,977	43,977	44,019	0.09
Biotechnology
Axsome Therapeutics, Inc.	(4)(5)(6)(10)	SOFR + 4.75%	8.75%	5/6/2025	5/8/2030		60,260	59,706	60,110	0.13
Axsome Therapeutics, Inc.	(4)(5)(6)(7)(10)	SOFR + 4.00%	8.00%	5/6/2025	5/8/2030		35,152	34,990	35,152	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Biotechnology (continued)
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	6.26%	1/7/2021	11/15/2027		37	37	37	0.00
MannKind Corp.	(4)(5)(6)(7)(14)	SOFR + 5.00%	9.00%	8/6/2025	8/6/2030		44,388	43,635	43,611	0.09

								138,368	138,910	0.30
Broadline Retail
Peer Holding III, BV	(6)(8)	SOFR + 2.50%	6.50%	6/26/2024	7/1/2031		6,948	6,948	6,963	0.01
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	9.78%	7/25/2022	8/1/2028		25,285	25,082	24,379	0.05
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	7.50%	4/15/2021	4/12/2028		4,780	4,764	4,552	0.01
ES Group Holdings III, Ltd.	(4)(6)(8)	E + 5.75%	7.75%	11/22/2021	4/23/2028	EUR	30,879	33,775	30,635	0.07
ES Group Holdings III, Ltd.	(4)(6)(10)	SOFR + 5.75%	10.13%	11/22/2021	4/23/2028		64,562	63,838	54,555	0.12
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.26%	2/26/2021	2/26/2027		108,727	108,274	104,650	0.22
Great Day Improvements, LLC	(4)(7)(13)	SOFR + 5.50%	9.78%	6/13/2024	6/13/2030		35,873	35,219	34,306	0.07
Griffon Corp.	(6)(8)	SOFR + 2.00%	6.00%	6/16/2025	1/24/2029		1,057	1,060	1,062	0.00
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.20%	1/7/2021	2/25/2027		43,474	43,357	39,562	0.08
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.20%	4/20/2022	2/25/2027		187,540	186,865	170,661	0.37
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.20%	1/7/2021	2/25/2027		6,319	6,301	5,750	0.02
Janus International Group, LLC	(6)(8)	SOFR + 2.50%	6.70%	6/16/2025	8/3/2030		1,304	1,299	1,309	0.00
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	10.42%	9/1/2021	9/1/2027		134,479	133,410	131,789	0.28
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.99%	6/6/2024	5/31/2031		40,449	40,124	39,550	0.08
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.63%	4/19/2022	5/1/2027		145,171	145,170	143,720	0.31
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.91%	3/28/2024	3/28/2031		4,455	4,474	4,477	0.01
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.25%	4/29/2022	4/29/2029		2,954	2,963	2,766	0.01
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.65%	1/7/2021	12/29/2026		59,520	59,289	47,169	0.10

								895,264	840,892	1.80
Capital Markets
Apex Group Treasury, LLC	(6)(8)	SOFR + 3.50%	7.75%	2/27/2025	2/27/2032		92,480	92,314	90,630	0.19
Aretec Group, Inc.	(6)(8)	SOFR + 3.50%	7.66%	5/29/2024	8/9/2030		11,273	11,261	11,285	0.02
FFML Holdco, Ltd.	(4)(6)(10)	B + 4.50%	7.53%	11/11/2022	11/30/2028	NZD	36,252	21,973	20,912	0.04
Focus Financial Partners, LLC	(8)	SOFR + 2.75%	6.91%	1/31/2025	9/15/2031		16,862	16,828	16,885	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Capital Markets (continued)
GTCR Everest Borrower, LLC	(6)(7)(8)	SOFR + 2.75%	6.75%	7/25/2025	9/5/2031	16,285	16,021	16,282	0.03
Jane Street Group, LLC	(6)(8)	SOFR + 2.00%	6.20%	5/29/2025	12/15/2031	995	983	989	0.00
Osaic Holdings, Inc.	(6)(8)	SOFR + 3.00%	7.16%	8/22/2025	8/1/2032	3,000	3,000	3,002	0.01
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	10.76%	12/29/2023	10/30/2028	3,893	3,866	3,426	0.01
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.50%	5/14/2025	5/14/2031	44,082	43,932	44,082	0.09
Superannuation & Investments US, LLC	(6)(9)	SOFR + 3.00%	7.16%	7/18/2025	12/1/2028	12,926	12,886	13,009	0.03
The Edelman Financial Engines Center, LLC	(6)(8)	SOFR + 3.00%	7.16%	6/5/2024	4/7/2028	19,728	19,733	19,764	0.04

							242,797	240,266	0.50
Chemicals
Charter Next Generation, Inc.	(10)	SOFR + 2.75%	6.93%	11/5/2024	11/29/2030	6,917	6,933	6,945	0.01
CI Maroon Holdings, LLC	(6)(8)	SOFR + 3.25%	7.35%	8/22/2025	3/3/2031	2,993	2,993	3,000	0.02
DCG Acquisition Corp.	(4)(7)(10)	SOFR + 5.00%	9.00%	6/13/2024	6/13/2031	232,777	230,614	229,939	0.49
Derby Buyer, LLC	(6)(9)	SOFR + 3.00%	7.18%	12/13/2024	11/1/2030	6,403	6,403	6,423	0.01
Formulations Parent Corp.	(4)(8)	SOFR + 4.00%	8.33%	4/10/2025	4/9/2032	25,000	24,766	25,188	0.05
Geon Performance Solutions, LLC	(10)	SOFR + 4.25%	8.51%	8/18/2021	8/18/2028	1,353	1,349	1,272	0.00

							273,058	272,767	0.58
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	8.03%	8/15/2025	8/18/2030	43,084	42,744	43,267	0.09
Anticimex, Inc.	(6)(9)	SOFR + 3.40%	7.76%	11/8/2021	11/16/2028	11,555	11,535	11,598	0.02
Armor Holdco, Inc.	(6)(9)	SOFR + 3.75%	7.92%	4/30/2025	12/11/2028	10,295	10,314	10,313	0.02
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 4.50%	8.09%	5/7/2021	5/7/2029	403,329	403,329	403,329	0.86
CFS Brands, LLC	(4)(7)(11)	SOFR + 5.00%	9.16%	12/20/2024	10/2/2030	218,447	214,901	218,447	0.47
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.75%	7.91%	7/2/2025	7/9/2032	14,499	14,374	14,566	0.03
Divisions Holding Corp.	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	4/17/2025	4/17/2032	92,992	92,049	92,911	0.20
EAB Global, Inc.	(9)	SOFR + 3.00%	7.16%	8/16/2021	8/16/2030	13,240	13,225	12,933	0.04
ELK Bidco, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.50%	6/13/2025	6/13/2032	71,844	71,400	71,380	0.15
EMB Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.78%	3/13/2025	3/12/2032	41,113	40,337	40,471	0.09
EMB Purchaser, Inc.	(4)(10)	SOFR + 4.50%	8.56%	3/13/2025	3/12/2032	148,148	146,786	147,408	0.32
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.53%	8/31/2021	8/31/2028	8,800	8,763	7,854	0.02
FusionSite Midco, LLC	(4)(11)	SOFR + 5.25%	9.51%	4/30/2025	11/17/2029	100,940	99,847	100,940	0.22
FusionSite Midco, LLC	(4)(7)(11)	SOFR + 5.25%	9.84%	4/30/2025	11/17/2029	26,919	26,281	26,643	0.06
Garda World Security, Corp.	(6)(8)	SOFR + 3.00%	7.17%	2/7/2025	2/1/2029	20,758	20,758	20,810	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Commercial Services & Supplies (continued)
Gatekeeper Systems, Inc.	(4)(10)	SOFR + 5.00%	9.16%		8/27/2024	8/28/2030	250,138	247,070	245,136	0.52
Gatekeeper Systems, Inc.	(4)(7)(10)	SOFR + 5.00%	9.16%		8/27/2024	8/28/2030	25,678	24,712	24,077	0.05
GBT US III, LLC	(6)(8)	SOFR + 2.50%	6.81%		2/4/2025	7/25/2031	3,970	3,970	3,983	0.01
GFL Environmental Services USA, Inc.	(6)(8)	SOFR + 2.50%	6.67%		4/11/2025	3/3/2032	1,500	1,475	1,502	0.00
Gorilla Investor, LLC	(4)(10)	SOFR + 5.00%	9.00%		9/26/2024	9/30/2031	165,152	162,323	163,501	0.35
Ground Penetrating Radar Systems, LLC	(4)(10)	SOFR + 4.50%	8.50%		1/2/2025	1/2/2032	120,552	119,475	120,552	0.26
Ground Penetrating Radar Systems, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.50%		1/2/2025	1/2/2032	4,489	4,261	4,489	0.01
Iris Buyer, LLC	(4)(11)	SOFR + 5.25%	9.56%		10/2/2023	10/2/2030	54,128	53,065	54,128	0.12
Iris Buyer, LLC	(4)(5)(11)	SOFR + 5.25%	9.25%		10/2/2023	10/2/2030	5,104	5,020	5,104	0.01
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.25%		2/4/2025	10/2/2030	1,934	1,810	1,934	0.00
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.56%		10/2/2023	10/2/2029	1,574	1,430	1,574	0.00
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	9.29%		12/15/2021	12/15/2027	136,960	135,996	136,960	0.29
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	9.29%		11/9/2023	12/15/2027	53,541	52,823	53,541	0.11
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	9.29%		12/15/2021	12/15/2027	95,087	94,470	95,087	0.20
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	9.27%		6/28/2024	12/15/2027	80,385	79,897	80,385	0.17
Java Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.28%		5/9/2025	12/15/2027	49,502	48,779	49,502	0.11
JSG II, Inc.	(8)	SOFR + 4.50%	8.92%		1/7/2021	6/28/2026	59,564	59,521	59,564	0.13
JSG II, Inc.	(8)	SOFR + 4.50%	8.92%		1/7/2021	6/28/2026	64	64	64	0.00
JSG II, Inc.	(4)(10)	SOFR + 4.50%	8.66%		9/30/2025	9/30/2032	353,737	351,968	351,968	0.75
JSG II, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.66%		9/30/2025	9/30/2032	3,358	2,903	2,903	0.01
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.25 (incl. 3.00 PIK	% % )	12/29/2021	11/8/2031	242,580	240,914	242,580	0.52
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.25 (incl. 3.00 PIK	% % )	1/7/2021	11/8/2031	46,438	46,086	46,438	0.10
JSS Holdings, Inc.	(4)(7)(10)	SOFR + 5.25%	9.25 (incl. 3.00 PIK	% % )	11/8/2024	11/8/2031	579,930	574,278	579,245	1.24
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	9.26%		12/10/2021	12/10/2027	102,005	101,212	101,959	0.22
Knowledge Pro Buyer, Inc.	(4)(5)(10)	SOFR + 5.00%	9.26%		6/11/2025	12/10/2027	1,143	1,133	1,143	0.00
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.91%		10/19/2021	10/19/2028	46,121	45,719	39,548	0.08
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.93%		10/19/2021	10/19/2028	20,577	20,398	17,644	0.04
Lsf12 Crown US Commercial Bidco, LLC	(7)(8)	SOFR + 3.50%	7.66%		7/14/2025	12/2/2031	96,989	93,732	97,130	0.21

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Commercial Services & Supplies (continued)
Minerva Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.00%	9.22%		7/29/2025	11/16/2030	GBP	6,532	8,502	8,538	0.02
OMNIA Partners, LLC	(8)	SOFR + 2.50%	6.81%		1/26/2024	7/25/2030		9,925	9,893	9,941	0.02
Onex Baltimore Buyer, Inc.	(4)(10)(18)	SOFR + 5.27%	9.44%		12/1/2021	12/1/2027		187,232	185,867	187,232	0.40
Onex Baltimore Buyer, Inc.	(4)(7)(10)(18)	SOFR + 4.75%	8.92%		12/1/2021	12/1/2027		217,534	215,511	217,534	0.47
Pearce Intermediate Holdings, Inc.	(4)(11)	SOFR + 4.75%	8.91%		6/2/2021	6/2/2029		81,689	81,065	81,689	0.17
Pearce Intermediate Holdings, Inc.	(4)(5)(7)(11)	SOFR + 4.75%	9.10%		6/29/2023	6/2/2029		37,616	37,201	37,616	0.08
Pearce Intermediate Holdings, Inc.	(4)(11)	SOFR + 4.75%	8.91%		11/6/2024	6/2/2029		113,850	112,936	113,850	0.24
Polyphase Elevator Holding, Co.	(4)(5)(7)(11)	SOFR + 6.00%	10.10%		6/23/2021	6/23/2027		6,033	6,009	5,489	0.01
Polyphase Elevator Holding, Co.	(4)(5)(11)	SOFR + 6.00%	10.10%		12/21/2021	6/23/2027		10,739	10,739	9,827	0.02
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 2.00%	6.13%		11/20/2024	10/13/2030		1,485	1,485	1,483	0.00
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 1.75%	6.00%		4/4/2025	3/7/2032		6,468	6,352	6,416	0.01
Pye-Barker Fire & Safety, LLC	(4)(5)(10)	SOFR + 4.50%	8.50%		5/24/2024	5/24/2031		4,461	4,461	4,461	0.01
Pye-Barker Fire & Safety, LLC	(4)(10)	SOFR + 4.50%	8.80%		5/24/2024	5/24/2031		13,816	13,761	13,816	0.03
RailPros Parent, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.70%		5/22/2025	5/24/2032		23,327	23,037	23,138	0.05
TEI Intermediate, LLC	(4)(10)	SOFR + 4.75%	8.75%		12/13/2024	12/15/2031		146,288	144,992	146,288	0.31
TEI Intermediate, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.82%		12/13/2024	12/15/2031		7,025	6,615	6,782	0.01
The Hiller Companies, LLC	(4)(10)	SOFR + 5.00%	9.31%		6/20/2024	6/20/2030		74,808	74,219	74,808	0.16
The Hiller Companies, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.29%		6/20/2024	6/20/2030		20,121	19,849	20,121	0.04
The Hiller Companies, LLC	(4)(7)(10)	SOFR + 5.00%	9.31%		7/17/2025	6/20/2030		4,452	4,369	4,323	0.01
TRC Cos, LLC	(8)	SOFR + 3.00%	7.16%		1/14/2025	12/8/2028		26,592	26,592	26,662	0.06
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.15%		1/21/2022	1/21/2029		8,871	8,850	7,664	0.02
Veregy Consolidated, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.82%		4/16/2025	4/16/2031		140,981	139,754	140,375	0.30
Water Holdings Acquisition, LLC	(4)(10)	SOFR + 5.25%	9.45 (incl. 2.75 PIK	% % )	7/31/2024	7/31/2031		191,531	189,949	191,531	0.41
Water Holdings Acquisition, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.45 (incl. 2.75 PIK	% % )	7/31/2024	7/31/2031		17,965	17,850	17,965	0.04

									5,141,005	5,162,060	11.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Construction & Engineering
Amentum Holdings, Inc.	(8)	SOFR + 2.25%	6.41%		4/4/2025	9/29/2031	7,235	7,033	7,243	0.02
Ampirical Solutions, LLC	(4)(5)(7)(10)	SOFR + 4.25%	8.25%		9/30/2025	9/30/2032	29,328	28,698	28,697	0.06
Azuria Water Solutions, Inc.	(10)	SOFR + 3.00%	7.16%		1/27/2025	5/17/2028	34,178	34,178	34,263	0.07
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.25%	6.53%		1/25/2024	1/27/2031	6,446	6,406	6,456	0.01
Consor Intermediate II, LLC	(4)(7)(10)	SOFR + 4.50%	8.50%		5/10/2024	5/10/2031	66,525	65,865	66,394	0.14
Gannett Fleming, Inc.	(4)(7)(10)	SOFR + 4.75%	9.07%		8/5/2024	8/5/2030	374,740	369,803	372,307	0.80
Home Service TopCo IV, Inc.	(4)(7)(11)	SOFR + 4.50%	8.60%		6/9/2023	12/31/2027	207,373	205,072	207,159	0.44
Home Service TopCo IV, Inc.	(4)(5)(11)	SOFR + 4.50%	8.49%		2/28/2025	12/31/2027	16,231	16,120	16,231	0.03
Pave America Holding, LLC	(4)(10)	SOFR + 5.25%	9.25 (incl. 2.88 PIK	% % )	8/29/2025	8/27/2032	77,940	77,169	77,161	0.17
Pave America Holding, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		8/29/2025	8/27/2032	9,735	9,397	9,397	0.02
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 4.50%	8.76%		3/2/2021	3/2/2028	15,170	15,118	15,095	0.03
Peak Utility Services Group, Inc.	(4)(5)(11)	SOFR + 4.50%	8.76%		3/2/2021	3/2/2028	2,023	2,018	2,013	0.00
Pike Electric Corp.	(8)	SOFR + 3.00%	7.28%		6/7/2022	1/21/2028	996	1,005	1,003	0.00
Thermostat Purchaser III, Inc.	(7)(10)	SOFR + 4.25%	8.25%		6/20/2024	8/31/2028	9,875	9,796	9,892	0.02
Touchdown Acquirer, Inc.	(6)(8)	SOFR + 2.75%	6.95%		6/2/2025	2/21/2031	995	974	995	0.00
Touchdown Acquirer, Inc.	(4)(5)(6)(8)	E + 4.25%	6.30%		6/2/2025	2/21/2031	EUR 32,688	35,471	38,617	0.08

								884,123	892,923	1.89
Construction Materials
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	6.41%		2/18/2025	2/10/2032	14,925	14,830	14,932	0.03
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.91%		10/23/2024	9/20/2030	2,963	2,963	2,975	0.01

								17,793	17,907	0.04
Consumer Staples Distribution & Retail
Crumbl Enterprises, LLC	(4)(5)(10)	SOFR + 4.50%	8.50%		4/30/2025	5/5/2032	85,794	84,987	85,366	0.18
Crumbl Enterprises, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.50%		4/30/2025	5/5/2032	1,118	1,053	1,084	0.00

								86,040	86,450	0.18

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.39%		12/13/2024	7/18/2029	5,201	5,219	5,229	0.01
Ascend Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	9.75%		10/18/2022	9/30/2028	11,213	10,984	11,213	0.02
Ascend Buyer, LLC	(4)(5)(10)	SOFR + 5.75%	9.75%		3/20/2025	9/30/2028	1,364	1,351	1,364	0.00
Berlin Packaging, LLC	(8)	SOFR + 3.25%	7.53%		7/25/2025	6/7/2031	18,767	18,796	18,845	0.04
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.34%		4/13/2022	4/13/2029	13,989	13,792	13,986	0.03
Clydesdale Acquisition Holdings, Inc.	(7)(9)	SOFR + 3.25%	7.41%		4/1/2025	4/1/2032	9,679	9,584	9,675	0.02
Graham Packaging Co., Inc.	(8)	SOFR + 2.50%	6.66%		7/31/2024	8/4/2027	7,708	7,708	7,717	0.02
MAR Bidco S.à r.l.	(5)(6)(9)	SOFR + 4.20%	8.58%		6/28/2021	7/6/2028	3,789	3,782	3,212	0.01
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.19%		4/9/2024	9/15/2028	16,069	16,069	16,150	0.03
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.41%		3/3/2021	3/3/2028	24,299	24,065	24,212	0.05
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.75%		10/18/2024	9/15/2028	11,994	11,994	11,800	0.03

								123,344	123,403	0.26
Distributors
BP Purchaser, LLC	(4)(5)(10)	SOFR + 5.50%	9.80%		12/10/2021	12/11/2028	8,154	8,084	6,788	0.01
Bradyplus Holdings, LLC	(4)(11)	SOFR + 5.00%	9.31%		10/11/2024	10/31/2029	216,602	213,678	216,602	0.46
Bradyplus Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.31%		10/11/2024	10/31/2029	2,103	2,019	2,103	0.00
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.01%		11/1/2021	11/2/2026	29,420	29,257	27,728	0.06
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.25%	11.69 (incl. 3.25 PIK	% % )	11/1/2022	6/23/2028	15,924	15,698	14,331	0.03
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	11.44 (incl. 3.25 PIK	% % )	12/31/2021	6/23/2028	26,833	26,629	24,015	0.05
NDC Acquisition Corp.	(4)(11)	SOFR + 5.00%	9.16%		3/9/2021	3/9/2028	21,488	21,346	21,488	0.05
NDC Acquisition Corp.	(4)(5)(7)(11)	SOFR + 5.00%	9.31%		3/9/2021	3/9/2028	343	320	343	0.00
PT Intermediate Holdings III, LLC	(4)(7)(10)	SOFR + 5.00%	9.00 (incl. 1.75 PIK	% % )	4/9/2024	4/9/2030	174,216	173,862	174,203	0.37
S&S Holdings, LLC	(9)	SOFR + 5.00%	9.27%		3/11/2021	3/11/2028	7,731	7,743	7,717	0.02
S&S Holdings, LLC	(9)	SOFR + 5.00%	9.17%		4/3/2025	10/1/2031	3,940	3,783	3,832	0.01
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	10.91%		1/7/2021	11/13/2026	81,172	81,031	78,533	0.17

								583,450	577,683	1.23
Diversified Consumer Services
American Restoration Holdings, LLC	(4)(11)	SOFR + 5.00%	9.42%		7/19/2024	7/24/2030	27,266	26,829	27,266	0.06
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	9.10%		7/19/2024	7/24/2030	8,119	7,989	8,119	0.02
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	9.30%		7/19/2024	7/24/2030	7,776	7,651	7,776	0.02
American Restoration Holdings, LLC	(4)(5)(11)	SOFR + 5.00%	9.27%		7/19/2024	7/24/2030	21,031	20,694	21,031	0.04
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.31%		2/19/2025	7/24/2030	15,670	15,377	15,670	0.03
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.00%		12/20/2024	4/30/2030	174,097	172,767	174,097	0.37

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Diversified Consumer Services (continued)
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.93%	7/20/2021	7/20/2028		931,728	928,000	927,069	1.98
Cengage Learning, Inc.	(6)(11)	SOFR + 3.50%	7.67%	11/22/2024	3/22/2031		11,860	11,802	11,844	0.03
Charger Debt Merger Sub, LLC	(4)(10)	SOFR + 5.00%	9.00%	5/31/2024	5/31/2031		54,450	54,009	54,450	0.12
Charger Debt Merger Sub, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.00%	5/31/2024	5/31/2031		21,085	20,753	21,009	0.04
DTA Intermediate II, Ltd.	(4)(11)	SOFR + 5.50%	9.49%	3/27/2024	3/27/2030		51,066	50,302	50,044	0.11
DTA Intermediate II, Ltd.	(4)(5)(7)(11)	SOFR + 5.50%	9.53%	3/27/2024	3/27/2030		31,038	30,496	30,313	0.06
DTA Intermediate II, Ltd.	(4)(5)(11)(18)	11.50%	11.50%	9/18/2025	9/27/2030		32,996	32,996	32,996	0.07
DTA Intermediate II, Ltd.	(4)(5)(11)	S + 5.50%	9.47%	9/18/2025	3/27/2030	GBP	20,744	27,548	27,341	0.06
Element Materials Technology Group US Holdings, Inc.	(6)(9)	SOFR + 3.68%	7.68%	6/24/2022	7/6/2029		7,328	7,284	7,386	0.02
Endeavor Schools Holdings, LLC	(4)(11)	SOFR + 6.25%	10.58%	7/18/2023	7/18/2029		46,585	45,848	43,207	0.09
Endeavor Schools Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.58%	7/18/2023	7/18/2029		8,575	8,460	7,953	0.02
Essential Services Holding Corp.	(4)(10)	SOFR + 5.00%	9.32%	6/17/2024	6/17/2031		69,595	69,028	68,899	0.15
Essential Services Holding Corp.	(4)(5)(7)(10)	SOFR + 5.00%	9.19%	6/17/2024	6/17/2031		1,811	1,681	1,648	0.00
Go Car Wash Management Corp.	(4)(11)	SOFR + 5.75%	10.01%	10/12/2021	12/31/2026		88,409	87,885	86,199	0.18
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.66%	2/1/2024	12/21/2029		64,222	63,991	55,797	0.12
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.47%	3/10/2022	3/12/2029		9,671	9,623	9,629	0.02
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.33%	11/20/2023	3/12/2029		27,020	26,579	26,901	0.06
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.32%	8/7/2025	7/10/2032	EUR	1,367	1,578	1,589	0.00
Metrodora S.L.	(4)(5)(6)(8)	E + 4.25%	6.32%	8/7/2025	7/10/2032	EUR	558	644	649	0.00
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	7.41%	12/15/2021	12/15/2028		17,429	17,365	16,514	0.04
Scientian 2 Spain, S.L.	(4)(5)(6)(8)	E + 4.25%	6.33%	8/7/2025	7/10/2032	EUR	1,599	1,846	1,859	0.00
Scientian France, SAS	(4)(5)(6)(8)	E + 4.25%	6.33%	8/7/2025	7/10/2032	EUR	3,525	4,068	4,097	0.01
Seahawk Bidco, LLC	(4)(7)(11)	SOFR + 4.75%	8.75%	12/19/2024	12/19/2031		276,584	274,205	274,859	0.59
Spring Education Group, Inc.	(8)	SOFR + 3.25%	7.25%	9/29/2023	10/5/2030		13,544	13,422	13,605	0.03
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 5.00%	9.30%	5/1/2024	5/1/2031		198,000	196,421	196,020	0.42
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 5.00%	9.00%	5/1/2024	5/1/2031		28,901	28,425	28,063	0.06
University Support Services, LLC	(9)	SOFR + 2.75%	6.91%	2/10/2022	2/10/2029		9,021	8,973	8,898	0.02

								2,274,539	2,262,797	4.84

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.16%		12/28/2023	1/31/2031		5,910	5,928	5,921	0.01
Diversified Telecommunication Services
Radiate Holdco, LLC	(10)	SOFR + 5.00%	9.28 (incl. 1.50 PIK	% % )	6/30/2025	9/25/2029		23,181	23,170	18,776	0.04
Zacapa, LLC	(6)(9)	SOFR + 3.75%	7.75%		10/29/2024	3/22/2029		10,362	10,362	10,390	0.02

									33,532	29,166	0.06
Electric Utilities
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	6.41%		8/7/2025	2/26/2032		2,225	2,231	2,231	0.00
Grid Alliance Partners, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		7/1/2025	7/1/2032		79,762	78,737	78,579	0.17
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	9.20%		3/26/2021	3/26/2027		60,565	60,246	60,565	0.13
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	9.20%		7/27/2023	3/26/2027		53,583	53,015	53,583	0.11
Qualus Power Services Corp.	(4)(7)(11)	SOFR + 5.00%	9.20%		5/9/2024	3/26/2027		62,768	61,823	62,584	0.13

									256,052	257,542	0.54
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 4.75%	9.06%		8/17/2021	8/17/2031		253,944	252,317	253,879	0.54
Griffon Bidco, Inc.	(4)(7)(10)	SOFR + 5.00%	9.00%		7/31/2025	7/31/2031		120,006	118,506	118,478	0.25
IEM New Sub 2, LLC	(4)(7)(10)	SOFR + 4.50%	8.80%		8/8/2024	8/8/2030		326,137	321,719	325,566	0.70
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%		6/21/2021	6/21/2028		35,119	34,937	35,189	0.08

									727,479	733,112	1.57
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.10%		1/7/2021	12/23/2026		24,799	24,697	24,303	0.05
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.10%		1/7/2021	12/23/2026		7,443	7,425	7,295	0.02
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.35%		1/7/2021	12/23/2026		1,909	1,905	1,871	0.00
Duro Dyne National Corp.	(4)(7)(10)	SOFR + 4.75%	8.91%		11/15/2024	11/15/2031		188,707	186,959	188,534	0.40
Duro Dyne National Corp.	(4)(5)(7)(10)	P + 3.75%	11.00%		11/15/2024	11/15/2031		920	618	920	0.00
Dwyer Instruments, LLC	(4)(10)	SOFR + 4.75%	8.75%		11/15/2024	7/30/2029		46,329	45,951	46,329	0.10
Dwyer Instruments, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		11/15/2024	7/30/2029		587	503	556	0.00
Electro Switch Business Trust, LLC	(4)(10)	SOFR + 4.75%	8.75%		9/2/2025	9/2/2032		169,865	168,445	168,166	0.36
Electro Switch Business Trust, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		9/2/2025	9/2/2032		1,171	1,100	937	0.00
Guardian Bidco, Inc.	(4)(5)(7)(8)	SOFR + 5.50%	9.52%		9/2/2025	8/30/2032		28,965	28,660	28,637	0.06
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.32%		3/2/2021	3/2/2028		19,713	19,647	19,258	0.04
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.81%		7/1/2024	7/1/2031		35,587	35,000	35,193	0.08
Phoenix 1 Buyer Corp.	(4)(7)(10)	SOFR + 4.75%	9.08%		11/20/2023	11/20/2030		42,490	42,119	42,490	0.09
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 4.50%	6.50%		7/1/2024	7/1/2030	EUR	2,102	2,305	2,468	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Electronic Equipment, Instruments & Components (continued)
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 4.50%	6.50%	7/1/2024	7/1/2031	EUR	63,797	67,673	74,901	0.16
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(7)(9)	SOFR + 4.50%	8.50%	7/1/2024	7/1/2031		286,407	281,842	285,886	0.61

								914,849	927,744	1.98
Energy Equipment & Services
ISQ Hawkeye Holdco, Inc.	(4)(5)(10)	SOFR + 4.68%	8.87%	8/20/2024	8/20/2031		8,744	8,603	8,744	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	SOFR + 4.68%	8.87%	8/20/2024	8/20/2030		568	547	568	0.00
LPW Group Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	10.23%	3/15/2024	3/15/2031		32,422	31,669	32,032	0.07

								40,819	41,344	0.09
Entertainment
OEG Borrower, LLC	(8)	SOFR + 3.50%	7.64%	4/22/2025	6/30/2031		8,129	8,020	8,190	0.02
Renaissance Holdings Corp.	(9)	SOFR + 4.00%	8.16%	12/6/2024	4/5/2030		2,492	2,492	2,166	0.00

								10,512	10,356	0.02
Financial Services
Atlas Securitized Products Funding 2, LP	(4)(5)(6)(7)(8)	SOFR + 1.50%	5.78%	3/28/2024	5/25/2063		146,690	142,983	145,700	0.31
Carr Riggs & Ingram Capital, LLC	(4)(9)	SOFR + 4.25%	8.25%	11/18/2024	11/18/2031		43,170	42,792	43,170	0.09
Carr Riggs & Ingram Capital, LLC	(4)(5)(7)(9)	SOFR + 4.25%	8.25%	11/18/2024	11/18/2031		4,768	4,579	4,716	0.01
Citrin Cooperman Advisors, LLC	(7)(8)	SOFR + 3.00%	7.00%	8/22/2025	4/1/2032		4,227	4,235	4,213	0.01
DM Intermediate Parent, LLC	(4)(7)(10)	SOFR + 4.75%	8.91%	9/30/2024	9/30/2030		104,050	102,189	103,237	0.22
Harp Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.47%	3/27/2025	3/27/2032	GBP	84,561	107,480	111,451	0.24
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.41%	6/17/2024	6/17/2031		64,576	64,312	64,590	0.14
More Cowbell II, LLC	(4)(10)	SOFR + 4.25%	8.02%	9/3/2025	9/1/2030		93,097	92,760	93,097	0.20
More Cowbell II, LLC	(4)(5)(7)(10)	SOFR + 4.25%	8.09%	9/3/2025	9/1/2029		643	498	616	0.00
PKF O’Connor Davies Advisory, LLC	(4)(7)(10)	SOFR + 4.50%	8.57%	11/15/2024	11/18/2031		84,360	83,406	84,156	0.18
RFS Opco, LLC	(4)(7)(9)	SOFR + 4.75%	8.75%	4/4/2024	4/4/2031		37,752	37,466	37,737	0.08
Solera, LLC	(9)(18)	SOFR + 4.00%	8.57%	6/4/2021	6/2/2028		32,244	32,099	31,145	0.07

								714,799	723,828	1.55
Food Products
Dreyers Grand Ice Cream, Inc.	(6)(8)	SOFR + 2.00%	6.20%	4/4/2025	9/30/2031		3,980	3,910	3,956	0.01
Froneri US, Inc.	(6)(8)	SOFR + 2.00%	6.20%	8/22/2025	8/2/2032		3,000	3,000	2,997	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Food Products (continued)
Snacking Investments US, LLC	(6)(11)	SOFR + 4.00%	8.31%		1/7/2021	12/18/2026		4,792	4,800	4,824	0.01

									11,710	11,777	0.03
Gas Utilities
CQP Holdco, LP	(9)	SOFR + 2.00%	6.00%		4/4/2025	12/31/2030		1,493	1,477	1,494	0.00
Ground Transportation
Channelside AcquisitionCo, Inc.	(4)(7)(10)	SOFR + 4.75%	8.91%		5/15/2024	5/15/2031		155,271	154,859	155,271	0.33
Health Care Equipment & Supplies
AEC Parent Holdings, Inc.	(9)(17)	SOFR + 5.75%	9.90%		6/13/2022	6/13/2029		24,619	23,004	18,887	0.04
Bamboo US BidCo, LLC	(4)(7)(11)	SOFR + 5.25%	9.56%		9/29/2023	9/30/2030		47,691	46,827	47,691	0.10
Bamboo US BidCo, LLC	(4)(11)	E + 5.25%	7.28%		9/29/2023	9/30/2030	EUR	75,312	78,595	88,420	0.19
Bamboo US BidCo, LLC	(4)(5)(11)	SOFR + 5.25%	9.56%		11/20/2024	9/30/2030		5,487	5,382	5,487	0.01
CSHC Buyerco, LLC	(4)(5)(11)	SOFR + 4.75%	9.01%		7/30/2025	9/8/2026		1,696	1,681	1,692	0.00
Ergotron Acquisition, LLC	(4)(10)	SOFR + 5.25%	9.42%		7/6/2022	7/6/2028		62,185	61,629	62,185	0.13
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.65%		9/13/2021	9/13/2027		190,080	188,838	185,328	0.40
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.97%		9/13/2021	9/13/2027		48,139	47,857	46,935	0.10
Natus Medical, Inc.	(4)(9)	SOFR + 5.25%	9.40%		7/21/2022	7/20/2029		42,332	40,714	42,279	0.09
Natus Medical, Inc.	(5)(7)(9)	SOFR + 4.25%	8.51%		7/21/2022	7/21/2027		1,150	1,099	1,091	0.00
WS Audiology A/S	(6)(8)	SOFR + 3.50%	7.81%		6/27/2025	2/28/2029		11,782	11,782	11,752	0.03
Zeus, LLC	(4)(10)	SOFR + 6.00%	10.00 (incl. 3.00 PIK	% % )	2/28/2024	2/28/2031		48,860	48,298	46,417	0.10
Zeus, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.50%		2/28/2024	2/28/2031		4,552	4,397	4,061	0.01

									560,103	562,225	1.20
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(10)	CA + 5.00%	7.55%		8/10/2022	8/10/2029	CAD	258,891	199,474	186,025	0.40
123Dentist, Inc.	(4)(5)(6)(7)(10)	CA + 5.00%	7.55%		8/9/2024	8/10/2029	CAD	28,575	18,886	20,533	0.04
ACI Group Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.76%		8/2/2021	8/2/2027		11,170	11,039	9,344	0.02
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	10.26 (incl. 3.25 PIK	% % )	7/7/2023	8/2/2028		137,046	135,441	125,397	0.27
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.48%		5/7/2021	5/7/2027		10,327	10,272	10,327	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.52%		5/7/2021	5/7/2027		8,493	8,453	8,493	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Health Care Providers & Services (continued)
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.37%		5/7/2021	5/7/2026		557	548	557	0.00
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.48%		4/14/2022	5/7/2027		248	247	248	0.00
Amerivet Partners Management, Inc.	(4)(7)(10)	SOFR + 5.50%	9.62%		2/25/2022	2/25/2028		20,839	20,512	19,953	0.04
Biotouch Global Solutions, Inc.	(4)(7)(11)	SOFR + 5.50%	9.70%		8/27/2025	8/27/2032		129,814	127,523	127,513	0.27
Canadian Hospital Specialties, Ltd.	(4)(6)(11)	CA + 4.50%	7.37%		4/15/2021	4/14/2028	CAD	14,556	11,566	10,355	0.02
Canadian Hospital Specialties, Ltd.	(4)(6)(7)(10)	CA + 4.50%	7.37%		4/15/2021	4/15/2027	CAD	3,330	2,318	2,354	0.01
Caramel Bidco, Limited	(4)(6)(8)	S + 6.00%	10.21%		2/11/2022	2/24/2029	GBP	60,000	79,068	66,573	0.14
Caramel Bidco, Limited	(4)(5)(6)(8)	S + 6.00%	10.21%		2/24/2022	2/24/2029	GBP	2,265	3,024	2,513	0.01
Caramel Bidco, Limited	(4)(6)(8)	E + 6.00%	8.04%		2/24/2022	2/24/2029	EUR	14,000	15,598	13,560	0.03
Caramel Bidco, Limited	(4)(6)(8)	SOFR + 6.00%	10.26%		2/24/2022	2/24/2029		6,125	6,323	5,114	0.01
CCBlue Bidco, Inc.	(4)(5)(10)	SOFR + 6.50%	10.61 (incl. 4.00 PIK	% % )	12/21/2021	12/21/2028		589,604	585,256	492,320	1.05
CNT Holdings I Corp.	(10)	SOFR + 2.25%	6.56%		4/3/2025	11/8/2032		5,473	5,407	5,475	0.01
Commander Buyer, Inc.	(4)(7)(10)	SOFR + 4.75%	8.75%		6/26/2025	6/26/2032		161,838	159,645	159,704	0.34
Compsych Investments Corp.	(4)(7)(10)	SOFR + 4.75%	9.08%		7/22/2024	7/22/2031		70,138	69,805	70,088	0.15
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.76%		2/1/2022	2/1/2029		159,181	157,664	159,181	0.34
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.50%	9.82%		8/1/2022	2/1/2029		21,304	20,949	21,304	0.05
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	10.41%		3/12/2021	4/3/2028		24,942	24,863	22,448	0.05
DCA Investment Holdings, LLC	(4)(5)(10)	SOFR + 6.50%	10.50%		12/28/2022	4/3/2028		9,820	9,680	8,838	0.02
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.41%		1/7/2021	10/4/2026		28,284	28,284	28,284	0.06
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	6.91%		11/1/2021	11/1/2028		995	998	998	0.00
Heartland Dental, LLC	(8)	SOFR + 3.75%	7.91%		8/7/2025	8/25/2032		5,910	5,915	5,907	0.01
Imagine 360, LLC	(4)(7)(10)	SOFR + 4.75%	8.75%		9/18/2024	9/30/2028		96,543	95,709	96,389	0.21
Inception Fertility Ventures, LLC	(4)(7)(10)	SOFR + 5.50%	9.81%		4/29/2024	4/29/2030		275,562	275,152	270,843	0.58
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.11%		5/26/2021	10/15/2026		223,779	222,862	216,507	0.46
Kwol Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		12/8/2023	12/6/2029		6,504	6,352	6,485	0.01
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.66%		2/13/2024	2/13/2031		37,270	36,982	37,270	0.08
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.78%		2/13/2024	2/13/2031		6,079	5,996	6,079	0.01
MB2 Dental Solutions, LLC	(4)(5)(10)	SOFR + 5.50%	9.82%		2/13/2024	2/13/2031		5,512	5,477	5,512	0.01
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.76 (incl. 4.00 PIK	% % )	7/16/2021	7/16/2030		535,090	533,513	473,318	1.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Health Care Providers & Services (continued)
Onex TSG Intermediate Corp.	(6)(8)	SOFR + 3.75%	8.00%		7/24/2025	8/6/2032		10,954	10,900	11,026	0.02
ONS MSO, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.06%		12/13/2023	7/8/2028		68,760	68,681	67,687	0.14
ONS MSO, LLC	(4)(5)(7)(11)	P + 5.25%	12.50%		12/13/2023	7/8/2028		2,000	1,969	1,930	0.00
ONS MSO, LLC	(4)(11)	SOFR + 5.75%	10.06%		4/26/2024	7/8/2028		9,875	9,841	9,727	0.02
Pacific Dental Services, Inc.	(8)	SOFR + 2.50%	6.64%		4/3/2025	3/15/2031		4,926	4,885	4,928	0.01
Plasma Buyer, LLC	(4)(10)	SOFR + 5.75%	9.75%		5/12/2022	5/12/2029		92,567	91,553	77,525	0.17
Plasma Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.75%	9.74%		5/12/2022	5/12/2028		14,402	14,276	12,051	0.03
PPV Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	9.95%		8/31/2022	8/31/2029		125,340	124,001	125,340	0.27
PPV Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.45%		9/6/2023	8/31/2029		12,653	12,384	12,653	0.03
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.76%		12/11/2024	3/9/2028		11,980	11,980	11,980	0.03
Raven Acquisition Holdings, LLC	(6)(7)(8)	SOFR + 3.00%	7.16%		4/10/2025	11/19/2031		2,793	2,724	2,795	0.01
Smile Doctors, LLC	(4)(10)	SOFR + 5.90%	10.13%		6/9/2023	12/23/2028		514,164	509,245	498,739	1.07
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	10.13%		6/9/2023	12/23/2028		122,845	120,107	117,341	0.25
Snoopy Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.43 (incl. 5.50 PIK	% % )	6/1/2021	6/1/2028		717,356	712,883	686,868	1.47
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.82%		7/22/2025	12/4/2031		10,185	10,230	10,177	0.02
SpecialtyCare, Inc.	(4)(7)(11)	SOFR + 5.00%	9.26%		8/26/2025	12/18/2029		69,680	68,855	68,971	0.15
SpecialtyCare, Inc.	(4)(5)(7)(8)	SOFR + 3.75%	8.12%		8/26/2025	12/18/2029		475	447	475	0.00
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 5.00%	9.00%		12/30/2021	1/2/2029		177,267	175,968	177,267	0.38
Stepping Stones Healthcare Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.00%		4/25/2024	1/2/2029		13,419	12,976	13,419	0.03
The Fertility Partners, Inc.	(4)(6)(10)	CA + 5.75%	8.59%		3/16/2022	3/16/2028	CAD	134,830	105,047	91,069	0.19
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	10.03%		3/16/2022	3/16/2028		45,321	44,881	42,601	0.09
The Fertility Partners, Inc.	(4)(5)(6)(7)(10)	CA + 5.75%	8.60%		3/16/2022	9/16/2027	CAD	965	191	277	0.00
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	10.07%		7/15/2022	7/15/2028		9,427	9,339	9,144	0.02
UMP Holdings, LLC	(4)(5)(10)	SOFR + 5.75%	10.07%		7/15/2022	7/15/2028		12,932	12,886	12,544	0.03
Unified Women’s Healthcare, LP	(4)(7)(9)	SOFR + 5.00%	9.00%		6/16/2022	6/18/2029		871,691	871,533	871,691	1.87
Unified Women’s Healthcare, LP	(4)(5)(9)	SOFR + 5.00%	9.16%		3/22/2024	6/18/2029		4,953	4,927	4,953	0.01
Unified Women’s Healthcare, LP	(4)(5)(7)(9)	SOFR + 5.00%	9.40%		3/22/2024	6/18/2029		3,246	3,222	3,246	0.01
Unified Women’s Healthcare, LP	(4)(5)(9)	SOFR + 5.00%	9.00%		9/22/2025	6/18/2029		10,263	10,186	10,263	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Health Care Providers & Services (continued)
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.55%		11/18/2021	11/20/2028		153,992	153,061	153,992	0.33
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.65%		11/18/2021	11/20/2028		64,821	64,467	64,821	0.14
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.55%		8/16/2023	11/20/2028		6,191	6,127	6,191	0.01
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 5.25%	9.52%		12/5/2022	11/20/2028		107	107	107	0.00
US Oral Surgery Management Holdco, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.53%		8/16/2023	11/20/2028		13,431	13,056	13,431	0.03
Veonet Lense, GmbH	(6)(8)	S + 4.75%	8.72%		2/26/2025	3/14/2029	GBP	253,448	319,028	310,824	0.67
WHCG Purchaser III, Inc.	(4)(5)(7)(10)	SOFR + 6.50%	10.50 (incl. 5.25 PIK	% % )	8/2/2024	6/30/2029		47,848	47,848	47,848	0.10
WHCG Purchaser III, Inc.	(4)(5)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030		40,084	14,654	15,232	0.03

									6,545,266	6,264,942	13.40
Health Care Technology
Accuity Delivery Systems, LLC	(4)(7)(9)	SOFR + 5.25%	9.45%		5/29/2025	5/29/2031		167,779	166,706	166,769	0.36
athenahealth, Inc.	(9)	SOFR + 2.75%	6.91%		2/15/2022	2/15/2029		36,008	35,817	35,982	0.08
Brilliance Technologies, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.66%		3/11/2025	3/11/2032		88,253	87,344	87,832	0.19
Brilliance Technologies, Inc.	(4)(5)(9)	SOFR + 4.50%	8.66%		3/11/2025	3/11/2032		141,205	140,554	140,852	0.30
Brilliance Technologies, Inc.	(4)(5)(9)	SOFR + 4.50%	8.66%		5/16/2025	3/11/2032		193,997	193,081	193,512	0.41
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.00%		5/25/2022	5/25/2029		438,950	434,375	438,950	0.94
Caerus US 1, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.17%		5/25/2022	5/25/2029		31,760	31,228	31,760	0.07
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.00%		10/28/2022	5/25/2029		35,843	35,637	35,843	0.08
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.00%		10/28/2022	5/25/2029		244,919	243,984	244,919	0.52
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.00%		3/27/2024	5/25/2029		69,294	69,294	69,294	0.15
Color Intermediate, LLC	(4)(10)	SOFR + 4.75%	8.85%		7/2/2024	10/1/2029		362,405	357,249	362,405	0.78
Continental Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.66%		2/14/2025	4/2/2031		41,532	40,937	41,498	0.09
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.03%		5/1/2024	5/1/2031		40,243	40,082	39,606	0.08
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	10.54%		3/1/2021	3/1/2028		71,173	70,437	71,173	0.15
Cronos Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	10.38%		3/1/2021	3/1/2028		14,758	14,670	14,758	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Health Care Technology (continued)
CT Technologies Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.16%		8/30/2024	8/30/2031	162,144	160,483	161,800	0.35
CT Technologies Intermediate Holdings, Inc.	(4)(5)(10)	SOFR + 4.75%	8.91%		8/5/2025	8/30/2031	160,724	159,158	160,724	0.34
CT Technologies Intermediate Holdings, Inc.	(4)(5)(10)	SOFR + 4.75%	8.91%		7/10/2025	8/30/2031	69,024	68,359	69,024	0.15
CT Technologies Intermediate Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		7/10/2025	8/30/2031	30,395	30,054	30,395	0.07
eResearchTechnology, Inc.	(4)(10)	SOFR + 4.75%	8.91%		1/15/2025	1/19/2032	825,410	817,985	825,410	1.77
eResearchTechnology, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		1/15/2025	1/19/2032	160,350	157,587	159,565	0.34
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 5.75%	10.01%		10/29/2021	10/29/2028	102,024	101,163	102,024	0.22
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 6.25%	10.42 (incl. 3.00 PIK	% % )	11/8/2023	11/8/2029	187,979	186,764	179,520	0.38
Imprivata, Inc.	(8)	SOFR + 3.00%	7.00%		6/20/2025	12/1/2027	1,992	1,992	2,003	0.00
Kona Buyer, LLC	(4)(7)(10)	SOFR + 4.50%	8.82%		7/23/2024	7/23/2031	214,019	211,822	211,799	0.45
Kona Buyer, LLC	(4)(5)(10)	SOFR + 4.50%	8.82%		7/23/2024	7/23/2031	16,092	16,320	16,012	0.03
Magic Bidco, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.74%		7/1/2024	7/1/2030	7,469	7,305	7,469	0.02
Magic Bidco, Inc.	(4)(10)	SOFR + 5.75%	9.75%		7/1/2024	7/1/2030	57,531	56,527	57,531	0.12
Magic Bidco, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.75%		7/1/2024	7/1/2030	1,743	1,652	1,743	0.00
MEDX AMCP Holdings, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		7/21/2025	7/21/2032	22,327	22,027	22,040	0.05
Modernizing Medicine, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.75 (incl. 2.25 PIK	% % )	4/30/2025	4/30/2032	45,403	44,942	45,134	0.10
Neptune Holdings, Inc.	(4)(7)(10)	SOFR + 4.50%	8.50%		12/12/2024	8/31/2030	14,738	14,446	14,688	0.03
Netsmart Technologies, Inc.	(4)(7)(10)	SOFR + 4.95%	9.11 (incl. 2.45 PIK	% % )	8/23/2024	8/23/2031	189,661	187,762	189,530	0.41
Octane Purchaser, Inc.	(4)(7)(9)	SOFR + 4.25%	8.41%		5/19/2025	5/19/2032	167,453	166,493	166,858	0.36
Project Ruby Ultimate Parent Corp.	(4)(8)	SOFR + 2.75%	7.03%		7/18/2025	3/10/2028	9,065	9,065	9,080	0.02
Rocky MRA Acquisition Corp.	(4)(9)	SOFR + 5.00%	9.29%		4/1/2022	4/2/2029	166,111	164,856	166,111	0.36
Vizient, Inc.	(9)	SOFR + 1.75%	5.91%		8/1/2024	8/1/2031	4,520	4,549	4,538	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	6.16%		8/6/2025	10/22/2029	6,446	6,446	6,458	0.01

								4,559,152	4,584,609	9.82
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.66%		7/23/2025	8/17/2028	7,313	7,313	7,334	0.02
Bally’s Corp.	(6)(9)	SOFR + 3.25%	7.84%		10/1/2021	10/2/2028	9,585	9,541	9,333	0.02
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	6.41%		2/6/2023	2/6/2030	5,913	5,927	5,911	0.01
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	6.41%		6/16/2025	2/6/2031	2,709	2,713	2,706	0.01
Cedar Fair, LP	(6)(8)	SOFR + 2.00%	6.16%		6/18/2025	5/1/2031	1,194	1,191	1,188	0.00
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	10.28%		4/1/2022	4/2/2029	30,884	30,572	26,406	0.06
DK Crown Holdings, Inc.	(6)(8)	SOFR + 1.75%	6.00%		6/16/2025	3/4/2032	1,405	1,404	1,405	0.00
FanDuel Group Financing, LLC	(6)(9)	SOFR + 1.75%	5.75%		4/3/2025	11/30/2030	5,251	5,176	5,243	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Hotels, Restaurants & Leisure (continued)
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	7.41%	1/27/2022	1/27/2029		22,462	22,165	22,455	0.05
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.91%	4/3/2025	1/28/2032		2,985	2,895	2,993	0.01
IRB Holding Corp.	(10)	SOFR + 2.50%	6.66%	12/11/2024	12/15/2027		24,801	24,769	24,834	0.05
Life Time, Inc.	(8)	SOFR + 2.00%	6.25%	8/14/2025	11/5/2031		2,342	2,350	2,343	0.01
Light & Wonder International, Inc.	(6)(9)	SOFR + 2.25%	6.39%	6/16/2025	4/14/2029		643	646	645	0.00
Mic Glen, LLC	(9)	SOFR + 3.25%	7.41%	7/29/2025	7/21/2028		12,630	12,630	12,716	0.03
New Red Finance, Inc.	(6)(8)	SOFR + 1.75%	5.91%	6/16/2024	9/12/2030		13,558	13,410	13,530	0.03
Penn Entertainment, Inc.	(6)(9)	SOFR + 2.50%	6.66%	6/16/2025	5/3/2029		2,266	2,269	2,267	0.00
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	7.29%	6/11/2024	4/4/2029		19,580	19,611	19,442	0.04
Tacala Investment Corp.	(10)	SOFR + 3.00%	7.16%	9/16/2025	1/31/2031		2,955	2,964	2,972	0.01
Voyager Parent, LLC	(6)(8)	SOFR + 4.75%	8.75%	7/18/2025	7/1/2032		107,800	103,628	108,151	0.23
Whatabrands, LLC	(9)	SOFR + 2.50%	6.66%	12/11/2024	8/3/2028		12,214	12,166	12,238	0.03

								283,340	284,112	0.62
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	7.28%	12/5/2024	7/31/2028		36,707	36,630	36,821	0.08
Madison Safety & Flow, LLC	(4)(8)	SOFR + 2.75%	6.91%	9/25/2025	9/26/2031		5,787	5,787	5,787	0.01

								42,417	42,608	0.09
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.91%	6/16/2025	2/15/2032		2,025	2,026	2,025	0.00
Calpine, Corp.	(8)	SOFR + 1.75%	5.91%	6/16/2025	1/31/2031		1,099	1,100	1,099	0.00

								3,126	3,124	0.00
Industrial Conglomerates
Bettcher Industries, Inc.	(4)(9)	SOFR + 4.00%	8.00%	12/14/2021	12/14/2028		6,883	6,851	6,917	0.01
CEP V Investment 11 S.à r.l.	(4)(6)(7)(10)	SA + 6.52%	7.20%	5/6/2022	2/11/2028	CHF	47,449	48,056	57,619	0.12
CEP V Investment 11 S.à r.l.	(4)(6)(10)	E + 6.45%	8.51%	3/31/2023	2/23/2028	EUR	66,051	64,100	75,249	0.16
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	7.76%	8/12/2021	5/19/2028		11,663	11,642	11,743	0.03
Excelitas Technologies Corp.	(4)(8)	E + 5.25%	7.15%	8/12/2022	8/13/2029	EUR	24,627	25,012	28,913	0.06
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.25%	9.41%	8/12/2022	8/13/2029		33,241	32,766	33,241	0.07

								188,427	213,682	0.45
Insurance
Alera Group, Inc.	(9)	SOFR + 3.25%	7.41%	5/30/2025	5/30/2032		37,923	37,743	38,107	0.08
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.67%	7/31/2025	9/19/2031		6,114	6,062	6,103	0.01
Amerilife Holdings, LLC	(4)(10)	SOFR + 5.00%	9.17%	6/17/2024	8/31/2029		574,124	568,197	574,124	1.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Insurance (continued)
Amerilife Holdings, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.17%	6/17/2024	8/31/2029		116,583	115,610	116,480	0.25
AmWINS Group, Inc.	(10)	SOFR + 2.25%	6.25%	4/3/2025	1/30/2032		2,987	2,958	2,989	0.01
Baldwin Insurance Group Holdings, LLC	(6)(8)	SOFR + 2.50%	6.64%	9/12/2025	5/26/2031		11,840	11,833	11,865	0.03
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.91%	6/14/2024	6/14/2031		19,762	19,686	19,803	0.04
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.75%	10/29/2021	10/29/2030		27,703	27,461	27,703	0.06
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 4.75%	8.75%	11/17/2023	10/29/2030		26,748	26,377	26,748	0.06
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.75%	4/14/2022	10/29/2030		38,397	38,094	38,397	0.08
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 4.75%	8.75%	10/21/2024	10/29/2030		19,181	18,854	18,936	0.04
Foundation Risk Partners Corp.	(5)(10)	SOFR + 5.00%	9.13%	9/24/2025	10/29/2030		6,815	6,815	6,815	0.01
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 5.00%	9.24%	9/24/2025	10/29/2030		3,185	3,185	3,185	0.01
Galway Borrower, LLC	(4)(10)	SOFR + 4.50%	8.50%	9/30/2021	9/29/2028		239,731	238,154	239,731	0.51
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	9/30/2021	9/29/2028		586	579	586	0.00
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	4/28/2023	9/29/2028		4,296	4,123	4,296	0.01
Gimlet Bidco, GmbH	(4)(6)(8)	E + 5.75%	7.78%	4/15/2024	4/23/2031	EUR	110,003	114,871	129,149	0.28
Gimlet Bidco, GmbH	(4)(6)(7)(8)	E + 5.75%	7.78%	4/15/2024	4/23/2031	EUR	39,129	40,623	45,940	0.10
Higginbotham Insurance Agency, Inc.	(4)(6)(11)	SOFR + 4.50%	8.67%	7/3/2024	11/25/2028		89,517	89,453	89,517	0.19
High Street Buyer, Inc.	(4)(10)	SOFR + 5.25%	9.25%	4/16/2021	4/14/2028		19,040	18,950	19,040	0.04
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.25%	4/16/2021	4/14/2028		81,672	80,981	81,589	0.17
High Street Buyer, Inc.	(4)(5)(10)	SOFR + 4.50%	8.50%	1/2/2025	4/14/2028		43,988	43,443	43,658	0.09
High Street Buyer, Inc.	(4)(10)	SOFR + 5.25%	9.25%	4/16/2021	4/14/2028		76,470	75,902	76,470	0.16
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	7/18/2025	4/14/2028		6,169	5,934	5,707	0.01
HUB International, Ltd.	(8)	SOFR + 2.25%	6.58%	4/4/2025	6/20/2030		851	835	853	0.00
Hyperion Refinance S.à r.l.	(6)(9)	SOFR + 2.75%	6.91%	8/4/2025	2/15/2031		18,849	18,630	18,871	0.04
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 5.00%	9.20%	8/27/2024	8/25/2028		266,046	264,560	264,677	0.57
Koala Investment Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.50%	8/29/2025	8/29/2032		88,402	87,357	87,357	0.19
MRH Trowe Beteiligungsgesellschaft mbH	(4)(6)(7)(8)	E + 5.00%	7.11%	5/15/2025	5/15/2032	EUR	365	404	422	0.00
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	7.16%	1/28/2025	7/2/2031		9,875	9,875	9,888	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.25%	9.47%	4/17/2024	5/7/2031	GBP	14,988	18,586	19,935	0.04
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.25%	7.28%	4/17/2024	5/7/2031	EUR	7,947	8,453	9,237	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.25%	7.28%	4/17/2024	5/7/2031	EUR	7,010	7,232	8,147	0.02
Paisley Bidco, Ltd.	(4)(5)(6)(8)	E + 5.25%	7.28%	7/31/2025	5/7/2031	EUR	3,776	4,313	4,389	0.01
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	9.15%	10/14/2021	10/16/2028		23,788	23,641	23,788	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Insurance (continued)
Patriot Growth Insurance Services, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.00%		11/17/2023	10/16/2028		23,789	23,558	23,347	0.05
Riser Merger Sub, Inc.	(4)(5)(10)	SOFR + 4.75%	8.75%		4/15/2025	10/31/2029		30,660	30,660	30,660	0.07
Riser Merger Sub, Inc.	(4)(5)(10)	S + 4.75%	8.72%		4/15/2025	10/31/2029	GBP	51,543	66,099	69,321	0.15
Riser Merger Sub, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.75%		4/15/2025	10/31/2029		4,987	4,542	4,835	0.01
SelectQuote, Inc.	(4)(6)(20)	SOFR + 6.50%	10.76%		10/15/2024	9/30/2027		122,944	122,930	118,026	0.25
SG Acquisition, Inc.	(4)(7)(10)	SOFR + 4.75%	9.05%		4/3/2024	4/3/2030		206,109	204,680	206,109	0.44
Shelf Bidco, Ltd.	(4)(6)(10)(18)	SOFR + 5.18%	9.50%		10/17/2024	10/17/2031		936,002	931,944	936,002	2.00
Simplicity Financial Marketing Group Holdings, Inc.	(4)(6)(7)(10)	SOFR + 5.00%	9.00%		12/31/2024	12/31/2031		48,663	48,142	48,603	0.10
Sparta UK Bidco, Ltd.	(4)(5)(6)(8)	S + 5.75%	9.72%		9/25/2024	9/25/2031	GBP	44,570	58,788	59,942	0.13
Sparta UK Bidco, Ltd.	(4)(5)(6)(8)	E + 5.75%	7.85%		9/25/2024	9/25/2031	EUR	1,177	1,318	1,382	0.00
SQ ABS Issuer, LLC	(4)(6)(8)	7.80%	7.80%		10/11/2024	10/20/2039		18,739	18,620	18,786	0.04
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.25%	7.55 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	EUR	4,607	5,731	5,409	0.01
Tennessee Bidco, Limited	(4)(6)(8)	S + 5.25%	9.47 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	GBP	152,279	204,361	204,799	0.44
Tennessee Bidco, Limited	(4)(5)(6)(7)(8)	S + 5.25%	9.47 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	GBP	13,823	18,059	17,952	0.04
Tennessee Bidco, Limited	(4)(6)(8)	SOFR + 5.25%	9.65 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031		556,048	544,183	556,048	1.19
Tennessee Bidco, Limited	(4)(5)(6)(8)	SOFR + 5.25%	9.71 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031		28,062	27,827	28,062	0.06
Tennessee Bidco, Limited	(4)(5)(6)(8)	E + 5.25%	7.62 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	EUR	8,873	9,302	10,418	0.02
THG Acquisition, LLC	(4)(10)	SOFR + 4.75%	8.91%		10/31/2024	10/31/2031		66,645	66,066	66,645	0.14
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		10/31/2024	10/31/2031		555	490	555	0.00
THG Acquisition, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.91%		10/31/2024	10/31/2031		2,422	2,347	2,422	0.01
TIH Insurance Holdings, LLC	(7)(8)	SOFR + 2.75%	6.75%		12/6/2024	5/6/2031		19,652	19,312	19,551	0.04
USI, Inc.	(8)	SOFR + 2.25%	6.25%		12/23/2024	11/22/2029		6,812	6,812	6,811	0.01
USI, Inc.	(8)	SOFR + 2.25%	6.25%		12/23/2024	9/29/2030		7,435	7,345	7,434	0.02
World Insurance Associates, LLC	(4)(7)(11)	SOFR + 5.00%	9.00%		2/14/2025	4/3/2030		90,759	89,511	90,458	0.19

									4,552,401	4,608,079	9.84
Interactive Media & Services
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.35%		8/28/2024	10/30/2027		12,403	12,281	12,093	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Interactive Media & Services (continued)
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.35%		8/28/2024	10/30/2027		7,262	7,191	7,080	0.02
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.68%		8/28/2024	10/30/2027		3,090	3,060	3,013	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.35%		8/28/2024	10/30/2027		4,464	4,293	3,708	0.01
North Haven Ushc Acquisition, Inc.	(4)(5)(11)	SOFR + 5.25%	9.35%		8/28/2024	10/30/2027		3,594	3,559	3,504	0.01
North Haven Ushc Acquisition, Inc.	(4)(11)	SOFR + 5.25%	9.41%		8/28/2024	10/30/2027		22,126	21,909	21,573	0.05
North Haven Ushc Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 5.25%	9.41%		8/28/2024	10/30/2027		15,035	14,867	14,608	0.03
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	7.07%		7/16/2024	7/16/2031		35,155	35,067	35,097	0.08
Speedster Bidco, GmbH	(6)(9)	SOFR + 3.25%	7.24%		10/17/2024	12/10/2031		20,219	19,800	20,295	0.04
Speedster Bidco, GmbH	(6)(7)(8)	E + 3.50%	5.62%		10/17/2024	12/10/2031	EUR	33,908	35,830	40,088	0.09
Titan Acquisitionco New Zealand, Ltd.	(4)(6)(9)	B + 4.00%	6.80%		5/29/2025	4/17/2031	NZD	129,563	76,735	74,363	0.16
WH Borrower, LLC	(9)	SOFR + 4.75%	8.95%		2/20/2025	2/20/2032		39,900	39,718	39,993	0.09

									274,310	275,415	0.62
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.75%	6.75%		8/2/2024	2/1/2031		2,499	2,497	2,505	0.01
AI Altius Luxembourg S.à r.l.	(4)(5)(8)	9.75%	9.75 PIK	%	12/21/2021	12/21/2029		29,758	29,468	29,758	0.06
AI Altius US Bidco, Inc.	(4)(7)(10)	SOFR + 4.75%	8.99%		5/21/2024	12/21/2028		245,269	243,320	245,269	0.52
Allium Buyer, LLC	(4)(7)(11)	SOFR + 5.00%	9.31%		5/2/2023	5/2/2030		1,568	1,533	1,561	0.00
Cassipoee, SASU	(4)(5)(6)(8)	E + 4.50%	6.50%		2/26/2025	2/26/2032	EUR	160	165	184	0.00
Denali TopCo, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		8/26/2025	8/26/2032		92,136	91,196	90,949	0.19
Fern Bidco, Ltd.	(4)(5)(6)(8)	S + 5.25%	9.22%		7/1/2024	7/3/2031	GBP	40,356	50,192	53,325	0.11
Fern Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.25%	9.22%		7/1/2024	7/3/2031	GBP	4,414	5,472	5,461	0.01
Infostretch Corporation	(4)(10)	SOFR + 5.75%	9.90%		4/1/2022	4/1/2028		177,053	175,578	158,462	0.34
Inovalon Holdings, Inc.	(4)(10)	SOFR + 5.50%	9.76 (incl. 2.75 PIK	% % )	4/11/2025	11/24/2028		1,108,328	1,096,920	1,108,328	2.37
KEN Bidco, Ltd.	(4)(5)(6)(10)	S + 6.00%	10.09 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028	GBP	14,272	17,585	16,939	0.04
Monterey Financing, S.à r.l.	(4)(6)(8)	CI + 6.00%	7.89%		9/28/2022	9/28/2029	DKK	560,750	72,866	85,990	0.18
Monterey Financing, S.à r.l.	(4)(6)(9)	N + 6.00%	10.05%		9/28/2022	9/28/2029	NOK	599,094	55,006	58,531	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
IT Services (continued)
Monterey Financing, S.à r.l.	(4)(6)(8)	ST + 6.00%	7.93%		9/28/2022	9/28/2029	SEK	243,186	21,429	25,185	0.05
Monterey Financing, S.à r.l.	(4)(6)(8)	E + 6.00%	7.83%		9/28/2022	9/28/2029	EUR	110,819	106,933	126,854	0.27
Nephele III, BV	(4)(5)(6)(7)(8)	E + 5.00%	7.00%		3/31/2025	1/14/2032	EUR	267	285	309	0.00
Newfold Digital Holdings Group, Inc.	(4)(10)(17)	SOFR + 3.50%	7.84%		2/10/2021	2/10/2028		43,798	43,636	31,754	0.07
Park Place Technologies, LLC	(4)(10)	SOFR + 5.25%	9.56%		3/25/2024	3/25/2031		541,322	537,566	541,322	1.16
Park Place Technologies, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.25%		3/25/2024	3/25/2030		22,255	21,775	22,255	0.05
Park Place Technologies, LLC	(4)(5)(10)	SOFR + 5.25%	9.48%		3/25/2024	3/25/2031		44,304	44,040	44,304	0.09
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	10.05%		10/25/2021	10/25/2027		95,717	95,057	95,717	0.20
Red River Technology, LLC	(4)(11)	SOFR + 6.00%	10.46%		5/26/2021	5/26/2027		145,152	144,454	127,734	0.27
Redwood Services Group, LLC	(4)(10)	SOFR + 5.25%	9.26%		1/3/2025	6/15/2029		148,454	146,984	148,454	0.32
Redwood Services Group, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.26%		2/5/2024	6/15/2029		15,860	15,715	15,711	0.03
Smartronix, LLC	(8)	SOFR + 4.50%	8.66%		2/7/2025	2/6/2032		340,571	332,465	342,699	0.73
Smartronix, LLC	(5)(7)(8)	SOFR + 3.50%	7.54%		2/7/2025	2/7/2030		4,789	4,521	4,759	0.02
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.03 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028	EUR	17,547	20,004	18,181	0.04
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	8.53 (incl. 2.50 PIK	% % )	10/14/2021	8/3/2028	EUR	6,584	7,525	6,822	0.01
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.10 (incl. 2.50 PIK	% % )	10/14/2021	10/16/2028		6,754	7,002	5,960	0.01
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.41 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028		13,582	13,419	11,986	0.03
Turing Holdco, Inc.	(4)(5)(6)(10)	S + 6.00%	10.09 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028	GBP	23,993	29,563	28,476	0.06
Turing Holdco, Inc.	(4)(6)(10)	SOFR + 6.00%	10.30 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028		31,934	31,307	28,182	0.06
Virtusa Corp.	(10)	SOFR + 3.25%	7.41%		6/21/2024	2/15/2029		14,751	14,765	14,603	0.03

									3,480,243	3,498,529	7.46
Life Sciences Tools & Services
Bidco Jupiter, Ltd.	(4)(6)(9)	E + 6.25%	8.25%		8/5/2022	8/27/2029	EUR	5,922	5,859	5,771	0.02
Bidco Jupiter, Ltd.	(4)(6)(10)	SOFR + 6.25%	10.25%		8/5/2022	8/27/2029		88,177	86,702	74,730	0.16
Cambrex Corp.	(4)(7)(10)	SOFR + 4.50%	8.66%		3/5/2025	3/5/2032		114,962	113,690	113,576	0.24
Creek Parent, Inc.	(4)(7)(10)	SOFR + 5.00%	9.14%		12/17/2024	12/18/2031		132,684	130,325	131,353	0.28

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Life Sciences Tools & Services (continued)
Falcon Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.25%	11/6/2024	11/6/2031		163,517	161,776	162,096	0.35
Parexel International, Inc.	(9)	SOFR + 2.50%	6.66%	1/27/2025	11/15/2028		7,358	7,372	7,372	0.02
PAS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.66%	8/18/2025	8/18/2032		27,411	26,750	26,738	0.06

								532,474	521,636	1.13
Machinery
Bidco 76 S.p.A.	(4)(6)(7)(8)	E + 5.00%	7.03%	12/11/2024	12/10/2031	EUR	115,204	118,899	135,019	0.29
Chart Industries, Inc.	(6)(9)	SOFR + 2.50%	6.79%	7/2/2024	3/16/2030		5,048	5,048	5,083	0.01
Cielo Bidco, Ltd.	(4)(5)(6)(8)	S + 4.75%	8.72%	6/30/2025	3/31/2032	GBP	241	327	324	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	E + 4.75%	6.65%	6/30/2025	3/31/2032	EUR	86	100	101	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(8)	SOFR + 4.75%	8.89%	6/30/2025	3/31/2032		1,238	1,227	1,238	0.00
Cielo Bidco, Ltd.	(4)(5)(6)(7)(8)	SOFR + 4.75%	8.91%	6/30/2025	3/31/2032		595	582	588	0.00
Crosby US Acquisition Corp.	(9)	SOFR + 3.50%	7.66%	9/16/2024	8/16/2029		309	313	311	0.00
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.65%	9/11/2025	6/15/2030		1,052	1,052	1,054	0.00
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	10.46%	7/21/2021	7/21/2027		5,897	5,858	5,786	0.01
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	10.96%	12/20/2022	7/21/2027		229	227	225	0.00
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.71%	8/30/2022	7/21/2027		228	226	224	0.00
Pro Mach Group, Inc.	(11)	SOFR + 2.75%	6.91%	3/4/2025	8/31/2028		6,860	6,860	6,881	0.01
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.91%	8/1/2025	4/5/2029		8,651	8,651	8,701	0.02
TK Elevator U.S. Newco, Inc.	(6)(9)	SOFR + 3.00%	7.20%	3/14/2024	4/30/2030		17,364	17,364	17,427	0.04
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.03%	11/19/2021	11/19/2028		25,941	25,833	26,060	0.06

								192,567	209,022	0.44
Marine
Armada Parent, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.41%	10/29/2021	10/29/2030		4,500	4,314	4,444	0.01
Armada Parent, Inc.	(4)(10)	SOFR + 5.25%	9.45%	6/9/2025	10/29/2030		227,513	225,836	227,513	0.49
Kattegat Project Bidco, AB	(4)(5)(6)(7)(8)	E + 5.50%	7.50%	3/20/2024	4/7/2031	EUR	51,768	54,934	60,613	0.13
Kattegat Project Bidco, AB	(4)(5)(6)(8)	SOFR + 5.50%	9.50%	3/20/2024	4/7/2031		4,522	4,433	4,522	0.01

								289,517	297,092	0.64
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	6.41%	4/4/2025	2/13/2032		5,224	5,093	5,223	0.01
Bimini Group Purchaser, Inc.	(4)(10)	SOFR + 4.75%	8.94%	4/26/2024	4/26/2031		282,172	279,790	282,172	0.60
Bimini Group Purchaser, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.87%	4/26/2024	4/26/2031		18,039	17,493	16,141	0.03
McGraw-Hill Education, Inc.	(10)	SOFR + 2.75%	6.91%	9/4/2025	8/6/2031		7,378	7,361	7,389	0.02
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.92%	12/15/2021	12/15/2027		545,988	542,528	446,345	0.95

								852,265	757,270	1.61

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.00%	7.20%	4/29/2021	1/31/2029		15,629	15,612	15,663	0.03
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	9.45%	8/30/2024	8/15/2028		32,834	32,641	32,834	0.07
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.58%	1/15/2025	12/21/2028		33,146	33,146	33,203	0.07
KKR Alberta Midstream Finance, Inc.	(4)(6)(10)	SOFR + 5.25%	9.45%	8/30/2024	8/15/2028		17,861	17,740	17,861	0.04

								83,527	83,898	0.18
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.92%	11/12/2021	11/12/2027		62,109	61,726	61,333	0.13
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	12.00%	11/12/2021	11/12/2027		8,226	8,122	8,014	0.02

								69,848	69,347	0.15
Pharmaceuticals
Dechra Finance US, LLC	(6)(8)	SOFR + 3.25%	7.45%	12/3/2024	12/3/2031		4,975	5,016	4,992	0.01
Eden Acquisitionco, Ltd.	(4)(5)(6)(7)(10)	SOFR + 6.00%	10.17%	11/2/2023	11/18/2030		110,286	108,208	110,253	0.24
Eden Acquisitionco, Ltd.	(4)(5)(6)(8)	E + 6.00%	8.02%	9/23/2025	11/18/2030	EUR	746	791	876	0.00
Elanco Animal Health, Inc.	(6)(8)	SOFR + 1.75%	6.13%	1/30/2025	8/1/2027		2,189	2,191	2,189	0.00
Gusto Sing Bidco Pte, Ltd.	(4)(5)(6)(7)(10)	BB + 4.75%	8.61%	11/15/2024	11/15/2031	AUD	1,000	644	656	0.00
Opal Bidco, SAS	(6)(8)	SOFR + 3.25%	7.25%	3/31/2025	3/31/2032		50,148	49,861	50,343	0.11
Padagis, LLC	(6)(9)	SOFR + 4.75%	9.29%	7/6/2021	7/6/2028		5,357	5,355	4,794	0.01
Rhea Parent, Inc.	(4)(7)(10)	SOFR + 4.75%	8.75%	12/20/2024	12/20/2030		265,527	263,064	265,238	0.57

								435,130	439,341	0.94
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.41%	12/29/2021	12/29/2028		5,612	5,597	4,985	0.01
ALKU, LLC	(4)(10)	SOFR + 6.25%	10.25%	5/23/2023	5/23/2029		54,437	53,629	54,029	0.12
ALKU, LLC	(4)(10)	SOFR + 5.50%	9.50%	2/21/2024	5/23/2029		4,925	4,857	4,802	0.01
Alpine Intel Intermediate 2, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.64%	8/28/2024	1/31/2028		3,169	3,030	3,169	0.01
Apex Companies, LLC	(4)(11)	SOFR + 5.25%	9.27%	1/31/2023	1/31/2028		1,962	1,938	1,962	0.00
Apex Companies, LLC	(4)(11)	SOFR + 5.25%	9.45%	8/28/2024	1/31/2028		10,868	10,754	10,868	0.02
Apex Companies, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.45%	8/28/2024	1/31/2028		2,772	2,539	2,772	0.01
Artisan Acquisitionco, Ltd.	(4)(6)(8)	SOFR + 4.50%	8.50%	9/23/2024	9/30/2031		447,361	439,695	446,243	0.95
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	7.16%	12/13/2024	8/2/2028		40,493	40,493	40,510	0.09
Baker Tilly Advisory Group, LP	(4)(10)	SOFR + 4.75%	8.91%	6/3/2024	6/3/2031		201,512	199,064	201,512	0.43
Baker Tilly Advisory Group, LP	(4)(7)(10)	SOFR + 4.50%	8.66%	6/3/2024	6/3/2031		279,531	275,671	275,781	0.59

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Professional Services (continued)
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.91%		12/30/2021	12/29/2028		11,482	11,416	10,429	0.02
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 4.50%	8.66%		11/2/2021	11/2/2027		19,339	19,066	18,940	0.04
Chartwell Cumming Holding, Corp.	(4)(7)(11)	SOFR + 4.75%	8.91%		5/26/2021	11/16/2029		213,428	211,848	213,235	0.46
Chartwell Cumming Holding, Corp.	(4)(5)(7)(11)	SOFR + 4.75%	8.91%		11/18/2022	11/16/2029		17,682	17,192	17,682	0.04
Chartwell Cumming Holding, Corp.	(4)(11)	SOFR + 4.75%	8.91%		2/14/2025	11/16/2029		33,324	33,033	33,324	0.07
Cisive Holdings Corp.	(4)(7)(11)	SOFR + 5.75%	9.85%		12/8/2021	12/8/2028		33,342	33,253	32,586	0.07
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.66%		12/16/2021	12/16/2027		44,126	43,801	44,126	0.09
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.64%		12/16/2021	12/16/2027		67,836	67,336	67,836	0.15
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 4.50%	8.60%		8/26/2021	8/31/2029		117,355	116,560	117,355	0.25
CohnReznick Advisory, LLC	(7)(8)	SOFR + 3.50%	7.50%		3/26/2025	3/31/2032		14,727	14,643	14,784	0.03
CRCI Longhorn Holdings, Inc.	(4)(7)(10)	SOFR + 4.75%	8.91%		8/27/2024	8/27/2031		63,666	62,965	63,583	0.14
Denali Intermediate Holdings, Inc.	(4)(5)(6)(7)(10)	SOFR + 5.50%	9.67%		8/26/2025	8/26/2032		49,718	49,179	49,221	0.11
DTI Holdco, Inc.	(7)(10)	SOFR + 4.00%	8.16%		2/12/2025	4/26/2029		24,315	24,131	19,378	0.04
East River Bidco, GmbH	(4)(6)(7)(8)	E + 5.25%	7.25%		3/26/2025	3/26/2032	EUR	90	95	104	0.00
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	8.16%		2/28/2024	2/28/2031		3,809	3,803	3,837	0.01
Eliassen Group, LLC	(4)(10)	SOFR + 5.75%	9.75%		4/14/2022	4/14/2028		66,542	66,128	64,878	0.14
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.78%		11/4/2021	11/6/2028		9,376	9,273	8,853	0.02
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.91%		7/24/2025	10/31/2031		5,408	5,430	5,292	0.01
G&A Partners Holding Company II, LLC	(4)(10)	SOFR + 5.00%	9.20%		3/1/2024	3/3/2031		67,049	66,053	67,049	0.14
G&A Partners Holding Company II, LLC	(4)(5)(10)	SOFR + 5.00%	9.20%		5/6/2025	3/3/2031		41,226	41,034	41,226	0.09
G&A Partners Holding Company II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.20%		5/6/2025	3/3/2031		3,810	3,678	3,679	0.01
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	7.41%		2/5/2025	9/27/2030		8,903	8,926	8,224	0.02
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	7.16%		5/22/2025	6/2/2031		4,000	4,000	3,999	0.01
Grant Thornton Advisors, LLC	(8)	SOFR + 2.50%	6.66%		8/22/2025	6/2/2031		3,995	3,990	3,976	0.01
Guidehouse, Inc.	(4)(10)	SOFR + 5.00%	9.16 (incl. 2.00 PIK	% % )	10/15/2021	12/16/2030		1,251,591	1,243,989	1,251,591	2.68

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Professional Services (continued)
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	9.31%		11/1/2024	9/22/2028		578,825	574,628	578,825	1.24
Inmar, Inc.	(8)	SOFR + 4.50%	8.66%		6/26/2025	10/30/2031		24,751	24,783	24,758	0.05
King Bidco S.P.E.C.	(4)(5)(6)(7)(8)	E + 5.25%	7.25%		6/26/2025	6/26/2032	EUR	175	201	200	0.00
Kwor Acquisition, Inc.	(4)(5)(7)(11)	SOFR + 6.25%	10.45 (incl. 5.25 PIK	% % )	2/28/2025	2/28/2030		6,455	6,368	6,448	0.01
Lereta, LLC	(10)	SOFR + 5.25%	9.53%		7/30/2021	7/30/2028		28,635	28,519	25,752	0.06
Mantech International, CP	(4)(7)(10)	SOFR + 5.00%	9.31%		4/12/2024	9/14/2029		888,184	878,141	887,812	1.90
Mercury Bidco Globe, Limited	(4)(5)(6)(7)(8)	S + 6.00%	9.97%		1/18/2024	1/31/2031	GBP	84,207	105,732	113,250	0.24
Mercury Bidco Globe, Limited	(4)(5)(6)(9)	SOFR + 6.00%	10.31%		1/30/2024	1/31/2031		7,655	7,169	7,655	0.02
Minotaur Acquisition, Inc.	(4)(7)(11)	SOFR + 5.00%	9.16%		5/10/2024	5/10/2030		113,770	111,717	113,605	0.24
MPG Parent Holdings, LLC	(4)(11)	SOFR + 5.00%	9.30%		1/8/2024	1/8/2030		17,983	17,726	17,983	0.04
MPG Parent Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.30%		1/8/2024	1/8/2030		4,981	4,851	4,943	0.01
NDT Global Holding, Inc.	(4)(6)(7)(9)	SOFR + 4.50%	8.65%		6/3/2025	6/4/2032		54,622	53,951	54,191	0.12
Oxford Global Resources, Inc.	(4)(11)	SOFR + 6.00%	10.25%		8/17/2021	8/17/2027		92,157	91,581	92,157	0.20
Oxford Global Resources, Inc.	(4)(5)(7)(11)	SOFR + 6.00%	10.26%		8/17/2021	8/17/2027		8,661	8,563	8,661	0.02
Oxford Global Resources, Inc.	(4)(5)(9)	SOFR + 6.00%	10.21%		6/6/2024	8/17/2027		9,849	9,696	9,849	0.02
Pavion Corp.	(4)(10)	SOFR + 6.00%	10.16 (incl. 2.25 PIK	% % )	10/30/2023	10/30/2030		114,181	112,537	113,610	0.24
Pavion Corp.	(4)(5)(7)(10)	SOFR + 6.00%	10.33 (incl. 2.25 PIK	% % )	10/30/2023	10/30/2030		24,075	23,702	23,935	0.05
Petrus Buyer, Inc.	(4)(10)	SOFR + 4.50%	8.82%		10/17/2022	10/17/2029		35,268	34,657	35,268	0.08
Petrus Buyer, Inc.	(4)(5)(10)	SOFR + 4.50%	8.67%		10/17/2022	10/17/2029		11,228	11,033	11,228	0.02
Petrus Buyer, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.82%		10/17/2022	10/17/2029		738	648	738	0.00
Petrus Buyer, Inc.	(4)(5)(10)	SOFR + 4.50%	8.70%		2/26/2025	10/17/2029		12,220	12,169	12,220	0.03
Plano HoldCo, Inc.	(4)(8)	SOFR + 3.50%	7.50%		12/11/2024	10/1/2031		995	1,012	975	0.00
Polyconcept Investments, BV	(10)	SOFR + 5.50%	9.50%		5/20/2022	5/18/2029		24,103	23,852	21,878	0.05
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.66%		2/24/2023	7/31/2031		5,133	5,098	5,133	0.01
STV Group, Inc.	(4)(7)(10)	SOFR + 4.75%	8.92%		3/20/2024	3/20/2031		57,954	56,743	57,786	0.12
Teneo Holdings, LLC	(4)(7)(9)	SOFR + 4.75%	8.91%		7/31/2025	7/31/2032		635,821	628,590	628,550	1.34
The North Highland Co, LLC	(4)(10)	SOFR + 4.75%	8.91%		12/20/2024	12/20/2031		91,648	90,848	89,127	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Professional Services (continued)
The North Highland Co, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.91%	12/20/2024	12/20/2030		12,427	12,051	11,552	0.02
Thevelia US, LLC	(6)(9)	SOFR + 3.00%	7.00%	7/29/2024	6/18/2029		33,520	33,520	33,541	0.07
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.25%	8.48%	6/29/2021	6/29/2029		43,351	43,200	43,351	0.09
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 4.25%	8.43%	6/29/2021	6/29/2029		78,477	77,882	78,477	0.17
Trinity Partners Holdings, LLC	(4)(7)(11)(18)	SOFR + 5.49%	9.75%	12/21/2021	12/31/2030		418,010	413,946	418,010	0.89
TTF Lower Intermediate, LLC	(7)(8)	SOFR + 3.75%	7.79%	7/18/2024	7/18/2031		28,070	26,148	26,217	0.06
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 4.75%	8.91%	6/1/2022	6/1/2029		149,938	148,227	149,938	0.32
West Monroe Partners, LLC	(4)(10)	SOFR + 4.75%	8.88%	11/9/2021	11/8/2028		709,689	703,607	702,592	1.50
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.88%	12/18/2024	11/8/2028		24,255	23,539	24,012	0.05
West Monroe Partners, LLC	(4)(10)	SOFR + 4.75%	8.92%	9/15/2025	11/8/2028		998	988	988	0.00
YA Intermediate Holdings II, LLC	(4)(10)	SOFR + 4.75%	8.94%	10/1/2024	10/1/2031		43,972	43,647	43,972	0.09
YA Intermediate Holdings II, LLC	(4)(5)(7)(10)	SOFR + 4.75%	8.59%	10/1/2024	10/1/2031		2,852	2,692	2,852	0.01

								7,652,051	7,693,859	16.46
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(7)(11)	SOFR + 5.50%	9.50%	11/3/2023	11/5/2029		33,667	33,275	33,667	0.07
Community Management Holdings Midco 2, LLC	(4)(10)	SOFR + 4.75%	9.05%	11/1/2024	11/1/2031		55,191	54,471	55,191	0.12
Community Management Holdings Midco 2, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.07%	11/1/2024	11/1/2031		13,286	12,879	13,164	0.03
Community Management Holdings Midco 2, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.20%	7/8/2025	11/1/2031		30,275	29,982	30,275	0.06
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 2.50%	6.50%	9/26/2025	1/31/2030		6,315	6,315	6,341	0.01
Cushman & Wakefield US Borrower, LLC	(6)(9)	SOFR + 2.75%	6.91%	7/16/2025	1/31/2030		1,520	1,520	1,526	0.00
Neptune BidCo, SAS	(4)(5)(6)(7)(8)	E + 5.00%	7.03%	3/28/2024	4/1/2031	EUR	8,205	8,708	9,602	0.02
Odevo, AB	(4)(5)(6)(8)	ST + 5.50%	7.60%	10/31/2024	12/31/2030	SEK	601,705	54,347	63,913	0.14
Odevo, AB	(4)(5)(6)(8)	E + 5.50%	7.53%	10/31/2024	12/31/2030	EUR	1,236	1,288	1,451	0.00
Odevo, AB	(4)(5)(6)(8)	S + 5.50%	9.47%	10/31/2024	12/31/2030	GBP	28,090	35,434	37,778	0.08
Odevo, AB	(4)(6)(8)	SOFR + 5.50%	9.57%	10/31/2024	12/31/2030		143,644	143,021	143,644	0.31
Odevo, AB	(4)(5)(6)(7)(8)	E + 5.50%	7.50%	11/28/2024	12/31/2030	EUR	73,816	78,044	86,664	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Real Estate Management & Development (continued)
Odevo, AB	(4)(5)(6)(8)	SOFR + 5.50%	9.56%		6/30/2025	12/31/2030		29,448	27,243	29,448	0.06
Odevo, AB	(4)(5)(6)(8)	S + 5.50%	9.47%		9/12/2025	12/31/2030	GBP	22,220	26,773	29,884	0.06
Phoenix Strategy S.à r.l.	(4)(6)(8)	S + 2.75%	6.72%		10/2/2024	10/2/2028	GBP	53,099	69,704	71,413	0.15
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.78%		10/2/2024	10/2/2028	EUR	50,089	53,715	58,807	0.13
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	4.78%		10/2/2024	10/2/2028	EUR	140,261	153,450	164,673	0.35

									790,169	837,441	1.78
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.10%	7.08%		4/7/2025	2/1/2029		11,458	11,309	11,471	0.02
Software
Abacus Holdco 2, Oy	(4)(5)(6)(7)(8)	E + 4.50%	6.50%		10/11/2024	10/10/2031	EUR	838	907	984	0.00
Accelya US, Inc.	(6)(8)	SOFR + 5.25%	9.24%		9/29/2025	9/29/2032		26,667	26,133	26,267	0.06
Acumatica Holdings, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.06%		7/28/2025	7/28/2032		63,387	62,666	62,648	0.13
AI Titan Parent, Inc.	(4)(7)(10)	SOFR + 4.50%	8.66%		8/29/2024	8/29/2031		110,274	109,134	110,026	0.24
Analytic Partners, LP	(4)(7)(10)	SOFR + 4.50%	8.64%		4/4/2022	4/4/2030		21,087	20,869	20,892	0.04
Analytic Partners, LP	(4)(5)(10)	SOFR + 4.50%	8.64%		12/17/2024	4/4/2030		11,975	11,898	11,885	0.03
Anaplan, Inc.	(4)(7)(10)	SOFR + 4.50%	8.70%		5/20/2025	6/21/2029		628,627	622,520	627,667	1.34
Aptean, Inc.	(4)(10)	SOFR + 4.75%	8.75%		1/29/2024	1/30/2031		71,795	71,456	71,795	0.15
Aptean, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	8.91%		1/29/2024	1/30/2031		456	403	456	0.00
Armstrong Bidco, Limited	(4)(6)(8)	S + 5.25%	9.22%		6/2/2022	6/28/2029	GBP	478,945	575,846	631,250	1.35
Arnhem BidCo, GmbH	(4)(6)(7)(8)	E + 4.50%	6.50%		9/18/2024	9/30/2031	EUR	229,680	252,530	269,350	0.58
Auctane, Inc.	(4)(10)	SOFR + 5.75%	10.14%		10/5/2021	10/5/2028		834,891	827,708	820,280	1.76
Auctane, Inc.	(4)(5)(10)	SOFR + 5.75%	10.14%		12/14/2021	10/5/2028		9,819	9,733	9,648	0.02
AuditBoard, Inc.	(4)(7)(10)	SOFR + 4.50%	8.50%		7/12/2024	7/12/2031		80,730	79,778	80,538	0.17
Avalara, Inc.	(8)	SOFR + 2.75%	6.87%		9/12/2025	3/26/2032		2,000	2,000	2,003	0.00
Azurite Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 6.00%	10.16%		3/19/2024	3/19/2031		61,560	60,759	61,560	0.13
Banyan Software Holdings, LLC	(4)(11)	SOFR + 5.25%	9.41%		1/2/2025	1/2/2031		53,853	53,381	53,583	0.11
Banyan Software Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.41%		1/2/2025	1/2/2031		33,494	33,123	33,270	0.07
Bayshore Intermediate #2, LP	(4)(10)	SOFR + 5.50%	9.50 (incl. 3.00 PIK	% % )	11/8/2024	10/1/2028		324,218	323,891	324,218	0.69
Bayshore Intermediate #2, LP	(4)(5)(7)(10)	SOFR + 5.00%	9.00%		11/8/2024	10/1/2027		6,730	6,643	6,730	0.01
Bending Spoons US, Inc.	(6)(11)	SOFR + 5.25%	9.47%		2/19/2025	3/7/2031		92,547	91,426	92,778	0.20
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	10.06 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		70,066	69,423	69,015	0.15

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	10.06 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		12,336	12,224	12,151	0.03
BlueCat Networks USA, Inc.	(4)(5)(10)	SOFR + 6.00%	10.06 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		8,483	8,416	8,356	0.02
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	10.06 (incl. 1.00 PIK	% % )	10/25/2024	8/8/2028		56,901	56,264	56,048	0.12
Bluefin Holding, LLC	(4)(7)(11)	SOFR + 4.50%	8.56%		9/12/2023	9/12/2029		90,693	89,660	90,693	0.19
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	7.20%		1/24/2025	7/30/2031		21,821	21,615	21,811	0.05
Brave Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.16%		11/28/2023	11/28/2030		496,487	492,589	496,487	1.06
Caribou Bidco, Ltd.	(4)(5)(6)(8)	S + 5.00%	9.22%		7/2/2024	2/1/2029	GBP	221,441	281,618	297,815	0.64
CDK Global, Inc.	(8)	SOFR + 3.25%	7.25%		5/16/2024	7/6/2029		4,935	4,935	4,281	0.01
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%		8/7/2025	3/21/2031		7,076	6,985	7,110	0.02
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%		8/7/2025	8/13/2032		13,966	13,966	14,025	0.03
Cloudera, Inc.	(9)	SOFR + 3.75%	8.01%		10/8/2021	10/8/2028		34,801	34,588	34,330	0.07
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.87%		2/23/2022	2/23/2029		257,960	254,229	207,013	0.44
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	9.87%		3/11/2022	2/23/2029		6,159	6,066	4,942	0.01
Confluence Technologies, Inc.	(4)(5)(9)	SOFR + 5.00%	9.23%		2/14/2025	7/30/2028		19,938	19,430	19,639	0.04
Conga Corp.	(10)	SOFR + 3.50%	7.81%		8/8/2024	5/8/2028		11,394	11,394	11,280	0.02
Connatix Buyer, Inc.	(4)(10)	SOFR + 5.50%	10.08%		7/14/2021	7/14/2027		105,915	105,285	104,326	0.22
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.96%		7/14/2021	7/14/2027		7,821	7,724	7,577	0.02
Connatix Buyer, Inc.	(4)(5)(10)	SOFR + 5.50%	10.08%		10/9/2024	7/14/2027		5,209	5,142	5,131	0.01
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.08%		10/9/2024	7/14/2027		1,543	1,419	1,473	0.00
ConnectWise, LLC	(9)	SOFR + 3.50%	7.76%		9/30/2021	9/29/2028		27,814	27,778	27,901	0.06
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.03%		10/15/2021	10/16/2028		26,658	26,608	25,746	0.06
Cornerstone OnDemand, Inc.	(4)(11)	SOFR + 6.00%	10.16%		9/7/2023	10/16/2028		34,213	33,588	34,213	0.07
Coupa Software, Inc.	(4)(6)(7)(10)	SOFR + 5.25%	9.56%		2/27/2023	2/27/2030		1,813	1,782	1,811	0.00
Crewline Buyer, Inc.	(4)(7)(11)	SOFR + 6.75%	10.91%		11/8/2023	11/8/2030		122,658	120,186	122,658	0.26
Databricks, Inc.	(4)(7)(8)	SOFR + 4.50%	8.72%		1/3/2025	1/3/2031		525,000	522,691	525,000	1.12
Delta Topco, Inc.	(8)	SOFR + 2.75%	7.02%		5/1/2024	11/30/2029		103,609	103,382	102,618	0.22
Denali Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 5.00%	8.97%		9/5/2025	9/5/2031	GBP	19,440	24,605	26,010	0.06
Denali Bidco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.05%		9/5/2025	9/5/2031	EUR	15,443	17,511	18,040	0.04
Denali Bidco, Ltd.	(4)(5)(6)(8)	E + 5.00%	7.05%		9/5/2025	9/5/2031	EUR	5,845	6,317	6,828	0.01
Diligent Corp.	(4)(7)(10)	SOFR + 5.00%	9.20%		4/30/2024	8/2/2030		177,126	175,916	177,126	0.38
Diligent Corp.	(4)(10)	SOFR + 5.00%	9.20%		4/30/2024	8/2/2030		29,736	29,608	29,736	0.06
Discovery Education, Inc.	(4)(10)	SOFR + 6.75%	10.98 (incl. 5.99 PIK	% % )	4/7/2022	4/9/2029		604,664	600,034	506,406	1.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
Discovery Education, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	9.99%		4/7/2022	4/9/2029		35,027	34,499	26,489	0.06
Discovery Education, Inc.	(4)(5)(10)	SOFR + 6.75%	10.88 (incl. 5.94 PIK	% % )	10/3/2023	4/9/2029		68,026	67,495	56,971	0.12
Doit International, Ltd.	(4)(7)(11)	SOFR + 4.50%	8.70%		11/25/2024	11/26/2029		66,378	64,777	65,877	0.14
Dropbox, Inc.	(4)(6)(7)(10)(18)	SOFR + 5.66%	9.79%		12/11/2024	12/11/2029		456,425	447,008	446,515	0.96
Eagan Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.63%		9/6/2025	9/8/2032		21,244	21,111	21,110	0.05
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 2.75%	6.75%		7/10/2025	5/9/2030		5,382	5,382	5,389	0.01
Edison Bidco, AS	(4)(5)(6)(7)(8)	E + 5.25%	7.30%		12/18/2024	12/18/2031	EUR	345	726	405	0.00
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.47 (incl. 2.50 PIK	% % )	3/27/2024	4/29/2031	GBP	68,822	85,437	92,327	0.20
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.25%	9.41 (incl. 2.25 PIK	% % )	3/27/2024	4/29/2031		21,506	21,307	21,452	0.05
Elements Finco, Ltd.	(4)(5)(6)(8)	SOFR + 5.00%	9.16%		4/30/2024	4/29/2031		17,609	17,526	17,565	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.25%	9.22 (incl. 2.25 PIK	% % )	11/29/2024	4/29/2031	GBP	12,671	15,721	16,998	0.04
Elements Finco, Ltd.	(4)(5)(6)(8)	S + 5.50%	9.47 (incl. 2.50 PIK	% % )	3/27/2024	4/29/2031	GBP	30,851	38,299	41,388	0.09
Epicor Software Corp.	(10)	SOFR + 2.50%	6.66%		5/30/2024	5/30/2031		5,048	5,036	5,061	0.01
Everbridge Holdings, LLC	(4)(6)(10)	SOFR + 5.00%	9.29%		7/2/2024	7/2/2031		34,554	34,412	34,554	0.07
Everbridge Holdings, LLC	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.29%		7/2/2024	7/2/2031		3,386	3,347	3,386	0.01
Experity, Inc.	(4)(10)	SOFR + 6.00%	10.00 (incl. 3.25 PIK	% % )	7/21/2021	2/24/2028		109,302	108,505	109,302	0.23
Experity, Inc.	(4)(7)(10)	SOFR + 6.00%	10.00 (incl. 3.25 PIK	% % )	2/24/2022	2/24/2028		35,204	34,688	35,003	0.07
Finastra USA, Inc.	(6)(8)	SOFR + 4.00%	8.04%		7/31/2025	9/15/2032		38,396	38,012	38,280	0.08
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.80%		6/11/2024	3/2/2028		42,907	42,908	37,758	0.08
Flexera Software, LLC	(4)(5)(7)(9)	SOFR + 4.75%	8.96%		8/15/2025	8/15/2032		187,380	186,887	186,878	0.40
Flexera Software, LLC	(4)(5)(9)	E + 4.75%	6.63%		8/15/2025	8/15/2032	EUR	56,550	66,009	66,226	0.14
Gen Digital, Inc.	(6)(9)	SOFR + 1.75%	5.91%		6/5/2024	9/12/2029		10,901	10,816	10,883	0.02
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.66%		4/3/2025	1/30/2032		3,980	3,912	3,960	0.01
Gigamon, Inc.	(4)(10)	SOFR + 5.75%	10.22%		3/11/2022	3/9/2029		419,589	415,467	389,169	0.83
Gigamon, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	10.22%		3/11/2022	3/9/2029		18,042	17,937	16,173	0.03
Granicus, Inc.	(4)(10)	SOFR + 5.75%	10.06 (incl. 2.25 PIK	% % )	1/17/2024	1/17/2031		30,933	30,710	30,933	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
Granicus, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.56 (incl. 2.25 PIK	% % )	1/17/2024	1/17/2031		8,324	8,253	8,316	0.02
GS Acquisitionco, Inc.	(4)(5)(11)	SOFR + 5.25%	9.25%		3/26/2024	5/25/2028		11,901	11,868	11,782	0.03
GS Acquisitionco, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.25%		3/26/2024	5/25/2028		3,705	3,665	3,592	0.01
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.71 (incl. 2.93 PIK	% % )	6/14/2024	6/14/2031		78,907	78,276	78,513	0.17
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.71 (incl. 2.93 PIK	% % )	6/14/2024	6/14/2031		30,817	30,572	30,663	0.07
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.71 (incl. 2.93 PIK	% % )	9/26/2024	6/14/2031		36,453	36,152	36,271	0.08
HS Purchaser, LLC	(10)	SOFR + 3.75%	8.16%		6/23/2021	11/19/2026		23,368	23,371	22,154	0.05
Icefall Parent, Inc.	(4)(7)(11)	SOFR + 4.50%	8.81%		1/26/2024	1/25/2030		87,841	86,687	87,841	0.19
Idemia America Corp.	(6)(10)	SOFR + 4.25%	8.25%		2/2/2024	9/30/2028		987	992	990	0.00
INK BC Bidco S.p.A.	(4)(6)(7)(8)	E + 5.00%	7.08%		7/17/2025	7/16/2032	EUR	63,991	72,560	73,411	0.16
ION Trading Finance, Ltd.	(6)(8)	SOFR + 3.50%	7.50%		12/10/2024	4/1/2028		22,938	22,938	22,963	0.05
IQN Holding Corp.	(4)(10)	SOFR + 5.75%	9.75 (incl. 3.13 PIK	% % )	5/2/2022	5/2/2029		46,076	45,855	46,076	0.10
IQN Holding Corp.	(4)(5)(7)(10)	SOFR + 5.25%	9.25%		5/2/2022	5/2/2028		2,679	2,655	2,679	0.01
IQN Holding Corp.	(4)(5)(10)	SOFR + 5.75%	9.75 (incl. 3.13 PIK	% % )	5/16/2025	5/2/2029		5,681	5,681	5,681	0.01
IRI Group Holdings, Inc.	(4)(7)(10)	SOFR + 4.50%	8.66%		4/9/2025	12/1/2029		1,588,161	1,569,208	1,588,161	3.40
Javelin Buyer, Inc.	(6)(8)	SOFR + 2.75%	7.06%		7/24/2025	12/5/2031		2,985	3,002	2,985	0.01
JS Parent, Inc.	(4)(7)(10)	SOFR + 4.75%	9.06%		4/24/2024	4/24/2031		80,608	80,256	80,568	0.17
Kaseya, Inc.	(7)(8)	SOFR + 3.25%	7.41%		3/20/2025	3/22/2032		124,375	122,924	124,575	0.27
KnowBe4, Inc.	(8)	SOFR + 3.75%	8.06%		7/22/2025	7/23/2032		30,000	29,927	30,075	0.06
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.60%		2/8/2021	8/9/2027		106,489	106,315	95,308	0.20
Lobos Parent, Inc.	(4)(5)(7)(9)	SOFR + 4.50%	8.50%		9/26/2025	9/26/2032		42,739	42,324	42,323	0.09
LogicMonitor, Inc.	(4)(7)(10)	SOFR + 5.50%	9.81%		11/15/2024	11/15/2031		91,603	90,474	91,002	0.19
Magenta Security Holdings, LLC	(5)(11)	SOFR + 6.25%	10.56%		8/14/2024	7/27/2028		9,724	9,441	9,892	0.02
Magenta Security Holdings, LLC	(5)(10)(18)	SOFR + 6.75%	11.32%		8/14/2024	7/27/2028		27,581	26,596	22,693	0.05
Magnesium BorrowerCo, Inc.	(4)(10)	S + 4.50%	8.47%		5/19/2022	5/18/2029	GBP	100,309	123,731	134,905	0.29
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.66%		5/19/2022	5/18/2029		1,037,735	1,023,968	1,037,735	2.22
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 4.50%	8.66%		3/21/2024	5/18/2029		29,044	28,793	29,044	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	7.90%		7/30/2021	7/31/2028		75,364	74,905	65,943	0.14
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	10.40%		6/9/2023	7/31/2028		61,583	60,343	57,888	0.12
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(7)(8)	SOFR + 3.75%	7.75%		2/14/2025	4/30/2028		3,535	3,511	3,157	0.01
Maverick Bidco, Inc.	(10)	SOFR + 3.75%	8.21%		5/18/2021	5/18/2028		16,364	16,333	16,425	0.04
Maverick Bidco, Inc.	(4)(5)(10)	SOFR + 5.00%	9.41%		5/26/2023	5/18/2028		68,811	67,493	68,811	0.15
Maverick Bidco, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.16%		8/16/2024	5/18/2028		105,969	105,533	105,969	0.23
McAfee Corp.	(6)(9)	SOFR + 3.00%	7.22%		5/31/2024	3/1/2029		31,489	31,385	30,170	0.06
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.47 (incl. 4.00 PIK	% % )	10/28/2021	10/29/2028		892,356	885,388	733,963	1.57
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.47 (incl. 4.00 PIK	% % )	8/16/2022	10/29/2028		220,153	218,098	181,076	0.39
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	9.16%		5/2/2022	5/2/2029		11,527	11,497	8,422	0.02
Monk Holding, Co.	(4)(10)(18)	SOFR + 5.50%	9.60%		12/1/2021	12/1/2027		10,860	10,765	10,860	0.02
Monk Holding, Co.	(4)(7)(10)	SOFR + 5.50%	9.60%		12/1/2021	12/1/2027		18,546	18,430	18,546	0.04
MRI Software, LLC	(11)	SOFR + 4.75%	8.75%		1/7/2021	2/10/2027		205,148	204,256	204,763	0.44
MRI Software, LLC	(4)(7)(11)	SOFR + 4.75%	8.75%		8/27/2024	2/10/2027		26,402	26,198	25,572	0.05
MRI Software, LLC	(11)	SOFR + 4.75%	8.75%		1/7/2021	2/10/2027		34,454	34,460	34,389	0.07
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.25%	9.41%		11/9/2023	11/9/2030		99,137	97,581	99,137	0.21
Nintex Topco, Limited	(4)(6)(8)	SOFR + 6.00%	10.01 (incl. 1.50 PIK	% % )	11/12/2021	11/13/2028		680,587	674,677	617,633	1.32
Noble Midco 3, Ltd.	(4)(5)(6)(7)(10)	SOFR + 4.75%	8.75%		6/10/2024	6/24/2031		39,181	38,788	39,135	0.08
OMEGA II AB	(4)(5)(6)(7)(8)	ST + 4.75%	6.90%		6/11/2025	6/17/2032	SEK	635,618	65,628	67,132	0.14
Optimizely North America, Inc.	(4)(5)(10)	S + 5.50%	9.47%		10/30/2024	10/30/2031	GBP	2,125	2,731	2,800	0.01
Optimizely North America, Inc.	(4)(5)(10)	E + 5.25%	7.15%		10/30/2024	10/30/2031	EUR	7,082	7,624	8,149	0.02
Optimizely North America, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.16%		10/30/2024	10/30/2031		20,184	19,983	19,750	0.04
Optus 1011, GmbH	(4)(5)(6)(7)(8)	E + 5.00%	7.00%		3/7/2025	3/24/2032	EUR	33,860	35,629	38,663	0.08
PDI TA Holdings, Inc.	(4)(10)	SOFR + 5.50%	9.81%		2/1/2024	2/3/2031		87,303	86,430	87,303	0.19
PDI TA Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.81%		2/1/2024	2/3/2031		2,798	2,718	2,798	0.01
Perforce Software, Inc.	(9)	SOFR + 4.75%	8.91%		3/22/2024	3/25/2031		19,750	19,671	17,661	0.05
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.91%		12/18/2024	7/1/2029		18,288	18,051	16,886	0.05
Ping Identity Holding Corp.	(4)(7)(10)	SOFR + 4.75%	8.75%		10/21/2024	10/17/2029		38,170	38,170	38,170	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	7.25%		5/14/2024	10/28/2030		70,321	70,319	70,598	0.16
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.66%		7/20/2022	7/20/2029		132,211	128,055	119,626	0.27
Project Leopard Holdings, Inc.	(5)(7)(8)	SOFR + 4.25%	8.55%		7/20/2022	7/20/2027		12,146	12,152	9,727	0.02
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.16%		5/28/2024	8/31/2028		5,504	5,498	5,534	0.02
QBS Parent, Inc.	(4)(5)(7)(10)	SOFR + 4.50%	8.50%		6/3/2025	6/3/2032		77,480	77,083	77,231	0.17
Quartz Acquireco, LLC	(8)	SOFR + 2.25%	6.25%		4/11/2025	6/28/2030		3,109	3,074	3,108	0.02
Rally Buyer, Inc.	(4)(10)	SOFR + 6.25%	10.27 (incl. 3.50 PIK	% % )	7/19/2022	7/19/2029		144,063	142,598	132,178	0.28
Rally Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	10.06%		7/19/2022	7/19/2029		6,113	5,920	4,649	0.01
Relativity ODA, LLC	(4)(7)(11)	SOFR + 4.50%	8.66%		5/12/2021	5/12/2029		37,640	37,599	37,524	0.08
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.91%		10/5/2023	11/28/2028		44,776	44,398	44,927	0.11
Scorpio BidCo SAS	(4)(5)(6)(7)(8)	E + 5.75%	7.75%		4/3/2024	4/30/2031	EUR	37,234	39,649	43,629	0.09
Seven Bidco, SASU	(4)(5)(6)(7)(8)	E + 4.50%	6.55%		8/29/2025	8/29/2032	EUR	210,485	244,619	245,498	0.53
Severin Acquisition, LLC	(4)(7)(10)	SOFR + 5.00%	9.16 (incl. 2.25 PIK	% % )	10/1/2024	10/1/2031		344,370	340,894	344,370	0.74
Skopima Consilio Parent, LLC	(7)(9)	SOFR + 3.75%	7.91%		12/18/2024	5/12/2028		39,315	38,992	32,315	0.07
Sophos Holdings, LLC	(6)(8)	SOFR + 3.50%	7.78%		1/7/2021	3/5/2027		12,483	12,493	12,515	0.03
Sovos Compliance, LLC	(8)	SOFR + 3.25%	7.41%		7/24/2025	8/12/2029		13,687	13,647	13,726	0.04
Spaceship Purchaser, Inc.	(4)(7)(10)(18)	SOFR + 5.92%	10.22%		9/5/2025	10/17/2031		625,998	625,223	624,655	1.34
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	7.41%		3/8/2021	3/11/2027	EUR	18,671	22,430	21,921	0.05
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.76%		3/9/2021	3/11/2027		84,587	84,158	84,587	0.18
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.76%		3/9/2021	3/11/2027		31,233	31,222	31,233	0.07
Starlight Parent, LLC	(8)	SOFR + 4.00%	8.03%		7/2/2025	4/16/2032		50,000	49,237	49,189	0.12
Tango Bidco, SAS	(4)(5)(6)(8)	E + 5.00%	7.28%		10/17/2024	10/17/2031	EUR	69,197	74,005	81,038	0.17
Tango Bidco, SAS	(4)(5)(6)(7)(8)	E + 5.00%	7.28%		10/17/2024	10/17/2031	EUR	18,953	20,817	22,132	0.05
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	8.20%		1/7/2021	2/18/2027		6,739	6,730	6,702	0.02
TravelPerk, Inc.	(4)(6)(8)	11.50%	11.50 PIK	%	5/2/2024	5/2/2029		49,341	47,231	48,478	0.10
Tricentis Operations Holdings, Inc.	(4)(7)(11)	SOFR + 6.25%	10.48 (incl. 4.88 PIK	% % )	2/11/2025	2/11/2032		135,693	134,208	135,395	0.29
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.90%		5/6/2021	5/5/2028		43,171	42,745	38,573	0.08
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	9.90%		3/18/2022	5/5/2028		25,323	25,109	23,297	0.05
Varicent Parent Holdings Corp.	(4)(7)(10)	SOFR + 5.75%	9.75 (incl. 3.13 PIK	% % )	8/23/2024	8/23/2031		76,661	75,599	75,621	0.16
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.57%		10/25/2021	4/24/2028		53,319	52,520	51,667	0.12

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
VS Buyer, LLC	(7)(8)	SOFR + 2.25%	6.56%	7/25/2025	4/12/2031		6,287	5,598	5,316	0.01
WPEngine, Inc.	(4)(7)(10)	SOFR + 6.00%	10.02%	8/14/2023	8/14/2029		81,400	79,668	81,156	0.17
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.50%	12/11/2024	6/24/2031		34,650	34,650	34,693	0.07
Yellow Castle, AB	(4)(6)(8)	ST + 4.75%	6.85%	4/14/2022	7/9/2029	SEK	115,366	10,796	12,254	0.03
Yellow Castle, AB	(4)(6)(8)	SA + 4.75%	4.75%	4/14/2022	7/9/2029	CHF	10,860	11,034	13,642	0.03
Yellow Castle, AB	(4)(5)(6)(9)	SA + 4.75%	4.75%	7/28/2022	7/9/2029	CHF	3,544	3,581	4,452	0.01
Yellow Castle, AB	(4)(6)(8)	E + 4.75%	6.82%	4/14/2022	7/9/2029	EUR	32,512	32,673	38,171	0.08
Yellow Castle, AB	(4)(5)(6)(8)	E + 4.75%	6.82%	4/14/2022	7/9/2029	EUR	9,018	9,128	10,587	0.02
Yellow Castle, AB	(4)(5)(6)(10)	S + 4.75%	8.97%	7/28/2022	7/9/2029	GBP	12,762	15,217	17,164	0.04
Yellow Castle, AB	(4)(5)(6)(7)(8)	E + 4.75%	6.82%	2/27/2025	7/6/2029	EUR	26,703	27,633	31,351	0.07
Zendesk, Inc.	(4)(7)(10)	SOFR + 5.00%	9.00%	7/23/2024	11/22/2028		992,445	976,968	989,329	2.12
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.66%	4/3/2025	2/14/2032		8,000	7,872	7,959	0.02
Zorro Bidco, Ltd.	(4)(5)(6)(7)(8)	S + 4.40%	8.61%	8/13/2024	8/13/2031	GBP	72,147	90,703	95,952	0.21
Zorro Bidco, Ltd.	(4)(5)(6)(8)	S + 4.40%	8.61%	1/30/2025	8/13/2031	GBP	7,896	9,734	10,513	0.02
Zorro Bidco, Ltd.	(4)(5)(6)(8)	ST + 4.40%	6.60%	2/6/2025	8/13/2031	SEK	108,262	9,854	11,385	0.02

								18,649,809	18,372,412	39.43
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	10.29%	1/7/2021	5/3/2028		39,625	39,539	39,625	0.08
EG America, LLC	(6)(8)	SOFR + 3.50%	7.70%	7/18/2025	2/7/2028		12,003	12,003	12,087	0.03
Hoya Midco, LLC	(6)(9)	SOFR + 2.25%	6.56%	2/5/2025	2/3/2029		8,734	8,734	6,305	0.01
Mavis Tire Express Services Topco, Corp.	(7)(10)	SOFR + 3.00%	7.20%	1/17/2025	5/4/2028		27,882	27,852	27,846	0.06
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.91%	3/15/2024	3/15/2030		6,760	6,763	6,718	0.01

								94,891	92,581	0.19
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 5.00%	9.26%	6/13/2024	2/28/2028		75,139	75,175	75,139	0.16
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	7.41%	2/11/2025	3/31/2028		22,525	22,525	22,602	0.05
Foundation Building Materials, Inc.	(5)(9)	SOFR + 3.25%	7.82%	1/29/2021	1/31/2028		1,683	1,674	1,687	0.00
Hillman Group, Inc.	(6)(9)	SOFR + 2.00%	6.14%	7/14/2021	7/14/2028		6,359	6,367	6,372	0.01
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	7.25%	12/22/2021	12/22/2031		15,503	15,475	15,625	0.03
Paramount Global Surfaces, Inc.	(4)(11)	SOFR + 6.00%	10.26%	4/30/2021	4/30/2027		80,646	80,118	61,896	0.13
Park River Holdings, Inc.	(10)	SOFR + 3.25%	7.80%	1/7/2021	12/28/2027		35,349	35,179	35,393	0.08
Red Fox CD Acquisition Corp.	(4)(11)	SOFR + 6.00%	10.00%	3/4/2024	3/4/2030		107,487	105,653	107,487	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/ non-affiliated (continued)
Trading Companies & Distributors (continued)
Red Fox CD Acquisition Corp.	(4)(5)(7)(11)	SOFR + 6.00%	10.00%		5/31/2024	3/4/2030		11,023	10,270	11,023	0.02
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.42%		6/13/2024	10/19/2029		14,383	14,356	14,403	0.03
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.92%		3/21/2025	8/1/2030		13,270	13,198	13,297	0.03

									304,815	289,785	0.61
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.66%		2/21/2025	9/23/2031		497	489	498	0.00
Capstone Acquisition Holdings, Inc.	(4)(7)(11)	SOFR + 4.50%	8.76%		8/29/2024	11/13/2029		95,160	94,724	95,129	0.20
Enstructure, LLC	(4)(7)(9)	SOFR + 4.50%	8.65%		8/15/2025	8/15/2032		452,038	448,052	451,413	0.97
Frontline Road Safety, LLC	(4)(5)(7)(8)	SOFR + 4.75%	8.91 (incl. 2.00 PIK	% % )	3/4/2025	3/4/2032		49,831	49,258	49,514	0.11
Frontline Road Safety, LLC	(4)(8)	SOFR + 4.75%	8.91 (incl. 2.00 PIK	% % )	3/4/2025	3/4/2032		82,168	81,424	81,757	0.17
Helix TS, LLC	(4)(10)	SOFR + 6.25%	10.56%		8/4/2021	8/4/2027		91,125	90,566	90,214	0.19
Helix TS, LLC	(4)(7)(10)	SOFR + 6.25%	10.55%		8/4/2021	8/4/2027		85,159	84,395	84,034	0.18
Helix TS, LLC	(4)(10)	SOFR + 6.25%	10.25%		12/22/2023	8/4/2027		13,656	13,517	13,520	0.03
Helix TS, LLC	(4)(5)(10)	SOFR + 6.25%	10.47%		12/14/2022	8/4/2027		975	967	965	0.00
Italian Motorway Holdings S.à r.l	(4)(6)(8)	E + 5.25%	7.37%		4/28/2022	4/28/2029	EUR	236,429	245,262	277,579	0.59
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.12%		4/19/2021	10/19/2027		70,900	70,394	68,064	0.15
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.73%		1/31/2022	10/19/2027		75,613	75,239	72,589	0.16
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.89%		4/19/2021	10/19/2027		54,215	54,166	52,047	0.11
Roadsafe Holdings, Inc.	(4)(5)(11)	P + 4.75%	12.00%		9/11/2024	10/19/2027		4,302	4,246	4,129	0.01
Safety Borrower Holdings, LP	(4)(11)	SOFR + 4.75%	8.91%		9/1/2021	9/1/2027		46,950	46,809	46,950	0.10
Safety Borrower Holdings, LP	(4)(5)(7)(11)	P + 3.75%	11.00%		9/1/2021	9/1/2027		1,091	1,080	1,057	0.00
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.80%		9/24/2021	9/24/2027		145,920	144,957	145,920	0.31
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.25%	9.68%		9/19/2023	9/24/2027		62,720	62,101	62,720	0.13
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.89%		9/19/2023	9/24/2027		39,494	39,099	39,494	0.08
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	9.79%		9/24/2021	9/24/2027		45,281	45,000	45,281	0.10
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 5.50%	9.81%		9/5/2024	9/24/2027		47,757	47,311	47,279	0.10
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	9.96%		7/9/2021	7/9/2027		70,922	70,504	70,922	0.15
TRP Infrastructure Services, LLC	(4)(7)(11)	SOFR + 5.50%	9.82%		12/2/2024	7/9/2027		41,717	41,112	41,276	0.09

									1,810,672	1,842,351	3.93
Wireless Telecommunication Services
CCI Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.00%		5/13/2025	5/13/2032		115,892	114,733	115,245	0.25
CyrusOne Revolving Warehouse	(4)(5)(6)(7)(8)	SOFR + 2.95%	7.12%		7/12/2024	7/2/2027		130,912	130,279	130,912	0.28
SBA Senior Finance II, LLC	(6)(8)	SOFR + 1.75%	5.92%		6/16/2025	1/25/2031		2,789	2,795	2,801	0.01

									247,807	248,958	0.54

Total First Lien Debt—non-controlled/non-affiliated									68,495,621	68,064,049	145.60

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC	(4)(11)(16)	SOFR + 6.75%	10.75 PIK	%	7/3/2025	7/3/2030	22,109	22,109	22,109	0.05
Align Precision Group, LLC	(4)(5)(7)(11)(16)	SOFR + 6.75%	10.75 PIK	%	7/3/2025	7/3/2030	3,075	3,057	3,075	0.01

								25,166	25,184	0.06
Media
DMS Purchaser, LLC	(4)(5)(6)(14)(16)	SOFR + 7.50%	11.66 (incl. 6.50 PIK	% % )	2/24/2025	2/28/2030	6,355	6,356	6,355	0.01

Total First Lien Debt—non-controlled/affiliated								31,522	31,539	0.07

First Lien Debt—controlled/affiliated
Chemicals
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	12.51 PIK	%	4/14/2023	4/14/2029	25,402	15,191	0	0.00
Pigments Services, Inc.	(4)(6)(14)(16)(17)	SOFR + 8.25%	12.51 PIK	%	4/14/2023	4/14/2029	12,404	11,573	8,915	0.02

								26,764	8,915	0.02
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	0.00%	0.00%		9/11/2023	9/13/2038	86,098	12,571	0	0.00
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	10.00%	10.00 PIK	%	9/11/2023	9/12/2033	59,052	49,530	8,078	0.02

								62,101	8,078	0.02
Oil, Gas & Consumable Fuels
Pibb Member, LLC	(4)(5)(6)(8)(16)	6.41%	6.41%		11/22/2024	11/22/2049	2,177	2,177	2,177	0.00
Professional Services
Material Holdings, LLC	(4)(5)(10)(16)	SOFR + 6.00%	10.10 (incl. 5.50 PIK	% % )	6/14/2024	8/19/2027	239,950	238,633	239,950	0.51
Material Holdings, LLC	(4)(5)(10)(16)(17)	SOFR + 6.00%	10.10 PIK	%	6/14/2024	8/19/2027	60,574	57,075	1,102	0.00
Material Holdings, LLC	(4)(5)(7)(10)(16)	SOFR + 6.00%	10.10 PIK	%	6/14/2024	8/19/2027	5,190	5,170	4,816	0.01

								300,878	245,868	0.52

Total First Lien Debt—controlled/affiliated								391,920	265,038	0.56

Total First Lien Debt								68,919,063	68,360,626	146.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt
Second Lien Debt— non-controlled/ non-affiliated
Aerospace & Defense
Peraton Corp.	(10)	SOFR + 7.75%	12.05%	5/6/2021	2/1/2029		43,259	42,989	26,079	0.06
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 5.50%	9.66%	7/23/2025	7/31/2033		26,000	25,873	25,935	0.06
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	9.31%	5/31/2024	5/31/2032		165,000	164,313	165,000	0.35

								190,186	190,935	0.41
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	11.60%	8/31/2021	8/31/2029		32,751	32,511	32,751	0.07
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029	CAD	3,800	3,007	2,546	0.01
Hunter UK Bidco, Ltd.	(4)(6)(8)	S + 7.50%	11.47%	8/19/2021	8/19/2029	GBP	65,340	88,139	86,118	0.18
Inizio Group, Ltd.	(4)(6)(8)	SOFR + 7.25%	11.35%	12/31/2021	8/19/2029		15,000	14,809	14,662	0.03
Inizio Group, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	11.35%	3/31/2022	8/19/2029		10,000	9,869	9,775	0.02
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	13.16%	5/26/2021	10/15/2027		6,537	6,495	6,161	0.01

								122,319	119,262	0.25
Health Care Technology
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.25%	9.53%	10/15/2024	3/10/2029		100,934	100,540	100,682	0.22
Insurance
Alera Group, Inc.	(5)(9)	SOFR + 5.50%	9.66%	5/21/2025	5/30/2033		94,508	94,053	97,446	0.21
SQ ABS Issuer, LLC	(4)(6)(8)	9.65%	9.65%	10/11/2024	10/20/2039		12,493	12,340	12,493	0.03

								106,393	109,939	0.24
Interactive Media & Services
Speedster Bidco, GmbH	(4)(6)(8)	CA + 5.50%	7.95%	12/10/2024	2/13/2032	CAD	681,018	477,807	484,449	1.04
IT Services
Asurion, LLC	(8)	SOFR + 5.25%	9.53%	4/4/2025	1/31/2028		4,167	3,796	4,068	0.01
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	11.16%	2/19/2021	2/19/2029		60,975	61,077	55,639	0.12
Inovalon Holdings, Inc.	(4)(10)	SOFR + 8.50%	12.78 PIK %	4/11/2025	11/24/2033		143,949	142,277	143,949	0.31

								207,150	203,656	0.44

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt— non-controlled/ non-affiliated (continued)
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 10.50%	14.96 PIK	%	9/1/2021	3/7/2030		49,407	48,957	44,219	0.09
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.28%		11/19/2021	11/19/2029		24,677	24,542	24,554	0.05
Media
HMH Education, Inc.	(4)(9)	SOFR + 8.50%	12.66%		4/7/2022	4/8/2030		80,500	79,574	70,035	0.15
Pharmaceuticals
Rossini, S.à r.l.	(4)(5)(6)(8)	E + 7.00%	9.19 PIK	%	4/6/2025	3/30/2030	EUR	26,028	29,542	30,253	0.06
Professional Services
CoreLogic, Inc.	(9)	SOFR + 6.50%	10.78%		6/4/2021	6/4/2029		67,488	67,177	67,404	0.14
Kwor Acquisition, Inc.	(4)(5)(11)	SOFR + 8.00%	12.20 PIK	%	2/28/2025	2/28/2030		2,200	2,200	2,200	0.00
Sedgwick Claims Management Services, Inc.	(4)(8)	SOFR + 5.00%	9.20%		7/31/2024	7/31/2032		230,000	228,036	230,000	0.49
Thevelia US, LLC	(4)(6)(9)	SOFR + 5.00%	9.00%		6/17/2022	6/17/2032		182,046	178,824	182,046	0.39

									476,237	481,650	1.02
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(8)	SOFR + 4.75%	8.93%		9/11/2025	9/11/2028		101,340	100,346	100,327	0.21
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.95%		7/30/2024	7/30/2032		58,594	58,094	57,221	0.12
CB Nike Holdco, LLC	(4)(11)	SOFR + 7.35%	11.55 PIK	%	11/25/2024	11/26/2029		223,509	219,830	219,041	0.48
Cloudera, Inc.	(9)	SOFR + 6.00%	10.26%		10/8/2021	10/8/2029		66,697	66,417	61,194	0.13
Delta Topco, Inc.	(8)	SOFR + 5.25%	9.24%		5/1/2024	12/1/2030		131,602	130,813	131,519	0.28
Denali Bidco, Ltd.	(4)(5)(6)(8)	9.80%	9.80 PIK	%	9/5/2025	9/5/2032	EUR	4,981	5,779	5,789	0.01
Denali Bidco, Ltd.	(4)(5)(6)(8)	11.20%	11.20 PIK	%	9/5/2025	9/5/2032	GBP	2,868	3,834	3,818	0.01
Flash Charm, Inc.	(4)(8)	SOFR + 6.75%	11.20%		3/2/2021	3/2/2029		27,051	26,904	21,912	0.05
IGT Holding II, AB	(4)(6)(8)	SOFR + 6.15%	10.19 PIK	%	8/13/2024	8/29/2033		135,874	133,731	135,194	0.29
INK BC Finco S.p.A.	(4)(6)(8)	E + 8.25%	10.33 PIK	%	7/17/2025	7/16/2033	EUR	14,283	16,239	16,433	0.04
Kaseya, Inc.	(5)(8)	SOFR + 5.00%	9.16%		3/20/2025	5/20/2033		125,000	123,951	125,391	0.27
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	10.88 (incl. 6.50 PIK	% % )	7/30/2021	7/30/2029		33,003	32,790	28,052	0.06
Maverick Bidco, Inc.	(4)(5)(10)	SOFR + 8.00%	12.31%		12/19/2023	5/18/2029		628	619	647	0.00
Maverick Bidco, Inc.	(10)	SOFR + 6.75%	11.21%		5/18/2021	5/18/2029		18,000	17,965	17,741	0.04
Maverick Bidco, Inc.	(4)(5)(10)	SOFR + 8.00%	12.31%		8/16/2024	5/18/2029		35,653	35,326	35,653	0.08
OT Luxco 2 S.à r.l.	(4)(5)(6)(8)	E + 8.75%	10.94 PIK	%	10/10/2024	9/30/2029	EUR	23,234	25,175	26,869	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt— non-controlled/ non-affiliated (continued)
Software (continued)
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 5.00%	9.00%	11/21/2024	11/21/2032		49,542	49,307	49,295	0.11
Teamsystem Holdco 3 S.p.A.	(4)(5)(6)(8)	E + 5.75%	7.78%	7/7/2025	7/7/2033	EU	R 41,546	48,222	48,289	0.10
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.82%	4/23/2021	4/23/2029		41,439	41,297	39,842	0.09

								1,036,293	1,023,900	2.22
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(4)(5)(11)	SOFR + 5.25%	9.47%	4/4/2025	12/31/2031		72,514	71,506	72,514	0.16
Icebox Holdco III, Inc.	(9)	SOFR + 6.50%	10.50%	12/22/2021	12/21/2029		14,000	13,886	14,298	0.03

								85,392	86,812	0.19

Total Second Lien Debt— non-controlled/non-affiliated								3,160,778	3,129,503	6.72

Total Second Lien Debt								3,160,778	3,129,503	6.72

Unsecured Debt
Unsecured Debt— non-controlled/ non-affiliated
Biotechnology
AbbVie, Inc.	(5)(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029		1,000	1,025	1,023	0.00
Amgen, Inc.	(5)(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028		1,000	1,021	1,023	0.00
Biogen, Inc.	(5)(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030		1,000	915	913	0.00
Gilead Sciences, Inc.	(5)(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030		1,000	889	887	0.00
Regeneron Pharmaceuticals, Inc.	(5)(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030		1,000	891	882	0.00

								4,741	4,728	0.00
Health Care Equipment & Supplies
Abbott Laboratories	(5)(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030		1,000	901	890	0.00
Alcon Finance Corp.	(5)(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030		1,000	930	926	0.00
Becton Dickinson & Co.	(5)(6)(8)	5.08%	5.08%	9/10/2024	6/7/2029		1,000	1,028	1,027	0.00
Boston Scientific Corp.	(5)(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030		1,000	938	936	0.00

								3,797	3,779	0.00
Health Care Technology
Healthcomp Holding Company, LLC	(4)(5)(8)	13.75%	13.75 PIK %	11/8/2023	11/8/2031		23,478	23,049	21,952	0.05
IT Services
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75 PIK %	9/19/2025	4/5/2031		29,385	28,802	28,798	0.06
Evergreen Services Group PIK Holdco, LLC	(4)(5)(8)	12.75%	12.75%	9/19/2025	4/5/2031		5,727	5,613	5,613	0.01
PPT Holdings III, LLC	(4)(5)(8)	12.75%	12.75 PIK %	3/25/2024	3/27/2034		9,409	9,245	9,644	0.02

								43,660	44,055	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Unsecured Debt—non-controlled/non-affiliated (continued)
Life Sciences Tools & Services
Thermo Fisher Scientific, Inc.	(5)(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029		1,000	1,029	1,030	0.00
Pharmaceuticals
Astrazeneca Finance, LLC	(5)(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029		1,000	1,026	1,026	0.00
Bristol-Myers Squibb, Co.	(5)(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029		1,000	1,027	1,027	0.00
Eli Lilly & Co.	(5)(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029		1,000	1,010	1,007	0.00
GlaxoSmithKline Capital, PLC	(5)(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029		1,000	979	976	0.00
Johnson & Johnson	(5)(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029		1,000	1,035	1,031	0.00
Merck & Co, Inc.	(5)(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030		1,000	1,014	1,008	0.00
Novartis Capital Corp.	(5)(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030		1,000	927	920	0.00
Novo Nordisk Finance Netherlands, BV	(5)(6)(8)	3.13%	3.13%	9/10/2024	1/21/2029	EUR	1,000	1,114	1,195	0.01
Pfizer, Inc.	(5)(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030		1,000	904	897	0.00
Roche Holdings, Inc.	(5)(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029		1,000	1,007	1,005	0.00
Takeda Pharmaceutical Co, Ltd.	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030		1,000	911	908	0.00
Teva Pharmaceutical Finance Netherlands III, BV	(5)(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026		1,000	979	983	0.00

								11,933	11,983	0.01

Total Unsecured Debt— non-controlled/ non-affiliated								88,209	87,527	0.15

Total Unsecured Debt								88,209	87,527	0.15

Structured Finance Obligations
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated
Financial Services
522 Funding CLO 2020-6, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 6.50%	11.04%	11/9/2021	10/23/2034		3,000	3,000	2,952	0.01
Allegro CLO VIII-S Ltd - Class E2	(4)(5)(6)(8)	SOFR + 8.00%	12.26%	10/3/2024	10/15/2037		2,000	2,000	2,052	0.00
Allegro CLO XVIII Ltd - Class E2	(4)(5)(6)(8)	SOFR + 7.50%	11.80%	10/30/2024	1/25/2038		2,225	2,225	2,260	0.00
Apidos CLO XXV - Class E1R3	(4)(5)(6)(8)	SOFR + 5.35%	9.62%	12/17/2024	1/20/2037		4,000	4,000	4,022	0.01
Apidos CLO XXXVI - Class E	(4)(5)(6)(8)	SOFR + 5.95%	10.48%	7/28/2021	7/20/2034		8,500	8,500	8,551	0.02
ARES LI CLO Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 6.25%	10.51%	11/1/2024	10/15/2037		4,000	4,000	4,051	0.01
Ares Loan Funding VI Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.40%	10.61%	5/24/2024	7/10/2037		2,000	2,000	2,021	0.00
Ares Loan Funding VIII Ltd - Class E	(4)(5)(6)(8)	SOFR + 5.25%	9.53%	12/19/2024	1/24/2038		3,000	3,000	3,026	0.01
Ares LVI CLO Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 5.35%	9.63%	12/27/2024	1/25/2038		9,000	9,000	9,068	0.02
Ares LX CLO LTD - Class E	(4)(5)(6)(8)	SOFR + 6.25%	10.78%	5/6/2021	7/18/2034		5,000	4,981	5,015	0.01
Ares LXII CLO, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.76%	11.04%	11/18/2021	1/25/2034		9,000	9,000	9,035	0.02
Bain Capital Credit CLO 2020-4 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 7.98%	12.25%	10/11/2023	10/20/2036		5,500	5,360	5,556	0.01
Bain Capital Credit CLO 2022-6 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.25%	10.52%	10/25/2024	1/22/2038		2,000	2,000	2,020	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Bain Capital Credit CLO 2024-3 Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.25%	10.51%	5/16/2024	7/16/2037	2,500	2,500	2,529	0.01
Balboa Bay Loan Funding 2021-2, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.60%	11.13%	10/20/2021	1/20/2035	7,000	6,950	7,008	0.01
Balboa Bay Loan Funding 2024-1 Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.25%	10.52%	5/17/2024	7/20/2037	2,300	2,300	2,334	0.00
Barings CLO Ltd 2018-II - Class ER	(4)(5)(6)(8)	SOFR + 6.90%	11.16%	8/9/2024	7/15/2036	4,000	4,000	4,050	0.01
Barings CLO Ltd 2019-IV - Class ER	(4)(5)(6)(8)	SOFR + 6.40%	10.66%	5/13/2024	7/15/2037	5,000	5,000	5,048	0.01
Barings CLO Ltd 2021-II - Class E	(4)(5)(6)(8)	SOFR + 6.25%	10.77%	7/14/2021	7/15/2034	6,000	6,000	6,000	0.01
Barings CLO Ltd 2021-III - Class E	(4)(5)(6)(8)	SOFR + 6.65%	11.18%	11/17/2021	1/18/2035	7,200	7,200	7,127	0.02
Barings CLO Ltd 2022-II - Class ER	(4)(5)(6)(8)	SOFR + 6.90%	11.16%	7/2/2024	7/15/2039	5,000	5,000	5,053	0.01
Barings CLO Ltd 2023-IV - Class E	(4)(5)(6)(8)	SOFR + 7.59%	11.86%	12/6/2023	1/20/2037	3,000	2,974	3,049	0.01
Benefit Street Partners CLO XXVI Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.00%	10.27%	7/3/2024	7/20/2037	3,000	3,000	3,040	0.01
Benefit Street Partners, LLC BSP 2020-21A - Class ER	(4)(5)(6)(8)	SOFR + 6.70%	11.22%	8/25/2021	10/15/2034	3,000	2,978	3,019	0.01
BlueMountain CLO XXIX Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.86%	11.40%	7/15/2021	7/25/2034	2,750	2,702	2,764	0.01
Broad River Ltd 2020-1 - Class ER	(4)(5)(6)(8)	SOFR + 6.50%	11.03%	5/17/2021	7/20/2034	7,000	6,960	7,018	0.02
Carlyle US CLO 2018-4, Ltd. - Class E1R	(4)(5)(6)(8)	SOFR + 6.43%	10.71%	7/23/2024	10/17/2037	1,000	972	1,015	0.00
Carlyle US CLO 2018-4, Ltd. - Class E2R	(4)(5)(6)(8)	SOFR + 7.86%	12.14%	7/23/2024	10/17/2037	5,000	5,023	5,155	0.01
Carlyle US CLO 2021-7, LTD. - Class ER	(4)(5)(6)(8)	SOFR + 5.50%	9.76%	3/26/2025	4/15/2040	4,650	4,650	4,694	0.01
Carlyle US CLO 2022-4 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.75%	11.03%	7/12/2024	7/25/2036	4,000	4,000	4,056	0.01
Carlyle US CLO 2023-5 Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.90%	12.18%	11/10/2023	1/27/2036	7,000	6,881	7,127	0.02
Carlyle US CLO 2024-8 Ltd - Class E	(4)(5)(6)(8)	SOFR + 5.50%	9.80%	11/22/2024	1/25/2037	4,000	4,000	4,054	0.01
Carlyle US CLO 2025-1, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.70%	10.02%	4/1/2025	4/25/2038	4,000	4,000	4,068	0.01
Carval CLO V-C, LTD. - Class E	(4)(5)(6)(8)	SOFR + 6.75%	11.27%	11/24/2021	10/15/2034	8,000	7,944	8,063	0.02
Carval CLO VI-C, LTD. - Class E	(4)(5)(6)(8)	SOFR + 7.33%	11.60%	4/22/2022	4/21/2034	8,750	8,687	8,815	0.02
Carval CLO VIII-C Ltd - Class E2R	(4)(5)(6)(8)	SOFR + 7.60%	11.87%	9/13/2024	10/22/2037	2,000	2,000	2,038	0.00
Carval CLO X-C Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.15%	10.42%	6/13/2024	7/20/2037	3,000	3,000	3,042	0.01
CarVal CLO XI C Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.35%	10.62%	8/14/2024	10/20/2037	3,000	3,000	3,057	0.01
CBAM 2017-1 LTD - Class ER2	(4)(5)(6)(8)	SOFR + 6.93%	11.20%	11/5/2024	1/20/2038	10,000	9,812	10,177	0.02
CBAM 2018-8 Ltd - Class E1R	(4)(5)(6)(8)	SOFR + 7.40%	11.66%	5/10/2024	7/15/2037	4,000	4,000	4,105	0.01
CBAM 2018-8 Ltd - Class E2R	(4)(5)(6)(8)	SOFR + 6.37%	10.63%	5/10/2024	7/15/2037	1,000	965	1,016	0.00
Dryden 112 CLO, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 7.75%	12.08%	11/9/2023	11/15/2036	4,900	4,800	4,841	0.01
Dryden 78 CLO Ltd - Class E1R	(4)(5)(6)(8)	SOFR + 7.70%	11.98%	4/4/2024	4/17/2037	4,000	4,000	4,077	0.01
Dryden 78 CLO Ltd - Class E2R	(4)(5)(6)(8)	SOFR + 6.63%	10.91%	4/4/2024	4/17/2037	1,000	980	1,011	0.00
Dryden 95 CLO, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.15%	10.73%	7/29/2021	8/20/2034	7,000	7,000	6,981	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Eaton Vance CLO 2019-1 Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 6.40%	10.66%	5/9/2024	7/15/2037	5,000	5,000	5,057	0.01
Elmwood CLO 30 Ltd - Class F	(4)(5)(6)(8)	SOFR + 7.25%	11.53%	5/22/2024	7/17/2037	4,500	4,502	4,448	0.01
Fort Washington CLO 2021-2, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.61%	11.14%	8/4/2021	10/20/2034	13,000	12,894	13,052	0.03
Galaxy 30 CLO Ltd - Class ER	(4)(5)(6)(8)	SOFR + 5.90%	10.16%	12/9/2024	1/15/2038	5,000	5,000	4,974	0.01
Galaxy 32 CLO Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.33%	11.60%	9/22/2023	10/20/2036	2,140	2,122	2,160	0.00
Galaxy 35 CLO, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.00%	9.30%	3/11/2025	4/20/2038	6,001	6,001	6,045	0.01
Goldentree Loan Management US CLO 15 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.50%	10.77%	8/18/2023	10/20/2036	6,500	6,447	6,537	0.01
Goldentree Loan Management US CLO 17, Ltd. - Class FR	(4)(5)(6)(8)	SOFR + 8.00%	12.32%	6/27/2025	1/20/2039	2,500	2,454	2,469	0.01
Goldentree Loan Management US CLO 18 Ltd - Class F	(4)(5)(6)(8)	SOFR + 8.50%	12.77%	10/20/2023	1/20/2037	5,000	4,939	5,000	0.01
GoldenTree Loan Management US CLO 23 Ltd - Class F	(4)(5)(6)(8)	SOFR + 7.75%	12.05%	11/26/2024	1/20/2039	3,500	3,474	3,449	0.01
Goldentree Loan Management US CLO 26, Ltd. - Class F	(4)(5)(6)(8)	SOFR + 7.83%	12.10%	7/9/2025	7/20/2038	3,000	2,970	2,983	0.01
Halseypoint CLO 5, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.94%	11.48%	11/19/2021	1/30/2035	9,500	9,365	9,417	0.02
Halseypoint CLO 7, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 6.59%	10.92%	6/6/2025	7/20/2038	6,900	6,832	6,971	0.01
Harvest US CLO 2025-1, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.35%	9.66%	8/13/2025	4/18/2038	3,000	3,016	3,022	0.01
HPS Loan Management 15-2019 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.80%	11.07%	2/8/2022	1/22/2035	4,000	3,971	4,011	0.01
HPS Loan Management 2024-20 Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.20%	10.48%	5/15/2024	7/25/2037	2,000	2,000	2,038	0.00
HPS Loan Management 2025-24 Ltd - Class E	(4)(5)(6)(8)	SOFR + 4.65%	8.89%	3/11/2025	4/25/2038	4,000	4,000	4,001	0.01
Invesco CLO 2022-3 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.75%	11.02%	9/30/2024	10/22/2037	3,500	3,486	3,535	0.01
Jamestown CLO XV, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 7.06%	11.32%	5/28/2024	7/15/2035	3,000	2,974	2,965	0.01
MidOcean Credit CLO XIII Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.80%	12.07%	11/16/2023	1/21/2037	9,500	9,172	9,628	0.02
MidOcean Credit CLO XIV Ltd - Class E2	(4)(5)(6)(8)	SOFR + 7.40%	11.66%	2/15/2024	4/15/2037	3,500	3,500	3,542	0.01
MidOcean Credit CLO XI Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 6.00%	10.27%	11/25/2024	1/18/2036	2,000	2,000	1,985	0.00
Morgan Stanley Eaton Vance CLO 2023-19A Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.10%	10.37%	10/16/2024	10/20/2037	2,200	2,200	2,177	0.00
Neuberger Berman Loan Advisers CLO 30, Ltd. - Class ER2	(4)(5)(6)(8)	SOFR + 5.15%	9.42%	12/23/2024	1/20/2039	3,500	3,500	3,494	0.01
New Mountain CLO 1 Ltd - Class ERR	(4)(5)(6)(8)	SOFR + 5.25%	9.51%	2/7/2025	1/15/2038	2,000	2,000	2,009	0.00
Northwoods Capital XI-B Ltd - Class ER	(4)(5)(6)(8)	SOFR + 7.35%	11.62%	7/3/2024	7/19/2037	3,412	3,359	3,423	0.01
Oaktree CLO 2019-3 Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 6.75%	11.02%	10/24/2024	1/20/2038	5,000	5,000	5,025	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Oaktree CLO 2022-2, Ltd. - Class ER2	(4)(5)(6)(8)	SOFR + 6.40%	10.66%	8/7/2025	10/15/2037	2,500	2,536	2,541	0.01
OCP CLO 2021-22, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 5.75%	10.02%	10/18/2024	10/20/2037	2,000	2,000	2,010	0.00
OCP CLO 2020-18 Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 6.25%	10.52%	7/30/2024	7/20/2037	1,000	1,000	1,020	0.00
OCP CLO 2017-13 Ltd - Class ER2	(4)(5)(6)(8)	SOFR + 5.90%	10.17%	11/5/2024	11/26/2037	5,000	5,000	4,999	0.01
Octagon 75, Ltd - Class E	(4)(5)(6)(8)	SOFR + 4.95%	9.24%	1/31/2025	1/22/2038	3,000	3,000	3,010	0.01
Octagon Investment Partners 41, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 7.13%	11.65%	9/24/2021	10/15/2033	2,500	2,492	2,475	0.01
Orion CLO 2024-4 LTD - Class E	(4)(5)(6)(8)	SOFR + 6.00%	10.27%	10/25/2024	10/20/2037	5,000	5,000	5,077	0.01
Palmer Square CLO 2015-1, Ltd. - Class DR4	(4)(5)(6)(8)	SOFR + 6.76%	11.08%	5/25/2021	5/21/2034	2,000	1,932	2,005	0.00
Palmer Square CLO 2023-3 Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.83%	12.10%	11/17/2023	1/20/2037	10,000	9,914	10,175	0.02
Parallel 2020-1 Ltd - Class DR	(4)(5)(6)(8)	SOFR + 6.50%	11.03%	6/14/2021	7/20/2034	3,500	3,443	3,448	0.01
Park Avenue Institutional Advisers CLO Ltd 2022-1 - Class D	(4)(5)(6)(8)	SOFR + 7.29%	11.56%	2/11/2022	4/20/2035	6,000	5,868	6,017	0.02
Pikes Peak CLO 10 - Class ER	(4)(5)(6)(8)	SOFR + 5.90%	10.17%	11/22/2024	1/22/2038	5,000	4,999	5,019	0.02
Pikes Peak CLO 17 Ltd - Class E	(4)(5)(6)(8)	SOFR + 5.75%	10.01%	11/1/2024	1/15/2038	4,000	3,999	4,065	0.02
Pikes Peak CLO 3 - Class ERR	(4)(5)(6)(8)	SOFR + 6.61%	11.15%	8/13/2021	10/25/2034	3,000	3,009	3,013	0.01
Pikes Peak CLO 8 - Class ER	(4)(5)(6)(8)	SOFR + 5.75%	10.02%	12/19/2024	1/20/2038	1,000	1,000	1,004	0.00
Post CLO 2022-1, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.75%	11.02%	2/15/2022	4/20/2035	5,000	4,982	5,013	0.01
Post CLO 2024-1, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.80%	11.07%	2/6/2024	4/20/2037	2,500	2,500	2,537	0.01
PPM CLO 5, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.50%	11.03%	9/17/2021	10/18/2034	4,800	4,800	4,678	0.01
Rad CLO 14, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.50%	11.02%	11/2/2021	1/15/2035	6,750	6,750	6,683	0.01
Rad CLO 16 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.50%	10.76%	5/3/2024	7/15/2037	5,000	5,000	4,989	0.01
Rad CLO 17 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.25%	10.52%	11/5/2024	1/20/2038	5,000	5,000	5,061	0.01
Rad CLO 22 Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.73%	12.00%	10/27/2023	1/20/2037	7,500	7,307	7,573	0.02
Rad CLO 25 Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.00%	10.27%	5/16/2024	7/20/2037	3,000	3,000	3,034	0.01
Rad CLO 3 Ltd - Class E1R2	(4)(5)(6)(8)	SOFR + 5.88%	10.14%	6/18/2024	7/15/2037	2,715	2,666	2,636	0.01
Rad CLO 3 Ltd - Class E2R2	(4)(5)(6)(8)	SOFR + 7.00%	11.26%	6/18/2024	7/15/2037	2,715	2,715	2,734	0.01
Rad CLO 9 Ltd - Class ER	(4)(5)(6)(8)	SOFR + 5.75%	10.01%	12/19/2024	1/15/2038	3,000	3,000	2,969	0.01
RAD CLO 27 Ltd - Class E	(4)(5)(6)(8)	SOFR + 5.30%	9.57%	1/22/2025	1/15/2038	10,000	10,000	10,056	0.02
RAD CLO 30, Ltd. - Class D	(4)(5)(6)(8)	SOFR + 5.10%	9.07%	8/14/2025	10/15/2038	3,000	3,000	3,011	0.01
Regatta IX Funding Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 6.83%	11.11%	4/10/2024	4/17/2037	3,820	3,900	3,850	0.01
Regatta XXI Funding Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.25%	10.51%	11/5/2024	10/15/2037	4,000	4,000	4,025	0.01
Regatta XXII Funding Ltd - Class ER	(4)(5)(6)(8)	SOFR + 6.15%	10.42%	10/10/2024	7/20/2035	2,000	2,000	2,011	0.00
RRX 7 Ltd - Class D	(4)(5)(6)(8)	SOFR + 6.85%	11.11%	2/18/2022	7/15/2035	5,000	4,963	5,014	0.01
Sagard-Halseypoint CLO 9, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.85%	10.15%	3/31/2025	4/20/2038	5,250	5,199	5,300	0.01
Sound Point CLO XXVII, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 6.56%	11.10%	10/1/2021	10/25/2034	5,000	4,930	4,651	0.01
Symphony CLO 44 Ltd - Class E	(4)(5)(6)(8)	SOFR + 6.15%	10.39%	5/20/2024	7/14/2037	2,500	2,500	2,546	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Tikehau US CLO VII, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.50%	9.77%	8/13/2025	2/25/2038		3,000	3,016	3,019	0.01
Trestles CLO IV, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 6.25%	10.78%	7/12/2021	7/21/2034		8,000	8,000	7,915	0.02
Trinitas CLO XVI Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.00%	11.53%	6/14/2021	7/20/2034		5,000	4,849	4,907	0.01
Vibrant CLO IV-R Ltd - Class E	(4)(5)(6)(8)	SOFR + 7.90%	12.17%	9/19/2024	10/20/2037		1,000	972	1,016	0.00
Vibrant CLO XIII, Ltd - Class ER	(4)(5)(6)(8)	SOFR + 7.59%	11.85%	11/1/2024	1/15/2038		3,250	3,220	3,294	0.01
Voya CLO 2019-4, Ltd. - Class ER	(4)(5)(6)(8)	SOFR + 6.71%	11.23%	12/14/2021	1/15/2035		8,250	8,133	8,271	0.02
Warwick Capital CLO 7, Ltd. - Class E	(4)(5)(6)(8)	SOFR + 5.25%	9.20%	8/15/2025	10/21/2038		5,000	5,000	5,025	0.01

								501,116	506,173	1.15

Total Structured Finance Obligations—Debt Instruments—non-controlled/ non-affiliated								501,116	506,173	1.15

Structured Finance Obligations— Equity Instruments— non-controlled/non-affiliated
Financial Services
Ballyrock CLO 20, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.59%	2/24/2025	10/15/2036		6,000	4,429	4,294	0.01
Ballyrock CLO 23, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.86%	6/26/2025	4/25/2038		5,000	3,414	3,251	0.01
Ballyrock CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.99%	5/28/2025	10/25/2037		12,500	9,233	9,194	0.02
Birch Grove CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.89%	11/15/2024	1/22/2038		11,000	10,977	11,046	0.02
Carlyle Euro CLO 2022-5 DAC - Subordinated Notes	(4)(6)	Estimated Yield:	13.12%	5/16/2025	4/25/2037	EUR	3,000	2,040	2,114	0.00
Carlyle Global Market Strategies Euro CLO 2014-1 DAC - Subordinated Notes	(4)(6)	Estimated Yield:	13.39%	5/2/2025	4/15/2038	EUR	11,473	8,329	9,475	0.02
Carval CLO XIII-C Ltd - Units	(4)(6)(7)			7/22/2025	4/21/2034		1,594	1,594	1,594	0.00
CVC Cordatus Loan Fund XXXIV DAC - Subordinated Notes	(4)(6)	Estimated Yield:	13.30%	2/14/2025	4/20/2038	EUR	3,250	3,325	3,901	0.01
Elmwood CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.48%	9/10/2025	4/20/2035		17,381	8,811	8,626	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/ non-affiliated (continued)
Financial Services (continued)
Elmwood CLO 18, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.12%	3/4/2025	7/17/2037	4,000	2,101	1,945	0.00
Elmwood CLO II, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	6.53%	11/21/2024	4/20/2034	8,650	5,716	4,335	0.01
Flatiron CLO 21, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	14.03%	5/5/2025	7/19/2034	3,000	1,948	1,944	0.00
Flatiron RR CLO 30, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.82%	3/24/2025	4/15/2038	7,000	5,790	6,429	0.01
Galaxy 34 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.62%	9/26/2024	10/20/2037	20,000	17,340	16,133	0.03
Galaxy 35 CLO, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.82%	3/11/2025	4/20/2038	17,490	16,094	16,937	0.04
Galaxy CLO Warehouse 2025-1, Ltd. - Units	(4)(6)(7)			7/11/2025	10/8/2026	5,532	5,532	5,532	0.01
Generate CLO 15, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	15.08%	5/20/2025	7/20/2037	6,000	3,794	3,740	0.01
Generate CLO 7, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	14.11%	1/31/2025	4/22/2037	10,000	5,347	4,651	0.01
HPS Freshwater Warehouse Parent, Ltd. - Units	(4)(6)(7)			8/8/2025	10/8/2026	3,960	3,960	3,960	0.01
HPS Loan Management 2025-24, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.97%	3/11/2025	4/25/2038	10,000	8,704	8,560	0.02
MidOcean Credit CLO XIX - Subordinated Notes	(4)(6)	Estimated Yield:	8.84%	6/24/2025	7/20/2036	9,000	6,998	6,880	0.01
MidOcean Credit CLO XV, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.73%	5/10/2024	7/21/2037	5,000	3,436	2,938	0.01
MidOcean Credit CLO XX - Units	(4)(6)(7)			6/18/2025	10/8/2028	7,133	7,133	7,133	0.02
New Mountain CLO 6, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.85%	8/23/2024	10/15/2037	18,750	15,646	14,598	0.04
New Mountain CLO 6, Ltd. - Class M	(4)(6)			8/23/2024	10/15/2037	1,875	0	294	0.00
New Mountain CLO 7, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.21%	8/23/2024	3/31/2038	19,368	16,899	15,676	0.03
OCP CLO 2022-25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.24%	9/11/2025	7/20/2037	10	5,744	6,298	0.01
Pikes Peak Bravo - Units	(4)(6)(7)			9/15/2025	9/5/2027	563	563	563	0.00
Pikes Peak CLO 10 - Subordinated Notes	(4)(6)	Estimated Yield:	11.95%	12/10/2024	1/22/2038	5,200	3,190	3,089	0.01
Rad CLO 25, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.18%	5/16/2024	7/20/2037	5,000	4,066	3,748	0.01
RAD CLO 26, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.83%	8/7/2024	10/20/2037	7,180	6,080	5,854	0.01
RAD CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	12.95%	12/11/2024	1/15/2038	29,325	26,823	25,657	0.05
Regatta Kilo - Units	(4)(6)(7)			6/13/2025	10/8/2028	4,047	4,047	4,047	0.01
Regatta XXIX Funding, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.81%	7/28/2025	9/6/2037	7,500	6,234	6,186	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/ non-affiliated (continued)
Financial Services (continued)
Signal Peak CLO 11, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.52%	6/5/2024	7/18/2037	5,000	4,198	4,107	0.01
Signal Peak CLO 14, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.46%	12/20/2024	1/22/2038	26,000	20,237	20,630	0.04
Sixth Street CLO 27, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	9.99%	11/1/2024	1/17/2038	16,500	13,371	13,111	0.03
Sixth Street CLO XXI, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.72%	9/12/2024	10/21/2037	8,000	5,602	5,206	0.01
Sixth Street CLO XXII, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	11.83%	8/1/2025	4/22/2036	6,500	4,664	4,668	0.01
Vibrant CLO XVI, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	13.92%	7/26/2024	7/15/2036	12,000	8,284	7,471	0.02
Wellfleet CLO 2025-1, Ltd. - Units	(4)(6)(7)			4/8/2025	4/4/2027	7,350	7,350	7,542	0.02
Whitebox CLO V, Ltd. - Subordinated Notes	(4)(6)	Estimated Yield:	10.29%	4/3/2025	7/20/2038	20,500	17,632	17,847	0.04

							316,675	311,204	0.66

Total Structured Finance Obligations—Equity Instruments— non-controlled/non-affiliated							316,675	311,204	0.66

Total Structured Finance Obligations— non-controlled/non-affiliated							817,791	817,377	1.81

Total Structured Finance Obligations							817,791	817,377	1.81

Equity and other
Equity and other— non-controlled/non-affiliated
Aerospace & Defense
Loar Holdings, Inc. - Common Equity	(6)			4/25/2024		486,083	6,735	38,887	0.08
Micross Topco, Inc. - Common Equity	(4)			3/28/2022		116	125	176	0.00

							6,860	39,063	0.08
Air Freight & Logistics
AGI Group Holdings, LP - Class A-2 Common Units	(4)			6/11/2021		1,674	1,674	2,723	0.01
Mode Holdings, LP - Class A-2 Common Units	(4)			1/7/2021		1,076,923	1,077	582	0.00
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		13,857	58,838	22,267	0.05

							61,589	25,572	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—non-controlled/non-affiliated (continued)
Biotechnology
Axsome Therapeutics, Inc. - Common Stock	(6)			5/6/2025		70,304	7,532	8,538	0.02
Moderna, Inc. - Common Stock	(6)			9/12/2024		12,613	983	326	0.00

							8,515	8,864	0.02
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023		48,476	1,212	182	0.00
Commercial Services & Supplies
Genstar Neptune Blocker, LLC - Blocker Units	(4)			12/2/2024		3,982	6,280	6,897	0.01
Genstar Neptune Blocker, LLC - Class Z Units	(4)			12/2/2024		1,041	1,482	1,635	0.00
Genstar Neptune Blocker, LLC - Blocker Note	(4)			12/2/2024		159,782	160	160	0.00
GTCR Investors, LP - Class A-1 Common Units	(4)			9/29/2023		893,584	894	1,138	0.00
GTCR/Jupiter Blocker, LLC - Class Z Units	(4)			12/2/2024		749	1,067	1,177	0.00
GTCR/Jupiter Blocker, LLC - Blocker Note	(4)			12/2/2024		115,036	115	115	0.00
Jupiter Ultimate Holdings, LLC - Class A Common Units	(4)			11/8/2024		3	2	2	0.00
Jupiter Ultimate Holdings, LLC - Class B Common Units	(4)			11/8/2024		5,082	3,981	4,077	0.01
Jupiter Ultimate Holdings, LLC - Class C Common Units	(4)			11/8/2024		5,084,731	4,037	4,729	0.01
RC VI Buckeye Holdings, LLC - LLC Units	(4)			1/2/2025		6,589,068	6,589	7,248	0.02

							24,607	27,178	0.05
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			12/10/2021		3	3,308	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023		1	390	0	0.00

							3,698	0	0.00
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	8/3/2021		29,194,330	28,734	41,112	0.09
DTA, LP - Class A Common Units	(4)			3/25/2024		2,612,843	2,613	4,220	0.01

							31,347	45,332	0.10
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Common Units	(4)			10/1/2021		12,870	10,914	13,391	0.03
Point Broadband Holdings, LLC - Class B Common Units	(4)			10/1/2021		685,760	1,955	2,482	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—non-controlled/non-affiliated (continued)
Diversified Telecommunication Services (continued)
Point Broadband Holdings, LLC - Class Additional A Common Units	(4)			3/24/2022		2,766	2,346	2,878	0.01
Point Broadband Holdings, LLC - Class Additional B Common Units	(4)			3/24/2022		147,380	420	534	0.00

							15,635	19,285	0.05
Electrical Equipment
Griffon Aggregator, Ltd. - LP Interest	(4)			7/31/2025		3,272,887	3,273	3,273	0.01
Electronic Equipment, Instruments & Components
NSI Parent, LP - Class A Common Units	(4)			12/23/2024		3,272,884	3,273	3,895	0.01
Spectrum Safety Solutions Purchaser, LLC - Common Equity	(4)(6)			7/1/2024		22,774,695	22,774	26,645	0.06

							26,047	30,540	0.07
Financial Services
THL Fund IX Investors (Plymouth II), LP - LP Interest	(4)			8/31/2023		621,964	622	1,033	0.00
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)			9/10/2021		4,853	4,853	2,427	0.01
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	(4)		11.50%	2/25/2022		12,237,213	11,870	14,103	0.03
CD&R Artemis Holdco 2, Limited - Preferred Shares	(4)(6)		10.00%	8/19/2021		33,000,000	43,662	61,277	0.13
CD&R Ulysses Equity Holdings, LP - Common Shares	(4)(6)			8/19/2021		6,000,000	6,090	4,620	0.01
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			5/26/2021		12,472	2,220	299	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			5/26/2021		6,716	1,195	161	0.00
Maia Aggregator, LP - Class A Units	(4)			2/1/2022		19,700,000	19,700	17,730	0.04
NC Eve, LP - LP Interest	(4)(6)			2/22/2022		2,500,000	3,398	0	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		10,966,377	0	0	0.00

							88,135	98,190	0.21
Health Care Technology
Azalea Parent Corp. - Series A-1 Preferred Shares	(4)		12.75 PIK %	4/30/2024		91,500	89,213	107,238	0.23
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	(4)(6)			10/28/2022		988,290	988	109	0.00
Caerus Midco 2 S.à r.l. - Vehicle Units	(4)(6)			5/25/2022		4,941,452	4,941	4,596	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other— non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Healthcomp Holding Company, LLC - Preferred Interest	(4)		6.00%	11/8/2023		18,035	1,804	739	0.00

							96,946	112,682	0.24
Insurance
SelectQuote, Inc. - Warrants	(4)(6)			10/11/2024		2,204,746	0	485	0.00
Shelf Holdco, Ltd. - Common Equity	(4)(6)			12/30/2022		1,300,000	1,300	4,940	0.01

							1,300	5,425	0.01
IT Services
NC Ocala Co-Invest Beta, LP - LP Interest	(4)			11/12/2021		25,687,196	25,687	29,797	0.06
Life Sciences Tools & Services
Falcon Top Parent, LLC - Class A Common Units	(4)			11/6/2024		4,440,995	4,441	4,441	0.01
Pharmaceuticals
Elanco Animal Health, Inc. - Royalty Equity	(4)(6)			5/5/2025		75,000,000	73,746	77,915	0.17
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		1,289	1,175	1,144	0.00
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		1,378	1,378	1,479	0.00
OHCP V TC COI, LP - LP Interest	(4)			6/29/2021		6,500,000	6,500	16,055	0.03
Tricor Horizon - LP Interest	(4)(6)			6/13/2022		14,886,548	14,887	15,780	0.03
Trinity Air Consultants Holdings Corp. - Common Units	(4)			6/12/2024		4,797	5	12	0.00
Victors CCC Topco, LP - Common Equity	(4)			6/1/2022		9,600,000	9,600	16,992	0.04

							33,545	51,462	0.10
Real Estate Management & Development
Community Management Holdings Parent, LP - Series A Preferred Units	(4)		8.00%	11/1/2024		1,783,823	1,784	1,927	0.00
Software
AI Titan Group Holdings, LP - Class A-2 Common Units	(4)			8/28/2024		1,103	1,103	1,273	0.00
Connatix Parent, LLC - Class L Common Units	(4)			7/14/2021		126,136	1,388	628	0.00
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		937,585	4,060	0	0.00
Expedition Holdco, LLC - Common Units	(4)			2/24/2022		810,810	810	605	0.00
Knockout Intermediate Holdings I, Inc. - Perpetual Preferred Stock	(4)	SOFR + 10.75%	14.73%	6/23/2022		26,899	26,226	42,029	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other— non-controlled/non-affiliated (continued)
Software (continued)
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)		10.50%		7/30/2021		31,950,000	30,992	36,191	0.08
Mimecast Limited - LP Interest	(4)				5/3/2022		75,088,584	75,089	82,597	0.18
Mitratech Holdings, Inc. - Class A Preferred Shares	(4)		13.50%		12/19/2023		1,872	1,830	2,394	0.01
TPG IX Newark CI, LP - LP Interest	(4)				10/26/2023		3,891,673	3,892	3,892	0.01
TravelPerk, Inc. - Warrants	(4)(6)				5/2/2024		244,818	2,101	6,302	0.01
Zoro - Common Equity	(4)				11/22/2022		1,195,880	11,959	14,829	0.03
Zoro - Series A Preferred Shares	(4)	SOFR + 9.50%	13.48%		11/22/2022		31,731	30,620	45,534	0.10

								190,070	236,274	0.51
Transportation Infrastructure
Enstructure, LLC - Series A-1 Units	(4)				8/15/2025		6,948,125	2,154	3,727	0.01
Enstructure, LLC - Preferred Equity	(4)		11.21% PIK		8/15/2025		1,350,727	1,331	1,330	0.00
Ncp Helix Holdings, LLC - Preferred Shares	(4)		8.00%		8/3/2021		1,128,694	865	1,627	0.00

								4,350	6,684	0.01

Total Equity and other— non-controlled/non-affiliated								708,262	827,546	1.77

Equity and other— non-controlled/affiliated
Aerospace & Defense
Align Precision Group, LLC - Class A-3 Units	(4)(16)				7/3/2025		11,137	996	4,564	0.01
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)				11/1/2021		265,556	558	1,074	0.00
Electric Utilities
Port Arthur LNG Phase II Intermediate Company, LLC - Class B Units	(4)(7)(16)		7.60 PIK	%	9/22/2025		69,729,468	666,155	666,155	1.43
Media
DMS Topco, LLC - Class A Common Units	(4)(6)(16)				3/11/2025		133,433	5,432	5,005	0.01

Total Equity and other— non-controlled/affiliated								673,141	676,798	1.45

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings, LP - LP Interest	(4)(6)(16)			4/14/2023		3,943	0	0	0.00
Financial Services
Blackstone Private Real Estate Credit and Income Fund - Common Shares	(4)(6)(16)			6/1/2025		7,506,209	190,000	192,835	0.41
Specialty Lending Company, LLC - LLC Interest	(4)(6)(16)			10/19/2021		371,979,000	371,979	375,922	0.80

							561,979	568,757	1.21
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)			9/28/2023		134,166,603	0	0	0.00
Oil, Gas & Consumable Fuels
Pibb Member Holdings, LLC - LP Interest	(4)(6)(16)			11/22/2024		225,000,000	214,844	225,450	0.48
Professional Services
Material+ Holding Company, LLC - Class C Units	(4)(16)			6/14/2024		63,589	0	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)			1/7/2021		1,500,000	1,421	1,681	0.00

Total Equity and other— controlled/affiliated (excluding Investments in Joint Ventures)							778,244	795,888	1.69

Total Equity and other							2,159,647	2,300,232	4.91

Investments in Joint Ventures
BCRED Emerald JV LP - LP Interest	(6)(16)			1/19/2022			1,815,000	1,721,886	3.68
BCRED Verdelite JV LP - LP Interest	(6)(16)			10/21/2022			117,706	113,967	0.24

Total Investments in Joint Ventures							1,932,706	1,835,853	3.92

Total Investments— non-controlled/non-affiliated							73,270,661	72,926,002	156.05
Total Investments— non-controlled/affiliated							704,663	708,337	1.52
Total Investments—controlled/affiliated (excluding Investments in Joint Ventures)							1,170,164	1,060,926	2.25
Total Investments—Investments in Joint Ventures							1,932,706	1,835,853	3.92

Total Investment Portfolio							77,078,194	76,531,118	163.74

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund - Premier Class			4.09%				188,486	188,486	0.40
Fidelity Investments Money Market Treasury Portfolio - Class I			4.01%				44,267	44,267	0.09
Dreyfus Treasury Obligations Cash Management			3.90%				16,264	16,264	0.03
Other Cash and Cash Equivalents							1,912,986	1,912,986	4.09

Total Cash and Cash Equivalents							2,162,003	2,162,003	4.61

Total Portfolio Investments, Cash and Cash Equivalents							$79,240,197	$78,693,121	168.35%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in U.S. Dollars. As of September 30, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments and structured finance obligations, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2025. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.
(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2025, non-qualifying assets represented 24.2% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2026	$6,303	$—
Abacus Holdco 2, Oy	Delayed Draw Term Loan	10/11/2027	181	—
Accuity Delivery Systems, LLC	Revolver	5/29/2031	29,497	(147)
Accuity Delivery Systems, LLC	Delayed Draw Term Loan	5/29/2026	88,690	(443)
ACI Group Holdings, Inc.	Revolver	8/2/2027	10,311	—
Acumatica Holdings, Inc.	Revolver	7/28/2032	10,565	(106)
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,344	—
AI Altius US Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	39,500	—
AI Titan Parent, Inc.	Delayed Draw Term Loan	9/30/2026	22,055	(110)
AI Titan Parent, Inc.	Revolver	8/29/2031	13,784	(138)
Align Precision Group, LLC	Delayed Draw Term Loan	4/3/2030	1,844	—
Allium Buyer, LLC	Revolver	5/2/2029	249	(7)
Alpine Intel Intermediate 2, LLC	Delayed Draw Term Loan	12/20/2026	39,281	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	2/19/2027	33,472	—
Amerilife Holdings, LLC	Revolver	8/31/2028	57,772	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	6/17/2026	9,691	—
Amerilife Holdings, LLC	Delayed Draw Term Loan	2/28/2027	41,321	(103)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Ampirical Solutions, LLC	Delayed Draw Term Loan	9/30/2027	43,992	(220)
Ampirical Solutions, LLC	Revolver	9/30/2032	11,731	(117)
Analytic Partners, LP	Revolver	4/4/2030	4,891	(37)
Anaplan, Inc.	Revolver	6/21/2028	47,983	(960)
Apex Companies, LLC	Delayed Draw Term Loan	8/28/2026	5,507	—
Aptean, Inc.	Revolver	1/29/2031	4,239	—
Aptean, Inc.	Delayed Draw Term Loan	2/14/2027	9,045	—
Armada Parent, Inc.	Delayed Draw Term Loan	6/9/2027	11,250	(56)
Armada Parent, Inc.	Revolver	10/29/2030	22,500	—
Arnhem BidCo, GmbH	Delayed Draw Term Loan	10/1/2027	57,055	(306)
Ascend Buyer, LLC	Revolver	9/30/2028	8,655	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Atlas CC Acquisition Corp.	Revolver	5/25/2029	12,839	—
Atlas CC Acquisition Corp.	Revolver	5/25/2029	14,403	(324)
Atlas Securitized Products Funding 2, LP	Revolver	4/10/2026	3,310	—
AuditBoard, Inc.	Delayed Draw Term Loan	7/12/2026	38,443	(192)
AuditBoard, Inc.	Revolver	7/12/2031	15,377	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2027	45,195	—
Axsome Therapeutics, Inc.	Delayed Draw Term Loan	5/31/2026	45,195	—
Azurite Intermediate Holdings, Inc.	Revolver	3/19/2031	6,840	—
Baker Tilly Advisory Group, LP	Delayed Draw Term Loan	6/3/2027	95,459	(955)
Baker Tilly Advisory Group, LP	Revolver	6/3/2030	74,077	—
Bamboo US BidCo, LLC	Delayed Draw Term Loan	11/20/2026	12,824	—
Bamboo US BidCo, LLC	Delayed Draw Term Loan	11/20/2026	995	—
Bamboo US BidCo, LLC	Revolver	9/29/2029	6,470	—
Banyan Software Holdings, LLC	Revolver	1/2/2031	5,799	(29)
Banyan Software Holdings, LLC	Delayed Draw Term Loan	1/2/2027	5,591	—
Bayshore Intermediate #2, LP	Revolver	10/1/2027	20,406	—
Bazaarvoice, Inc.	Revolver	5/7/2029	60,787	—
Bidco 76 S.p.A.	Delayed Draw Term Loan	12/10/2027	24,179	—
Bimini Group Purchaser, Inc.	Revolver	4/26/2031	29,847	—
Bimini Group Purchaser, Inc.	Delayed Draw Term Loan	5/19/2027	34,906	(175)
Biotouch Global Solutions, Inc.	Delayed Draw Term Loan	8/27/2027	29,503	—
Biotouch Global Solutions, Inc.	Revolver	8/27/2032	8,851	(133)
Bluefin Holding, LLC	Revolver	9/12/2029	7,533	—
Bradyplus Holdings, LLC	Delayed Draw Term Loan	10/31/2025	4,306	—
Brave Parent Holdings, Inc.	Revolver	11/28/2030	26,868	—
Brilliance Technologies, Inc.	Revolver	3/11/2032	52,952	(132)
Brilliance Technologies, Inc.	Delayed Draw Term Loan	9/11/2027	109,294	(68)
Caerus US 1, Inc.	Revolver	5/25/2029	35,995	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	101,715	—
Cambrex Corp.	Revolver	3/5/2032	15,014	(150)
Cambrex Corp.	Delayed Draw Term Loan	3/5/2027	17,158	(86)
Cambrex Corp.	Delayed Draw Term Loan	3/24/2026	39,942	—
Canadian Hospital Specialties, Ltd.	Revolver	4/15/2027	1,972	—
Capstone Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/29/2026	8,261	(31)
Carr Riggs & Ingram Capital, LLC	Revolver	11/18/2031	10,323	(52)
Carr Riggs & Ingram Capital, LLC	Delayed Draw Term Loan	11/18/2026	17,811	—
Carval CLO XIII-C Ltd	Structured Finance Obligations—Equity Instruments	10/8/2028	7,781	—
Castle Management Borrower, LLC	Revolver	11/3/2029	3,250	—
CCI Buyer, Inc.	Revolver	5/13/2032	6,767	(68)
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	43,967	(497)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Revolver	10/2/2029	30,858	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Channelside AcquisitionCo, Inc.	Revolver	3/31/2028	18,758	—
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/9/2027	30,287	(76)
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	7,000	—
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	8,750	—
Chartwell Cumming Holding, Corp.	Revolver	11/16/2029	43,822	—
Chartwell Cumming Holding, Corp.	Delayed Draw Term Loan	11/22/2025	3,887	—
Chartwell Cumming Holding, Corp.	Delayed Draw Term Loan	2/14/2027	38,496	(192)
Cielo Bidco, Ltd.	Delayed Draw Term Loan	3/31/2030	700	(7)
Cielo Bidco, Ltd.	Delayed Draw Term Loan	12/31/2030	59	(1)
Cisive Holdings Corp.	Revolver	12/8/2027	4,445	(89)
Citrin Cooperman Advisors, LLC	Delayed Draw Term Loan	4/1/2027	273	—
Clearview Buyer, Inc.	Revolver	2/26/2029	11,857	—
Clydesdale Acquisition Holdings, Inc.	Delayed Draw Term Loan	12/16/2025	164	—
CohnReznick Advisory, LLC	Delayed Draw Term Loan	3/31/2027	3,418	—
Commander Buyer, Inc.	Revolver	6/26/2032	29,425	(294)
Commander Buyer, Inc.	Delayed Draw Term Loan	6/26/2027	44,138	(221)
Community Management Holdings Midco 2, LLC	Revolver	11/1/2031	6,656	—
Community Management Holdings Midco 2, LLC	Delayed Draw Term Loan	7/8/2027	26,414	—
Community Management Holdings Midco 2, LLC	Delayed Draw Term Loan	1/8/2026	1,420	—
Compsych Investments Corp.	Delayed Draw Term Loan	7/22/2027	20,230	(51)
Connatix Buyer, Inc.	Revolver	7/14/2027	8,473	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	4/9/2026	3,119	—
Consor Intermediate II, LLC	Delayed Draw Term Loan	5/10/2026	26,219	(131)
Consor Intermediate II, LLC	Revolver	5/10/2031	11,850	—
Continental Buyer, Inc.	Revolver	4/2/2031	4,282	—
Continental Buyer, Inc.	Delayed Draw Term Loan	8/14/2027	16,925	—
Continental Buyer, Inc.	Revolver	4/2/2031	6,862	(34)
Coupa Software, Inc.	Delayed Draw Term Loan	6/3/2027	164	(2)
Coupa Software, Inc.	Revolver	2/27/2029	126	(1)
CRCI Longhorn Holdings, Inc.	Revolver	8/27/2031	11,110	—
CRCI Longhorn Holdings, Inc.	Delayed Draw Term Loan	8/27/2026	16,678	(83)
Creek Parent, Inc.	Revolver	12/18/2031	19,175	(336)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,745	—
Crumbl Enterprises, LLC	Revolver	4/30/2032	5,763	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	11,130	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	34,417	(344)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	7/10/2027	10,132	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/5/2027	10,080	—
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	7/10/2027	6,165	—
CyrusOne Revolving Warehouse	Revolver	7/2/2027	137,088	—
Databricks, Inc.	Delayed Draw Term Loan	7/3/2026	117,000	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	14,588	—
Denali Bidco, Ltd.	Delayed Draw Term Loan	9/5/2027	241	—
Denali Intermediate Holdings, Inc.	Revolver	8/26/2032	4,972	(50)
Denali TopCo, LLC	Delayed Draw Term Loan	8/26/2028	27,099	(135)
Denali TopCo, LLC	Revolver	8/26/2032	13,007	(130)
Diligent Corp.	Delayed Draw Term Loan	4/30/2026	50,000	—
Diligent Corp.	Revolver	8/2/2030	29,667	—
Discovery Education, Inc.	Revolver	4/9/2029	17,513	—
Divisions Holding Corp.	Revolver	4/17/2032	8,086	(81)
DM Intermediate Parent, LLC	Revolver	9/30/2030	30,960	(464)
DM Intermediate Parent, LLC	Delayed Draw Term Loan	9/30/2026	46,461	(348)
Doit International, Ltd.	Delayed Draw Term Loan	11/25/2027	66,711	(500)
Doit International, Ltd.	Revolver	11/26/2029	33,356	—
Dropbox, Inc.	Delayed Draw Term Loan	12/10/2026	709,741	(3,549)
Dropbox, Inc.	Delayed Draw Term Loan	3/15/2026	455,182	(1,796)
DTA Intermediate II, Ltd.	Revolver	3/27/2030	5,184	—
DTI Holdco, Inc.	Revolver	1/25/2029	16,000	(2,354)
Duro Dyne National Corp.	Delayed Draw Term Loan	11/15/2026	34,499	(172)
Duro Dyne National Corp.	Revolver	11/15/2031	33,579	—
Dwyer Instruments, LLC	Revolver	7/20/2029	6,688	—
Dwyer Instruments, LLC	Delayed Draw Term Loan	11/20/2026	6,062	(30)
Eagan Parent, Inc.	Delayed Draw Term Loan	9/8/2027	5,311	—
Eagan Parent, Inc.	Revolver	9/8/2032	2,833	(14)
East River Bidco, GmbH	Delayed Draw Term Loan	3/26/2028	39	—
Eden Acquisitionco, Ltd.	Delayed Draw Term Loan	11/17/2025	2,386	(32)
Eden Acquisitionco, Ltd.	Delayed Draw Term Loan	11/17/2025	2,153	—
Edison Bidco, AS	Delayed Draw Term Loan	12/18/2026	17,623	—
Edison Bidco, AS	Delayed Draw Term Loan	12/18/2026	679	—
Electro Switch Business Trust, LLC	Revolver	9/2/2032	22,258	—
ELK Bidco, Inc.	Revolver	6/13/2032	13,471	(67)
ELK Bidco, Inc.	Delayed Draw Term Loan	12/13/2027	14,968	(37)
EMB Purchaser, Inc.	Delayed Draw Term Loan	3/13/2028	50,508	—
EMB Purchaser, Inc.	Revolver	3/12/2032	18,308	(183)
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2027	12,036	—
Endeavor Schools Holdings, LLC	Delayed Draw Term Loan	1/3/2027	20,926	—
Enstructure, LLC	Delayed Draw Term Loan	6/10/2026	83,228	(624)
ENV Bidco, AB	Delayed Draw Term Loan	12/13/2028	31,618	(402)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
eResearchTechnology, Inc.	Delayed Draw Term Loan	1/17/2027	135,205	—
eResearchTechnology, Inc.	Revolver	10/17/2031	78,568	(786)
Essential Services Holding Corp.	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp.	Revolver	6/17/2030	7,245	—
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	—
Excelitas Technologies Corp.	Revolver	8/12/2028	14,780	—
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	40,111	(201)
Experity, Inc.	Revolver	2/24/2028	13,452	—
Falcon Parent Holdings, Inc.	Delayed Draw Term Loan	8/15/2027	12,467	(94)
Falcon Parent Holdings, Inc.	Revolver	11/6/2031	13,422	—
Fastener Distribution Holdings, LLC	Delayed Draw Term Loan	10/31/2026	41,834	—
Fern Bidco, Ltd.	Delayed Draw Term Loan	7/3/2027	19,787	—
Flexera Software, LLC	Revolver	8/15/2032	13,582	(34)
Foundation Risk Partners Corp.	Revolver	10/29/2029	16,269	(244)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	2/26/2027	24,871	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	(3)
Frontline Road Safety, LLC	Delayed Draw Term Loan	3/4/2028	2,130	—
Frontline Road Safety, LLC	Revolver	3/4/2032	11,449	—
FusionSite Midco, LLC	Revolver	11/17/2029	12,260	(276)
FusionSite Midco, LLC	Delayed Draw Term Loan	4/30/2026	14,683	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	(132)
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	15,123	—
Galaxy CLO Warehouse 2025-1, Ltd.	Structured Finance Obligations—Equity Instruments	10/8/2026	22,218	—
Galileo Pharma Bidco S.p.A.	Term Loan	10/7/2032	20,579	—
Galileo Pharma Bidco S.p.A.	Delayed Draw Term Loan	10/7/2028	4,116	—
Galway Borrower, LLC	Revolver	9/29/2028	16,060	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	1,643	—
Gannett Fleming, Inc.	Revolver	8/5/2030	37,324	(560)
Gatekeeper Systems, Inc.	Delayed Draw Term Loan	8/27/2026	42,075	—
Gatekeeper Systems, Inc.	Revolver	8/28/2030	12,318	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	—
Gigamon, Inc.	Revolver	3/10/2028	7,732	—
Gimlet Bidco, GmbH	Delayed Draw Term Loan	4/23/2027	6,254	—
Granicus, Inc.	Revolver	1/17/2031	4,284	—
Granicus, Inc.	Delayed Draw Term Loan	8/2/2026	1,431	(7)
Great Day Improvements, LLC	Revolver	6/13/2030	5,914	(222)
Grid Alliance Partners, LLC	Delayed Draw Term Loan	7/1/2027	23,338	—
Grid Alliance Partners, LLC	Revolver	7/1/2030	15,162	(152)
Griffon Bidco, Inc.	Delayed Draw Term Loan	9/30/2027	21,819	—
Griffon Bidco, Inc.	Revolver	7/31/2031	21,819	(218)
Ground Penetrating Radar Systems, LLC	Delayed Draw Term Loan	7/2/2027	20,297	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Ground Penetrating Radar Systems, LLC	Revolver	1/2/2032	10,846	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	3,720	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3,000	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	5/16/2027	3,214	(8)
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(22)
Guardian Bidco, Inc.	Delayed Draw Term Loan	8/14/2028	3,881	(39)
Gusto Sing Bidco Pte, Ltd.	Delayed Draw Term Loan	11/15/2027	102	(1)
Helix TS, LLC	Delayed Draw Term Loan	12/20/2026	27,421	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	7/18/2027	55,411	—
HMH Education, Inc.	Revolver	4/7/2027	18,750	(1,724)
Home Service TopCo IV, Inc.	Revolver	12/30/2027	19,964	(214)
Horizon CTS Buyer, LLC	Delayed Draw Term Loan	3/28/2027	11,718	(59)
Horizon CTS Buyer, LLC	Revolver	3/28/2032	9,960	—
HPS Freshwater Warehouse Parent, Ltd.	Structured Finance Obligations—Equity Instruments	10/8/2026	7,040	—
Icefall Parent, Inc.	Revolver	1/17/2030	8,637	—
IEM New Sub 2, LLC	Delayed Draw Term Loan	8/8/2026	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2028	55,717	—
Imagine 360, LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360, LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures, LLC	Revolver	4/29/2030	7,433	—
Inception Fertility Ventures, LLC	Delayed Draw Term Loan	4/29/2026	61,644	—
INK BC Bidco S.p.A.	Delayed Draw Term Loan	7/16/2028	21,206	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/23/2026	8,970	(24)
Integrity Marketing Acquisition, LLC	Revolver	8/25/2028	2,861	(14)
IQN Holding Corp.	Revolver	5/2/2028	2,864	—
IRI Group Holdings, Inc.	Revolver	12/1/2028	110,034	—
Iris Buyer, LLC	Revolver	10/2/2029	6,296	—
Iris Buyer, LLC	Delayed Draw Term Loan	8/4/2026	9,547	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/20/2030	476	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,355	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	—
Java Buyer, Inc.	Revolver	12/15/2027	24,284	—
Java Buyer, Inc.	Delayed Draw Term Loan	5/9/2027	71,827	—
Jeppesen Holdings, LLC	Term Loan	5/3/2032	324,587	—
Jeppesen Holdings, LLC	Revolver	5/3/2032	16,830	—
JS Parent, Inc.	Revolver	4/24/2031	7,880	(39)
JSG II, Inc.	Delayed Draw Term Loan	9/30/2027	97,949	(245)
JSG II, Inc.	Revolver	9/30/2032	38,620	—
JSS Holdings, Inc.	Delayed Draw Term Loan	11/8/2026	136,995	(685)
Kaseya, Inc.	Revolver	3/20/2030	25,000	(125)
Kattegat Project Bidco, AB	Delayed Draw Term Loan	10/5/2026	12,225	(166)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
King Bidco S.P.E.C.	Delayed Draw Term Loan	6/26/2028	87	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	10,918	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	6/11/2027	16,193	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	4,594	(46)
Koala Investment Holdings, Inc.	Delayed Draw Term Loan	2/29/2028	17,044	(85)
Koala Investment Holdings, Inc.	Revolver	8/29/2032	7,575	(76)
Kona Buyer, LLC	Revolver	7/23/2031	25,369	(127)
Kona Buyer, LLC	Delayed Draw Term Loan	8/1/2027	90,826	(454)
Kona Buyer, LLC	Delayed Draw Term Loan	12/17/2025	60,173	(301)
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	53,588	(268)
Kwol Acquisition, Inc.	Revolver	12/6/2029	1,345	—
Kwol Acquisition, Inc.	Delayed Draw Term Loan	8/25/2027	3,811	—
Kwor Acquisition, Inc.	Revolver	2/28/2030	1,041	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	1,345	—
Loar Group, Inc.	Delayed Draw Term Loan	5/10/2026	100,000	—
Lobos Parent, Inc.	Delayed Draw Term Loan	9/26/2028	10,361	(39)
Lobos Parent, Inc.	Revolver	9/26/2031	5,180	(39)
Lobos Parent, Inc.	Revolver	9/26/2031	2,331	(17)
LogicMonitor, Inc.	Revolver	11/15/2031	11,450	(143)
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	(66)
Lsf12 Crown US Commercial Bidco, LLC	Revolver	12/2/2029	24,405	(131)
Magic Bidco, Inc.	Delayed Draw Term Loan	7/1/2026	15,863	—
Magic Bidco, Inc.	Revolver	7/1/2030	830	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	(180)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	4/30/2028	7,265	—
MannKind Corp.	Delayed Draw Term Loan	8/6/2027	73,980	—
Mantech International, CP	Delayed Draw Term Loan	12/14/2025	41,323	(373)
Mantech International, CP	Revolver	9/14/2028	111,612	—
Material Holdings, LLC	Revolver	8/19/2027	3,179	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2027	27,138	—
Maverick Bidco, Inc.	Delayed Draw Term Loan	8/16/2026	19,499	—
Mavis Tire Express Services Topco, Corp.	Revolver	5/4/2028	8,606	—
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	2/13/2026	7,280	—
MB2 Dental Solutions, LLC	Revolver	2/13/2031	2,241	—
Medline Borrower, LP	Revolver	10/21/2026	17,850	(133)
MEDX AMCP Holdings, LLC	Revolver	7/21/2032	3,952	(40)
MEDX AMCP Holdings, LLC	Delayed Draw Term Loan	7/21/2027	9,287	(46)
Mercury Bidco Globe, Limited	Delayed Draw Term Loan	1/18/2026	13,121	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	482	—
MidOcean Credit CLO XX	Structured Finance Obligations—Equity Instruments	10/8/2028	2,867	—
Minerva Bidco, Ltd.	Delayed Draw Term Loan	4/9/2028	23,996	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	—
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2026	16,516	(165)
ML Holdco, Inc.	Term Loan	10/24/2032	67,146	—
ML Holdco, Inc.	Delayed Draw Term Loan	10/24/2027	17,567	—
Modernizing Medicine, Inc.	Revolver	4/30/2032	4,208	(42)
Monk Holding, Co.	Delayed Draw Term Loan	12/1/2025	4,087	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/3/2027	5,872	(27)
More Cowbell II, LLC	Revolver	9/1/2029	12,328	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2027	4,580	—
MRH Trowe Beteiligungsgesellschaft mbH	Delayed Draw Term Loan	5/15/2028	116	—
MRH Trowe Beteiligungsgesellschaft mbH	Revolver	11/15/2031	35	—
MRI Software, LLC	Revolver	2/10/2027	22,819	—
Natus Medical, Inc.	Revolver	7/21/2027	5,100	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	15,767	—
NDC Acquisition Corp.	Revolver	3/9/2028	3,083	—
NDT Global Holding, Inc.	Revolver	6/4/2032	10,153	(102)
NDT Global Holding, Inc.	Delayed Draw Term Loan	6/4/2027	11,371	—
Nephele III, BV	Delayed Draw Term Loan	1/14/2028	28	—
Neptune BidCo, SAS	Delayed Draw Term Loan	3/31/2027	205	—
Neptune Holdings, Inc.	Revolver	8/31/2029	2,000	(50)
Netsmart Technologies, Inc.	Delayed Draw Term Loan	8/23/2026	26,031	(130)
Netsmart Technologies, Inc.	Revolver	8/23/2031	26,555	—
New Mountain CLO 8 Ltd	Structured Finance Obligations—Equity Instruments	10/20/2038	4,134	—
Noble Midco 3, Ltd.	Delayed Draw Term Loan	6/10/2027	9,042	(45)
Noble Midco 3, Ltd.	Revolver	12/10/2030	6,028	—
North Haven Ushc Acquisition, Inc.	Revolver	10/30/2027	2,036	—
North Haven Ushc Acquisition, Inc.	Delayed Draw Term Loan	8/28/2026	25,764	—
Octane Purchaser, Inc.	Delayed Draw Term Loan	11/19/2027	88,133	—
Octane Purchaser, Inc.	Revolver	5/19/2032	35,253	(176)
Odevo, AB	Delayed Draw Term Loan	12/12/2027	60,369	—
OMEGA II AB	Delayed Draw Term Loan	6/17/2028	17,930	(46)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	3/19/2026	68,025	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	2,764	—
ONS MSO, LLC	Revolver	7/8/2028	5,000	—
Optimizely North America, Inc.	Revolver	10/30/2031	3,007	(30)
Optus 1011, GmbH	Delayed Draw Term Loan	3/24/2028	60,581	(494)
Orion US Finco	Term Loan	10/8/2032	39,337	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Orion US Finco	Term Loan	5/20/2033	5,940	—
Oxford Global Resources, Inc.	Revolver	8/17/2027	9,254	—
Paisley Bidco, Ltd.	Delayed Draw Term Loan	5/7/2027	5,564	—
Park Place Technologies, LLC	Revolver	3/25/2030	41,941	—
PAS Parent, Inc.	Delayed Draw Term Loan	8/18/2028	41,432	—
PAS Parent, Inc.	Revolver	8/18/2031	19,250	(192)
Patriot Growth Insurance Services, LLC	Delayed Draw Term Loan	11/17/2025	2,744	—
Patriot Growth Insurance Services, LLC	Revolver	10/16/2028	7,135	(143)
Pave America Holding, LLC	Revolver	8/27/2032	10,546	—
Pave America Holding, LLC	Delayed Draw Term Loan	8/29/2027	27,041	(135)
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	3,902	—
PDI TA Holdings, Inc.	Revolver	2/3/2031	4,198	—
Pearce Intermediate Holdings, Inc.	Delayed Draw Term Loan	11/6/2026	64,000	—
Petrus Buyer, Inc.	Revolver	10/17/2029	4,426	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Pikes Peak Bravo	Structured Finance Obligations—Equity Instruments	9/5/2027	11,938	—
Ping Identity Holding Corp.	Revolver	10/17/2028	3,856	—
PKF O’Connor Davies Advisory, LLC	Delayed Draw Term Loan	11/15/2026	40,761	(204)
PKF O’Connor Davies Advisory, LLC	Revolver	11/15/2031	11,413	—
Plasma Buyer, LLC	Revolver	5/12/2028	65	—
Polyphase Elevator Holding, Co.	Revolver	6/23/2027	374	—
Port Arthur LNG Phase II Intermediate Company LLC	Equity	12/30/2026	712,171	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	11,927	—
Profile Products, LLC	Revolver	11/12/2027	6,677	—
Profile Products, LLC	Revolver	11/12/2027	2,071	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	5,629	—
PT Intermediate Holdings III, LLC	Delayed Draw Term Loan	4/9/2026	10,213	(13)
QBS Parent, Inc.	Revolver	6/3/2032	10,967	(55)
QBS Parent, Inc.	Delayed Draw Term Loan	6/3/2027	19,959	—
Qualus Power Services Corp.	Delayed Draw Term Loan	10/25/2026	23,813	—
R1 Holdings, LLC	Revolver	12/29/2028	31	—
RailPros Parent, LLC	Delayed Draw Term Loan	5/24/2027	7,177	(36)
RailPros Parent, LLC	Revolver	5/24/2032	3,589	(36)
Rally Buyer, Inc.	Revolver	7/19/2029	11,632	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	200	—
Red Fox CD Acquisition Corp.	Delayed Draw Term Loan	11/21/2026	29,721	—
Redwood Services Group, LLC	Delayed Draw Term Loan	1/3/2027	19,741	—
Regatta Kilo	Structured Finance Obligations—Equity Instruments	10/8/2028	4,703	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Relativity ODA, LLC	Revolver	5/12/2029	4,813	(116)
RFS Opco, LLC	Delayed Draw Term Loan	6/13/2026	6,019	(15)
Rhea Parent, Inc.	Revolver	12/20/2030	28,910	(289)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	6/4/2026	20,947	—
Riser Merger Sub, Inc.	Revolver	10/31/2029	17,013	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	4/15/2027	30,262	—
Safety Borrower Holdings, LP	Revolver	9/1/2027	2,265	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	—
Scorpio BidCo SAS	Delayed Draw Term Loan	3/10/2026	7,858	(85)
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	27,602	—
Seahawk Bidco, LLC	Revolver	12/19/2030	22,377	(205)
Seven Bidco, SASU	Delayed Draw Term Loan	8/29/2028	42,456	—
Severin Acquisition, LLC	Delayed Draw Term Loan	10/1/2027	57,395	—
Severin Acquisition, LLC	Revolver	10/1/2031	41,391	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Simplicity Financial Marketing Group Holdings, Inc.	Delayed Draw Term Loan	12/31/2026	8,488	—
Simplicity Financial Marketing Group Holdings, Inc.	Revolver	12/31/2031	6,041	(60)
Skopima Consilio Parent, LLC	Revolver	5/12/2028	6,300	(1,189)
Smartronix, LLC	Revolver	2/7/2030	8,895	—
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,818)
Solis Finco SAS	Term Loan	10/8/2032	120	—
Solis Finco SAS	Delayed Draw Term Loan	4/8/2029	143	—
Solis Midco SAS	Term Loan	10/8/2032	361	—
Spaceship Purchaser, Inc.	Revolver	10/17/2031	74,961	(598)
Spaceship Purchaser, Inc.	Delayed Draw Term Loan	10/17/2026	37,481	—
Spaceship Purchaser, Inc.	Delayed Draw Term Loan	10/17/2027	149,081	(745)
SpecialtyCare, Inc.	Delayed Draw Term Loan	8/26/2027	2,425	—
SpecialtyCare, Inc.	Revolver	12/18/2029	5,460	—
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	55,574	—
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	54,944	—
Speedster Bidco, GmbH	Revolver	6/10/2031	26,680	(48)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	24,314	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	35,710	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2030	11,767	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	22,880	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	5,573	(39)
Tango Bidco, SAS	Delayed Draw Term Loan	10/17/2027	8,635	—
TEI Intermediate, LLC	Revolver	12/13/2031	16,461	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
TEI Intermediate, LLC	Delayed Draw Term Loan	12/13/2026	45,580	—
Teneo Holdings, LLC	Delayed Draw Term Loan	7/31/2027	52,998	—
Teneo Holdings, LLC	Revolver	7/31/2030	64,785	(648)
Tennessee Bidco, Limited	Delayed Draw Term Loan	7/1/2026	121,398	—
Tennessee Bidco, Limited	Delayed Draw Term Loan	7/1/2026	124,911	(638)
The Fertility Partners, Inc.	Revolver	9/16/2027	7,337	—
The Hiller Companies, LLC	Delayed Draw Term Loan	6/20/2026	1,487	—
The Hiller Companies, LLC	Revolver	6/20/2030	13,713	—
The Hiller Companies, LLC	Delayed Draw Term Loan	7/16/2027	8,512	—
The North Highland Co, LLC	Revolver	12/20/2030	12,934	—
The North Highland Co, LLC	Delayed Draw Term Loan	12/20/2026	35,521	(178)
Themis Solutions Inc	Term Loan	10/29/2032	128,530	—
Themis Solutions Inc	Delayed Draw Term Loan	10/29/2027	36,723	—
Themis Solutions Inc	Revolver	10/29/2032	27,542	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2028	8,125	(29)
THG Acquisition, LLC	Delayed Draw Term Loan	10/31/2026	12,502	—
THG Acquisition, LLC	Revolver	10/31/2031	6,911	—
TIH Insurance Holdings, LLC	Revolver	5/6/2029	19,894	(132)
Tricentis Operations Holdings, Inc.	Revolver	2/11/2032	16,551	(166)
Tricentis Operations Holdings, Inc.	Delayed Draw Term Loan	2/11/2027	26,482	(132)
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2028	15,096	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/30/2027	115,743	—
Triple Lift, Inc.	Revolver	5/5/2028	14,295	(1,144)
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	7/9/2027	68,250	—
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	12/2/2026	2,499	—
TTF Lower Intermediate, LLC	Revolver	7/18/2029	20,000	(450)
Unified Women’s Healthcare, LP	Revolver	6/18/2029	101,845	—
Unified Women’s Healthcare, LP	Delayed Draw Term Loan	10/25/2026	739	—
Unified Women’s Healthcare, LP	Delayed Draw Term Loan	9/22/2027	42,518	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/13/2026	35,844	—
US Oral Surgery Management Holdco, LLC	Revolver	11/20/2028	15,496	—
Varicent Parent Holdings Corp.	Delayed Draw Term Loan	8/23/2026	13,048	(130)
Varicent Parent Holdings Corp.	Revolver	8/23/2031	9,550	(143)
Veregy Consolidated, Inc.	Delayed Draw Term Loan	4/16/2027	12,398	(31)
Veregy Consolidated, Inc.	Revolver	4/16/2031	29,755	(223)
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer, LLC	Revolver	4/12/2029	15,000	(975)
Water Holdings Acquisition, LLC	Delayed Draw Term Loan	7/31/2026	19,350	—
Wellfleet CLO 2025-1, Ltd.	Structured Finance Obligations—Equity Instruments	4/4/2027	4,650	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
West Star Aviation Acquisition, LLC	Revolver	5/20/2032	17,278	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	5/20/2027	32,396	(121)
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	8/2/2027	17,234	—
World Insurance Associates, LLC	Delayed Draw Term Loan	8/14/2026	35,992	—
World Insurance Associates, LLC	Revolver	4/3/2030	5,073	(75)
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/1/2026	17,043	—
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	8,307	—
Yellow Castle, AB	Delayed Draw Term Loan	6/28/2027	5,415	—
Zendesk, Inc.	Delayed Draw Term Loan	11/22/2025	142,752	—
Zendesk, Inc.	Revolver	11/22/2028	97,650	—
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	4,568	—
Zorro Bidco, Ltd.	Delayed Draw Term Loan	8/13/2027	10,119	—

Total Unfunded Commitments			$12,286,912	$(42,285)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the 1940 Act, the Company is generally deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is generally deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of September 30, 2025, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2024	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of September 30, 2025	Dividend and Interest Income
Non-Controlled/Affiliated Investments
Align Precision Group, LLC	$—	$22,109	$—	$—	$—	$22,109	$594
Align Precision Group, LLC	—	3,057	—	18	—	3,075	183
Align Precision Group, LLC - Class A-3 Units	—	996	—	3,568	—	4,564	—
DMS Purchaser, LLC	—	6,355	—	—	—	6,355	437

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

	Fair Value as of December 31, 2024	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of September 30, 2025	Dividend and Interest Income
DMS Topco, LLC - Class A Common Units	—	5,432	—	(427)	—	5,005	—
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	1,394	—	—	(320)	—	1,074	—
Port Arthur LNG Phase II Intermediate Company, LLC - Class B Units	—	666,155	—	—	—	666,155	1,096
Controlled/Affiliated Investments
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	12,744	—	—	(4,666)	—	8,078	—
CFCo, LLC (Benefytt Technologies, Inc.)	—	—	—	—	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	—	—	—	—	—	—	—
Pibb Member Holdings, LLC - LP Interest	214,906	—	—	10,544	—	225,450	13,936
Pibb Member, LLC	2,250	—	(73)	—	—	2,177	99
Pigments Services, Inc.	7,699	—	—	(7,699)	—	—	—
Pigments Services, Inc.	11,317	257	—	(2,659)	—	8,915	234
Pigments Holdings, LP - LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC	232,369	9,874	(1,770)	(523)	—	239,950	18,756
Material Holdings, LLC	15,566	—	—	(14,464)	—	1,102	—
Material Holdings, LLC	—	4,824	—	(8)	—	4,816	—
Material+ Holding Company, LLC - Class C Units	—	—	—	—	—	—	—
Blackstone Private Real Estate Credit and Income Fund - Common Shares	—	190,000	—	2,835	—	192,835	3,229
Specialty Lending Company, LLC - LLC Interest	314,967	39,420	—	21,535	—	375,922	4,500
BCRED Emerald JV LP - LP Interest	1,778,800	—	—	(56,914)	—	1,721,886	177,544
BCRED Verdelite JV LP - LP Interest	135,611	—	—	(21,644)	—	113,967	24,433
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	2,167	—	—	(486)	—	1,681	—

Total	$2,729,790	$948,479	$(1,843)	$(71,310)	$—	$3,605,116	$245,041

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

(17)	Loan was on non-accrual status as of September 30, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures but excluding Loar Holdings Inc.—Common Equity, Moderna Inc—Common Stock, and Axsome Therapeutics, Inc.—Common Stock and may be deemed to be “restricted securities.” As of September 30, 2025, the aggregate fair value of these securities is $76,483.4 million or 163.64% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(20)	The interest rate floor on these investments as of September 30, 2025 was 3.00%.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD 585,757	CAD 806,500	12/18/2025	$4,722
Deutsche Bank AG	USD 84,959	CHF 66,820	12/18/2025	325
Goldman Sachs Bank USA	USD 88,140	DKK 557,791	12/17/2025	(9)
BNP Paribas	USD 105,769	EUR 90,200	11/21/2025	(396)
Deutsche Bank AG	USD 1,230,599	EUR 1,040,500	12/18/2025	4,101
Deutsche Bank AG	USD 488,322	GBP 358,790	12/18/2025	5,956
BNP Paribas	USD 55,215	GBP40,900	11/21/2025	224
Goldman Sachs Bank USA	USD 56,696	NOK 562,273	12/17/2025	351
BNP Paribas	USD 974	NOK 10,000	11/21/2025	(29)
Goldman Sachs Bank USA	USD 23,434	NZD 39,280	12/17/2025	591
Goldman Sachs Bank USA	USD 179,654	SEK 1,668,034	12/17/2025	1,610

Total Foreign Currency Forward Contracts				$17,446

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Interest Rate Swaps

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount		Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Appreciation (Depreciation)(1)
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026		$625,000	$(8,965)	$—	$11,274
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026		625,000	(8,867)	—	11,217
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP	250,000	(3,313)	—	5,467
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027		625,000	(6,661)	—	11,270
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027		350,000	1,898	—	5,425
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028		500,000	11,907	—	9,957
Goldman Sachs Bank USA	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031		250,000	3,773	—	8,053
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.47%	1/25/2031		250,000	3,669	—	8,064
Deutsche Bank	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029		500,000	14,355	—	11,624
BNP Paribas US	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027		400,000	(1,502)	—	7,288
Sumitomo Mitsui Banking Corporation	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030		400,000	(3,104)	—	12,866
Morgan Stanley	November 2029 Notes	5.60%	SOFR + 1.64%	11/22/2029		400,000	8,435	—	10,585
Deutsche Bank	November 2034 Notes	6.00%	SOFR + 2.04%	11/22/2034		600,000	13,689	—	21,516
Wells Fargo	November 2034 Notes	6.00%	SOFR + 2.26%	11/22/2034		200,000	1,111	—	7,323
Deutsche Bank	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032		500,000	18,575	—	18,575
Goldman Sachs Bank USA	January 2032 Notes	6.00%	SOFR + 1.83%	1/29/2032		500,000	18,424	—	18,424
Wells Fargo	November 2028 Notes	7.30%	SOFR + 3.20%	11/27/2028		150,000	2,994	—	2,994
Goldman Sachs Bank USA	March 2031 Notes	5.54%	SOFR + 1.67%	3/25/2031		500,000	10,221	—	10,221
Deutsche Bank	March 2033 Notes	5.79%	SOFR + 1.89%	3/25/2033		500,000	10,887	—	10,887
Morgan Stanley	September 2030 Notes	5.05%	SOFR + 1.68%	9/10/2030		250,000	(815)	—	(815)
BNP Paribas US	September 2030 Notes	5.05%	SOFR + 1.68%	12/17/2025		250,000	(856)	—	(856)

Total Interest Rate Swaps							$85,855	$—	$201,359

(1)	For interest rate swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt— non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(7)(10)	SOFR + 4.25%	9.03%		5/25/2021	5/25/2028		$49,949	$49,092	$29,039	0.07%
Atlas CC Acquisition Corp.	(4)(5)(7)(10)	P + 3.00%	10.50%		5/25/2021	5/26/2026		6,173	6,056	48	0.00
Corfin Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.61%		1/7/2021	12/31/2027		32,510	32,474	32,510	0.08
Fastener Distribution Holdings LLC	(4)(7)(10)	SOFR + 4.75%	9.31%		10/31/2024	11/4/2031		175,449	173,402	173,354	0.45
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.49%		1/9/2023	1/9/2030		2,347	2,290	2,347	0.01
Loar Group Inc	(4)(6)(7)(11)	SOFR + 4.75%	9.11%		7/28/2022	5/10/2030		281,197	278,367	280,257	0.72
Magneto Components BuyCo, LLC	(4)(7)(10)	SOFR + 6.00%	10.33 (incl. 2.71 PIK	% % )	12/5/2023	12/5/2030		54,574	53,134	53,168	0.14
Maverick Acquisition, Inc.	(4)(11)(17)	SOFR + 6.25%	10.58%		6/1/2021	6/1/2027		47,851	47,426	31,821	0.08
Peraton Corp.	(10)	SOFR + 3.75%	8.21%		2/1/2021	2/1/2028		14,323	14,342	13,364	0.03
TransDigm Inc	(6)(8)	SOFR + 2.50%	6.83%		11/28/2023	2/28/2031		12,947	12,987	12,984	0.03
Vertex Aerospace Services Corp.	(6)(10)	SOFR + 2.75%	7.11%		12/6/2021	12/6/2030		11,673	11,634	11,708	0.03
West Star Aviation Acquisition, LLC	(4)(5)(11)	SOFR + 5.00%	9.33%		11/3/2023	3/1/2028		9,878	9,734	9,878	0.03
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 5.00%	9.33%		3/1/2022	3/1/2028		4,876	4,809	4,876	0.01

									695,747	655,354	1.68
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.23%		6/11/2021	6/11/2027		211,429	209,624	211,429	0.54
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.23%		12/21/2021	6/11/2027		51,518	51,058	51,518	0.13
Alliance Ground	(4)(9)	SOFR + 5.75%	10.25%		7/25/2022	6/11/2027		93,745	92,808	93,745	0.24
ENV Bidco AB	(4)(6)(7)(8)	E + 5.25%	7.97%		12/12/2024	7/19/2029	EUR	114,257	113,857	117,999	0.30
ENV Bidco AB	(4)(6)(10)	SOFR + 5.25%	9.59%		12/12/2024	7/19/2029		114,097	112,376	114,097	0.29
Livingston International, Inc.	(4)(6)(10)	SOFR + 5.50%	9.96%		8/13/2021	4/30/2027		100,776	100,454	99,517	0.26
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.92%		1/7/2021	12/9/2026		27,349	27,051	26,529	0.07
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.92%		2/4/2022	2/5/2029		135,783	134,195	131,709	0.34
RoadOne Inc	(4)(5)(7)(11)	SOFR + 6.25%	10.84%		12/30/2022	12/30/2028		1,136	1,110	1,109	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	10.23%		12/13/2021	12/31/2028		270,142	267,078	240,426	0.62
SEKO Global Logistics Network, LLC	(4)(5)(11)	P + 7.00%	15.50%		7/1/2024	12/30/2026		1,896	1,867	1,896	0.00
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 8.00%	12.67%		10/15/2024	12/30/2026		1,481	1,455	1,481	0.00
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 8.00%	12.52%		11/27/2024	11/27/2029		5,961	5,844	5,961	0.02
SEKO Global Logistics Network, LLC	(4)(5)(11)	SOFR + 5.00%	9.50 (incl. 5.00 PIK	% % )	11/27/2024	5/27/2030		29,019	29,019	29,019	0.07
The Kenan Advantage Group, Inc.	(8)	SOFR + 3.25%	7.61%		8/6/2024	1/25/2029		12,951	12,951	13,048	0.03
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.33%		11/8/2024	7/26/2028		17,639	17,642	17,769	0.05

									1,178,389	1,157,252	2.96

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Airlines
Air Canada	(6)(8)	SOFR + 2.00%	6.34%		3/21/2024	3/14/2031		6,292	6,278	6,329	0.02
Auto Components
Clarios Global LP	(6)(8)	SOFR + 2.50%	6.86%		7/16/2024	5/6/2030		3,491	3,491	3,510	0.01
Dellner Couplers Group AB	(5)(6)(8)	E + 5.50%	8.22%		6/20/2024	6/18/2029	EUR	23,500	24,933	24,107	0.06

									28,424	27,617	0.07
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	7.84%		3/31/2021	3/31/2028		44,309	43,795	44,714	0.12
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	6.74%		1/7/2021	11/15/2027		4,094	4,060	4,084	0.01
Broadline Retail
Peer USA, LLC	(6)(8)	SOFR + 3.00%	7.33%		6/26/2024	7/1/2031		7,000	7,020	7,048	0.02
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	10.02%		7/25/2022	8/1/2028		25,480	25,221	25,098	0.06
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	7.75%		4/15/2021	4/12/2028		4,817	4,797	4,614	0.01
Engineered Stone Group Holdings III Ltd.	(4)(6)(8)	E + 5.75%	9.10%		11/22/2021	4/23/2028	EUR	30,879	33,669	27,508	0.07
Engineered Stone Group Holdings III Ltd.	(4)(6)(10)	SOFR + 5.75%	10.32%		11/22/2021	4/23/2028		64,562	63,627	55,523	0.14
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.46%		2/26/2021	2/26/2027		109,579	108,878	106,839	0.27
Great Day Improvements, LLC	(4)(7)(13)	SOFR + 5.50%	10.01%		6/13/2024	6/13/2030		36,146	35,382	35,124	0.09
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.33%		1/7/2021	2/25/2027		43,474	43,294	40,214	0.10
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.33%		4/20/2022	2/25/2027		187,540	186,505	173,474	0.45
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.33%		1/7/2021	2/25/2027		6,319	6,291	5,845	0.02
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 6.25%	10.60%		9/1/2021	9/1/2027		124,867	123,610	124,867	0.32
L&S Mechanical Acquisition, LLC	(4)(5)(10)	SOFR + 6.25%	10.59%		8/19/2024	9/1/2027		10,975	10,783	10,975	0.03
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.30%		6/6/2024	5/31/2031		50,254	49,794	49,908	0.13
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.90%		4/19/2022	5/1/2027		146,580	146,220	145,114	0.37
MIWD Holdco II, LLC	(8)	SOFR + 3.00%	7.36%		3/28/2024	3/21/2031		4,489	4,510	4,540	0.01
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.50%		4/29/2022	4/29/2029		2,977	2,987	2,950	0.01
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	7.71%		11/3/2021	11/3/2028		24,952	24,814	25,131	0.06
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.98 (incl. 8.94 PIK	% % )	1/7/2021	12/29/2026		58,890	58,517	47,701	0.12

									928,899	885,425	2.26
Capital Markets
Apex Group Treasury, LLC	(6)(9)	SOFR + 3.75%	8.96%		7/27/2021	7/27/2028		14,985	14,967	15,145	0.04
Apex Group Treasury, LLC	(6)(9)	SOFR + 4.00%	9.08%		8/2/2024	7/27/2028		77,903	77,903	78,715	0.20
Aretec Group, Inc.	(6)(8)	SOFR + 3.50%	7.86%		5/29/2024	8/9/2030		853	853	856	0.00
FFML Holdco Ltd	(4)(6)(10)	B + 6.25%	10.66%		11/11/2022	11/30/2028	NZD	37,054	22,562	20,732	0.05
Focus Financial Partners LLC	(7)(8)	SOFR + 3.25%	7.61%		9/11/2024	9/11/2031		14,889	14,853	15,061	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Capital Markets (continued)
GTCR Everest Borrower, LLC	(6)(7)(8)	SOFR + 2.75%	7.08%	9/5/2024	9/5/2031	12,388	12,074	12,445	0.03
Osaic Holdings Inc	(6)(8)	SOFR + 3.50%	7.86%	11/26/2024	8/17/2028	10,567	10,567	10,623	0.03
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 6.50%	11.09%	12/29/2023	4/30/2027	3,884	3,843	3,819	0.01
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	9.93%	12/22/2021	12/22/2027	12,151	12,090	12,151	0.03
Superannuation And Investments US, LLC	(6)(9)	SOFR + 3.75%	8.22%	12/1/2021	12/1/2028	13,026	12,975	13,122	0.03
The Edelman Financial Engines Center, LLC	(6)(8)	SOFR + 3.00%	7.36%	6/5/2024	4/7/2028	18,370	18,370	18,504	0.05

							201,057	201,173	0.51
Chemicals
Charter Next Generation Inc	(10)	SOFR + 3.00%	7.53%	11/5/2024	11/29/2030	6,972	6,990	7,018	0.02
DCG Acquisition Corp.	(4)(7)(10)	SOFR + 4.50%	8.86%	6/13/2024	6/13/2031	210,895	208,448	209,820	0.54
Derby Buyer, LLC	(6)(9)	SOFR + 3.00%	7.37%	12/13/2024	11/1/2030	6,451	6,451	6,479	0.02
Formulations Parent Corp.	(4)(7)(10)	SOFR + 5.75%	10.27%	11/15/2023	11/15/2030	21,268	20,853	21,019	0.05
Geon Performance Solutions, LLC	(10)	SOFR + 4.25%	8.84%	8/18/2021	8/18/2028	3,581	3,566	3,598	0.01
Hyperion Materials & Technologies, Inc.	(9)	SOFR + 4.50%	9.13%	8/30/2021	8/30/2028	7,904	7,895	7,788	0.02

							254,203	255,722	0.66
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	9.59%	8/18/2023	8/18/2028	43,414	42,988	43,891	0.11
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.21%	4/8/2021	5/12/2028	40,727	40,680	40,911	0.11
Anticimex, Inc.	(6)(9)	SOFR + 3.15%	7.72%	11/8/2021	11/16/2028	11,645	11,620	11,742	0.03
Armor Holdco, Inc.	(6)(9)	SOFR + 3.75%	8.03%	12/13/2024	12/11/2028	6,363	6,363	6,454	0.02
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.25%	9.25%	5/7/2021	5/7/2028	417,604	417,604	417,604	1.07
CFS Brands, LLC	(4)(7)(11)	SOFR + 5.00%	9.36%	12/20/2024	10/2/2030	209,628	205,595	209,011	0.54
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.22%	3/31/2021	3/31/2028	22,477	22,497	22,744	0.06
EAB Global, Inc.	(9)	SOFR + 3.25%	7.61%	8/16/2021	8/16/2028	13,340	13,322	13,409	0.03
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	8.60%	8/31/2021	8/31/2028	8,869	8,822	8,658	0.02
FusionSite Midco, LLC	(4)(11)	SOFR + 5.75%	10.34%	11/17/2023	11/17/2029	45,012	44,189	45,012	0.12
FusionSite Midco, LLC	(4)(11)	SOFR + 5.50%	10.29%	11/17/2023	11/17/2029	19,466	19,110	19,466	0.05
FusionSite Midco, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.48%	9/25/2024	11/17/2029	34,988	34,481	34,805	0.09
Garda World Security Corp.	(6)(8)	SOFR + 3.50%	7.90%	8/6/2024	2/1/2029	20,915	20,915	21,033	0.05
Gatekeeper Systems, Inc.	(4)(10)	SOFR + 5.00%	9.51%	8/27/2024	8/28/2030	252,033	248,470	250,143	0.64
Gatekeeper Systems, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.52%	8/27/2024	8/28/2030	9,238	8,309	8,483	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
GBT US III, LLC	(6)(8)	SOFR + 3.00%	7.63%		7/26/2024	7/25/2031	4,000	4,009	4,025	0.01
Gorilla Investor LLC	(4)(5)(10)	SOFR + 5.00%	9.32%		9/26/2024	9/30/2031	167,623	164,393	165,947	0.43
Iris Buyer, LLC	(4)(11)	SOFR + 6.25%	10.68%		10/2/2023	10/2/2030	54,542	53,310	54,542	0.14
Iris Buyer, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.58%		10/2/2023	10/2/2030	5,142	4,825	4,889	0.01
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.20%		12/15/2021	12/15/2027	137,995	136,695	137,995	0.36
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.35%		11/9/2023	12/15/2027	53,947	53,091	53,947	0.14
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.44%		12/15/2021	12/15/2027	95,828	94,996	95,828	0.25
Java Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.59%		6/28/2024	12/15/2027	36,335	35,565	36,335	0.09
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.10 (incl. 3.00 PIK	% % )	12/29/2021	11/8/2031	237,105	235,092	237,105	0.61
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.00 (incl. 3.00 PIK	% % )	1/7/2021	11/8/2031	45,390	44,992	45,390	0.12
JSS Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.77 (incl. 3.00 PIK	% % )	11/8/2024	11/8/2031	566,934	560,739	566,249	1.46
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.00%	9.46%		12/10/2021	12/10/2027	88,097	87,288	88,009	0.23
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.19%		10/19/2021	10/19/2028	46,483	45,978	40,440	0.10
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.28%		10/19/2021	10/19/2028	20,736	20,512	18,040	0.05
Lsf12 Crown US Commercial Bidco LLC	(7)(8)	SOFR + 4.25%	8.80%		12/2/2024	12/2/2031	106,500	102,520	106,300	0.27
OMNIA Partners, LLC	(8)	SOFR + 2.75%	7.37%		1/26/2024	7/25/2030	4,988	5,030	5,018	0.01
Onex Baltimore Buyer, Inc.	(4)(11)(18)	SOFR + 5.27%	9.63%		12/1/2021	12/1/2027	187,232	185,397	187,232	0.48
Onex Baltimore Buyer, Inc.	(4)(7)(11)(18)	SOFR + 4.75%	9.11%		12/1/2021	12/1/2027	218,111	214,516	217,257	0.56
Pearce Intermediate Holdings, Inc	(4)(12)	SOFR + 4.75%	9.09%		6/2/2021	6/2/2029	82,396	81,522	82,396	0.21
Pearce Intermediate Holdings, Inc	(4)(5)(7)(11)	SOFR + 4.75%	9.09%		6/29/2023	6/2/2029	1,759	1,241	1,259	0.00
Pearce Intermediate Holdings, Inc	(4)(5)(11)	SOFR + 4.75%	9.09%		11/6/2024	6/2/2029	114,713	113,604	114,713	0.30
Polyphase Elevator Holding Co.	(4)(5)(7)(11)	SOFR + 6.00%	10.43 (incl. 5.00 PIK	% % )	6/23/2021	6/23/2027	6,059	6,023	4,949	0.01
Polyphase Elevator Holding Co.	(4)(5)(11)	SOFR + 6.00%	10.48 (incl. 5.00 PIK	% % )	12/21/2021	6/23/2027	10,818	10,818	8,952	0.02
Prime Security Services Borrower, LLC	(6)(8)	SOFR + 2.00%	6.52%		11/20/2024	10/13/2030	1,496	1,496	1,502	0.00
Pye-Barker Fire & Safety, LLC	(4)(5)(10)	SOFR + 4.50%	8.83%		5/24/2024	5/24/2031	4,461	4,461	4,461	0.01
Pye-Barker Fire & Safety, LLC	(4)(5)(10)	SOFR + 4.50%	8.83%		5/24/2024	5/24/2031	13,816	13,753	13,747	0.04
Safety Products/JHC Acquisition Corp	(7)(8)	SOFR + 4.50%	8.96%		1/7/2021	6/28/2026	59,946	59,856	60,169	0.15
TEI Intermediate LLC	(4)(10)	SOFR + 4.75%	9.15%		12/13/2024	12/15/2031	146,288	144,836	144,825	0.37
TEI Intermediate LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.15%		12/13/2024	12/15/2031	2,421	1,976	1,973	0.01
The Hiller Companies, LLC	(4)(10)	SOFR + 5.00%	9.36%		6/20/2024	6/20/2030	75,375	74,688	74,809	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
The Hiller Companies, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.58%		6/20/2024	6/20/2030	5,465	5,216	5,240	0.01
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.50%	7.97%		12/9/2021	12/8/2028	26,793	26,721	27,065	0.07
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.48%		1/21/2022	1/21/2029	8,940	8,914	8,299	0.02
Veregy Consolidated, Inc.	(11)	SOFR + 6.00%	10.85%		1/7/2021	11/2/2027	19,954	19,977	19,979	0.05
Water Holdings Acquisition LLC	(4)(7)(10)	SOFR + 5.00%	9.36 (incl. 3.00 PIK	% % )	7/31/2024	7/31/2031	188,383	186,488	187,263	0.48

								3,955,503	3,979,515	10.22
Construction & Engineering
Azuria Water Solutions Inc	(10)	SOFR + 3.75%	8.11%		7/23/2024	5/17/2028	34,436	34,436	34,759	0.09
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.25%	6.80%		1/25/2024	1/27/2031	7,943	7,868	7,959	0.02
Consor Intermediate II, LLC	(4)(7)(10)	SOFR + 4.50%	8.83%		5/10/2024	5/10/2031	48,760	48,008	48,538	0.12
COP Home Services TopCo IV, Inc.	(4)(7)(11)	SOFR + 6.00%	10.43%		6/9/2023	12/31/2027	208,968	205,871	208,754	0.54
Gannett Fleming Inc	(4)(7)(10)	SOFR + 4.75%	9.23%		8/5/2024	8/5/2030	360,786	355,220	357,520	0.92
Groundworks, LLC	(8)	SOFR + 3.25%	7.65%		3/14/2024	3/14/2031	9,040	9,058	9,099	0.02
Groundworks, LLC	(7)(8)	SOFR + 3.25%	7.65%		3/14/2024	3/14/2031	266	168	277	0.00
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 4.50%	8.96%		3/2/2021	3/2/2028	15,170	15,101	15,019	0.04
Peak Utility Services Group, Inc.	(4)(5)(11)	SOFR + 4.50%	8.96%		3/2/2021	3/2/2028	2,023	2,017	2,002	0.01
Pike Electric Corp.	(8)	SOFR + 3.00%	7.47%		6/7/2022	1/21/2028	1,000	1,011	1,009	0.00
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	7.96%		10/28/2021	12/16/2027	11,229	11,187	11,291	0.03
Thermostat Purchaser III, Inc.	(7)(10)	SOFR + 4.25%	8.58%		6/20/2024	8/31/2028	13,700	13,601	13,770	0.04

								703,546	709,997	1.83
Construction Materials
Tamko Building Products, LLC	(8)	SOFR + 2.75%	7.09%		10/23/2024	9/20/2030	2,985	2,985	3,013	0.01
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.69%		12/13/2024	7/18/2029	1,990	1,990	2,004	0.01
Ascend Buyer, LLC	(4)(10)	SOFR + 5.75%	10.23%		10/18/2022	9/30/2028	11,299	11,086	11,299	0.03
Ascend Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.23%		9/30/2021	9/30/2027	2,587	2,516	2,587	0.01
Berlin Packaging, LLC	(8)	SOFR + 3.50%	8.05%		6/7/2024	6/7/2031	18,861	18,892	18,993	0.05
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.53%		4/13/2022	4/13/2029	13,989	13,751	14,033	0.04
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	6.86%		7/31/2024	8/4/2027	7,836	7,836	7,864	0.02
MAR Bidco S.à r.l.	(6)(9)	SOFR + 4.20%	8.77%		6/28/2021	7/6/2028	3,819	3,809	3,713	0.01
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.66%		4/9/2024	9/15/2028	16,192	16,192	16,263	0.04
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.11%		7/19/2024	8/12/2028	982	982	986	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Containers & Packaging (continued)
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.72%		3/3/2021	3/3/2028		14,375	14,315	14,383	0.04
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	8.19%		10/18/2024	9/15/2028		21,739	21,739	21,961	0.06

									113,108	114,086	0.31
Distributors
BP Purchaser, LLC	(4)(5)(10)	SOFR + 5.50%	10.16 PIK	%	12/10/2021	12/10/2028		7,820	7,732	6,881	0.02
Bradyplus Holdings LLC	(4)(11)	SOFR + 5.00%	9.52%		10/11/2024	10/31/2029		218,268	214,783	218,268	0.56
Bradyplus Holdings LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.40%		10/11/2024	10/31/2029		1,381	1,287	1,331	0.00
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.21%		11/1/2021	11/2/2026		29,649	29,372	28,166	0.07
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.50%	11.24 (incl. 3.25 PIK	% % )	11/1/2022	6/23/2028		15,532	15,244	13,979	0.04
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	10.99 (incl. 3.25 PIK	% % )	12/31/2021	6/23/2028		26,188	25,928	23,438	0.06
NDC Acquisition Corp.	(4)(7)(8)	SOFR + 5.50%	10.19%		3/9/2021	3/9/2027		21,656	21,405	21,656	0.06
PT Intermediate Holdings III, LLC	(4)(7)(9)	SOFR + 5.00%	9.33 (incl. 1.75 PIK	% % )	4/9/2024	4/9/2030		170,148	169,770	170,133	0.44
S&S Holdings, LLC	(9)	SOFR + 5.00%	9.46%		3/11/2021	3/11/2028		7,792	7,807	7,785	0.02
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.19%		1/7/2021	5/13/2026		81,820	81,505	80,184	0.21

									574,833	571,821	1.48
Diversified Consumer Services
American Restoration Holdings, LLC	(4)(11)	SOFR + 5.00%	9.73%		7/19/2024	7/24/2030		27,472	26,963	27,472	0.07
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.50%		7/19/2024	7/24/2030		22,804	22,321	22,804	0.06
American Restoration Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.73%		7/19/2024	7/24/2030		1,697	1,552	1,697	0.00
Ascend Learning, LLC	(9)	SOFR + 3.50%	7.96%		12/10/2021	12/11/2028		20,370	20,125	20,505	0.05
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.35%		12/20/2024	4/30/2030		133,249	131,960	132,582	0.34
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.35%		12/20/2024	4/30/2030		42,165	41,955	41,954	0.11
BPPH2 Limited	(4)(6)(8)	S + 6.75%	11.57%		3/16/2021	3/16/2028	GBP	40,700	55,566	50,952	0.13
BPPH2 Limited	(4)(5)(6)(8)	S + 6.25%	10.95%		6/17/2024	3/16/2028	GBP	8,269	10,367	10,352	0.03
BPPH2 Limited	(4)(5)(6)(10)	CA + 6.25%	10.03%		6/17/2024	3/16/2028	CAD	5,090	3,653	3,541	0.01
BPPH2 Limited	(4)(5)(6)(10)	SOFR + 6.25%	10.76%		6/17/2024	3/16/2028		2,645	2,588	2,645	0.01
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.23%		7/20/2021	7/20/2028		939,007	934,248	939,007	2.42
Cengage Learning, Inc.	(6)(11)	SOFR + 3.50%	7.86%		11/22/2024	3/22/2031		8,458	8,458	8,512	0.02
Charger Debt Merger Sub, LLC	(4)(10)	SOFR + 4.75%	9.08%		5/31/2024	5/31/2031		54,863	54,360	54,863	0.14
Charger Debt Merger Sub, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.07%		5/31/2024	5/31/2031		11,701	11,447	11,539	0.03
DTA Intermediate II Ltd.	(4)(12)	SOFR + 5.25%	9.58%		3/27/2024	3/27/2030		51,454	50,556	51,454	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
DTA Intermediate II Ltd.	(4)(5)(7)(11)	SOFR + 5.25%	9.83%	3/27/2024	3/27/2030	6,461	5,975	6,254	0.02
Element Materials Technology Group US Holdings Inc.	(6)(9)	SOFR + 3.75%	8.08%	6/24/2022	7/6/2029	7,385	7,331	7,442	0.02
Endeavor Schools Holdings, LLC	(4)(11)	SOFR + 6.25%	10.88%	7/18/2023	7/18/2029	46,941	46,053	45,885	0.12
Endeavor Schools Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.88%	7/18/2023	7/18/2029	8,640	8,359	8,291	0.02
Essential Services Holding Corp	(4)(7)(10)	SOFR + 5.00%	9.65%	6/17/2024	6/17/2031	69,595	68,785	69,412	0.18
Go Car Wash Management Corp.	(4)(11)	SOFR + 5.75%	10.21%	10/12/2021	12/31/2026	41,322	40,966	40,289	0.10
Go Car Wash Management Corp.	(4)(11)	SOFR + 5.75%	10.11%	10/12/2021	12/31/2026	47,774	47,286	46,580	0.12
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.86%	2/1/2024	12/21/2029	64,711	64,437	64,909	0.17
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.79%	3/10/2022	3/12/2029	9,746	9,688	9,700	0.02
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.62%	11/20/2023	3/12/2029	27,225	26,686	27,096	0.07
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.22%	12/15/2021	12/15/2028	17,560	17,482	17,700	0.05
Seahawk Bidco, LLC	(4)(7)(11)	SOFR + 4.75%	9.10%	12/19/2024	12/19/2031	230,733	228,095	229,610	0.59
Spring Education Group, Inc.	(8)	SOFR + 4.00%	8.33%	9/29/2023	9/29/2030	13,647	13,506	13,750	0.04
Sunshine Cadence Holdco, LLC	(4)(10)	SOFR + 5.00%	9.61%	5/1/2024	5/1/2031	199,500	197,696	197,505	0.51
Sunshine Cadence Holdco, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.33%	5/1/2024	5/1/2031	16,598	16,164	16,278	0.04
University Support Services, LLC	(9)	SOFR + 2.75%	7.11%	2/10/2022	2/10/2029	9,496	9,467	9,551	0.02

							2,184,095	2,190,131	5.64
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.36%	12/28/2023	1/31/2031	5,955	5,975	5,962	0.02
Diversified Telecommunication Services
Point Broadband Acquisition, LLC	(4)(7)(11)	SOFR + 5.50%	10.09%	10/1/2021	10/1/2028	230,465	227,373	229,620	0.59
Zacapa, LLC	(6)(9)	SOFR + 3.75%	8.08%	10/29/2024	3/22/2029	7,444	7,444	7,496	0.02

							234,817	237,116	0.61
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	9.51%	3/26/2021	3/26/2027	61,040	60,557	61,040	0.16
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	9.51%	7/27/2023	3/26/2027	53,973	53,158	53,973	0.14
Qualus Power Services Corp.	(4)(5)(7)(11)	SOFR + 5.00%	9.50%	5/9/2024	3/26/2027	42,725	41,725	42,469	0.11
Tiger Acquisition, LLC	(9)	SOFR + 3.00%	7.34%	11/16/2022	6/1/2028	12,673	12,673	12,704	0.03

							168,113	170,186	0.44

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 4.75%	9.34%	8/17/2021	8/17/2030		194,324	192,151	193,887	0.50
IEM New Sub 2, LLC	(4)(7)(10)	SOFR + 4.75%	9.27%	8/8/2024	8/8/2030		327,813	322,691	324,784	0.84
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%	6/21/2021	6/21/2028		39,617	39,367	39,809	0.10

								554,209	558,480	1.44
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.43%	1/7/2021	12/23/2026		24,995	24,828	23,870	0.06
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.68%	1/7/2021	12/23/2026		7,502	7,472	7,164	0.02
Albireo Energy, LLC	(4)(5)(11)	SOFR + 6.00%	10.73%	1/7/2021	12/23/2026		1,924	1,917	1,838	0.00
Duro Dyne National Corp	(4)(7)(10)	SOFR + 5.00%	9.52%	11/15/2024	11/15/2031		190,133	187,766	187,714	0.48
Dwyer Instruments LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.27%	11/15/2024	7/30/2029		46,679	46,123	46,109	0.12
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.60%	3/2/2021	3/2/2028		19,865	19,777	19,746	0.05
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.86%	7/1/2024	7/1/2031		49,961	49,030	48,515	0.12
Phoenix 1 Buyer Corp.	(4)(7)(10)	SOFR + 5.50%	9.87%	11/20/2023	11/20/2030		42,815	42,385	42,815	0.11
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 5.00%	8.33%	7/1/2024	7/1/2030	EUR	7,356	7,899	7,562	0.02
Spectrum Safety Solutions Purchaser, LLC	(4)(5)(6)(9)	E + 5.00%	8.33%	7/1/2024	7/1/2031	EUR	64,279	68,069	66,084	0.17
Spectrum Safety Solutions Purchaser, LLC	(4)(6)(7)(9)	SOFR + 5.00%	9.59%	7/1/2024	7/1/2031		262,319	257,230	259,369	0.67

								712,496	710,786	1.82
Energy Equipment & Services
ISQ Hawkeye Holdco, Inc.	(4)(5)(10)	SOFR + 4.75%	9.13%	8/20/2024	8/20/2031		8,811	8,651	8,811	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	P + 3.75%	11.75%	8/20/2024	8/20/2030		312	288	304	0.00
LPW Group Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	10.59%	3/15/2024	3/15/2031		32,668	31,802	32,668	0.08

								40,741	41,783	0.10
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	8.05%	11/10/2021	11/10/2028		7,564	7,522	7,606	0.02
Renaissance Holdings Corp	(9)	SOFR + 4.00%	8.36%	12/6/2024	4/5/2030		2,506	2,506	2,503	0.01
William Morris Endeavor Entertainment LLC	(8)	SOFR + 2.75%	7.22%	11/7/2024	5/18/2025		9,966	9,986	10,002	0.03

								20,014	20,111	0.06
Financial Services
Atlas Securitized Products Funding 2, L.P.	(4)(5)(6)(7)(8)	SOFR + 1.50%	6.05%	3/28/2024	5/25/2063		148,565	144,785	148,565	0.38
Carr Riggs & Ingram Capital LLC	(4)(5)(9)	SOFR + 4.75%	9.24%	11/18/2024	11/18/2031		43,387	42,960	42,953	0.11
Carr Riggs & Ingram Capital LLC	(4)(5)(7)(9)	SOFR + 4.75%	9.24%	11/18/2024	11/18/2031		1,290	1,078	1,074	0.00
DM Intermediate Parent LLC	(4)(7)(10)	SOFR + 5.00%	9.60%	9/30/2024	9/30/2030		104,836	102,581	102,451	0.26
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.61%	6/17/2024	6/17/2031		65,066	64,765	65,181	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Financial Services (continued)
More Cowbell II, LLC	(4)(10)	SOFR + 5.00%	8.89%		9/1/2023	9/1/2030		19,791	19,391	19,791	0.05
More Cowbell II, LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.28%		9/1/2023	9/1/2029		1,132	1,055	1,105	0.00
PKF O’Connor Davies Advisory, LLC	(4)(5)(7)(10)	P + 3.50%	11.00%		11/15/2024	11/18/2031		84,784	83,647	83,618	0.22
RFS Opco, LLC	(4)(7)(9)	SOFR + 4.75%	9.08%		4/4/2024	4/4/2031		30,400	30,100	30,371	0.08
Solera, LLC	(9)(18)	SOFR + 4.00%	8.85%		6/4/2021	6/2/2028		32,496	32,307	32,596	0.08

									522,669	527,705	1.35
Food Products
Snacking Investments US, LLC	(6)(11)	SOFR + 4.00%	8.34%		1/7/2021	12/18/2026		4,830	4,843	4,878	0.01
Ground Transportation
Channelside AcquisitionCo, Inc.	(4)(7)(10)	SOFR + 4.75%	9.34%		5/15/2024	5/15/2031		156,455	155,909	156,432	0.40
AEC Parent Holdings Inc.	(9)	SOFR + 5.75%	10.23%		6/13/2022	6/13/2029		24,809	24,420	20,095	0.05
Auris Luxembourg III S.à r.l.	(6)(8)	SOFR + 3.75%	8.18%		9/27/2024	2/28/2029		8,834	8,834	8,950	0.02
Bamboo US BidCo, LLC	(4)(7)(11)	SOFR + 5.25%	9.77%		9/29/2023	9/30/2030		33,656	32,619	33,563	0.09
Bamboo US BidCo, LLC	(4)(11)	E + 5.25%	8.25%		9/29/2023	9/30/2030	EUR	72,601	75,070	75,204	0.19
CPI Buyer, LLC	(4)(10)	SOFR + 5.50%	10.28%		11/1/2021	11/1/2028		168,601	166,863	165,651	0.43
CPI Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.50%	10.28%		5/23/2024	11/1/2028		9,317	9,014	8,547	0.02
Egrotron Acquisition, LLC	(4)(10)	SOFR + 5.25%	9.61%		7/6/2022	7/6/2028		62,707	61,994	62,707	0.16
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	9.96%		9/13/2021	9/13/2027		191,560	189,828	188,686	0.49
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	10.05%		9/13/2021	9/13/2027		48,510	48,118	47,782	0.12
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	10.25%		7/21/2022	7/20/2029		49,000	46,760	48,265	0.12
Natus Medical Incorporated	(4)(5)(7)(9)	SOFR + 4.50%	8.96%		7/21/2022	7/21/2027		5,025	4,953	4,736	0.01
Sharp Services, LLC	(8)	SOFR + 3.25%	7.58%		10/25/2024	12/31/2028		7,665	7,665	7,746	0.02
Zeus, LLC	(4)(7)(10)	SOFR + 5.50%	9.83%		2/28/2024	2/28/2031		52,053	51,239	51,974	0.13

									727,377	723,906	1.85
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(7)(10)	CA + 5.00%	8.30%		8/10/2022	8/10/2029	CAD	269,432	203,389	187,438	0.48
ACI Group Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.96%		8/2/2021	8/2/2027		2,148	1,963	1,289	0.00
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	10.46 (incl. 3.25 PIK	% % )	7/7/2023	8/2/2028		133,714	131,686	128,366	0.33
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.78%		5/7/2021	5/7/2027		10,408	10,327	10,408	0.03
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.60%		5/7/2021	5/7/2027		8,559	8,500	8,559	0.02
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.25%	10.68%		5/7/2021	5/7/2026		334	313	334	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
ADCS Clinics Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.78%	4/14/2022	5/7/2027		250	248	250	0.00
Amerivet Partners Management, Inc.	(4)(7)(11)	SOFR + 5.25%	9.75%	2/25/2022	2/25/2028		21,000	20,570	21,000	0.05
Canadian Hospital Specialties Ltd.	(4)(6)(11)	CA + 4.50%	7.82%	4/15/2021	4/14/2028	CAD	14,671	11,642	10,053	0.03
Canadian Hospital Specialties Ltd.	(4)(6)(7)(10)	CA + 4.50%	7.82%	4/15/2021	4/15/2027	CAD	3,330	2,526	2,260	0.01
Caramel Bidco Limited	(4)(6)(8)	S + 6.00%	10.70%	2/11/2022	2/24/2029	GBP	60,000	78,816	65,161	0.17
Caramel Bidco Limited	(4)(5)(6)(8)	S + 6.00%	10.70%	2/24/2022	2/24/2029	GBP	2,265	3,024	2,460	0.01
Caramel Bidco Limited	(4)(6)(8)	E + 6.00%	8.69%	2/24/2022	2/24/2029	EUR	14,000	15,588	12,580	0.03
Caramel Bidco Limited	(4)(6)(8)	SOFR + 6.00%	10.57%	2/24/2022	2/24/2029		6,125	6,366	5,313	0.01
CCBlue Bidco, Inc.	(4)(5)(10)	SOFR + 6.50%	10.93 PIK %	12/21/2021	12/21/2028		571,803	566,446	496,039	1.28
Compsych Investments Corp	(4)(7)(10)	SOFR + 4.75%	9.38%	7/22/2024	7/22/2031		70,669	70,291	70,442	0.18
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.75%	10.09%	2/1/2022	2/1/2029		160,415	158,543	160,415	0.41
CSC Mkg Topco, LLC	(4)(10)	SOFR + 5.75%	10.40%	8/1/2022	2/1/2029		21,469	21,031	21,469	0.06
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	10.73%	3/12/2021	4/3/2028		25,142	25,039	24,388	0.06
DCA Investment Holdings, LLC	(4)(5)(10)	SOFR + 6.50%	10.83%	12/28/2022	4/3/2028		9,895	9,712	9,599	0.02
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.53%	1/7/2021	10/4/2026		28,510	28,510	28,510	0.07
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	7.11%	11/1/2021	11/1/2028		4,000	4,015	4,020	0.01
Heartland Dental, LLC	(10)	SOFR + 4.50%	8.86%	5/30/2024	4/30/2028		9,925	9,967	9,958	0.03
Imagine 360 LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.35%	9/18/2024	9/30/2028		97,276	96,228	96,149	0.25
Inception Fertility Ventures, LLC	(4)(7)(10)	SOFR + 5.50%	10.09%	4/29/2024	4/29/2030		269,546	269,293	266,351	0.69
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.43%	5/26/2021	10/15/2026		223,779	222,202	213,150	0.55
Kwol Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.08%	12/8/2023	12/6/2029		6,554	6,400	6,535	0.02
MB2 Dental Solutions, LLC	(4)(10)	SOFR + 5.50%	9.86%	2/13/2024	2/13/2031		37,554	37,223	37,554	0.10
MB2 Dental Solutions, LLC	(4)(5)(7)(10)	SOFR + 5.50%	9.86%	2/13/2024	2/13/2031		2,730	2,665	2,708	0.01
MB2 Dental Solutions, LLC	(4)(5)(10)	SOFR + 5.50%	10.02%	2/13/2024	2/13/2031		5,540	5,500	5,540	0.01
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.96%	7/16/2021	7/16/2027		508,271	506,343	439,654	1.13
Onex TSG Intermediate Corp.	(6)(10)	SOFR + 4.75%	9.60%	2/26/2021	2/28/2028		22,556	22,467	22,771	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
ONS MSO, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.34%	12/13/2023	7/8/2026		34,950	34,570	34,586	0.09
ONS MSO, LLC	(4)(5)(7)(11)	P + 5.25%	13.75%	12/13/2023	7/8/2026		3,750	3,688	3,750	0.01
ONS MSO, LLC	(4)(5)(11)	SOFR + 5.75%	10.34%	4/26/2024	7/8/2026		9,975	9,906	9,950	0.03
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	10.35%	5/12/2022	5/12/2029		92,363	91,138	86,366	0.22
Plasma Buyer, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.08%	5/12/2022	5/12/2028		8,101	7,939	7,161	0.02
PPV Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	10.26%	8/31/2022	8/31/2029		126,292	124,684	126,292	0.33
PPV Intermediate Holdings, LLC	(4)(5)(7)(10)	SOFR + 6.00%	10.52%	9/6/2023	8/31/2029		4,965	4,644	4,866	0.01
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.90%	12/11/2024	3/9/2028		12,071	12,071	12,071	0.03
Smile Doctors, LLC	(4)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028		518,108	511,996	507,746	1.31
Smile Doctors, LLC	(4)(5)(7)(10)	SOFR + 5.90%	10.81%	6/9/2023	12/23/2028		74,356	71,456	70,830	0.18
Snoopy Bidco, Inc.	(4)(10)	SOFR + 6.00%	10.73%	6/1/2021	6/1/2028		707,413	701,686	680,885	1.75
Southern Veterinary Partners LLC	(8)	SOFR + 3.25%	7.71%	12/4/2024	10/31/2031		10,210	10,261	10,295	0.03
SpecialtyCare, Inc.	(4)(11)	SOFR + 5.75%	10.60%	6/18/2021	6/18/2028		67,198	66,199	65,854	0.17
SpecialtyCare, Inc.	(4)(5)(11)	SOFR + 5.75%	10.66%	6/18/2021	6/18/2028		582	577	570	0.00
SpecialtyCare, Inc.	(4)(5)(7)(8)	SOFR + 4.00%	8.64%	6/18/2021	6/18/2026		3,442	3,390	3,442	0.01
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 4.75%	9.08%	12/30/2021	1/2/2029		178,641	177,031	178,641	0.46
Stepping Stones Healthcare Services, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.08%	4/25/2024	1/2/2029		4,901	4,368	4,568	0.01
Surgery Centers Holdings, Inc.	(6)(8)	SOFR + 2.75%	7.09%	6/20/2024	12/19/2030		5,644	5,644	5,695	0.01
The Fertility Partners, Inc.	(4)(6)(7)(10)	CA + 5.75%	9.34%	3/16/2022	3/16/2028	CAD	138,421	107,148	90,236	0.23
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	10.22%	3/16/2022	3/16/2028		45,554	44,989	42,821	0.11
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.18%	9/15/2022	9/15/2028		255,871	251,126	258,429	0.67
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.16%	1/22/2024	9/15/2028		28,372	28,133	28,655	0.07
The GI Alliance Management, LLC	(4)(11)	SOFR + 5.50%	10.16%	9/15/2022	9/15/2028		55,133	54,112	55,684	0.14
The GI Alliance Management, LLC	(4)(5)(7)(11)	SOFR + 5.50%	10.21%	3/7/2024	9/15/2028		26,833	25,645	26,187	0.07
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	10.40%	7/15/2022	7/15/2028		9,499	9,388	9,452	0.02
UMP Holdings, LLC	(4)(5)(10)	SOFR + 5.75%	10.33%	7/15/2022	7/15/2028		13,032	12,972	12,967	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Unified Women’s Healthcare LP	(4)(9)	SOFR + 5.25%	9.58%		6/16/2022	6/18/2029		878,430	878,430	878,430	2.26
Unified Women’s Healthcare LP	(4)(5)(7)(9)	SOFR + 5.25%	9.58%		3/22/2024	6/18/2029		4,349	4,305	4,315	0.01
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.86%		11/18/2021	11/20/2028		153,992	152,825	153,992	0.40
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 5.25%	9.96%		11/18/2021	11/20/2028		64,821	64,378	64,821	0.17
US Oral Surgery Management Holdco, LLC	(4)(5)(7)(10)	SOFR + 6.00%	10.80%		8/16/2023	11/20/2028		6,191	5,704	5,945	0.02
US Oral Surgery Management Holdco, LLC	(4)(5)(10)	SOFR + 6.50%	11.19%		12/5/2022	11/20/2028		107	107	107	0.00
Veonet GmbH	(6)(8)	S + 5.50%	10.20%		4/18/2024	3/14/2029	GBP	253,448	321,865	317,492	0.82
WHCG Purchaser III Inc	(4)(5)(7)(10)	SOFR + 6.50%	10.83 (incl. 5.41 PIK	% % )	8/2/2024	6/30/2029		45,940	45,940	45,940	0.12
WHCG Purchaser III Inc	(4)(5)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030		37,229	14,654	14,222	0.04

									6,419,802	6,193,986	15.96
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	7.61%		2/15/2022	2/15/2029		36,189	35,953	36,350	0.09
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.33%		5/25/2022	5/25/2029		383,645	378,829	383,645	0.99
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.33%		5/25/2022	5/25/2029		58,690	57,951	58,690	0.15
Caerus US 1, Inc.	(4)(5)(6)(7)(12)	SOFR + 5.00%	9.34%		5/25/2022	5/25/2029		5,082	4,441	5,082	0.01
Caerus US 1, Inc.	(4)(5)(6)(10)	SOFR + 5.00%	9.46%		10/28/2022	5/25/2029		36,115	35,861	36,115	0.09
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.00%	9.33%		10/28/2022	5/25/2029		246,803	245,667	246,803	0.64
Caerus US 1, Inc.	(4)(6)(8)	SOFR + 5.00%	9.33%		3/27/2024	5/25/2029		69,821	69,821	69,821	0.18
Color Intermediate, LLC	(4)(10)	SOFR + 4.75%	9.18%		7/2/2024	10/1/2029		365,158	358,992	365,158	0.94
Continental Buyer Inc	(4)(5)(7)(10)	SOFR + 5.25%	9.50%		4/2/2024	4/2/2031		29,048	28,525	28,962	0.07
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.30%		5/1/2024	5/1/2031		43,265	43,069	43,562	0.11
CT Technologies Intermediate Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.57%		8/30/2024	8/30/2031		160,631	158,968	160,489	0.41
Edifecs, Inc.	(4)(10)	SOFR + 5.00%	9.33%		9/10/2021	11/20/2028		155,449	154,580	155,449	0.40
Edifecs, Inc.	(4)(10)	SOFR + 5.00%	9.33%		11/20/2023	11/20/2028		204,293	201,555	204,293	0.53
Edifecs, Inc.	(4)(11)	SOFR + 5.00%	9.33%		1/7/2021	11/20/2028		96,160	96,228	96,160	0.25
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 6.00%	10.48%		10/29/2021	10/29/2028		104,077	102,991	103,509	0.27
Healthcomp Holding Company, LLC	(4)(10)	SOFR + 6.25%	10.77 (incl. 3.00 PIK	% % )	11/8/2023	11/8/2029		184,558	183,111	184,558	0.47
Imprivata, Inc.	(9)	SOFR + 3.50%	8.09%		4/4/2024	12/1/2027		2,003	2,003	2,019	0.01
Kona Buyer, LLC	(4)(10)	SOFR + 4.50%	9.13%		7/23/2024	7/23/2031		215,636	213,616	214,558	0.55
Kona Buyer, LLC	(4)(5)(7)(10)	SOFR + 4.50%	9.13%		7/23/2024	7/23/2031		12,653	11,999	12,146	0.03
Magic Bidco Inc	(4)(5)(7)(10)	SOFR + 5.75%	10.08%		7/1/2024	7/1/2030		7,745	7,371	7,394	0.02
Magic Bidco Inc	(4)(10)	SOFR + 5.75%	10.08%		7/1/2024	7/1/2030		45,005	43,975	44,330	0.11
Neptune Holdings, Inc.	(4)(7)(10)	SOFR + 4.75%	9.08%		12/12/2024	8/31/2030		14,850	14,512	14,800	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Health Care Technology (continued)
Netsmart Technologies Inc	(4)(7)(10)	SOFR + 5.20%	9.56 (incl. 2.70 PIK	% % )	8/23/2024	8/23/2031	186,096	183,972	184,902	0.48
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	10.85%		3/1/2021	3/1/2028	71,173	70,209	71,173	0.18
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.09%	10.75%		3/1/2021	3/1/2028	14,758	14,643	14,758	0.04
Project Ruby Ultimate Parent Corp	(8)	SOFR + 3.00%	7.47%		11/20/2024	3/10/2028	9,111	9,111	9,165	0.02
Rocky MRA Acquisition Corp	(4)(9)	SOFR + 5.75%	10.37%		4/1/2022	4/1/2028	163,472	161,872	163,472	0.42
Vizient, Inc.	(9)	SOFR + 2.00%	6.36%		8/1/2024	8/1/2031	4,874	4,908	4,918	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.25%	6.59%		12/30/2024	10/22/2029	6,513	6,513	6,551	0.02

								2,901,246	2,928,832	7.53
Hotels, Restaurants & Leisure
Alterra Mountain Co	(8)	SOFR + 2.75%	7.11%		11/7/2024	8/17/2028	9,131	9,131	9,203	0.02
Bally’s Corp	(6)(9)	SOFR + 3.25%	8.14%		10/1/2021	10/2/2028	9,528	9,500	9,035	0.02
Caesars Entertainment, Inc.	(6)(9)	SOFR + 2.25%	6.61%		2/6/2023	2/6/2030	2,492	2,509	2,498	0.01
Carnival Finance, LLC	(6)(10)	SOFR + 2.75%	7.11%		4/25/2024	10/18/2028	1,000	1,011	1,008	0.00
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	10.62%		4/1/2022	4/2/2029	31,127	30,745	30,679	0.08
Fertitta Entertainment, LLC	(9)	SOFR + 3.50%	7.86%		1/27/2022	1/27/2029	13,323	13,319	13,389	0.03
IRB Holding Corp.	(10)	SOFR + 2.50%	6.86%		12/11/2024	12/15/2027	21,480	21,480	21,528	0.06
Mic Glen, LLC	(9)	SOFR + 3.50%	7.97%		7/21/2021	7/21/2028	12,725	12,715	12,817	0.03
New Red Finance, Inc.	(6)(8)	SOFR + 1.75%	6.11%		6/16/2024	9/12/2030	6,451	6,437	6,428	0.02
Scientific Games Holdings LP	(9)	SOFR + 3.00%	7.59%		6/11/2024	4/4/2029	19,729	19,763	19,800	0.05
Tacala Investment Corp.	(10)	SOFR + 3.50%	7.86%		9/26/2024	1/31/2031	2,978	2,987	3,005	0.01
Whatabrands, LLC	(9)	SOFR + 2.50%	6.86%		12/11/2024	8/3/2028	11,352	11,352	11,393	0.03

								140,949	140,783	0.36
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.05%		12/5/2024	7/31/2028	32,391	32,369	32,459	0.08
Madison Safety & Flow LLC	(8)	SOFR + 3.25%	7.61%		9/26/2024	9/26/2031	6,983	7,029	7,043	0.02

								39,398	39,502	0.10
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	8.33%		12/14/2021	12/14/2028	6,936	6,897	6,930	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Industrial Conglomerates (continued)
CEP V Investment 11 S.à r.l.	(4)(6)(7)(10)	SA + 6.45%	7.73%	5/6/2022	2/11/2028	CHF	47,449	47,966	51,847	0.13
CEP V Investment 11 S.à r.l.	(4)(6)(10)	E + 6.45%	9.84%	3/31/2023	2/23/2028	EUR	66,051	63,741	68,419	0.18
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.75%	8.34%	8/12/2021	5/19/2028		11,754	11,726	11,860	0.03
Excelitas Technologies Corp.	(4)(8)	E + 5.25%	8.11%	8/12/2022	8/13/2029	EUR	24,817	25,145	25,450	0.07
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.25%	9.58%	8/12/2022	8/13/2029		33,241	32,597	32,712	0.08

								188,072	197,218	0.51
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 5.25%	9.61%	9/30/2021	10/2/2028		54,870	54,569	54,870	0.14
Alera Group, Inc.	(4)(5)(7)(11)	SOFR + 5.75%	10.09%	11/17/2023	10/2/2028		21,071	20,905	21,071	0.05
Alliant Holdings Intermediate LLC	(8)	SOFR + 2.75%	7.11%	9/12/2024	9/19/2031		3,653	3,653	3,667	0.01
Amerilife Holdings, LLC	(4)(10)	SOFR + 5.00%	9.58%	6/17/2024	8/31/2029		463,738	457,327	463,738	1.19
Amerilife Holdings, LLC	(4)(5)(7)(13)	SOFR + 5.00%	9.70%	6/17/2024	8/31/2029		55,951	54,972	55,653	0.14
AmWINS Group Inc	(10)	SOFR + 2.25%	6.72%	2/19/2021	2/19/2028		6,433	6,423	6,460	0.02
AssuredPartners, Inc.	(9)	SOFR + 3.50%	7.86%	2/16/2024	2/14/2031		25,481	25,452	25,564	0.07
Baldwin Insurance Group Holdings, LLC	(6)(8)	SOFR + 3.25%	7.61%	12/11/2024	5/26/2031		11,929	11,929	12,026	0.03
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	7.36%	6/14/2024	6/14/2031		13,930	13,970	13,994	0.04
CFC Underwriting, Ltd.	(4)(6)(7)(9)	SOFR + 4.95%	9.53%	1/25/2022	5/16/2029		138,161	135,809	137,906	0.35
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.58%	10/29/2021	10/29/2030		27,918	27,638	27,918	0.07
Foundation Risk Partners Corp.	(4)(5)(10)	SOFR + 5.25%	9.58%	11/17/2023	10/29/2030		26,954	26,525	26,954	0.07
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.58%	4/14/2022	10/29/2030		38,693	38,343	38,693	0.10
Foundation Risk Partners Corp.	(4)(5)(7)(10)	SOFR + 5.25%	9.58%	5/21/2024	10/29/2030		9,166	8,897	8,878	0.02
Galway Borrower, LLC	(4)(10)	SOFR + 4.50%	8.83%	9/30/2021	9/29/2028		241,757	239,767	241,757	0.62
Galway Borrower, LLC	(4)(5)(7)(10)	SOFR + 4.50%	8.82%	9/30/2021	9/29/2028		1,738	1,514	1,728	0.00
Galway Borrower, LLC	(4)(5)(10)	SOFR + 4.50%	8.82%	4/28/2023	9/29/2028		271	271	271	0.00
Gimlet Bidco GmbH	(4)(6)(8)	E + 5.75%	8.80%	4/15/2024	4/23/2031	EUR	110,003	114,541	112,238	0.29
Gimlet Bidco GmbH	(4)(6)(7)(8)	E + 5.75%	8.72%	4/15/2024	4/23/2031	EUR	17,827	17,370	17,770	0.05
Higginbotham Insurance Agency, Inc.	(4)(6)(11)	SOFR + 4.50%	8.86%	7/3/2024	11/25/2028		90,193	90,114	90,193	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Insurance (continued)
High Street Buyer, Inc.	(4)(10)	SOFR + 5.25%	9.58%		4/16/2021	4/14/2028		96,256	95,397	96,256	0.25
High Street Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.85%		2/4/2022	4/14/2028		79,872	78,625	79,789	0.21
Hyperion Refinance S.à r.l.	(6)(9)	SOFR + 3.00%	7.36%		11/22/2024	2/15/2031		7,467	7,473	7,528	0.02
Integrity Marketing Acquisition LLC	(4)(7)(10)	SOFR + 5.00%	9.51%		8/27/2024	8/25/2028		256,212	254,354	256,175	0.66
OneDigital Borrower, LLC	(9)	SOFR + 3.25%	7.61%		7/2/2024	6/13/2031		9,950	9,938	9,988	0.03
Paisley Bidco Ltd	(4)(5)(6)(7)(8)	S + 4.75%	9.52%		4/17/2024	4/18/2031	GBP	12,094	14,943	14,962	0.04
Paisley Bidco Ltd	(4)(5)(6)(8)	E + 4.75%	7.81%		4/17/2024	4/18/2031	EUR	7,947	8,439	8,150	0.02
Paisley Bidco Ltd	(4)(5)(6)(8)	E + 4.75%	7.97%		4/17/2024	4/18/2031	EUR	7,010	7,220	7,188	0.02
Patriot Growth Insurance Services, LLC.	(4)(10)	SOFR + 5.00%	9.48%		10/14/2021	10/16/2028		23,972	23,788	23,972	0.06
Patriot Growth Insurance Services, LLC.	(4)(5)(7)(10)	SOFR + 5.00%	9.33%		11/17/2023	10/16/2028		18,744	18,536	18,443	0.05
Patriot Growth Insurance Services, LLC.	(5)(7)(10)	SOFR + 5.00%	9.49%		10/14/2021	10/16/2028		3,567	3,486	3,425	0.01
Riser Merger Sub, Inc.	(4)(5)(10)	S + 6.00%	10.70%		10/31/2023	10/31/2029	GBP	9,198	11,018	11,515	0.03
Riser Merger Sub, Inc.	(4)(7)(10)	SOFR + 6.00%	10.33%		10/31/2023	10/31/2029		90,885	88,852	90,507	0.23
Riser Topco II LLC	(4)(5)(10)	S + 5.00%	9.70%		8/16/2024	10/31/2029	GBP	16,440	20,717	20,530	0.05
Riser Topco II LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.46%		6/4/2024	10/31/2029		63,361	62,837	63,127	0.16
RSC Acquisition, Inc.	(4)(10)	SOFR + 4.75%	9.15%		11/12/2021	11/1/2029		59,792	59,777	59,866	0.15
RSC Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.32%		1/7/2021	11/1/2029		185,853	184,444	185,802	0.48
SelectQuote Inc.	(4)(6)(20)	SOFR + 9.50%	13.96 (incl. 3.00 PIK	% % )	10/15/2024	9/30/2027		227,514	227,477	201,142	0.52
SG Acquisition, Inc.	(4)(7)(10)	SOFR + 4.75%	9.36%		4/3/2024	4/3/2030		216,037	214,226	216,037	0.56
Shelf Bidco Ltd	(4)(6)(10)(18)	SOFR + 5.18%	9.83%		10/17/2024	10/17/2031		943,075	938,496	938,360	2.41
Simplicity Financial Marketing Group Holdings Inc	(4)(6)(7)(10)	SOFR + 5.00%	9.28%		12/31/2024	12/31/2031		45,311	44,737	44,737	0.12
Sparta UK Bidco Ltd	(4)(5)(6)(7)(8)	S + 6.00%	10.70%		9/4/2024	9/25/2031	GBP	36,060	47,359	45,143	0.12
SQ ABS Issuer LLC	(4)(6)(8)	7.80%	7.80%		10/11/2024	10/20/2039		22,278	22,128	22,132	0.06
Tennessee Bidco Limited	(4)(5)(6)(8)	E + 5.25%	8.93 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	EUR	4,515	5,662	4,630	0.01
Tennessee Bidco Limited	(4)(6)(8)	S + 5.25%	10.06 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	GBP	149,270	200,231	185,002	0.48
Tennessee Bidco Limited	(4)(5)(6)(7)(8)	S + 5.25%	10.06 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	GBP	13,550	17,204	16,191	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Insurance (continued)
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 5.25%	10.51 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031		585,611	570,355	579,755	1.49
Tennessee Bidco Limited	(4)(5)(6)(8)	SOFR + 5.25%	10.51 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031		29,857	29,565	29,558	0.08
Tennessee Bidco Limited	(4)(5)(6)(8)	E + 5.25%	8.93 (incl. 2.00 PIK	% % )	7/1/2024	7/1/2031	EUR	8,785	9,198	9,009	0.02
THG Acquisition LLC	(4)(5)(10)	SOFR + 4.75%	9.11%		10/31/2024	10/31/2031		66,980	66,327	66,310	0.17
THG Acquisition LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.11%		10/31/2024	10/31/2031		555	409	405	0.00
TIH Insurance Holdings, LLC.	(7)(8)	SOFR + 2.75%	7.08%		12/6/2024	5/6/2031		17,652	17,263	17,659	0.05
USI, Inc.	(8)	SOFR + 2.25%	6.58%		12/23/2024	11/22/2029		8,824	8,824	8,820	0.02
USI, Inc.	(8)	SOFR + 2.25%	6.58%		12/23/2024	9/29/2030		1,975	1,975	1,975	0.01
World Insurance Associates, LLC	(4)(11)	SOFR + 6.00%	10.33%		10/20/2023	4/3/2028		42,900	42,274	42,900	0.11
World Insurance Associates, LLC	(4)(5)(7)(11)	SOFR + 5.75%	10.08%		10/20/2023	4/3/2028		36,682	35,976	36,516	0.09

									4,799,519	4,784,853	12.32
Interactive Media & Services
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.43%		8/28/2024	10/30/2027		12,501	12,334	12,376	0.03
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.63%		8/28/2024	10/30/2027		7,318	7,220	7,245	0.02
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.78%		8/28/2024	10/30/2027		3,114	3,072	3,082	0.01
North Haven Ushc Acquisition Inc	(4)(5)(7)(11)	SOFR + 5.00%	9.61%		8/28/2024	10/30/2027		4,498	4,265	4,260	0.01
North Haven Ushc Acquisition Inc	(4)(5)(11)	SOFR + 5.00%	9.43%		8/28/2024	10/30/2027		3,622	3,574	3,586	0.01
North Haven Ushc Acquisition Inc	(4)(11)	SOFR + 5.00%	9.63%		8/28/2024	10/30/2027		22,298	22,000	22,075	0.06
North Haven Ushc Acquisition Inc	(4)(5)(7)(11)	SOFR + 5.00%	9.72%		8/28/2024	10/30/2027		8,292	8,063	8,121	0.02
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.15%		7/16/2024	7/16/2031		7,612	7,602	7,676	0.02
Speedster Bidco GmbH	(6)(9)	SOFR + 3.50%	8.15%		10/17/2024	12/10/2031		20,321	20,270	20,401	0.05
Speedster Bidco GmbH	(4)(6)(7)(8)	E + 2.50%	5.66%		10/17/2024	12/10/2031	EUR	33,908	36,158	35,252	0.09

									124,558	124,074	0.32
Internet & Direct Marketing Retail
Hoya Midco, LLC	(6)(9)	SOFR + 3.00%	7.59%		2/3/2022	2/3/2029		9,472	9,442	9,579	0.02
Identity Digital, Inc.	(4)(11)	SOFR + 5.25%	9.74%		1/7/2021	12/29/2027		501,124	500,185	501,124	1.29
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	10.10%		12/15/2021	12/15/2027		550,366	545,688	535,231	1.38

									1,055,315	1,045,934	2.69

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	7.83%		8/2/2024	2/1/2031		2,518	2,515	2,538	0.01
AI Altius Luxembourg S.à r.l.	(4)(5)(8)	9.75%	9.75 PIK	%	12/21/2021	12/21/2029		28,353	27,994	28,211	0.07
AI Altius US Bidco, Inc.	(4)(7)(10)	SOFR + 4.75%	9.03%		5/21/2024	12/21/2028		245,269	242,868	245,269	0.63
Allium Buyer, LLC	(4)(7)(11)	SOFR + 5.00%	9.59%		5/2/2023	5/2/2030		1,580	1,539	1,573	0.00
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.36%		1/7/2021	10/16/2026		19,304	19,315	18,594	0.05
Fern Bidco Ltd	(4)(5)(6)(8)	S + 5.25%	9.96%		7/1/2024	7/3/2031	GBP	40,356	50,079	49,890	0.13
Fern Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.25%	9.96%		7/1/2024	7/3/2031	GBP	4,414	5,438	5,224	0.01
Infostretch Corporation	(4)(10)	SOFR + 5.75%	10.23%		4/1/2022	4/1/2028		178,425	176,494	165,935	0.43
Inovalon Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.63%		11/24/2021	11/24/2028		1,010,558	997,606	1,010,558	2.60
Inovalon Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.67%		11/24/2021	11/24/2028		77,157	76,061	77,157	0.20
KEN Bidco Ltd	(4)(5)(6)(10)	S + 6.00%	10.82 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028	GBP	14,008	17,141	17,318	0.04
Monterey Financing, S.à r.l.	(4)(6)(8)	CI + 6.00%	8.70%		9/28/2022	9/28/2029	DKK	560,750	72,642	77,891	0.20
Monterey Financing, S.à r.l.	(4)(6)(9)	N + 6.00%	10.70%		9/28/2022	9/28/2029	NOK	599,094	54,853	52,629	0.14
Monterey Financing, S.à r.l.	(4)(6)(8)	ST + 6.00%	8.55%		9/28/2022	9/28/2029	SEK	243,186	21,364	21,980	0.06
Monterey Financing, S.à r.l.	(4)(6)(8)	E + 6.00%	8.72%		9/28/2022	9/28/2029	EUR	110,819	106,566	114,792	0.30
Newfold Digital Holdings Group Inc	(11)	SOFR + 3.50%	8.14%		2/10/2021	2/10/2028		44,153	43,975	37,861	0.10
Park Place Technologies, LLC	(4)(10)	SOFR + 5.25%	9.61%		3/25/2024	3/25/2031		545,433	541,133	544,070	1.40
Park Place Technologies, LLC	(4)(5)(7)(10)	SOFR + 5.25%	9.59%		3/25/2024	3/25/2030		18,403	17,463	17,814	0.05
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	10.44%		10/25/2021	10/25/2027		185,464	183,723	185,464	0.48
Red River Technology, LLC	(4)(11)	SOFR + 6.00%	10.74%		5/26/2021	5/26/2027		146,286	145,264	139,703	0.36
Redwood Services Group, LLC	(4)(10)	SOFR + 6.25%	10.68%		6/15/2022	6/15/2029		62,103	61,153	62,103	0.16
Redwood Services Group, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.18%		2/5/2024	6/15/2029		5,447	5,357	5,394	0.01
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.72 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028	EUR	17,168	19,509	17,561	0.05
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.33 (incl. 2.50 PIK	% % )	10/14/2021	8/3/2028	EUR	6,541	7,499	6,691	0.02
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.93 (incl. 2.50 PIK	% % )	10/14/2021	10/16/2028		6,627	6,941	6,544	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
IT Services (continued)
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	10.75 (incl. 2.50 PIK	% % )	10/14/2021	9/28/2028		13,315	13,111	13,149	0.03
Turing Holdco, Inc.	(4)(5)(6)(7)(10)	S + 6.00%	10.82 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028	GBP	23,550	28,815	29,113	0.07
Turing Holdco, Inc.	(4)(6)(7)(10)	SOFR + 6.00%	10.61 (incl. 2.50 PIK	% % )	5/3/2024	8/3/2028		31,297	30,506	30,906	0.08
Virtusa Corp.	(10)	SOFR + 3.25%	7.61%		6/21/2024	2/15/2029		14,863	14,880	14,986	0.04

									2,991,804	3,000,918	7.74
Life Sciences Tools & Services
Creek Parent Inc.	(4)(7)(10)	SOFR + 5.25%	9.63%		12/17/2024	12/18/2031		133,351	130,696	130,682	0.34
Falcon Parent Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.00%	9.53%		11/6/2024	11/6/2031		83,598	81,466	81,921	0.21
Jupiter Bidco Limited	(4)(6)(7)(9)	E + 6.25%	8.93%		8/5/2022	8/27/2029	EUR	5,922	2,349	4,380	0.01
Jupiter Bidco Limited	(4)(6)(10)	SOFR + 6.25%	10.58%		8/5/2022	8/27/2029		88,177	86,420	71,864	0.18
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	8.86%		12/16/2021	12/16/2028		7,927	7,904	7,992	0.02
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.25%	7.84%		5/28/2024	11/30/2027		1,853	1,853	1,863	0.00
PAREXEL International Inc/Wilmington	(9)	SOFR + 3.00%	7.36%		7/25/2024	11/15/2028		1,893	1,893	1,909	0.00

									312,581	300,611	0.76
Machinery
Chart Industries, Inc.	(6)(9)	SOFR + 2.50%	7.09%		7/2/2024	3/16/2030		5,300	5,300	5,327	0.01
Crosby US Acquisition Corp.	(9)	SOFR + 3.50%	8.07%		9/16/2024	8/16/2029		405	411	410	0.00
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 3.00%	7.37%		12/11/2024	6/14/2030		1,061	1,061	1,070	0.00
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	10.74%		7/21/2021	7/21/2027		5,755	5,699	5,723	0.01
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.50%	11.17%		12/20/2022	7/21/2027		229	226	228	0.00
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	10.99%		8/30/2022	7/21/2027		228	225	227	0.00
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	7.86%		9/3/2024	8/31/2028		6,895	6,895	6,964	0.02
SPX Flow, Inc.	(9)	SOFR + 3.00%	7.36%		6/6/2024	4/5/2029		8,651	8,651	8,734	0.02
TK Elevator U.S. Newco, Inc.	(6)(9)	SOFR + 3.50%	8.59%		3/14/2024	4/30/2030		17,495	17,456	17,644	0.05
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.22%		11/19/2021	11/19/2028		26,143	26,007	25,732	0.07

									71,931	72,059	0.18
Marine
Armada Parent, Inc.	(4)(7)(10)	SOFR + 5.75%	10.36%		10/29/2021	10/29/2027		229,234	226,849	229,234	0.59
Kattegat Project Bidco AB	(4)(5)(6)(7)(8)	E + 6.00%	8.72%		3/20/2024	4/7/2031	EUR	51,768	54,732	53,478	0.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Marine (continued)
Kattegat Project Bidco AB	(4)(5)(6)(8)	SOFR + 6.00%	10.33%		3/20/2024	4/7/2031	4,522	4,421	4,522	0.01

								286,002	287,234	0.74
Media
Bimini Group Purchaser Inc	(4)(10)	SOFR + 5.25%	9.76%		4/26/2024	4/26/2031	207,125	205,256	207,125	0.53
Bimini Group Purchaser Inc	(4)(5)(7)(10)	SOFR + 5.25%	9.81%		4/26/2024	4/26/2031	8,555	7,837	8,140	0.02
Digital Media Solutions, LLC	(6)(10)(17)	SOFR + 11.00%	15.47 PIK	%	5/25/2021	5/25/2026	27,875	25,347	3,484	0.01
Digital Media Solutions, LLC	(4)(5)(6)(10)	SOFR + 8.00%	13.61 (incl. 7.00 PIK	% % )	4/17/2024	2/25/2026	2,864	2,864	2,864	0.01
Digital Media Solutions, LLC	(4)(5)(6)(14)	SOFR + 8.00%	13.10 (incl. 7.00 PIK	% % )	9/13/2024	1/29/2025	4,027	4,027	4,027	0.01
Digital Media Solutions, LLC	(4)(6)(10)(17)	SOFR + 11.00%	15.47 PIK	%	4/17/2024	5/25/2026	8,510	7,849	1,485	0.00
McGraw-Hill Education, Inc.	(9)	SOFR + 4.00%	8.33%		8/6/2024	8/6/2031	11,658	11,631	11,805	0.03
Radiate Holdco, LLC	(10)	SOFR + 3.25%	7.72%		11/1/2021	9/25/2026	28,190	28,169	24,728	0.06
Sunrise Financing Partnership	(6)(8)	SOFR + 2.93%	7.44%		4/20/2021	1/31/2029	3,042	3,010	3,062	0.01

								295,990	266,720	0.68
Metals & Mining
American Rock Salt Co LLC	(5)(10)	SOFR + 4.00%	8.78%		6/11/2021	6/9/2028	9,293	9,287	8,458	0.02
American Rock Salt Co LLC	(5)(7)(14)	SOFR + 7.00%	11.78%		9/19/2024	6/9/2028	2,033	1,872	2,080	0.01
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.00%	7.35%		4/29/2021	1/31/2029	15,747	15,725	15,809	0.04

								26,884	26,347	0.07
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance Inc	(4)(6)(10)	SOFR + 5.25%	9.77%		8/30/2024	8/15/2028	32,934	32,690	32,934	0.08
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	8.38%		12/21/2021	12/21/2028	34,814	34,759	35,023	0.09
KKR Alberta Midstream Finance Inc.	(4)(6)(10)	SOFR + 5.25%	9.77%		8/30/2024	8/15/2028	17,916	17,778	17,916	0.05

								85,227	85,873	0.22
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.75%	10.29%		11/12/2021	11/12/2027	62,590	62,067	60,713	0.16
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	12.50%		11/12/2021	11/12/2027	2,776	2,684	2,480	0.01
Profile Products, LLC	(4)(5)(7)(10)	P + 4.50%	12.00%		11/12/2021	11/12/2027	390	342	177	0.00

								65,093	63,370	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Pharmaceuticals
Dechra Finance US LLC	(6)(8)	SOFR + 3.25%	7.72%	12/3/2024	12/3/2031		5,000	5,044	5,030	0.01
Dechra Pharmaceuticals Holdings Ltd	(4)(5)(6)(7)(8)	E + 6.25%	9.89%	1/23/2024	1/24/2031	EUR	97,791	104,445	101,143	0.26
Dechra Pharmaceuticals Holdings Ltd	(4)(5)(6)(7)(10)	SOFR + 6.25%	11.39%	1/23/2024	1/24/2031		1,083	919	919	0.00
Doc Generici (Diocle S.p.A.)	(4)(5)(6)(7)(8)	E + 5.50%	9.36%	10/11/2022	10/27/2028	EUR	60,136	58,421	62,224	0.16
Eden Acquisitionco Ltd	(4)(6)(7)(10)	SOFR + 6.25%	10.53%	11/2/2023	11/18/2030		108,046	105,699	107,950	0.28
Gusto Sing Bidco Pte Ltd	(4)(5)(6)(7)(10)	BB + 4.75%	9.46%	11/15/2024	11/15/2031	AUD	1,000	643	612	0.00
Padagis, LLC	(6)(9)	SOFR + 4.75%	9.60%	7/6/2021	7/6/2028		26,818	26,786	24,919	0.06
Rhea Parent, Inc.	(4)(10)	SOFR + 4.75%	9.10%	12/20/2024	12/20/2030		201,854	199,459	201,854	0.52

								501,416	504,651	1.29
Professional Services
ALKU, LLC	(4)(10)	SOFR + 6.25%	10.50%	5/23/2023	5/23/2029		54,853	53,872	54,853	0.14
ALKU, LLC	(4)(10)	SOFR + 5.50%	9.75%	2/21/2024	5/23/2029		4,963	4,880	4,938	0.01
Apex Companies, LLC	(4)(11)	SOFR + 5.25%	9.84%	1/31/2023	1/31/2028		1,605	1,578	1,593	0.00
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.25%	9.76%	3/15/2024	1/31/2028		736	721	731	0.00
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.25%	9.84%	1/31/2023	1/31/2028		366	360	364	0.00
Apex Companies, LLC	(4)(5)(11)	SOFR + 5.25%	9.76%	8/28/2024	1/31/2028		10,215	10,078	10,139	0.03
Apex Companies, LLC	(4)(5)(7)(11)	SOFR + 5.25%	9.76%	8/28/2024	1/31/2028		2,794	2,517	2,521	0.01
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.25%	8.61%	12/29/2021	12/29/2028		6,084	6,062	6,129	0.02
Artisan Acquisitionco, Ltd.	(4)(6)(7)(8)	SOFR + 5.00%	9.33%	9/23/2024	9/30/2031		392,805	384,709	385,385	0.99
Baker Tilly Advisory Group LP	(4)(7)(10)	SOFR + 4.75%	9.11%	6/3/2024	6/3/2031		176,325	173,211	176,125	0.45
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.11%	12/30/2021	12/29/2028		11,571	11,490	11,243	0.03
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 4.50%	8.86%	11/2/2021	11/2/2027		20,776	20,391	20,377	0.05
Chronicle Bidco, Inc.	(4)(5)(11)	SOFR + 6.25%	10.76%	5/19/2022	5/18/2029		2,877	2,877	2,877	0.01
Chronicle Bidco, Inc.	(4)(11)	SOFR + 6.25%	10.76%	5/19/2022	5/18/2029		41,762	41,523	41,762	0.11
Chronicle Bidco, Inc.	(4)(5)(7)(11)	SOFR + 6.25%	10.76%	3/26/2024	5/18/2029		1,422	1,294	1,290	0.00
Cisive Holdings Corp	(4)(7)(11)	SOFR + 5.75%	10.18%	12/8/2021	12/8/2028		33,601	33,486	33,008	0.08
Claims Automation Intermediate 2, LLC	(4)(10)	SOFR + 4.50%	8.89%	12/16/2021	12/16/2027		44,458	44,020	44,458	0.11
Claims Automation Intermediate 2, LLC	(4)(5)(10)	SOFR + 4.50%	9.11%	12/16/2021	12/16/2027		68,350	67,676	68,350	0.18
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 5.35%	9.68%	8/26/2021	8/26/2027		118,495	117,371	118,495	0.30

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Professional Services (continued)
CRCI Longhorn Holdings Inc	(4)(7)(10)	SOFR + 5.00%	9.36%		8/27/2024	8/27/2031		64,147	63,458	63,743	0.16
CRCI Longhorn Holdings Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.36%		8/27/2024	8/27/2031		4,999	4,894	4,944	0.01
Cumming Group, Inc.	(4)(11)	SOFR + 5.25%	9.50%		5/26/2021	11/16/2027		196,035	194,316	196,035	0.50
Cumming Group, Inc.	(4)(7)(11)	SOFR + 5.25%	9.50%		11/18/2022	11/16/2027		38,413	37,761	38,357	0.10
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.08%		1/7/2021	4/9/2027		84,377	84,164	82,716	0.21
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	8.36%		2/28/2024	2/28/2031		997	1,012	1,010	0.00
Eliassen Group, LLC	(4)(10)	SOFR + 5.75%	10.08%		4/14/2022	4/14/2028		67,055	66,515	65,378	0.17
Emerald US, Inc.	(6)(8)	SOFR + 3.75%	8.34%		1/7/2021	7/12/2028		3,809	3,807	3,859	0.01
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.09%		11/4/2021	11/6/2028		9,449	9,319	9,427	0.02
G&A Partners Holding Company II, LLC	(4)(9)	SOFR + 5.50%	10.01%		3/1/2024	3/1/2031		60,191	59,131	60,191	0.15
G&A Partners Holding Company II, LLC	(4)(5)(7)(9)	SOFR + 5.50%	10.01%		3/1/2024	3/1/2030		2,355	1,990	2,116	0.01
Guidehouse, Inc.	(4)(10)	SOFR + 5.75%	10.11 (incl. 2.00 PIK	% % )	10/15/2021	12/16/2030		1,241,858	1,233,060	1,241,858	3.20
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	9.57%		11/1/2024	9/22/2028		578,644	573,348	578,644	1.49
Inmar, Inc.	(11)	SOFR + 5.00%	9.51%		6/21/2023	10/30/2031		24,938	24,815	25,050	0.06
Kwor Acquisition, Inc.	(4)(5)(11)(17)	P + 4.25%	12.25%		6/22/2022	12/22/2028		1,389	1,378	1,121	0.00
Kwor Acquisition, Inc.	(4)(5)(11)(17)	P + 4.25%	12.25%		12/22/2021	12/22/2027		12,195	12,105	9,848	0.03
Legacy Intermediate, LLC	(4)(10)	SOFR + 5.75%	10.41%		2/25/2022	2/25/2028		120,576	119,325	120,576	0.31
Legacy Intermediate, LLC	(4)(9)	SOFR + 5.75%	10.43%		12/22/2023	2/25/2028		23,224	22,864	23,224	0.06
Lereta, LLC	(10)	SOFR + 5.25%	9.72%		7/30/2021	7/30/2028		28,859	28,711	25,786	0.07
Mantech International CP	(4)(7)(10)	SOFR + 5.00%	9.59%		4/12/2024	9/14/2029		899,105	886,111	897,905	2.31
Mercury Bidco Globe Limited	(4)(5)(6)(7)(8)	S + 6.00%	10.70%		1/18/2024	1/31/2031	GBP	80,581	100,467	100,596	0.26
Mercury Borrower, Inc.	(8)	SOFR + 3.00%	7.36%		12/13/2024	8/2/2028		40,817	40,817	41,225	0.11
Minotaur Acquisition, Inc.	(4)(7)(11)	SOFR + 5.00%	9.36%		5/10/2024	5/10/2030		115,362	112,950	114,653	0.30
MPG Parent Holdings, LLC	(4)(11)	SOFR + 5.00%	9.33%		1/8/2024	1/8/2030		18,121	17,816	18,121	0.05
MPG Parent Holdings, LLC	(4)(5)(7)(11)	SOFR + 5.00%	9.51%		1/8/2024	1/8/2030		4,449	4,299	4,410	0.01
Oxford Global Resources Inc	(4)(11)	SOFR + 6.00%	10.28%		8/17/2021	8/17/2027		92,881	92,068	92,881	0.24
Oxford Global Resources Inc	(4)(5)(7)(11)	SOFR + 6.00%	10.48%		8/17/2021	8/17/2027		8,728	8,590	8,728	0.02
Oxford Global Resources Inc	(4)(5)(9)	SOFR + 6.00%	10.63%		6/6/2024	8/17/2027		9,924	9,745	9,924	0.03
Pavion Corp.	(4)(6)(10)	SOFR + 5.75%	10.34%		10/30/2023	10/30/2030		117,100	115,150	116,514	0.30

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Professional Services (continued)
Pavion Corp.	(4)(5)(6)(7)(10)	SOFR + 5.75%	10.38%	10/30/2023	10/30/2030	23,767	23,339	23,610	0.06
Petrus Buyer Inc	(4)(10)	SOFR + 5.25%	9.90%	10/17/2022	10/17/2029	35,615	34,884	35,615	0.09
Petrus Buyer Inc	(4)(5)(7)(10)	SOFR + 5.25%	9.75%	10/17/2022	10/17/2029	6,359	6,072	6,286	0.02
Plano HoldCo Inc	(4)(8)	SOFR + 3.50%	7.83%	12/11/2024	10/1/2031	1,000	1,019	1,010	0.00
Polyconcept Investments B.V.	(10)	SOFR + 5.50%	9.83%	5/20/2022	5/18/2029	24,290	23,985	23,774	0.06
Sedgwick Claims Management Services, Inc.	(6)(8)	SOFR + 3.00%	7.59%	2/24/2023	7/31/2031	5,172	5,132	5,210	0.01
Soliant Lower Intermediate, LLC	(7)(8)	SOFR + 3.75%	8.11%	7/18/2024	7/18/2031	50,286	46,679	49,584	0.13
STV Group, Inc.	(4)(10)	SOFR + 5.00%	9.36%	3/20/2024	3/20/2031	58,396	57,359	58,396	0.15
STV Group, Inc.	(4)(5)(7)(10)	P + 4.00%	12.50%	3/20/2024	3/20/2030	1,681	1,327	1,513	0.00
The North Highland Co LLC	(4)(10)	SOFR + 4.75%	9.12%	12/20/2024	12/20/2031	92,340	91,422	91,417	0.24
The North Highland Co LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.10%	12/20/2024	12/20/2030	5,072	4,643	4,641	0.01
Thevelia US, LLC	(6)(9)	SOFR + 3.25%	7.58%	7/29/2024	6/18/2029	33,776	33,776	34,022	0.09
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.25%	9.76%	6/29/2021	6/29/2028	24,735	24,542	24,735	0.06
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.25%	10.04%	6/29/2021	6/29/2028	53,742	52,995	53,742	0.14
Trinity Partners Holdings, LLC	(4)(7)(11)(18)	SOFR + 6.24%	10.70%	12/21/2021	12/21/2028	380,454	375,425	379,310	0.98
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 4.75%	9.13%	6/1/2022	6/1/2029	151,099	149,075	151,099	0.39
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	9.15%	11/9/2021	11/8/2028	715,205	706,891	708,053	1.82
West Monroe Partners, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.12%	12/18/2024	11/8/2028	24,439	24,197	24,194	0.06
YA Intermediate Holdings II, LLC	(4)(5)(10)	SOFR + 5.00%	9.59%	10/1/2024	10/1/2031	44,304	43,936	43,901	0.11
YA Intermediate Holdings II, LLC	(4)(5)(7)(10)	P + 4.00%	11.50%	10/1/2024	10/1/2031	457	277	270	0.00

							6,615,077	6,663,860	17.13
Real Estate Management & Development
Castle Management Borrower, LLC	(4)(7)(11)	SOFR + 5.50%	9.83%	11/3/2023	11/3/2029	33,000	32,534	33,000	0.08
Community Management Holdings Midco 2 LLC	(4)(5)(10)	SOFR + 5.00%	9.57%	11/1/2024	11/1/2031	58,866	58,004	57,983	0.15
Community Management Holdings Midco 2 LLC	(4)(5)(7)(10)	SOFR + 5.00%	9.57%	11/1/2024	11/1/2031	2,747	2,431	2,423	0.01
Cushman & Wakefield US Borrower, LLC	(4)(6)(9)	SOFR + 3.00%	7.36%	6/18/2024	1/31/2030	7,443	7,443	7,480	0.02
Cushman & Wakefield US Borrower, LLC	(4)(6)(9)	SOFR + 3.25%	7.61%	9/25/2024	1/31/2030	1,600	1,600	1,620	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Real Estate Management & Development (continued)
Neptune BidCo SAS	(4)(5)(6)(7)(8)	E + 5.25%	8.31%		3/28/2024	4/1/2031	EUR	6,495	6,863	6,525	0.02
Odevo AB	(4)(5)(6)(8)	ST + 5.50%	8.06%		10/31/2024	12/31/2030	SEK	601,705	54,310	54,113	0.14
Odevo AB	(4)(5)(6)(7)(8)	E + 5.50%	8.37%		10/31/2024	12/31/2030	EUR	1,236	965	799	0.00
Odevo AB	(4)(5)(6)(8)	S + 5.50%	10.20%		10/31/2024	12/31/2030	GBP	28,090	35,411	34,990	0.09
Odevo AB	(4)(6)(8)	SOFR + 5.50%	9.89%		10/31/2024	12/31/2030		143,644	143,180	142,926	0.37
Phoenix Strategy S.à r.l.	(4)(6)(8)	S + 2.75%	7.45%		10/2/2024	10/2/2028	GBP	53,099	69,518	65,810	0.17
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	5.77%		10/2/2024	10/2/2028	EUR	50,089	53,597	51,365	0.13
Phoenix Strategy S.à r.l.	(4)(6)(8)	E + 2.75%	5.92%		10/2/2024	10/2/2028	EUR	140,261	153,364	144,170	0.37
Progress Residential PM Holdings, LLC	(4)(10)	SOFR + 5.50%	9.96%		2/16/2021	8/8/2030		79,357	78,261	79,357	0.20
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	9.96%		7/26/2022	8/8/2030		15,205	14,942	15,205	0.04

									712,423	697,766	1.79
Software
Abacus Holdco 2 Oy	(4)(5)(6)(7)(8)	E + 4.75%	7.97%		10/11/2024	10/10/2031	EUR	727	789	748	0.00
AI Titan Parent Inc	(4)(7)(10)	SOFR + 4.75%	9.11%		8/29/2024	8/29/2031		110,274	108,990	109,751	0.28
Analytic Partners LP	(4)(7)(10)	SOFR + 4.75%	9.11%		4/4/2022	4/4/2030		21,250	20,972	21,054	0.05
Analytic Partners LP	(4)(5)(10)	SOFR + 4.75%	9.13%		12/17/2024	4/4/2030		12,065	11,975	11,975	0.03
Anaplan, Inc.	(4)(5)(10)	SOFR + 5.25%	9.58%		4/25/2024	6/21/2029		200	198	200	0.00
Anaplan, Inc.	(4)(7)(10)	SOFR + 5.25%	9.58%		6/21/2022	6/21/2029		537,534	530,117	537,534	1.38
Aptean Inc	(4)(10)	SOFR + 5.00%	9.51%		1/29/2024	1/29/2031		43,464	43,106	43,464	0.11
Aptean Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.51%		1/29/2024	1/29/2031		710	666	700	0.00
Armstrong Bidco Limited	(4)(6)(8)	S + 5.25%	9.95%		6/2/2022	6/28/2029	GBP	478,945	574,139	587,599	1.51
Arnhem BidCo GmbH	(4)(6)(7)(8)	E + 4.75%	7.91%		9/18/2024	10/1/2031	EUR	229,680	252,180	235,264	0.61
AuditBoard Inc	(4)(7)(10)	SOFR + 4.75%	9.08%		7/12/2024	7/12/2031		80,730	79,655	79,577	0.20
Avalara Inc	(4)(7)(10)	SOFR + 6.25%	10.58%		10/19/2022	10/19/2028		23,077	22,675	23,077	0.06
Azurite Intermediate Holdings Inc.	(4)(7)(10)	SOFR + 6.50%	10.86%		3/19/2024	3/19/2031		61,560	60,650	61,560	0.16
Bayshore Intermediate #2 LP	(4)(7)(10)	SOFR + 6.25%	10.77 (incl. 3.38 PIK	% % )	11/8/2024	10/1/2028		314,887	314,401	314,763	0.81
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	10.39 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		69,876	69,068	69,526	0.18
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	10.39 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		12,274	12,132	12,213	0.03
BlueCat Networks USA, Inc.	(4)(5)(10)	SOFR + 6.00%	10.39 (incl. 1.00 PIK	% % )	8/8/2022	8/8/2028		8,477	8,392	8,435	0.02
BlueCat Networks USA, Inc.	(4)(5)(10)	SOFR + 6.00%	10.39 (incl. 1.00 PIK	% % )	10/25/2024	8/8/2028		56,752	55,944	56,469	0.15

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Software (continued)
Bluefin Holding, LLC	(4)(7)(11)	SOFR + 6.25%	10.64%		9/12/2023	9/12/2029		54,582	53,469	54,434	0.14
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	8.34%		7/30/2024	7/30/2031		15,431	15,401	15,578	0.04
Brave Parent Holdings, Inc.	(4)(7)(10)	SOFR + 5.00%	9.36%		11/28/2023	11/28/2030		500,268	495,547	499,866	1.29
Caribou Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.00%	9.70%		7/2/2024	2/1/2029	GBP	198,859	252,343	248,811	0.64
CB Nike Holdco LLC	(4)(7)(11)	SOFR + 4.50%	9.02%		11/25/2024	11/26/2029		66,711	64,757	64,710	0.17
CDK Global Inc.	(8)	SOFR + 3.25%	7.58%		5/16/2024	7/6/2029		4,972	4,972	4,913	0.01
Cloud Software Group, Inc.	(9)	SOFR + 3.50%	7.83%		11/25/2024	3/30/2029		5,558	5,558	5,581	0.01
Cloud Software Group, Inc.	(9)	SOFR + 3.75%	8.08%		11/4/2024	3/21/2031		2,600	2,600	2,612	0.01
Cloudera, Inc.	(9)	SOFR + 3.75%	8.21%		10/8/2021	10/8/2028		35,071	34,801	35,044	0.09
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	10.06%		2/23/2022	2/23/2029		257,960	253,409	208,303	0.54
Confine Visual Bidco	(4)(6)(8)	SOFR + 5.75%	10.06%		3/11/2022	2/23/2029		6,159	6,045	4,973	0.01
Conga Corp.	(10)	SOFR + 3.50%	8.09%		8/8/2024	5/8/2028		11,509	11,509	11,625	0.03
Connatix Buyer, Inc.	(4)(10)	SOFR + 5.50%	10.39%		7/14/2021	7/14/2027		106,766	105,865	104,630	0.27
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.41%		7/14/2021	7/14/2027		4,367	4,229	4,041	0.01
Connatix Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.40%		10/9/2024	7/14/2027		5,248	5,093	5,073	0.01
ConnectWise, LLC	(9)	SOFR + 3.50%	8.09%		9/30/2021	9/29/2028		28,031	27,984	28,250	0.07
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.22%		10/15/2021	10/16/2028		26,865	26,803	23,722	0.06
Cornerstone OnDemand, Inc.	(4)(11)	SOFR + 6.00%	10.38%		9/7/2023	10/16/2028		34,474	33,690	34,043	0.09
Coupa Software Inc.	(4)(6)(7)(10)	SOFR + 5.50%	10.09%		2/27/2023	2/27/2030		1,827	1,790	1,825	0.00
Crewline Buyer, Inc.	(4)(7)(11)	SOFR + 6.75%	11.11%		11/8/2023	11/8/2030		122,658	119,824	121,983	0.31
Delta Topco, Inc.	(8)	SOFR + 3.50%	8.20%		5/1/2024	12/1/2029		78,598	78,470	79,311	0.20
Denali Bidco Ltd	(4)(5)(6)(7)(10)	S + 5.75%	10.45%		8/29/2023	8/29/2030	GBP	14,404	17,779	18,030	0.05
Denali Bidco Ltd	(4)(5)(6)(8)	E + 5.75%	8.43%		8/29/2023	8/29/2030	EUR	4,174	4,420	4,324	0.01
Denali Bidco Ltd	(4)(5)(6)(8)	E + 5.25%	7.93%		2/28/2024	8/29/2030	EUR	263	276	273	0.00
Denali Bidco Ltd	(4)(5)(6)(9)	E + 5.75%	8.43%		2/28/2024	8/29/2030	EUR	5,845	6,236	6,055	0.02
Diligent Corp	(4)(7)(10)	SOFR + 5.00%	10.09%		4/30/2024	8/2/2030		173,460	172,062	173,085	0.45
Diligent Corp	(4)(10)	SOFR + 5.00%	10.09%		4/30/2024	8/2/2030		29,736	29,588	29,736	0.08
Discovery Education, Inc.	(4)(10)	SOFR + 6.75%	11.48 (incl. 6.24 PIK	% % )	4/7/2022	4/9/2029		581,392	575,726	489,823	1.26
Discovery Education, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	10.20%		4/7/2022	4/9/2029		38,919	38,277	30,643	0.08
Discovery Education, Inc.	(4)(5)(11)	SOFR + 6.75%	11.38 (incl. 6.19 PIK	% % )	10/3/2023	4/9/2029		65,438	64,824	55,132	0.14
Dropbox Inc	(4)(5)(6)(10)	SOFR + 2.00%	6.45%		12/10/2024	12/11/2029		250,497	247,484	247,466	0.64
Dropbox Inc	(4)(5)(6)(7)(10)(18)	SOFR + 6.38%	10.83%		12/10/2024	12/11/2029		333,996	325,844	325,780	0.84
DTI Holdco, Inc.	(7)(10)	SOFR + 4.75%	9.11%		4/26/2022	4/26/2029		24,438	23,719	23,241	0.06
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 3.25%	7.58%		9/20/2024	5/9/2030		5,923	5,923	5,987	0.02
Edison Bidco AS	(4)(5)(6)(7)(8)	E + 5.25%	7.91%		12/18/2024	12/18/2031	EUR	345	353	342	0.00
Elements Finco Ltd	(4)(5)(6)(8)	S + 5.00%	9.70%		3/27/2024	4/29/2031	GBP	67,590	83,717	83,981	0.22

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Software (continued)
Elements Finco Ltd	(4)(5)(6)(8)	SOFR + 4.75%	9.11%		3/27/2024	4/29/2031		21,157	20,932	20,999	0.05
Elements Finco Ltd	(4)(5)(6)(8)	SOFR + 4.75%	9.44%		4/30/2024	4/29/2031		17,609	17,515	17,477	0.04
Elements Finco Ltd	(4)(5)(6)(8)	S + 5.00%	9.70%		11/29/2024	4/29/2031	GBP	12,459	15,423	15,481	0.04
Elements Finco Ltd	(4)(5)(6)(8)	S + 5.00%	9.70%		3/27/2024	4/29/2031	GBP	30,299	37,528	37,647	0.10
Epicor Software Corp.	(10)	SOFR + 2.75%	7.11%		5/30/2024	5/30/2031		5,087	5,073	5,129	0.01
Everbridge Holdings, LLC	(4)(6)(10)	SOFR + 5.00%	9.59%		7/2/2024	7/2/2031		34,815	34,653	34,728	0.09
Everbridge Holdings, LLC	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.59%		7/2/2024	7/2/2031		3,412	3,368	3,381	0.01
Experity, Inc.	(4)(10)	SOFR + 6.00%	10.33 (incl. 3.25 PIK	% % )	7/22/2021	2/24/2028		106,582	105,587	106,582	0.27
Experity, Inc.	(4)(10)	SOFR + 6.00%	10.33 (incl. 3.25 PIK	% % )	2/24/2022	2/24/2028		34,317	33,961	34,317	0.09
Experity, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.86%		2/24/2022	2/24/2028		2,306	1,990	2,106	0.01
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.07%		6/11/2024	3/2/2028		51,960	51,956	51,128	0.13
Flexera Software, LLC	(10)	SOFR + 3.00%	7.35%		5/20/2024	3/3/2028		9,787	9,787	9,865	0.03
Gen Digital Inc	(6)(9)	SOFR + 1.75%	6.11%		6/5/2024	9/12/2029		5,001	5,001	4,991	0.01
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.00%	7.36%		9/26/2024	12/1/2027		5,756	5,756	5,811	0.01
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.36%		6/28/2024	9/27/2030		3,970	3,979	4,019	0.01
Gigamon Inc.	(4)(11)	SOFR + 5.75%	10.55%		3/11/2022	3/9/2029		422,846	417,789	396,418	1.02
Gigamon Inc.	(4)(5)(10)	SOFR + 5.75%	10.48%		3/11/2022	3/9/2029		25,774	25,637	24,163	0.06
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.00%	9.60%		7/15/2024	12/2/2028		286,318	283,496	285,708	0.74
Granicus Inc.	(4)(10)	SOFR + 5.75%	10.34 (incl. 2.25 PIK	% % )	1/17/2024	1/17/2031		30,571	30,314	30,571	0.08
Granicus Inc.	(4)(5)(7)(10)	SOFR + 5.25%	9.84 (incl. 2.25 PIK	% % )	1/17/2024	1/17/2031		8,244	8,163	8,195	0.02
Graphpad Software, LLC	(4)(10)	SOFR + 4.75%	9.08%		6/28/2024	6/28/2031		143,059	142,064	143,059	0.37
Graphpad Software, LLC	(4)(5)(7)(10)	SOFR + 4.75%	9.08%		6/28/2024	6/28/2031		3,719	3,363	3,482	0.01
GS Acquisitionco Inc	(4)(5)(11)	SOFR + 5.25%	9.58%		3/26/2024	5/25/2028		11,996	11,953	11,936	0.03
GS Acquisitionco Inc	(4)(5)(7)(10)	SOFR + 5.25%	9.59%		3/26/2024	5/25/2028		1,317	1,277	1,276	0.00
Homecare Software Solutions, LLC	(4)(10)	SOFR + 5.55%	9.93 (incl. 2.93 PIK	% % )	6/14/2024	6/14/2031		77,127	76,420	76,742	0.20
Homecare Software Solutions, LLC	(4)(5)(10)	SOFR + 5.55%	9.93 (incl. 2.93 PIK	% % )	6/14/2024	6/14/2031		30,196	29,919	30,045	0.08
Homecare Software Solutions, LLC	(4)(5)(10)	SOFR + 5.55%	9.93 (incl. 2.93 PIK	% % )	9/26/2024	6/14/2031		35,631	35,291	35,453	0.09
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.69%		6/23/2021	11/19/2026		23,553	23,558	20,826	0.05
Icefall Parent, Inc.	(4)(7)(11)	SOFR + 6.50%	10.86%		1/26/2024	1/25/2030		72,237	70,901	72,237	0.19
Idemia America Corp	(4)(6)(10)	SOFR + 4.25%	8.58%		2/2/2024	9/30/2028		995	1,001	1,007	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Software (continued)
IGT Holding IV AB	(4)(5)(6)(8)	E + 5.25%	8.60 (incl. 2.13 PIK	% % )	10/25/2022	3/31/2028	EUR	14,765	15,876	15,295	0.04
ION Trading Finance Ltd.	(6)(8)	SOFR + 3.50%	7.83%		12/10/2024	4/1/2028		23,053	23,053	23,113	0.06
IQN Holding Corp	(4)(10)	SOFR + 5.25%	9.76%		5/2/2022	5/2/2029		45,906	45,636	45,906	0.12
IQN Holding Corp	(4)(5)(7)(10)	SOFR + 5.25%	9.77%		5/2/2022	5/2/2028		2,171	2,140	2,171	0.01
IRI Group Holdings Inc	(4)(10)	SOFR + 5.00%	9.59%		4/1/2024	12/1/2028		1,587,257	1,565,776	1,587,257	4.08
IRI Group Holdings Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.36%		4/1/2024	12/1/2027		20,982	19,695	20,982	0.05
Javelin Buyer Inc	(6)(8)	SOFR + 3.25%	7.83%		12/6/2024	10/8/2031		3,000	3,019	3,027	0.01
JS Parent Inc	(4)(7)(10)	SOFR + 5.00%	9.59%		4/24/2024	4/24/2031		81,218	80,817	81,179	0.21
Kaseya, Inc.	(4)(10)	SOFR + 5.50%	10.09%		6/23/2022	6/25/2029		745,209	735,693	745,209	1.92
Kaseya, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.09%		6/23/2022	6/25/2029		11,426	11,008	11,095	0.03
Kaseya, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.83%		6/23/2022	6/25/2029		12,317	11,681	12,317	0.03
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.93%		2/8/2021	8/9/2027		107,388	106,904	106,583	0.27
Lightbox Intermediate, LP	(4)(8)	SOFR + 5.00%	9.59%		6/1/2022	5/9/2026		37,050	36,721	35,475	0.09
LogicMonitor Inc	(4)(5)(7)(10)	SOFR + 5.50%	9.99%		11/15/2024	11/15/2031		91,603	90,337	90,315	0.23
Magenta Security Holdings LLC	(5)(11)	SOFR + 6.25%	10.84%		8/14/2024	7/27/2028		9,724	9,366	9,922	0.03
Magenta Security Holdings LLC	(5)(10)(18)	SOFR + 6.75%	11.59%		8/14/2024	7/27/2028		27,581	26,335	25,512	0.07
Magenta Security Holdings LLC	(5)(10)(17)(18)	SOFR + 7.00%	11.85 (incl. 5.50 PIK	% % )	8/14/2024	7/27/2028		6,619	2,218	2,329	0.01
Magnesium BorrowerCo, Inc.	(4)(10)	S + 5.00%	9.70%		5/19/2022	5/18/2029	GBP	101,084	124,317	126,547	0.33
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 5.00%	9.36%		5/19/2022	5/18/2029		1,045,747	1,029,015	1,045,747	2.69
Magnesium BorrowerCo, Inc.	(4)(10)	SOFR + 5.00%	9.36%		3/21/2024	5/18/2029		29,263	28,958	29,263	0.08
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 3.75%	8.23%		7/30/2021	7/31/2028		75,951	75,367	65,698	0.17
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	10.73%		6/9/2023	6/9/2030		62,053	60,605	59,571	0.15
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(8)	SOFR + 3.75%	8.10%		7/30/2021	7/31/2026		10,800	10,766	9,342	0.02
Maverick Bidco Inc.	(10)	SOFR + 3.75%	8.49%		5/18/2021	5/18/2028		16,491	16,451	16,519	0.04
Maverick Bidco Inc.	(4)(5)(10)	SOFR + 5.00%	9.69%		5/26/2023	5/18/2028		69,336	67,630	69,336	0.18
Maverick Bidco Inc.	(4)(5)(7)(10)	SOFR + 4.75%	9.44%		8/16/2024	5/18/2028		57,477	56,225	56,842	0.15
McAfee Corp.	(6)(9)	SOFR + 3.00%	7.37%		5/31/2024	3/1/2029		29,722	29,722	29,785	0.08
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.85 (incl. 4.00 PIK	% % )	10/28/2021	10/29/2028		865,826	857,296	813,876	2.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Software (continued)
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.85 (incl. 4.00 PIK	% % )	8/16/2022	10/29/2028		213,607	211,054	200,791	0.52
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.19%		5/2/2022	5/2/2029		11,616	11,580	10,860	0.03
Monk Holding Co.	(4)(10)(18)	SOFR + 5.50%	9.93%		12/1/2021	12/1/2027		10,944	10,816	10,944	0.03
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	9.93%		12/1/2021	12/1/2027		5,430	5,273	5,127	0.01
MRI Software, LLC	(4)(5)(11)	SOFR + 4.75%	9.08%		12/19/2023	2/10/2027		50,702	50,331	50,575	0.13
MRI Software, LLC	(11)	SOFR + 4.75%	9.08%		1/7/2021	2/10/2027		182,989	182,001	183,446	0.47
MRI Software, LLC	(4)(7)(11)	SOFR + 4.75%	9.08%		8/27/2024	2/10/2027		11,505	11,175	10,523	0.03
NAVEX TopCo, Inc.	(4)(7)(10)	SOFR + 5.50%	9.88%		11/9/2023	11/9/2030		99,892	98,085	99,892	0.26
Nintex Topco Limited	(4)(6)(8)	SOFR + 6.00%	10.76 (incl. 1.50 PIK	% % )	11/12/2021	11/13/2028		678,009	670,625	630,549	1.62
Noble Midco 3 Ltd	(4)(5)(6)(7)(10)	SOFR + 5.00%	9.33%		6/10/2024	6/24/2031		39,181	38,728	39,135	0.10
Optimizely North America Inc	(4)(5)(10)	S + 5.50%	10.20%		10/30/2024	10/30/2031	GBP	2,135	2,742	2,646	0.01
Optimizely North America Inc	(4)(5)(10)	E + 5.25%	8.11%		10/30/2024	10/30/2031	EUR	7,118	7,654	7,299	0.02
Optimizely North America Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.36%		10/30/2024	10/30/2031		20,286	20,058	20,053	0.05
Oranje Holdco Inc	(4)(5)(11)	SOFR + 7.25%	11.82%		4/19/2024	2/1/2029		5,000	4,911	5,000	0.01
Oranje Holdco Inc	(4)(7)(11)	SOFR + 7.50%	12.07%		2/1/2023	2/1/2029		66,000	64,737	66,000	0.17
PDI TA Holdings, Inc.	(4)(10)	SOFR + 5.50%	10.09%		2/1/2024	2/3/2031		68,717	67,854	68,202	0.18
PDI TA Holdings, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	10.00%		2/1/2024	2/3/2031		8,932	8,701	8,697	0.02
Perforce Software, Inc.	(9)	SOFR + 4.75%	9.11%		3/22/2024	3/25/2031		19,900	19,811	19,682	0.05
Perforce Software, Inc.	(8)	SOFR + 4.75%	9.10%		12/18/2024	7/1/2029		15,176	14,949	15,014	0.04
Ping Identity Holding Corp	(4)(5)(7)(10)	SOFR + 4.75%	9.08%		10/21/2024	10/17/2029		38,460	38,460	38,460	0.10
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	7.58%		5/14/2024	10/28/2030		70,853	70,853	71,396	0.18
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.94%		7/20/2022	7/20/2029		133,231	128,220	119,907	0.31
Project Leopard Holdings, Inc.	(4)(5)(7)(8)	SOFR + 4.25%	8.80%		7/20/2022	7/20/2027		11,613	11,621	9,109	0.02
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.36%		5/28/2024	8/31/2028		6,921	6,921	6,963	0.02
QBS Parent Inc	(4)(5)(7)(10)	SOFR + 4.75%	9.27%		11/7/2024	11/7/2031		53,566	53,276	53,270	0.14
Rally Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.10 (incl. 1.75 PIK	% % )	7/19/2022	7/19/2028		142,922	141,311	132,560	0.34
Rally Buyer, Inc.	(4)(5)(7)(10)	SOFR + 5.75%	10.18%		7/19/2022	7/19/2028		13,664	13,454	12,377	0.03
Relativity ODA, LLC	(4)(7)(11)	SOFR + 4.50%	8.86%		5/12/2021	5/12/2029		37,640	37,591	37,520	0.10
Rocket Software, Inc.	(9)	SOFR + 4.25%	8.61%		10/5/2023	11/28/2028		45,219	44,747	45,612	0.12
Sailpoint Technologies, Inc.	(4)(7)(10)	SOFR + 6.00%	10.52%		8/16/2022	8/16/2029		251,762	248,023	251,762	0.65

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Software (continued)
Scorpio BidCo SAS	(4)(5)(6)(7)(8)	E + 5.75%	8.43%		4/3/2024	4/30/2031	EUR	37,234	39,551	38,108	0.10
Severin Acquisition LLC	(4)(7)(10)	SOFR + 5.00%	9.36 (incl. 2.25 PIK	% % )	10/1/2024	10/1/2031		329,542	325,652	325,488	0.84
Skopima Consilio Parent, LLC	(7)(9)	SOFR + 3.75%	8.12%		12/18/2024	5/12/2028		39,612	39,186	39,792	0.10
Solarwinds Holdings, Inc.	(6)(8)	SOFR + 2.75%	7.11%		7/24/2024	2/5/2030		2,978	2,974	2,997	0.01
Sovos Compliance, LLC	(9)	SOFR + 4.50%	8.97%		8/12/2021	8/11/2028		13,756	13,705	13,874	0.04
Spaceship Purchaser Inc	(4)(5)(7)(10)	SOFR + 5.00%	9.33%		10/17/2024	10/17/2031		502,321	496,519	496,341	1.28
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	8.36%		3/8/2021	3/11/2027	EUR	18,818	22,552	19,492	0.05
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	9.96%		3/9/2021	3/11/2027		116,724	116,049	116,724	0.30
Stamps.com, Inc.	(4)(5)(10)	SOFR + 5.75%	10.94%		12/14/2021	10/5/2028		9,845	9,736	9,673	0.02
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	10.94%		10/5/2021	10/5/2028		837,018	828,029	822,370	2.12
Surf Holdings, LLC	(6)(8)	SOFR + 3.50%	7.95%		1/7/2021	3/5/2027		12,582	12,605	12,680	0.03
Tango Bidco SAS	(4)(5)(6)(8)	E + 5.00%	8.18%		10/17/2024	10/17/2031	EUR	69,197	73,903	70,667	0.18
Tango Bidco SAS	(4)(5)(6)(7)(8)	E + 5.00%	8.05%		10/17/2024	10/17/2031	EUR	15,053	16,905	15,132	0.04
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	8.52%		1/7/2021	2/18/2027		6,793	6,779	6,560	0.02
TravelPerk Inc	(4)(5)(6)(8)	11.50%	11.50 PIK	%	5/2/2024	5/2/2029		45,277	42,727	44,032	0.11
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	10.25%		5/6/2021	5/5/2028		43,509	42,957	41,197	0.11
Triple Lift, Inc.	(4)(10)	SOFR + 5.75%	10.25%		3/18/2022	5/5/2028		25,520	25,242	24,499	0.06
Varicent Parent Holdings Corp	(4)(7)(10)	SOFR + 6.00%	10.33 (incl. 3.25 PIK	% % )	8/23/2024	8/23/2031		70,768	69,546	69,965	0.18
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.85%		10/25/2021	4/24/2028		40,996	40,912	40,443	0.10
VS Buyer, LLC	(7)(8)	SOFR + 2.75%	7.12%		11/19/2024	4/12/2031		6,318	5,484	5,399	0.01
WPEngine, Inc.	(4)(7)(10)	SOFR + 6.50%	10.90%		8/14/2023	8/14/2029		81,400	79,334	81,156	0.21
XPLOR T1, LLC	(8)	SOFR + 3.50%	7.83%		12/11/2024	6/24/2031		34,925	34,929	35,274	0.09
Yellow Castle AB	(4)(6)(8)	ST + 5.00%	8.63 (incl. 2.59 PIK	% % )	4/14/2022	7/9/2029	SEK	112,563	10,498	10,174	0.03
Yellow Castle AB	(4)(6)(8)	SA + 5.00%	5.45 (incl. 1.86 PIK	% % )	4/14/2022	7/9/2029	CHF	10,674	10,784	11,762	0.03
Yellow Castle AB	(4)(5)(6)(10)	SA + 5.00%	5.45 (incl. 1.86 PIK	% % )	7/28/2022	7/9/2029	CHF	3,484	3,492	3,839	0.01
Yellow Castle AB	(4)(6)(8)	E + 5.00%	8.67 (incl. 2.60 PIK	% % )	4/14/2022	7/9/2029	EUR	31,713	31,708	32,850	0.08
Yellow Castle AB	(4)(5)(6)(7)(8)	E + 5.00%	8.67 (incl. 2.60 PIK	% % )	4/14/2022	7/9/2029	EUR	1,639	1,725	1,698	0.00
Yellow Castle AB	(4)(5)(6)(10)	S + 5.00%	9.80 (incl. 3.06 PIK	% % )	7/28/2022	7/9/2029	GBP	8,894	10,514	11,134	0.03
Zendesk Inc	(4)(7)(10)	SOFR + 5.00%	9.33%		7/23/2024	11/22/2028		934,335	915,649	931,214	2.40
Zorro Bidco Ltd	(4)(5)(6)(7)(8)	S + 5.00%	9.70%		8/13/2024	8/13/2031	GBP	65,579	82,176	81,094	0.21

									17,730,102	17,511,126	45.08
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	10.57%		1/7/2021	5/3/2026		36,866	36,672	36,866	0.09
EG America, LLC	(6)(8)	SOFR + 4.25%	8.68%		12/10/2024	2/7/2028		12,120	12,120	12,245	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Specialty Retail (continued)
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.50%	7.86%	7/18/2024	5/4/2028		27,626	27,626	27,847	0.07
Metis Buyer, Inc.	(4)(5)(7)(8)	SOFR + 3.25%	7.63%	5/4/2021	5/4/2026		5,040	4,986	5,028	0.01
Runner Buyer, Inc.	(10)(17)	SOFR + 5.50%	10.11%	10/21/2021	10/20/2028		75,855	74,961	36,021	0.09
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	9.11%	3/15/2024	3/15/2030		11,210	11,202	11,252	0.03

								167,567	129,259	0.32
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 5.00%	9.48%	6/13/2024	2/28/2028		75,139	75,186	75,139	0.19
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.22%	4/1/2021	3/31/2028		22,701	22,648	22,889	0.06
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.10%	1/29/2021	1/31/2028		14,614	14,440	14,427	0.04
Hillman Group Inc	(6)(9)	SOFR + 2.25%	6.61%	7/14/2021	7/14/2028		6,423	6,432	6,464	0.02
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	8.09%	12/22/2021	12/22/2028		15,623	15,588	15,770	0.04
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.10%	1/7/2021	12/28/2027		45,678	45,384	44,692	0.12
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	10.43%	4/30/2021	4/1/2027		81,066	80,283	75,797	0.20
Red Fox CD Acquisition Corp	(4)(11)	SOFR + 6.00%	10.33%	3/4/2024	3/4/2030		114,246	111,964	114,246	0.29
Sunsource Borrower, LLC	(8)	SOFR + 4.00%	8.46%	3/25/2024	3/25/2031		2,978	2,984	2,991	0.01
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.61%	6/13/2024	10/19/2029		16,915	16,877	16,969	0.04
Windsor Holdings III LLC	(8)	SOFR + 3.50%	7.86%	9/20/2024	8/1/2030		8,859	8,859	8,980	0.02

								325,459	323,225	0.84
Transportation Infrastructure
Capstone Acquisition Holdings Inc	(4)(7)(11)	SOFR + 4.50%	8.96%	8/29/2024	11/13/2029		95,890	95,382	95,869	0.25
Enstructure, LLC	(4)(7)(9)(18)	SOFR + 6.27%	10.67%	6/10/2024	6/10/2029		230,696	227,772	229,335	0.59
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	10.21%	5/3/2021	5/3/2027		191,568	190,125	191,618	0.49
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	10.21%	12/15/2023	5/3/2027		22,390	22,081	22,390	0.06
Frontline Road Safety, LLC	(4)(5)(10)	SOFR + 5.75%	10.25%	12/15/2023	5/3/2027		22,378	22,069	22,378	0.06
Helix TS, LLC	(4)(10)	SOFR + 6.25%	10.99%	8/4/2021	8/4/2027		91,837	91,055	90,509	0.23
Helix TS, LLC	(4)(7)(10)	SOFR + 6.25%	11.01%	8/4/2021	8/4/2027		61,597	60,756	59,899	0.15
Helix TS, LLC	(4)(10)	SOFR + 6.25%	10.73%	12/22/2023	8/4/2027		13,760	13,564	13,554	0.03
Helix TS, LLC	(4)(5)(10)	SOFR + 6.25%	10.91%	12/14/2022	8/4/2027		983	972	968	0.00
Italian Motorway Holdings S.à r.l	(4)(6)(8)	E + 5.25%	8.14%	4/28/2022	4/28/2029	EUR	236,429	244,606	244,955	0.63
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.27%	4/19/2021	10/19/2027		71,538	70,851	69,407	0.18
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	1/31/2022	10/19/2027		76,109	75,605	73,841	0.19
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	4/19/2021	10/19/2027		54,639	54,569	52,999	0.14
Roadsafe Holdings, Inc.	(4)(5)(11)	P + 4.75%	12.25%	9/11/2024	10/19/2027		4,346	4,268	4,216	0.01
Safety Borrower Holdings LP	(4)(11)	SOFR + 5.25%	9.72%	9/1/2021	9/1/2027		47,308	47,109	47,308	0.12
Safety Borrower Holdings LP	(4)(5)(7)(11)	P + 4.25%	11.75%	9/1/2021	9/1/2027		839	824	805	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt— non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	10.01%		9/24/2021	9/24/2027	147,060	145,773	147,110	0.38
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	10.23%		9/19/2023	9/24/2027	63,200	62,341	63,200	0.16
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	10.13%		9/19/2023	9/24/2027	39,794	39,245	39,794	0.10
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.50%	10.28%		9/24/2021	9/24/2027	45,650	45,259	45,650	0.12
Sam Holding Co, Inc.	(4)(5)(7)(11)	P + 4.50%	13.00%		9/24/2021	3/24/2027	7,200	7,006	7,200	0.02
Sam Holding Co, Inc.	(4)(5)(7)(11)	SOFR + 5.50%	10.12%		9/5/2024	9/24/2027	24,400	24,069	24,038	0.06
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	10.24%		7/9/2021	7/9/2027	71,477	70,886	70,780	0.18
TRP Infrastructure Services, LLC	(4)(5)(7)(11)	SOFR + 5.50%	9.99%		12/2/2024	7/9/2027	24,493	24,160	24,148	0.06

								1,640,347	1,641,971	4.21
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.33%		1/7/2021	12/17/2027	20,920	20,910	20,967	0.05
CyrusOne Revolving Warehouse	(4)(5)(6)(7)(8)	SOFR + 3.00%	7.59%		7/12/2024	7/2/2027	76,425	75,257	76,425	0.20

								96,167	97,392	0.25

Total First Lien Debt—non-controlled/non-affiliated								61,697,220	61,173,329	157.35

First Lien Debt— controlled/affiliated
Chemicals
Pigments Services, Inc.	(4)(6)(11)(16)(17)	SOFR + 8.25%	12.69 PIK	%	4/14/2023	4/14/2029	23,176	15,191	7,699	0.02
Pigments Services, Inc.	(4)(6)(11)(16)	SOFR + 8.25%	12.69 PIK	%	4/14/2023	4/14/2029	11,317	11,317	11,317	0.03

								26,508	19,016	0.05
Insurance
CFCo, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	0.00%	0.00%		9/11/2023	9/13/2038	86,098	12,571	0	0.00
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	(4)(5)(8)(16)(17)(18)	10.00%	10.00 PIK	%	9/11/2023	9/12/2033	54,791	49,530	12,744	0.03

								62,101	12,744	0.03
Oil, Gas & Consumable Fuels
Pibb Member, LLC	(4)(5)(6)(8)(16)	6.41%	6.41%		11/22/2024	11/22/2049	2,250	2,250	2,250	0.01
Professional Services
Material Holdings, LLC	(4)(5)(7)(10)(16)	SOFR + 6.00%	10.43 (incl. 8.22 PIK	% % )	6/14/2024	8/19/2027	232,743	230,875	232,369	0.60
Material Holdings, LLC	(4)(5)(10)(16)(17)	SOFR + 6.00%	10.43 PIK	%	6/14/2024	8/19/2027	57,523	57,075	15,566	0.04

								287,950	247,935	0.64

Total First Lien Debt—controlled/affiliated								378,809	281,945	0.73

Total First Lien Debt								62,076,029	61,455,274	158.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt
Second Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(4)(10)	SOFR + 7.63%	12.40%	5/25/2021	5/25/2029		44,520	44,153	27,380	0.07
Peraton Corp.	(10)	SOFR + 7.75%	12.36%	5/6/2021	2/1/2029		53,259	52,849	43,594	0.11

								97,002	70,974	0.18
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 6.75%	11.22%	3/31/2021	3/30/2029		29,464	29,386	29,404	0.08
OMNIA Partners, LLC	(4)(8)	SOFR + 5.00%	9.62%	5/31/2024	5/31/2032		165,000	164,236	165,000	0.42

								193,622	194,404	0.50
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	11.76%	8/31/2021	8/31/2029		32,783	32,497	32,619	0.08
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2021	4/15/2029	CAD	3,800	3,002	2,425	0.01
CD&R Artemis UK Bidco Ltd.	(4)(6)(8)	S + 7.50%	12.20%	8/19/2021	8/19/2029	GBP	65,340	87,939	80,572	0.21
CD&R Artemis UK Bidco Ltd.	(4)(6)(9)	SOFR + 7.35%	12.10%	12/31/2021	8/19/2029		15,000	14,773	14,475	0.04
CD&R Artemis UK Bidco Ltd.	(4)(5)(6)(9)	SOFR + 7.35%	12.10%	3/31/2022	8/19/2029		10,000	9,843	9,650	0.02
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	13.44%	5/26/2021	10/15/2027		6,537	6,480	6,014	0.02

								122,037	113,136	0.30
Health Care Technology
Project Ruby Ultimate Parent Corp	(4)(5)(10)	SOFR + 5.25%	9.97%	10/15/2024	3/10/2029		100,934	100,454	100,430	0.26
Insurance
SQ ABS Issuer LLC	(4)(6)(8)	9.65%	9.65%	10/11/2024	10/20/2039		14,852	14,661	14,662	0.04
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 5.25%	9.90%	7/16/2024	7/16/2032		44,853	44,641	45,844	0.12
Speedster Bidco GmbH	(4)(6)(8)	CA + 5.50%	10.47%	12/10/2024	2/13/2032	CAD	681,018	476,792	464,293	1.19

								521,433	510,137	1.31
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	11.36%	2/19/2021	2/19/2029		60,975	61,099	49,694	0.13
Inovalon Holdings, Inc.	(4)(10)	SOFR + 10.50%	15.35 PIK %	11/24/2021	11/24/2033		126,551	124,737	126,551	0.33

								185,836	176,245	0.46
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	11.35%	9/1/2021	8/31/2029		45,977	45,441	41,839	0.11
LSCS Holdings, Inc.	(9)	SOFR + 8.00%	12.47%	12/16/2021	12/17/2029		40,000	39,627	38,600	0.10

								85,068	80,439	0.21
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.47%	11/19/2021	11/19/2029		24,677	24,517	23,567	0.06
Media
Houghton Mifflin, LLC	(4)(9)	SOFR + 8.50%	12.86%	4/7/2022	4/8/2030		80,500	79,421	79,695	0.21
Professional Services
Celestial Saturn Parent, Inc.	(9)	SOFR + 6.50%	10.97%	6/4/2021	6/4/2029		67,488	67,114	66,005	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Deerfield Dakota Holding, LLC	(10)	SOFR + 6.75%	11.34%	4/22/2021	4/7/2028		14,069	14,056	13,524	0.03
Sedgwick Claims Management Services, Inc.	(4)(6)(8)	SOFR + 5.00%	9.59%	7/31/2024	7/31/2032		230,000	227,821	229,425	0.59
Thevelia US, LLC	(4)(6)(9)	SOFR + 6.00%	10.33%	6/17/2022	6/17/2032		182,046	178,321	182,046	0.47

								487,312	491,000	1.26
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	10.34%	7/30/2024	7/30/2032		45,494	45,385	44,888	0.12
CB Nike Holdco LLC	(4)(5)(11)	SOFR + 7.35%	11.87 PIK %	11/25/2024	11/26/2029		216,812	212,530	212,475	0.55
Cloudera, Inc.	(9)	SOFR + 6.00%	10.57%	10/8/2021	10/8/2029		66,697	66,365	65,613	0.17
Delta Topco, Inc.	(8)	SOFR + 5.25%	9.95%	5/1/2024	12/1/2030		87,913	87,517	89,320	0.23
Flash Charm, Inc.	(8)	SOFR + 6.75%	11.47%	3/2/2021	3/2/2029		27,051	26,871	26,341	0.07
Human Security, Inc.	(4)(11)	SOFR + 6.75%	11.11%	7/22/2022	7/22/2027		50,000	49,552	47,750	0.12
Human Security, Inc.	(4)(11)	SOFR + 6.75%	11.34%	7/22/2022	7/22/2027		50,000	49,552	47,750	0.12
IGT Holding II AB	(4)(5)(6)(8)	SOFR + 6.00%	10.77 PIK %	8/13/2024	8/27/2033		121,993	119,647	119,553	0.31
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.50%	10.98%	7/30/2021	7/30/2029		31,950	31,696	27,317	0.07
Maverick Bidco Inc.	(4)(5)(10)	SOFR + 8.00%	13.34%	12/19/2023	5/18/2029		741	730	732	0.00
Maverick Bidco Inc.	(5)(10)	SOFR + 6.75%	11.49%	5/18/2021	5/18/2029		18,000	17,956	17,670	0.05
OT Luxco 2 S.à r.l.	(4)(5)(6)(8)	E + 8.75%	11.81 PIK %	10/10/2024	9/30/2029	EUR	31,461	33,911	32,100	0.08
Project Alpha Intermediate Holding Inc	(5)(9)	SOFR + 5.00%	9.52%	11/21/2024	11/21/2032		49,542	49,295	50,348	0.13
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.10%	4/23/2021	4/23/2029		41,439	41,267	40,097	0.10

								832,274	821,954	2.12
Trading Companies & Distributors
Icebox Holdco III, Inc.	(9)	SOFR + 6.75%	11.34%	12/22/2021	12/21/2029		14,000	13,912	14,198	0.04

Total Second Lien Debt—non-controlled/non-affiliated								2,790,046	2,723,460	7.03

Total Second Lien Debt								2,790,046	2,723,460	7.03

Unsecured Debt
Unsecured Debt—non-controlled/non-affiliated
Biotechnology
AbbVie Inc	(5)(6)(8)	4.80%	4.80%	9/10/2024	3/15/2029		1,000	1,030	1,000	0.00
Amgen Inc	(5)(6)(8)	5.15%	5.15%	9/10/2024	3/2/2028		1,000	1,028	1,008	0.00
Biogen Inc	(5)(6)(8)	2.25%	2.25%	9/10/2024	5/1/2030		1,000	901	865	0.00
Gilead Sciences Inc	(5)(6)(8)	1.65%	1.65%	9/10/2024	10/1/2030		1,000	872	837	0.00
Regeneron Pharmaceuticals Inc	(5)(6)(8)	1.75%	1.75%	9/10/2024	9/15/2030		1,000	874	833	0.00

								4,705	4,543	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Unsecured Debt—non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies
Abbott Laboratories	(5)(6)(8)	1.40%	1.40%	9/10/2024	6/30/2030		1,000	885	846	0.00
Alcon Finance Corp	(5)(6)(8)	2.60%	2.60%	9/10/2024	5/27/2030		1,000	919	884	0.00
Becton Dickinson & Co	(5)(6)(8)	5.08%	5.08%	9/10/2024	6/7/2029		1,000	1,033	1,007	0.00
Boston Scientific Corp	(5)(6)(8)	2.65%	2.65%	9/10/2024	6/1/2030		1,000	928	893	0.00

								3,765	3,630	0.00
Health Care Technology
Healthcomp Holding Company, LLC	(4)(5)(8)	13.75%	13.75 PIK %	11/8/2023	11/8/2031		21,191	20,710	20,926	0.05
IT Services
PPT Holdings III, LLC	(4)(5)(8)	12.75%	12.75 PIK %	3/25/2024	3/27/2034		8,555	8,376	8,512	0.02
Life Sciences Tools & Services
Thermo Fisher Scientific Inc.	(5)(6)(8)	5.00%	5.00%	9/10/2024	1/31/2029		1,000	1,036	1,008	0.00
Machinery
Bidco 76 S.p.A.	(4)(6)(7)(8)	E + 5.00%	7.71%	12/11/2024	12/10/2031	EUR	125,678	129,371	127,677	0.33
Pharmaceuticals
Astrazeneca Finance LLC	(5)(6)(8)	4.85%	4.85%	9/10/2024	2/26/2029		1,000	1,031	1,002	0.00
Bristol-Myers Squibb Co	(5)(6)(8)	4.90%	4.90%	9/10/2024	2/22/2029		1,000	1,033	1,005	0.00
Eli Lilly & Co	(5)(6)(8)	4.20%	4.20%	9/10/2024	8/14/2029		1,000	1,012	979	0.00
GlaxoSmithKline Capital PLC	(5)(6)(8)	3.38%	3.38%	9/10/2024	6/1/2029		1,000	975	946	0.00
Johnson & Johnson	(5)(6)(8)	4.80%	4.80%	9/10/2024	6/1/2029		1,000	1,042	1,010	0.00
Merck & Co Inc	(5)(6)(8)	4.30%	4.30%	9/10/2024	5/17/2030		1,000	1,016	982	0.00
Novartis Capital Corp	(5)(6)(8)	2.20%	2.20%	9/10/2024	8/14/2030		1,000	916	876	0.00
Novo Nordisk Finance Netherlands BV	(5)(6)(8)	3.13%	3.13%	9/10/2024	1/21/2029	EUR	1,000	1,118	1,051	0.00
Pfizer Inc	(5)(6)(8)	1.70%	1.70%	9/10/2024	5/28/2030		1,000	889	852	0.00
Roche Holdings Inc	(5)(6)(8)	4.20%	4.20%	9/10/2024	9/9/2029		1,000	1,008	978	0.00
Takeda Pharmaceutical Co Ltd	(5)(6)(8)	2.05%	2.05%	9/10/2024	3/31/2030		1,000	896	862	0.00
Teva Pharmaceutical Finance Netherlands III B.V.	(5)(6)(8)	3.15%	3.15%	9/10/2024	10/1/2026		1,000	964	962	0.00

								11,900	11,505	0.00

Total Unsecured Debt—non-controlled/non-affiliated								179,863	177,801	0.40

Total Unsecured Debt								179,863	177,801	0.40

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated
Financial Services
522 Funding CLO 2020-6, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.39%	11/9/2021	10/23/2034	3,000	3,000	3,008	0.01
Allegro Clo VIII-S Ltd	(4)(5)(6)(8)	SOFR + 8.00%	12.56%	10/3/2024	10/15/2037	2,000	2,000	2,026	0.01
Allegro CLO XIII Ltd	(4)(5)(6)(8)	SOFR + 6.87%	11.49%	5/25/2021	7/20/2034	2,500	2,452	2,518	0.01
Allegro Clo XVIII Ltd	(4)(5)(6)(8)	SOFR + 6.36%	10.67%	10/30/2024	1/25/2038	1,225	1,176	1,182	0.00
Allegro Clo XVIII Ltd	(4)(5)(6)(8)	SOFR + 7.50%	11.81%	10/30/2024	1/25/2038	2,225	2,225	2,236	0.01
Apidos Clo XXV	(4)(5)(6)(8)	SOFR + 5.35%	9.68%	12/17/2024	1/20/2037	4,000	4,000	4,020	0.01
Apidos CLO XXXIII	(4)(5)(6)(8)	SOFR + 6.61%	11.89%	9/14/2021	10/24/2034	5,000	4,962	5,040	0.01
Apidos CLO XXXVI	(4)(5)(6)(8)	SOFR + 6.21%	10.83%	7/28/2021	7/20/2034	8,500	8,500	8,535	0.02
ARES LI CLO Ltd	(4)(5)(6)(8)	SOFR + 6.25%	10.77%	11/1/2024	10/15/2037	4,000	4,000	4,106	0.01
Ares Loan Funding VI Ltd	(4)(5)(6)(8)	SOFR + 6.40%	11.41%	5/24/2024	7/10/2037	2,000	2,000	2,061	0.01
Ares Loan Funding VIII Ltd	(4)(5)(6)(8)	SOFR + 5.25%	9.58%	12/19/2024	1/24/2038	3,000	3,000	3,015	0.01
Ares LVI CLO Ltd	(4)(5)(6)(8)	SOFR + 5.35%	9.68%	12/27/2024	1/25/2038	9,000	9,000	9,045	0.02
Ares LX CLO LTD	(4)(5)(6)(8)	SOFR + 6.51%	11.14%	5/6/2021	7/18/2034	5,000	4,979	5,032	0.01
Ares LXII CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.39%	11/18/2021	1/25/2034	9,000	9,000	9,035	0.02
Bain Capital Credit CLO 2020-4 Ltd	(4)(5)(6)(8)	SOFR + 7.98%	12.60%	10/11/2023	10/20/2036	5,500	5,350	5,724	0.01
Bain Capital Credit CLO 2022-6 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	10.77%	10/25/2024	1/22/2038	2,000	2,000	2,026	0.01
Bain Capital Credit CLO 2024-3 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.59%	5/16/2024	7/16/2037	2,500	2,500	2,575	0.01
Balboa Bay Loan Funding 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	11.48%	10/20/2021	1/20/2035	7,000	6,946	7,020	0.02
Balboa Bay Loan Funding 2024-1 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.60%	5/17/2024	7/20/2037	2,300	2,300	2,338	0.01
Barings CLO Ltd 2018-II	(4)(5)(6)(8)	SOFR + 6.90%	12.00%	8/9/2024	7/15/2036	4,000	4,000	4,125	0.01
Barings Clo Ltd 2019-IV	(4)(5)(6)(8)	SOFR + 6.40%	11.06%	5/13/2024	7/15/2037	5,000	5,000	5,129	0.01
Barings CLO Ltd 2021-II	(4)(5)(6)(8)	SOFR + 6.51%	11.17%	7/14/2021	7/15/2034	6,000	6,000	6,034	0.02
Barings CLO Ltd 2021-III	(4)(5)(6)(8)	SOFR + 6.91%	11.54%	11/17/2021	1/18/2035	7,200	7,200	7,110	0.02
Barings Clo Ltd 2022-II	(4)(5)(6)(8)	SOFR + 6.90%	11.56%	7/2/2024	7/15/2039	5,000	5,000	5,123	0.01
Barings CLO Ltd 2023-IV	(4)(5)(6)(8)	SOFR + 7.59%	12.21%	12/6/2023	1/20/2037	3,000	2,972	3,126	0.01
Benefit Street Partners CLO XX	(4)(5)(6)(8)	SOFR + 7.01%	12.31%	8/9/2021	7/15/2034	6,500	6,500	6,547	0.02
Benefit Street Partners CLO XXVI Ltd	(4)(5)(6)(8)	SOFR + 6.00%	10.62%	7/3/2024	7/20/2037	3,000	3,000	3,058	0.01
Benefit Street Partners, LLC BSP 2020-21A	(4)(5)(6)(8)	SOFR + 6.96%	11.62%	8/25/2021	10/15/2034	3,000	2,976	3,022	0.01
BlueMountain CLO XXIX Ltd	(4)(5)(6)(8)	SOFR + 7.12%	11.75%	7/15/2021	7/25/2034	2,750	2,697	2,769	0.01
Broad River Ltd 2020-1	(4)(5)(6)(8)	SOFR + 6.76%	11.38%	5/17/2021	7/20/2034	7,000	6,956	7,037	0.02
Carlyle US CLO 2018-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.43%	11.30%	7/23/2024	10/17/2037	1,000	971	1,019	0.00
Carlyle US CLO 2018-4, Ltd.	(4)(5)(6)(8)	SOFR + 7.86%	12.73%	7/23/2024	10/17/2037	5,000	5,024	5,153	0.01
Carlyle US CLO 2020-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.13%	7/14/2021	7/20/2034	11,500	11,500	11,579	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Carlyle US CLO 2022-4 Ltd	(4)(5)(6)(8)	SOFR + 6.75%	11.38%	7/12/2024	7/25/2036	4,000	4,000	4,076	0.01
Carlyle US CLO 2023-5 Ltd	(4)(5)(6)(8)	SOFR + 7.90%	12.52%	11/10/2023	1/27/2036	7,000	6,872	7,267	0.02
Carlyle US CLO 2024-8 Ltd	(4)(5)(6)(8)	SOFR + 5.50%	9.84%	11/22/2024	1/25/2037	4,000	4,000	4,021	0.01
Carval CLO V-C, LTD.	(4)(5)(6)(8)	SOFR + 7.01%	11.67%	11/24/2021	10/15/2034	8,000	7,939	8,076	0.02
Carval CLO VI-C, LTD.	(4)(5)(6)(8)	SOFR + 7.33%	11.95%	4/22/2022	4/21/2034	8,750	8,682	8,816	0.02
Carval Clo VIII-C Ltd	(4)(5)(6)(8)	SOFR + 7.60%	12.23%	9/13/2024	10/22/2037	2,000	2,000	2,061	0.01
Carval Clo X-C Ltd	(4)(5)(6)(8)	SOFR + 6.15%	11.44%	6/13/2024	7/20/2037	3,000	3,000	3,071	0.01
CarVal CLO XI C Ltd	(4)(5)(6)(8)	SOFR + 6.35%	11.02%	8/14/2024	10/20/2037	3,000	3,000	3,090	0.01
CBAM 2017-1 LTD	(4)(5)(6)(8)	SOFR + 6.93%	11.27%	11/5/2024	1/20/2038	10,000	9,800	10,052	0.03
CBAM 2018-8 Ltd	(4)(5)(6)(8)	SOFR + 7.40%	12.06%	5/10/2024	7/15/2037	4,000	4,000	4,095	0.01
CBAM 2018-8 Ltd	(4)(5)(6)(8)	SOFR + 6.37%	11.03%	5/10/2024	7/15/2037	1,000	963	1,003	0.00
CIFC Funding 2019-III, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	11.71%	8/16/2021	10/16/2034	8,000	8,000	8,066	0.02
Dryden 112 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 7.75%	12.27%	11/9/2023	11/15/2036	4,900	4,793	4,943	0.01
Dryden 78 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.70%	12.35%	4/4/2024	4/17/2037	4,000	4,000	4,080	0.01
Dryden 78 CLO Ltd	(4)(5)(6)(8)	SOFR + 6.63%	11.28%	4/4/2024	4/17/2037	1,000	978	1,013	0.00
Dryden 95 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.54%	7/29/2021	8/20/2034	8,000	8,000	7,759	0.02
Eaton Vance CLO 2019-1 Ltd	(4)(5)(6)(8)	SOFR + 6.40%	11.06%	5/9/2024	7/15/2037	5,000	5,000	5,134	0.01
Elmwood CLO 22 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.15%	2/8/2023	4/17/2036	3,500	3,467	3,444	0.01
Elmwood CLO 30 Ltd	(4)(5)(6)(8)	SOFR + 7.25%	12.55%	5/22/2024	7/17/2037	4,500	4,502	4,507	0.01
Flatiron RR CLO 22, LLC	(4)(5)(6)(8)	SOFR + 6.46%	11.02%	9/27/2021	10/15/2034	5,000	5,000	5,042	0.01
Fort Washington CLO 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.87%	11.49%	8/4/2021	10/20/2034	13,000	12,885	13,054	0.03
Galaxy 30 CLO Ltd	(4)(5)(6)(8)	SOFR + 5.90%	10.30%	12/9/2024	1/15/2038	5,000	5,000	5,026	0.01
Galaxy XXV CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.50%	11.13%	4/19/2024	4/25/2036	4,000	4,000	4,052	0.01
Galaxy 32 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.33%	11.95%	9/22/2023	10/20/2036	2,140	2,121	2,183	0.01
Goldentree Loan Management US Clo 15 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.12%	8/18/2023	10/20/2036	6,500	6,443	6,683	0.02
GoldenTree Loan Management US CLO 16 Ltd	(4)(5)(6)(8)	SOFR + 8.50%	13.12%	11/15/2023	1/20/2034	4,000	3,993	4,010	0.01
Goldentree Loan Management US Clo 18 Ltd	(4)(5)(6)(8)	SOFR + 8.50%	13.12%	10/20/2023	1/20/2037	5,000	4,935	5,085	0.01
GoldenTree Loan Management US CLO 23 Ltd	(4)(5)(6)(8)	SOFR + 7.75%	12.10%	11/26/2024	1/20/2039	3,500	3,472	3,264	0.01
Gulf Stream Meridian 7, Ltd.	(4)(5)(6)(8)	SOFR + 6.85%	11.50%	2/18/2022	7/15/2035	5,000	4,960	5,019	0.01
Halseypoint Clo 5, Ltd.	(4)(5)(6)(8)	SOFR + 7.20%	11.71%	11/19/2021	1/30/2035	9,500	9,354	9,544	0.02
HPS Loan Management 15-2019 Ltd	(4)(5)(6)(8)	SOFR + 6.80%	11.64%	2/8/2022	1/22/2035	4,000	3,969	4,028	0.01
HPS Loan Management 2024-20 Ltd	(4)(5)(6)(8)	SOFR + 6.20%	11.54%	5/15/2024	7/25/2037	2,000	2,000	2,010	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments— non-controlled/non-affiliated (continued)
Financial Services (continued)
Invesco CLO 2022-3 Ltd	(4)(5)(6)(8)	SOFR + 6.75%	11.38%	9/30/2024	10/22/2037	3,500	3,485	3,571	0.01
Jamestown CLO XIV, Ltd.	(4)(5)(6)(8)	SOFR + 7.46%	12.08%	9/23/2021	10/20/2034	10,000	9,848	10,057	0.03
Jamestown CLO XV, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	11.72%	5/28/2024	7/15/2035	3,000	2,972	3,021	0.01
Magnetite XXXII Ltd	(4)(5)(6)(8)	SOFR + 6.90%	11.56%	3/7/2022	4/15/2035	5,000	5,000	5,036	0.01
MidOcean Credit CLO XIII Ltd	(4)(5)(6)(8)	SOFR + 7.80%	12.42%	11/16/2023	1/21/2037	9,500	9,150	9,841	0.03
MidOcean Credit CLO XIV Ltd	(4)(5)(6)(8)	SOFR + 7.40%	12.06%	2/15/2024	4/15/2037	3,500	3,500	3,559	0.01
MidOcean Credit CLO XI Ltd	(4)(5)(6)(8)	SOFR + 6.00%	10.32%	11/25/2024	1/18/2036	2,000	2,000	2,010	0.01
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 7.01%	11.57%	9/24/2021	10/20/2034	6,500	6,500	6,528	0.02
Morgan Stanley Eaton Vance CLO 2023-19A Ltd	(4)(5)(6)(8)	SOFR + 6.10%	10.67%	10/16/2024	10/20/2037	2,200	2,200	2,274	0.01
Neuberger Berman Loan Advisers CLO 38, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.13%	9/27/2021	10/20/2035	11,000	11,000	11,057	0.03
Neuberger Berman Loan Advisers CLO 30, Ltd.	(4)(5)(6)(8)	SOFR + 5.15%	9.44%	12/23/2024	1/20/2039	3,500	3,500	3,518	0.01
Northwoods Capital XI-B Ltd	(4)(5)(6)(8)	SOFR + 7.35%	11.97%	7/3/2024	7/19/2037	3,412	3,356	3,412	0.01
Oaktree CLO 2019-3 Ltd	(4)(5)(6)(8)	SOFR + 6.75%	11.28%	10/24/2024	1/20/2038	5,000	5,000	5,112	0.01
OCP CLO 2021-22, Ltd.	(4)(5)(6)(8)	SOFR + 5.75%	10.27%	10/18/2024	10/20/2037	2,000	2,000	2,024	0.01
OCP CLO 2020-18 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	11.38%	7/30/2024	7/20/2037	1,000	1,000	1,029	0.00
OCP CLO 2017-13 Ltd	(4)(5)(6)(8)	SOFR + 5.90%	10.42%	11/5/2024	11/26/2037	5,000	5,000	5,154	0.01
Octagon 55, Ltd	(4)(5)(6)(8)	SOFR + 6.76%	11.38%	7/1/2021	7/20/2034	11,000	10,899	10,834	0.03
Octagon Investment Partners 41, Ltd.	(4)(5)(6)(8)	SOFR + 7.39%	12.05%	9/24/2021	10/15/2033	2,500	2,491	2,513	0.01
Onex Credit Partners OCP 2020-19A	(4)(5)(6)(8)	SOFR + 6.76%	11.38%	8/6/2021	10/20/2034	4,250	4,103	4,279	0.01
Orion CLO 2024-4 LTD	(4)(5)(6)(8)	SOFR + 6.00%	10.49%	10/25/2024	10/20/2037	5,000	5,000	5,023	0.01
Palmer Square CLO 2015-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.28%	5/25/2021	5/21/2034	2,000	1,926	2,009	0.01
Palmer Square CLO 2019-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.28%	11/16/2021	11/14/2034	13,000	13,003	13,072	0.03
Palmer Square CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.35%	10.97%	1/24/2022	4/20/2035	2,500	2,500	2,515	0.01
Palmer Square CLO 2023-3 Ltd	(4)(5)(6)(8)	SOFR + 7.83%	12.45%	11/17/2023	1/20/2037	10,000	9,908	10,345	0.03
Parallel 2020-1 Ltd	(4)(5)(6)(8)	SOFR + 6.76%	11.38%	6/14/2021	7/20/2034	3,500	3,439	3,510	0.01
Park Avenue Institutional Advisers CLO Ltd 2022-1	(4)(5)(6)(8)	SOFR + 7.29%	11.91%	2/11/2022	4/20/2035	6,000	5,858	6,024	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
Pikes Peak CLO 10	(4)(5)(6)(8)	SOFR + 5.90%	10.29%	11/22/2024	1/22/2038	5,000	5,000	5,026	0.01
Pikes Peak Clo 17 Ltd	(4)(5)(6)(8)	SOFR + 5.75%	10.27%	11/1/2024	1/15/2038	4,000	4,000	4,019	0.01
Pikes Peak CLO 3	(4)(5)(6)(8)	SOFR + 6.87%	11.50%	8/13/2021	10/25/2034	3,000	3,010	3,021	0.01
Pikes Peak CLO 5	(4)(5)(6)(8)	SOFR + 6.90%	11.51%	9/19/2024	10/20/2037	1,000	1,000	1,014	0.00
Pikes Peak CLO 8	(4)(5)(6)(8)	SOFR + 5.75%	10.04%	12/19/2024	1/20/2038	1,000	1,000	1,005	0.00
Post CLO 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.71%	11.37%	7/30/2021	10/15/2034	6,000	6,000	6,042	0.02
Post CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.75%	11.37%	2/15/2022	4/20/2035	5,000	4,981	5,019	0.01
Post CLO 2024-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.80%	11.42%	2/6/2024	4/20/2037	2,500	2,500	2,570	0.01
PPM CLO 4, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.39%	9/29/2021	10/18/2034	6,775	6,775	6,384	0.02
PPM CLO 5, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.39%	9/17/2021	10/18/2034	4,800	4,800	4,659	0.01
Rad CLO 14, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	11.42%	11/2/2021	1/15/2035	6,750	6,752	6,781	0.02
Rad CLO 16 Ltd	(4)(5)(6)(8)	SOFR + 6.50%	11.16%	5/3/2024	7/15/2037	5,000	5,001	5,055	0.01
Rad CLO 17 Ltd	(4)(5)(6)(8)	SOFR + 6.25%	10.77%	11/5/2024	1/20/2038	5,000	5,000	5,014	0.01
Rad CLO 22 Ltd	(4)(5)(6)(8)	SOFR + 7.73%	12.35%	10/27/2023	1/20/2037	7,500	7,294	7,743	0.02
Rad CLO 25 Ltd	(4)(5)(6)(8)	SOFR + 6.00%	11.34%	5/16/2024	7/20/2037	3,000	3,000	3,071	0.01
Rad CLO 3 Ltd	(4)(5)(6)(8)	SOFR + 5.88%	10.54%	6/18/2024	7/15/2037	2,715	2,663	2,727	0.01
Rad CLO 3 Ltd	(4)(5)(6)(8)	SOFR + 7.00%	11.66%	6/18/2024	7/15/2037	2,715	2,715	2,777	0.01
Rad CLO 9 Ltd	(4)(5)(6)(8)	SOFR + 5.75%	10.07%	12/19/2024	1/15/2038	3,000	3,000	3,015	0.01
Regatta IX Funding Ltd.	(4)(5)(6)(8)	SOFR + 6.83%	11.48%	4/10/2024	4/17/2037	3,820	3,905	3,886	0.01
Regatta XXI Funding Ltd	(4)(5)(6)(8)	SOFR + 6.25%	10.77%	11/5/2024	10/15/2037	4,000	4,000	4,032	0.01
Regatta XXII Funding Ltd	(4)(5)(6)(8)	SOFR + 6.15%	10.77%	10/10/2024	7/20/2035	2,000	2,000	2,008	0.01
RR 19, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.06%	9/24/2021	10/15/2035	3,000	3,000	3,023	0.01
RR 20, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	11.91%	4/6/2022	7/15/2037	4,000	3,967	4,020	0.01
Sagard-Halseypoint Clo 8 Ltd	(4)(5)(6)(8)	SOFR + 6.84%	11.18%	12/2/2024	1/30/2038	2,000	1,980	2,010	0.01
Sound Point CLO XXVII, Ltd.	(4)(5)(6)(8)	SOFR + 6.82%	11.45%	10/1/2021	10/25/2034	5,000	4,925	4,623	0.01
Symphony CLO 34-PS Ltd.	(4)(5)(6)(8)	SOFR + 8.15%	12.78%	7/13/2023	7/24/2036	4,000	3,929	4,128	0.01
Symphony CLO 44 Ltd	(4)(5)(6)(8)	SOFR + 6.15%	11.50%	5/20/2024	7/14/2037	2,500	2,500	2,553	0.01
Trestles CLO IV, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.13%	7/12/2021	7/21/2034	8,000	8,000	8,039	0.02
Trinitas CLO XVI Ltd	(4)(5)(6)(8)	SOFR + 7.26%	11.88%	6/14/2021	7/20/2034	5,000	4,836	4,774	0.01
Vibrant CLO IV-R Ltd	(4)(5)(6)(8)	SOFR + 7.90%	12.49%	9/19/2024	10/20/2037	1,000	970	962	0.00
Vibrant CLO XII Ltd.	(4)(5)(6)(8)	SOFR + 6.94%	11.56%	5/16/2024	4/20/2034	2,695	2,604	2,675	0.01
Vibrant CLO XIII, Ltd	(4)(5)(6)(8)	SOFR + 7.59%	12.11%	11/1/2024	1/15/2038	3,250	3,218	3,266	0.01
Voya CLO 2019-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.97%	11.62%	12/14/2021	1/15/2035	8,250	8,123	8,294	0.02
Voya CLO 2020-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.66%	11.28%	8/6/2021	7/19/2034	5,000	4,924	5,000	0.01

Total Structured Finance Obligations—Debt Instruments—non-controlled/non-affiliated							582,324	590,509	1.58

Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated
Financial Services
Birch Grove CLO 11 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	11.01%	11/15/2024	1/22/2038	11,000	11,000	11,000	0.03
Elmwood CLO II Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	15.82%	11/21/2024	4/20/2034	8,650	5,981	6,132	0.02
Galaxy 34 CLO Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	14.32%	9/26/2024	10/20/2037	20,000	18,500	18,446	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated (continued)
Financial Services (continued)
MidOcean Credit CLO XV Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	14.20%	5/10/2024	7/21/2037	5,000	3,550	3,402	0.01
New Mountain CLO 6 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	13.24%	8/23/2024	10/15/2037	18,750	16,051	16,346	0.04
New Mountain CLO 6 Ltd - Subordinated Notes	(4)(6)			8/23/2024	10/15/2037	1,875	0	411	0.00
Pikes Peak CLO 10 - Subordinated Notes	(4)(6)	Estimated Yield:	17.27%	12/10/2024	1/22/2038	5,200	3,310	3,309	0.01
Rad CLO 25 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	14.36%	5/16/2024	7/20/2037	5,000	4,317	4,269	0.01
RAD CLO 26 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	15.87%	8/7/2024	10/20/2037	7,180	6,156	6,440	0.02
RAD CLO 2024-2 WH Ltd - Units	(4)(6)(7)	Estimated Yield:	15.44%	12/11/2024	1/15/2038	14,801	14,801	14,801	0.04
Signal Peak CLO 11 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	13.87%	6/5/2024	7/18/2037	5,000	4,450	4,865	0.01
Signal Peak CLO 14 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	16.24%	12/20/2024	1/22/2038	26,000	20,345	20,735	0.05
Sixth Street CLO 27 Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	12.25%	11/1/2024	1/17/2038	16,500	13,430	13,794	0.04
Sixth Street CLO XXI Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	15.03%	9/29/2022	10/15/2035	8,000	5,759	6,562	0.02
Vibrant CLO XVI, Ltd - Subordinated Notes	(4)(6)	Estimated Yield:	16.75%	4/14/2023	4/15/2036	12,000	9,600	10,627	0.03

Total Structured Finance Obligations—Equity Instruments—non-controlled/non-affiliated							137,250	141,139	0.38

Total Structured Finance Obligations—non-controlled/non-affiliated							719,574	731,648	1.96

Total Structured Finance Obligations							719,574	731,648	1.96

Equity and other
Equity—non-controlled/non-affiliated
Aerospace & Defense
Atlas Intermediate Holding, LLC - Preferred Interest	(4)		11.00%	5/24/2021		34,238,400	33,725	24,309	0.06
Loar Holdings Inc. - Common Equity	(6)			4/25/2024		886,564	12,283	65,526	0.17
Micross Topco, Inc. - Common Equity	(4)			3/28/2022		116	125	181	0.00

							46,133	90,016	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Air Freight & Logistics
AGI Group Holdings LP - Class A-2 Common Units	(4)			6/11/2021		1,674	1,674	2,302	0.01
Mode Holdings, L.P. - Class A-2 Common Units	(4)			1/7/2021		1,076,923	1,077	937	0.00
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024		13,857	58,838	46,923	0.12

							61,589	50,162	0.13
Biotechnology
Moderna Inc - Common Stock	(6)			9/12/2024		12,613	983	524	0.00
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023		48,476	1,212	376	0.00
Commercial Services & Supplies
Genstar Neptune Blocker, LLC - Blocker Units	(4)			12/2/2024		3,982	6,280	6,136	0.02
Genstar Neptune Blocker, LLC - Class Z Units	(4)			12/2/2024		1,041	1,482	1,444	0.00
Genstar Neptune Blocker, LLC - Blocker Note	(4)			12/2/2024		159,782	160	160	0.00
GTCR Investors LP - Class A-1 Common Units	(4)			9/29/2023		893,584	894	972	0.00
GTCR/Jupiter Blocker, LLC - Class Z Units	(4)			12/2/2024		749	1,067	1,040	0.00
GTCR/Jupiter Blocker, LLC - Blocker Note	(4)			12/2/2024		115,036	115	115	0.00
Jupiter Ultimate Holdings, LLC - Class A Common Units	(4)			11/8/2024		3	2	2	0.00
Jupiter Ultimate Holdings, LLC - Class B Common Units	(4)			11/8/2024		5,082	3,981	3,805	0.01
Jupiter Ultimate Holdings, LLC - Class C Common Units	(4)			11/8/2024		5,084,731	4,037	4,029	0.01

							18,018	17,703	0.04
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class A Units	(4)			12/10/2021		3	3,308	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class C Preferred Units	(4)			7/12/2023		1	390	75	0.00

							3,698	75	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	8/3/2021		29,194,330	28,735	41,705	0.11
DTA LP - Class A Common Units	(4)			3/25/2024		2,612,843	2,613	2,613	0.01

							31,348	44,318	0.12
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Common Units	(4)			10/1/2021		12,870	10,915	12,040	0.03
Point Broadband Holdings, LLC - Class B Common Units	(4)			10/1/2021		685,760	1,955	2,098	0.01
Point Broadband Holdings, LLC - Class Additional A Common Units	(4)			3/24/2022		2,766	2,346	2,588	0.01
Point Broadband Holdings, LLC - Class Additional B Common Units	(4)			3/24/2022		147,380	420	451	0.00

							15,636	17,177	0.05
Electronic Equipment, Instruments & Components
NSI Parent, LP - Class A Common Units	(4)			12/23/2024		3,272,884	3,273	3,273	0.01
Spectrum Safety Solutions Purchaser, LLC - Common Equity	(4)(6)			7/1/2024		22,774,695	22,775	22,775	0.06

							26,048	26,048	0.07
Financial Services
THL Fund IX Investors (Plymouth II), LP - LP Interest	(4)			8/31/2023		666,667	667	909	0.00
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)			9/10/2021		4,853	4,853	2,621	0.01
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	(4)		11.50%	2/25/2022		12,237,213	11,870	13,277	0.03
CD&R Artemis Holdco 2 Limited - Preferred Shares	(4)(6)		10.00%	8/19/2021		33,000,000	43,662	53,847	0.14
CD&R Ulysses Equity Holdings, L.P. - Common Shares	(4)(6)			8/19/2021		6,000,000	6,090	5,100	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			5/26/2021		12,472	2,220	448	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			5/26/2021		6,716	1,195	129	0.00
Maia Aggregator, L.P. - Class A Units	(4)			2/1/2022		19,700,000	19,700	15,563	0.04
NC Eve, L.P. - LP Interest	(4)(6)			2/22/2022		2,500,000	3,398	1,095	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		10,966,377	0	0	0.00

							88,135	89,459	0.22
Health Care Technology
Azalea Parent Corp - Series A-1 Preferred Shares	(4)		12.75%	4/30/2024		91,500	89,213	100,193	0.26
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	(4)(6)			10/28/2022		988,290	988	109	0.00
Caerus Midco 2 S.à r.l. - Vehicle Units	(4)(6)			5/25/2022		4,941,452	4,941	4,596	0.01
Healthcomp Holding Company, LLC - Preferred Interest	(4)		6.00%	11/8/2023		18,035	1,804	1,659	0.00

							96,946	106,557	0.27
Insurance
RSC Topco, Inc. - Preferred Shares	(4)		13.25%	8/14/2023		100	97	119	0.00
SelectQuote Inc. - Warrants	(4)(6)			10/11/2024		2,204,746	0	1,619	0.00
Shelf Holdco Ltd - Common Equity	(4)(6)			12/30/2022		1,300,000	1,300	4,875	0.01

							1,397	6,613	0.01
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest	(4)			11/12/2021		25,687,196	25,687	30,311	0.08
Life Sciences Tools & Services
Falcon Top Parent, LLC - Class A Common Units	(4)			11/6/2024		4,440,995	4,441	4,441	0.01
Professional Services
OHCP V TC COI, LP. - LP Interest	(4)			6/29/2021		6,500,000	6,500	15,015	0.04
Tricor Horizon - LP Interest	(4)(6)			6/13/2022		14,518,955	14,641	15,390	0.04
Trinity Air Consultants Holdings Corp - Common Units	(4)			6/12/2024		4,797	5	11	0.00
Victors CCC Topco, LP - Common Equity	(4)			6/1/2022		9,600,000	9,600	16,800	0.04

							30,746	47,216	0.12

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Real Estate Management & Development
Community Management Holdings Parent, LP - Series A Preferred Units	(4)		8.00%	11/1/2024		1,783,823	1,784	1,784	0.00
Software
AI Titan Group Holdings, LP - Class A-2 Common Units	(4)			8/28/2024		1,103	1,103	1,145	0.00
Connatix Parent, LLC - Class L Common Units	(4)			7/14/2021		126,136	1,388	628	0.00
Descartes Holdings, Inc - Class A Common Stock	(4)			10/9/2023		937,585	4,060	66	0.00
Expedition Holdco, LLC - Common Units	(4)			2/24/2022		810,810	810	552	0.00
Knockout Intermediate Holdings I, Inc. - Perpetual Preferred Stock	(4)	SOFR + 10.75%	15.03%	6/23/2022		49,020	47,795	69,363	0.18
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%	11/30/2021		45,090	43,963	58,392	0.15
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)		10.50%	7/30/2021		31,950,000	30,992	34,027	0.09
Mimecast Limited - LP Interest	(4)			5/3/2022		75,088,584	75,089	81,096	0.21
Mitratech Holdings, Inc. - Class A Preferred Shares	(4)		13.50%	12/19/2023		1,872	1,830	2,101	0.01
TPG IX Newark CI, L.P. - LP Interest	(4)			10/26/2023		3,846,970	3,847	3,847	0.01
TravelPerk Inc - Warrants	(4)(6)			5/2/2024		244,818	2,101	2,568	0.01
Zoro - Common Equity	(4)			11/22/2022		1,195,880	11,959	12,557	0.03
Zoro - Series A Preferred Shares	(4)	SOFR + 9.50%	14.02%	11/22/2022		44,535	42,976	58,786	0.15

							267,913	325,128	0.84
Transportation Infrastructure
Enstructure, LLC - Class A-7 Common Units	(4)			9/27/2022		3,783,785	2,804	3,934	0.01
Enstructure, LLC - Class A-8 Common Units	(4)			3/1/2023		858,469	634	891	0.00
Frontline Road Safety Investments, LLC - Class A Common Units	(4)			4/30/2021		58,590	6,178	15,874	0.04
Ncp Helix Holdings, LLC - Preferred Shares	(4)		8.00%	8/3/2021		1,221,823	1,222	1,612	0.00

							10,838	22,311	0.05

Total Equity—non-controlled/non-affiliated							738,072	883,749	2.25

Total Equity and other—non-controlled/non-affiliated							738,072	883,749	2.25

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)(6)(16)			11/1/2021		265,556	558	1,394	0.00

Total Equity—non-controlled/affiliated							558	1,394	0.00

Equity—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Holdings LP - LP Interest	(4)(6)(16)			4/14/2023		3,943	0	0	0.00
Financial Services
Specialty Lending Company, LLC - LLC Interest	(4)(6)(16)			10/19/2021		332,559,000	332,559	314,967	0.81
Insurance
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)			9/28/2023		134,166,603	0	0	0.00
Oil, Gas & Consumable Fuels
Pibb Member, LLC - LP Interest	(4)(6)(16)			11/22/2024		225,000,000	214,844	214,906	0.55
Professional Services
Material+ Holding Company, LLC - Class C Units	(4)(16)			6/14/2024		63,589	0	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)(6)(16)			1/7/2021		1,500,000	1,420	2,167	0.01

Total Equity—controlled/affiliated (excluding Investments in Joint Ventures)							548,823	532,040	1.37

Total Equity and other							1,287,453	1,417,183	3.62

Investments in Joint Ventures
BCRED Emerald JV LP - LP Interest	(6)(16)			1/19/2022			1,815,000	1,778,800	4.58

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Investments in Joint Ventures (continued)
BCRED Verdelite JV LP - LP Interest	(6)(16)			10/21/2022			117,706	135,611	0.35

Total Investments in Joint Ventures							1,932,706	1,914,411	4.93

Total Investments— non-controlled/non-affiliated							66,124,775	65,689,987	168.99
Total Investments— non-controlled/affiliated							558	1,394	0.00
Total Investments— controlled/affiliated (excluding Investments in Joint Ventures)							927,632	813,985	2.10
Total Investments— Investments in Joint Ventures							1,932,706	1,914,411	4.93

Total Investment Portfolio							68,985,671	68,419,777	176.02

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund - Investor Class			4.34%				26,209	26,209	0.07
State Street Institutional U.S. Government Money Market Fund - Premier Class			4.42%				291,131	291,131	0.75
Fidelity Investments Money Market Treasury Portfolio - Class I			4.34%				26,465	26,465	0.07
Other Cash and Cash Equivalents							1,306,874	1,306,874	3.36

Total Portfolio Investments, Cash and Cash Equivalents							$70,636,350	$70,070,456	180.27%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments and structured finance obligations, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2024, non-qualifying assets represented 24.5% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/9/2026	$22,316	$—
Abacus Holdco 2 Oy	Delayed Draw Term Loan	5/7/2026	298	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	19,333	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,567	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	39,500	—
AI Titan Parent Inc	Delayed Draw Term Loan	9/30/2026	22,055	(110)
AI Titan Parent Inc	Revolver	8/29/2031	13,784	(138)
Alera Group, Inc.	Delayed Draw Term Loan	11/17/2025	1,192	—
Allium Buyer LLC	Revolver	5/2/2029	249	(7)
American Restoration Holdings, LLC	Revolver	7/19/2030	6,079	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
American Restoration Holdings, LLC	Delayed Draw Term Loan	7/19/2026	6,566	—
American Rock Salt Co LLC	Delayed Draw Term Loan	9/16/2026	1,287	—
Amerilife Holdings LLC	Term Loan	8/31/2029	114,176	—
Amerilife Holdings LLC	Revolver	8/31/2028	69,224	—
Amerilife Holdings LLC	Delayed Draw Term Loan	8/31/2029	41,114	—
Amerilife Holdings LLC	Delayed Draw Term Loan	6/17/2026	59,419	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Analytic Partners LP	Revolver	4/4/2028	4,891	(37)
Anaplan, Inc.	Revolver	6/21/2028	47,983	—
Alpine Intel Intermediate 2, LLC.	Delayed Draw Term Loan	12/20/2026	42,466	(212)
Apex Companies, LLC	Delayed Draw Term Loan	8/28/2026	5,188	—
Aptean Inc	Revolver	1/30/2031	3,641	—
Aptean Inc	Delayed Draw Term Loan	1/30/2026	1,987	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	—
Arnhem BidCo GmbH	Delayed Draw Term Loan	10/1/2027	57,055	(270)
Artisan Acquisitionco, Ltd.	Delayed Draw Term Loan	9/30/2027	54,556	(546)
Ascend Buyer, LLC	Revolver	9/30/2027	5,173	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	12,345	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(4,764)
Atlas Securitized Products Funding 2, L.P.	Revolver	4/10/2026	1,435	—
AuditBoard Inc	Delayed Draw Term Loan	7/12/2026	38,443	(192)
AuditBoard Inc	Revolver	7/12/2031	15,377	(154)
Avalara Inc	Revolver	10/19/2028	2,308	—
Azurite Intermediate Holdings Inc.	Revolver	3/19/2031	6,840	—
Baker Tilly Advisory Group LP	Revolver	6/3/2030	37,285	—
Baker Tilly Advisory Group LP	Delayed Draw Term Loan	6/3/2026	26,608	(200)
Bamboo US BidCo LLC	Delayed Draw Term Loan	3/31/2025	1,925	—
Bamboo US BidCo LLC	Revolver	9/29/2029	6,278	—
Bamboo US BidCo, LLC	Delayed Draw Term Loan	11/20/2026	12,824	—
Bamboo US BidCo, LLC	Delayed Draw Term Loan	11/20/2026	12,824	(64)
Bayshore Intermediate #2 LP	Revolver	10/1/2027	12,408	(124)
Bayshore Intermediate #2 LP	Revolver	10/1/2027	14,727	—
Bazaarvoice, Inc.	Revolver	5/7/2028	31,883	—
Bidco 76 S.p.A.	Delayed Draw Term Loan	12/10/2027	26,377	(228)
Bimini Group Purchaser Inc	Delayed Draw Term Loan	4/26/2026	76,993	(385)
Bimini Group Purchaser Inc	Revolver	4/26/2031	11,406	—
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(11)
Bradyplus Holdings LLC	Delayed Draw Term Loan	10/31/2025	5,041	—
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	5/28/2025	22,569	—
Brave Parent Holdings, Inc.	Revolver	11/29/2030	26,868	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Caerus US 1, Inc.	Revolver	5/25/2029	62,674	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	101,715	—
Canadian Hospital Specialties Ltd.	Revolver	4/15/2027	1,757	—
Capstone Acquisition Holdings Inc	Delayed Draw Term Loan	8/29/2026	8,261	(31)
Caribou Bidco Ltd	Delayed Draw Term Loan	7/9/2027	28,928	(141)
Carr Riggs & Ingram Capital LLC	Revolver	11/18/2031	9,033	—
Carr Riggs & Ingram Capital LLC	Delayed Draw Term Loan	11/18/2026	22,603	(113)
Castle Management Borrower, LLC	Revolver	11/3/2029	4,167	—
CB Nike Holdco LLC	Delayed Draw Term Loan	11/25/2027	66,711	(500)
CB Nike Holdco LLC	Revolver	11/26/2029	33,356	(500)
CEP V Investment 11 S.à r.l.	Delayed Draw Term Loan	9/1/2026	43,967	(436)
CFC Underwriting, Ltd.	Delayed Draw Term Loan	5/16/2025	20,232	(255)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Delayed Draw Term Loan	4/2/2025	10,595	—
CFS Brands, LLC	Revolver	10/2/2029	30,858	(617)
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	6,792	(20)
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	11/15/2025	918	(2)
Channelside AcquisitionCo, Inc.	Revolver	5/15/2029	18,758	—
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	7,000	(70)
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	18,270	—
Chronicle Bidco, Inc.	Revolver	5/18/2029	3,638	—
Chronicle Bidco, Inc.	Delayed Draw Term Loan	3/26/2026	13,265	—
Cisive Holdings Corp	Revolver	12/8/2027	4,445	(89)
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	—
Community Management Holdings Midco 2 LLC	Revolver	11/1/2031	7,064	—
Community Management Holdings Midco 2 LLC	Delayed Draw Term Loan	11/1/2026	23,546	(177)
Compsych Investments Corp	Delayed Draw Term Loan	7/22/2027	20,230	(51)
Connatix Buyer, Inc.	Revolver	7/14/2027	11,927	—
Connatix Buyer, Inc.	Delayed Draw Term Loan	4/9/2026	4,662	(70)
Consor Intermediate II LLC	Delayed Draw Term Loan	5/10/2026	44,439	(222)
Consor Intermediate II LLC	Revolver	5/10/2031	11,850	—
Continental Buyer Inc	Revolver	4/2/2031	4,282	—
Continental Buyer Inc	Delayed Draw Term Loan	4/2/2026	11,420	(86)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
Corfin Holdings, Inc.	Term Loan	12/27/2027	144,662	—
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2025	164	(2)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Coupa Software Inc.	Revolver	2/27/2029	126	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Buyer, LLC	Delayed Draw Term Loan	11/23/2025	5,725	—
CRCI Longhorn Holdings Inc	Revolver	8/27/2031	6,110	—
CRCI Longhorn Holdings Inc	Delayed Draw Term Loan	8/27/2026	16,678	(83)
Creek Parent Inc.	Revolver	12/18/2031	19,175	(336)
Crewline Buyer, Inc.	Revolver	11/8/2030	12,790	(62)
CT Technologies Intermediate Holdings, Inc.	Delayed Draw Term Loan	8/30/2026	5,636	—
CT Technologies Intermediate Holdings, Inc.	Revolver	8/30/2031	14,164	(142)
Cumming Group, Inc.	Revolver	11/16/2027	19,356	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/21/2025	7,544	—
CyrusOne Revolving Warehouse	Revolver	7/2/2027	191,575	—
Databricks, Inc.	Term Loan	1/3/2031	522,375	—
Databricks, Inc.	Delayed Draw Term Loan	1/3/2031	116,415	—
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	36,470	(182)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	13,071	(163)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	12,081	(153)
Denali Bidco Ltd	Delayed Draw Term Loan	4/17/2026	300	(3)
Diligent Corp	Delayed Draw Term Loan	4/26/2026	50,000	(375)
Diligent Corp	Revolver	8/4/2030	33,333	—
Discovery Education, Inc.	Revolver	4/9/2029	13,621	—
DM Intermediate Parent LLC	Revolver	9/30/2030	30,960	(464)
DM Intermediate Parent LLC	Delayed Draw Term Loan	9/30/2026	46,461	(348)
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/27/2025	5,367	(68)
Dropbox Inc	Delayed Draw Term Loan	12/10/2026	834,990	(4,175)
DTA Intermediate II Ltd.	Delayed Draw Term Loan	3/27/2026	16,849	—
DTA Intermediate II Ltd.	Revolver	3/27/2030	12,961	—
DTI Holdco, Inc.	Revolver	4/19/2029	16,000	(1,425)
Duro Dyne National Corp	Delayed Draw Term Loan	11/15/2026	34,499	(172)
Duro Dyne National Corp	Revolver	11/15/2031	34,499	(345)
Dwyer Instruments LLC	Delayed Draw Term Loan	11/20/2026	6,062	(30)
Dwyer Instruments LLC	Revolver	7/20/2029	7,275	(73)
Eden Acquisitionco Ltd	Delayed Draw Term Loan	11/17/2025	7,569	(95)
Edison Bidco AS	Delayed Draw Term Loan	12/18/2026	679	—
Edison Bidco AS	Delayed Draw Term Loan	12/18/2026	10,808	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2025	43,758	—
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	1/18/2025	12,377	—
Enstructure LLC	Delayed Draw Term Loan	6/10/2026	88,177	(1,411)
ENV Bidco AB	Delayed Draw Term Loan	12/13/2027	31,618	(355)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Essential Services Holding Corp	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp	Revolver	6/17/2030	9,056	—
Everbridge Holdings, LLC	Delayed Draw Term Loan	7/2/2026	5,292	—
Everbridge Holdings, LLC	Revolver	7/2/2031	3,481	(9)
Excelitas Technologies Corp.	Revolver	8/14/2028	14,780	(148)
Excelitas Technologies Corp.	Delayed Draw Term Loan	5/1/2026	4,927	(49)
Experity, Inc.	Revolver	2/24/2028	11,146	—
Experity, Inc.	Delayed Draw Term Loan	9/13/2026	40,111	(201)
Falcon Parent Holdings, Inc.	Delayed Draw Term Loan	11/6/2026	25,693	(193)
Falcon Parent Holdings, Inc.	Revolver	11/6/2031	15,339	(230)
Fastener Distribution Holdings LLC	Delayed Draw Term Loan	10/31/2026	68,078	(340)
Fern Bidco Ltd	Delayed Draw Term Loan	7/3/2027	19,787	—
Focus Financial Partners LLC	Delayed Draw Term Loan	9/11/2026	1,599	—
Formulations Parent Corp.	Revolver	11/15/2029	3,571	(36)
Foundation Risk Partners Corp.	Revolver	10/29/2029	16,269	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	5/21/2026	8,806	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	—
FusionSite Midco, LLC	Revolver	11/17/2029	7,366	(166)
FusionSite Midco, LLC	Delayed Draw Term Loan	9/25/2025	2,234	—
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	23,934	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	—
Galway Borrower, LLC	Revolver	9/29/2028	18,653	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	1,926	—
Gannett Fleming Inc	Revolver	8/5/2030	37,324	(560)
Gatekeeper Systems, Inc.	Delayed Draw Term Loan	8/27/2026	61,694	(617)
Gatekeeper Systems, Inc.	Revolver	8/28/2030	9,238	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,540	—
Gimlet Bidco GmbH	Delayed Draw Term Loan	4/23/2027	29,679	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	12/2/2025	60,893	—
GovernmentJobs.com, Inc.	Revolver	12/2/2027	38,416	(610)
Granicus Inc.	Delayed Draw Term Loan	8/2/2026	1,431	(7)
Granicus, Inc.	Revolver	1/17/2031	4,284	—
Graphpad Software LLC	Revolver	6/28/2031	13,945	(70)
Graphpad Software LLC	Delayed Draw Term Loan	6/28/2026	33,558	—
Great Day Improvements LLC	Revolver	6/13/2030	5,914	(118)
Ground Penetrating Radar Systems LLC	Term Loan	1/2/2032	119,645	—
Ground Penetrating Radar Systems LLC	Delayed Draw Term Loan	1/2/2032	23,009	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Ground Penetrating Radar Systems LLC	Revolver	1/2/2032	12,271	—
Groundworks LLC	Delayed Draw Term Loan	3/14/2026	1,404	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	4,620	—
GS Acquisitionco, Inc.	Revolver	3/26/2034	4,500	(23)
GTCR Everest Borrower, LLC	Revolver	9/5/2029	3,125	(9)
Gusto Sing Bidco Pte Ltd	Delayed Draw Term Loan	11/15/2027	102	—
Hargreaves Lansdown	Term Loan	9/26/2031	103,744	—
Helix TS, LLC	Delayed Draw Term Loan	12/20/2026	51,623	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	—
High Street Buyer, Inc.	Delayed Draw Term Loan	2/4/2025	2,419	—
High Street Buyer, Inc.	Delayed Draw Term Loan	3/1/2026	44,077	—
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(30)
Icefall Parent, Inc.	Revolver	1/17/2030	6,880	—
IEM New Sub 2, LLC	Delayed Draw Term Loan	8/8/2026	76,076	(571)
IG Investments Holdings, LLC	Revolver	9/22/2028	55,251	—
Imagine 360 LLC	Delayed Draw Term Loan	9/18/2026	13,684	(68)
Imagine 360 LLC	Revolver	9/30/2028	8,582	(86)
Inception Fertility Ventures LLC	Revolver	4/29/2030	4,685	—
Inception Fertility Ventures LLC	Delayed Draw Term Loan	4/29/2026	61,644	—
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/23/2026	17,754	(37)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2028	2,183	—
Integrity Marketing Acquisition, LLC	Revolver	8/27/2026	653	—
IQN Holding Corp	Revolver	5/2/2028	3,372	—
IRI Group Holdings Inc	Revolver	12/1/2027	83,928	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	(216)
Iris Buyer, LLC	Delayed Draw Term Loan	4/2/2025	2,759	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/20/2030	734	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/20/2026	1,355	—
Java Buyer, Inc.	Delayed Draw Term Loan	6/28/2026	44,520	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	—
Java Buyer, Inc.	Revolver	12/15/2027	24,284	—
JS Parent Inc	Revolver	4/24/2031	7,880	(39)
JSS Holdings, Inc.	Delayed Draw Term Loan	11/8/2026	136,995	(685)
Jupiter Bidco Limited	Delayed Draw Term Loan	8/31/2025	41,454	(620)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2025	33,089	—
Kaseya, Inc.	Revolver	6/25/2029	36,559	—
Kattegat Project Bidco AB	Delayed Draw Term Loan	10/5/2026	12,225	(146)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	10,044	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/8/2025	8,737	—
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2025	50,738	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Kona Buyer, LLC	Delayed Draw Term Loan	7/23/2026	63,422	(317)
Kona Buyer, LLC	Revolver	7/23/2031	25,369	(127)
Kwol Acquisition, Inc.	Revolver	12/6/2029	897	(2)
Loar Group, Inc.	Delayed Draw Term Loan	5/10/2026	100,000	(940)
LogicMonitor Inc	Revolver	11/15/2031	11,450	—
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	—
Lsf12 Crown US Commercial Bidco LLC	Revolver	12/2/2029	24,405	(200)
Magic Bidco Inc	Delayed Draw Term Loan	7/1/2026	15,863	—
Magic Bidco Inc	Revolver	7/1/2030	2,430	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	(180)
Magneto Components BuyCo, LLC	Delayed Draw Term Loan	6/5/2025	10,780	(135)
Mantech International CP	Delayed Draw Term Loan	6/14/2025	133,060	(1,200)
Mantech International CP	Revolver	9/14/2028	111,612	—
Material Holdings, LLC	Revolver	8/19/2027	3,179	(374)
Maverick Bidco Inc.	Delayed Draw Term Loan	8/16/2026	10,523	—
Maverick Bidco Inc.	Delayed Draw Term Loan	8/16/2026	50,452	(347)
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	2/13/2026	10,652	—
MB2 Dental Solutions, LLC	Revolver	2/13/2031	2,241	—
Medline Borrower LP	Revolver	2/27/2026	17,850	(63)
Mercury Bidco Globe Limited	Delayed Draw Term Loan	1/31/2026	25,268	(284)
Metis Buyer, Inc.	Revolver	5/4/2026	3,960	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	643	—
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(50)
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2025	16,516	(83)
Monk Holding Co.	Delayed Draw Term Loan	6/1/2025	17,311	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2025	2,244	(27)
More Cowbell II, LLC	Revolver	9/4/2029	1,699	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2027	5,146	(39)
MRI Software, LLC	Revolver	2/10/2027	23,946	—
MRI Software, LLC	Delayed Draw Term Loan	1/16/2027	21,653	—
Natus Medical Incorporated	Revolver	7/21/2027	1,225	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/23/2025	15,315	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—
Neptune BidCo	Delayed Draw Term Loan	4/2/2031	2,051	(101)
Neptune Holdings, Inc.	Revolver	8/31/2029	2,000	—
Netsmart Technologies Inc	Delayed Draw Term Loan	8/23/2026	26,031	(130)
Netsmart Technologies Inc	Revolver	8/23/2031	26,555	(133)
Noble Midco 3 Ltd	Delayed Draw Term Loan	6/10/2027	9,042	(45)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Noble Midco 3 Ltd	Revolver	6/10/2030	6,028	—
North Haven Stallone Buyer, LLC	Delayed Draw Term Loan	10/1/2026	2,893	(7)
North Haven Stallone Buyer, LLC	Revolver	5/24/2027	5,164	(13)
North Haven Ushc Acquisition Inc	Revolver	10/30/2027	8,779	—
North Haven Ushc Acquisition Inc	Delayed Draw Term Loan	8/28/2026	25,764	—
Odevo AB	Delayed Draw Term Loan	12/12/2027	191,921	(475)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	1/21/2025	69,791	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	36,836	—
ONS MSO, LLC	Revolver	7/8/2026	3,250	—
Optimizely North America Inc	Revolver	10/31/2031	3,007	(30)
Oranje Holdco Inc	Revolver	2/1/2029	8,250	—
Oxford Global Resources Inc	Revolver	8/17/2027	9,254	—
Paisley Bidco Ltd	Delayed Draw Term Loan	4/18/2027	3,635	(27)
Park Place Technologies, LLC	Delayed Draw Term Loan	9/1/2025	85,594	(428)
Park Place Technologies, LLC	Revolver	3/25/2030	45,793	—
Patriot Growth Insurance Services, LLC.	Revolver	10/16/2028	3,567	—
Patriot Growth Insurance Services, LLC.	Delayed Draw Term Loan	10/16/2028	7,901	—
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	3,902	—
PDI TA Holdings, Inc.	Delayed Draw Term Loan	2/1/2026	7,061	—
PDI TA Holdings, Inc.	Revolver	2/3/2031	6,996	(52)
Pearce Intermediate Holdings, Inc	Delayed Draw Term Loan	11/6/2026	100,000	(500)
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2025	4,929	—
Petrus Buyer Inc	Revolver	10/17/2029	5,163	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Ping Identity Holding Corp	Revolver	10/17/2028	3,856	—
PKF O’Connor Davies Advisory, LLC	Delayed Draw Term Loan	11/15/2026	40,761	(204)
PKF O’Connor Davies Advisory, LLC	Revolver	11/15/2031	11,413	—
Plasma Buyer, LLC	Revolver	5/12/2028	6,365	—
Plasma Buyer, LLC	Delayed Draw Term Loan	11/12/2025	679	—
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	5/29/2026	67,596	(845)
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/7/2026	19,691	(98)
Profile Products, LLC	Revolver	11/12/2027	7,110	—
Profile Products, LLC	Revolver	11/12/2027	6,697	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	5/8/2025	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	5/8/2025	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	6,162	—
PT Intermediate Holdings III LLC	Delayed Draw Term Loan	4/9/2026	12,013	(15)
QBS Parent Inc	Revolver	11/7/2031	5,656	(28)
Qualus Power Services Corp.	Delayed Draw Term Loan	5/9/2026	7,267	—
Qualus Power Services Corp.	Delayed Draw Term Loan	10/25/2026	36,805	(184)
RAD CLO 27 Ltd	Structured Finance Obligation—Debt	1/15/2038	10,000	—
RAD CLO 27 Ltd	Structured Finance Obligation—Equity	1/15/2038	26,823	—
Rally Buyer, Inc.	Revolver	7/19/2028	4,081	—
Redwood Services Group, LLC	Delayed Draw Term Loan	8/15/2025	336	—
Relativity ODA, LLC	Revolver	5/14/2029	4,813	(120)
RFS Opco, LLC	Delayed Draw Term Loan	12/3/2025	7,619	(29)
Riser Merger Sub, Inc.	Revolver	10/31/2029	16,200	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	37,800	(378)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	15,233	—
RoadOne Inc	Revolver	12/29/2028	226	—
RSC Acquisition, Inc.	Revolver	11/1/2029	6,174	(108)
RSC Acquisition, Inc.	Delayed Draw Term Loan	8/15/2026	47,154	—
Safety Borrower Holdings LP	Revolver	9/1/2027	2,517	—
Safety Products/JHC Acquisition Corp	Delayed Draw Term Loan	6/28/2026	4,912	—
Sailpoint Technologies, Inc.	Revolver	8/16/2028	34,083	—
Sam Holding Co, Inc.	Revolver	3/24/2027	16,800	—
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/5/2025	23,600	—
Scorpio BidCo SAS	Delayed Draw Term Loan	3/10/2026	7,858	—
Seahawk Bidco, LLC	Delayed Draw Term Loan	12/19/2026	74,803	(342)
Seahawk Bidco, LLC	Revolver	12/19/2030	22,377	(205)
Severin Acquisition LLC	Delayed Draw Term Loan	10/1/2027	68,984	(345)
Severin Acquisition LLC	Revolver	10/1/2031	41,391	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Simplicity Financial Marketing Group Holdings Inc	Delayed Draw Term Loan	12/31/2026	12,083	(60)
Simplicity Financial Marketing Group Holdings Inc	Revolver	12/31/2031	6,041	(60)
Skopima Consilio Parent LLC	Revolver	5/14/2028	6,300	(18)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,299)
Smile Doctors, LLC	Delayed Draw Term Loan	6/9/2025	49,332	—
Soliant Lower Intermediate, LLC	Revolver	7/18/2029	20,000	(450)
Spaceship Purchaser Inc	Revolver	10/17/2031	59,800	(598)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Spaceship Purchaser Inc	Delayed Draw Term Loan	10/17/2026	29,900	—
Spaceship Purchaser Inc	Delayed Draw Term Loan	10/17/2027	71,760	—
Sparta UK Bidco Ltd	Delayed Draw Term Loan	9/25/2028	12,868	—
SpecialtyCare, Inc.	Revolver	6/18/2026	2,493	—
Spectrum Safety Solutions Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	69,467	(521)
Spectrum Safety Solutions Purchaser, LLC	Revolver	7/1/2030	61,551	(420)
Speedster Bidco GmbH	Revolver	5/13/2031	26,875	(72)
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	24,314	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	44,329	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2031	10,086	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	35,360	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
Tango Bidco SAS	Delayed Draw Term Loan	10/17/2027	5,573	(34)
Tango Bidco SAS	Revolver	10/17/2027	12,593	—
TEI Intermediate LLC	Revolver	12/13/2031	18,156	—
TEI Intermediate LLC	Delayed Draw Term Loan	12/13/2026	48,489	(242)
Tennessee Bidco Limited	Delayed Draw Term Loan	7/1/2026	121,011	—
The Fertility Partners, Inc.	Revolver	9/16/2027	5,706	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	3/1/2026	91,404	—
The Hiller Companies LLC	Delayed Draw Term Loan	6/20/2026	16,253	—
The Hiller Companies LLC	Revolver	6/20/2030	13,713	(103)
The North Highland Co LLC	Revolver	12/20/2030	20,288	—
The North Highland Co LLC	Delayed Draw Term Loan	12/20/2026	35,521	(178)
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	4,375	—
THG Acquisition LLC	Delayed Draw Term Loan	10/31/2026	14,932	(75)
THG Acquisition LLC	Revolver	10/31/2031	6,911	—
TIH Insurance Holdings, LLC.	Revolver	5/6/2029	19,894	(73)
Tricentis	Term Loan	2/11/2032	131,086	—
Tricentis	Delayed Draw Term Loan	2/11/2032	26,217	—
Tricentis	Revolver	2/11/2032	16,386	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	4/24/2025	240	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2028	13,269	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	4/24/2025	14,838	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/20/2025	115,743	(1,145)
Triple Lift, Inc.	Revolver	5/5/2028	14,295	(572)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	12/2/2026	19,994	(100)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	47,204	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	31,353	—
Unified Physician Management, LLC	Revolver	6/18/2029	101,845	—
Unified Physician Management, LLC	Delayed Draw Term Loan	3/25/2026	640	—
Unified Women’s Healthcare LP	Delayed Draw Term Loan	10/25/2026	4,000	(15)
US Oral Surgery Management Holdco, LLC	Revolver	11/20/2028	15,496	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/13/2026	49,274	(246)
Varicent Parent Holdings Corp	Delayed Draw Term Loan	8/23/2026	17,174	(129)
Varicent Parent Holdings Corp	Revolver	8/23/2031	9,550	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
VS Buyer LLC	Revolver	4/12/2029	15,000	(975)
Water Holdings Acquisition LLC	Delayed Draw Term Loan	7/31/2026	35,637	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	—
West Monroe Partners, LLC	Delayed Draw Term Loan	12/18/2026	122,500	—
WHCG Purchaser III Inc	Delayed Draw Term Loan	8/2/2027	17,234	—
World Insurance Associates, LLC	Delayed Draw Term Loan	4/21/2025	16,651	—
World Insurance Associates, LLC	Revolver	4/3/2028	3,333	—
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
YA Intermediate Holdings II, LLC	Delayed Draw Term Loan	10/1/2026	19,072	(95)
YA Intermediate Holdings II, LLC	Revolver	10/1/2031	8,688	—
Yellow Castle AB	Delayed Draw Term Loan	7/7/2029	11,621	—
Zellis TopCo Limited	Term Loan	8/13/2031	19,375	—
Zendesk Inc	Delayed Draw Term Loan	11/22/2025	208,035	(3,121)
Zendesk Inc	Revolver	7/23/2030	97,650	—
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	5,938	—
Zorro Bidco Ltd	Delayed Draw Term Loan	8/13/2027	18,421	(182)

Total Unfunded Commitments			$10,804,045	$(49,557)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

(16)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is generally deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is generally deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of December 31, 2024, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2023	Gross Additions	Gross Reductions	Net Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Fair Value as of December 31, 2024	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	$2,499	$—	$—	$(1,105)	$—	$1,394	$13
Controlled/Affiliated Investments
Daylight Beta Parent, LLC (Benefytt Technologies, Inc.)	49,530	—	—	(36,786)	—	12,744	224
CFCo, LLC (Benefytt Technologies, Inc.)	612	—	—	(612)	—	—	—
CFCo, LLC (Benefytt Technologies, Inc.) - Class B Units	—	—	—	—	—	—	—
Pibb Member, LLC - LP Interest	—	214,844	—	62	—	214,906	—
Pibb Member, LLC	—	2,250	—	—	—	2,250	5
Pigments Services, Inc.	9,412	—	(115)	(1,598)	—	7,699	—
Pigments Services, Inc.	9,908	1,500	(91)	—	—	11,317	1,455
Pigments Holdings LP - LP Interest	—	—	—	—	—	—	—
Material Holdings, LLC	—	230,908	—	1,461	—	232,369	13,944
Material Holdings, LLC	—	57,042	—	(41,476)	—	15,566	3,390
Material+ Holding Company, LLC - Class C Units	—	—	—	—	—	—	—
Specialty Lending Company, LLC - LLC Interest	265,631	95,085	(13,500)	(32,249)	—	314,967	—
BCRED Emerald JV LP - LP Interest	2,032,260	—	(187,500)	(65,960)	—	1,778,800	269,906
BCRED Verdelite JV LP - LP Interest	129,265	—	—	6,346	—	135,611	11,170
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	1,981	—	—	186	—	2,167	—

Total	$2,501,098	$601,629	$(201,206)	$(171,731)	$—	$2,729,790	$300,107

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

(17)	Loan was on non-accrual status as of December 31, 2024.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), including investments in joint ventures but excluding Loar Holdings Inc.—Common Equity and Moderna Inc—Common Stock, and may be deemed to be “restricted securities.” As of December 31, 2024, the aggregate fair value of these securities is $68,353.7 million or 175.85% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(20)	The interest rate floor on these investments as of December 31, 2024 was 3.00%.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD 10,570	CAD 15,000	3/18/2025	$127
Deutsche Bank AG	USD 14,092	CAD 20,000	3/17/2025	170
BNP Paribas	USD 1,644	CAD 2,300	2/21/2025	44
Deutsche Bank AG	USD 15,593	CHF 13,820	3/18/2025	234
Goldman Sachs Bank USA	USD 78,979	DKK 557,791	3/18/2025	1,240
BNP Paribas	USD 95,504	EUR 90,200	2/21/2025	1,951
Deutsche Bank AG	USD 224,055	EUR 213,000	3/18/2025	2,867
Deutsche Bank AG	USD 124,918	GBP 98,800	3/18/2025	1,290
BNP Paribas	USD 51,695	GBP 40,900	2/21/2025	508
Goldman Sachs Bank USA	USD 50,381	NOK 562,273	3/18/2025	948
BNP Paribas	USD 2,741	NOK 30,100	2/21/2025	94
Goldman Sachs Bank USA	USD 22,727	NZD 39,280	3/18/2025	739
Goldman Sachs Bank USA	USD 54,333	SEK 588,000	3/10/2025	1,019
Goldman Sachs Bank USA	USD 10,125	SEK 109,749	3/17/2025	169
Goldman Sachs Bank USA	USD 22,058	SEK 239,106	3/18/2025	369
BNP Paribas	USD 1,754	SEK 19,100	2/21/2025	24

Total Foreign Currency Forward Contracts				$11,793

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Interest Rate Swaps

Counterparty	Hedged Item	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Gains / (Losses)(1)
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	$500,000	$(594)	$—	$14,818
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(20,239)	—	4,486
Deutsche Bank AG	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(20,084)	—	4,411
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(1,889)	—	9,200
Deutsche Bank AG	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(2,364)	—	11,510
Deutsche Bank AG	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP 250,000	(8,780)	—	3,640
SMBC Capital Markets, Inc.	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(17,930)	—	244
SMBC Capital Markets, Inc.	September 2025 Notes	7.05%	SOFR + 2.93%	9/29/2025	600,000	(888)	—	953
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	(3,527)	—	(3,990)
SMBC Capital Markets, Inc.	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025	200,000	(360)	—	400
SMBC Capital Markets, Inc.	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028	500,000	1,951	—	(11,731)
Goldman Sachs Bank USA	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031	250,000	(4,281)	—	(4,281)
BNP Paribas	January 2031 Notes	6.25%	SOFR + 2.47%	1/25/2031	250,000	(4,395)	—	(4,395)
Deutsche Bank AG	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029	500,000	2,732	—	2,732
BNP Paribas	September 2027 Notes	4.95%	SOFR + 1.69%	9/26/2027	400,000	(8,791)	—	(8,791)
SMBC Capital Markets, Inc.	April 2030 Notes	5.25%	SOFR + 2.01%	4/1/2030	400,000	(15,969)	—	(15,969)
Morgan Stanley Capital Services LLC	November 2029 Notes	5.60%	SOFR + 1.64%	11/22/2029	400,000	(2,151)	—	(2,151)
Deutsche Bank AG	November 2034 Notes	6.00%	SOFR + 2.04%	11/22/2034	600,000	(7,827)	—	(7,827)
Wells Fargo Bank, N.A.	November 2034 Notes	6.00%	SOFR + 2.26%	11/22/2034	200,000	(6,212)	—	(6,212)

Total Interest Rate Swaps						$(121,598)	$—	$(12,953)

(1)	For interest rate swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except share amounts, per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020, and structured as an externally managed, non-diversified, closed-end management investment company. The Company has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

The Company is externally managed by Blackstone Private Credit Strategies LLC (the “Adviser”), and Blackstone Credit BDC Advisors LLC (the “Sub-Adviser” and, together with the Adviser, the “Advisers”). The Advisers are affiliates of Blackstone Alternative Credit Advisors LP (the “Sub-Administrator” and, collectively with its affiliates in the credit, asset-based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance,” or “BXCI”). Additionally, Blackstone Private Credit Strategies LLC, in its capacity as the administrator to the Company (in such capacity, the “Administrator” and, together with the Sub-Administrator, the “Administrators”), and the Sub-Administrator provide certain administrative and other services necessary for the Company to operate pursuant to an administration agreement between the Administrator and the Company (the “Administration Agreement”) and a sub-administration agreement between the Administrator and the Sub-Administrator (the “Sub-Administration Agreement,” and together with the Administration Agreement, the “Administration Agreements”), respectively. From commencement through December 31, 2024, Blackstone Credit BDC Advisors LLC served as the Company’s investment adviser (in such capacity, the “Prior Adviser”) and Blackstone Alternative Credit Advisors LP served as the Company’s administrator (in such capacity, the “Prior Administrator”).

The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies. The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also invest in broadly syndicated loans. The Company expects that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $45.0 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of Common Shares, Class I shares, Class S shares and Class D shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date.

Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its Common Shares.

Note 2. Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the requirements for reporting on Form 10-Q and Article 6 and 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with GAAP are omitted. As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

In the opinion of management, all adjustments considered necessary for the fair presentation of the condensed consolidated financial statements for the interim period presented have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2025.

All intercompany balances and transactions have been eliminated.

Certain prior period information has been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the condensed consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of September 30, 2025, the Company’s consolidated subsidiaries were BCRED Bard Peak Funding LLC (“Bard Peak Funding”), BCRED Bear Peak Funding LLC (“Bear Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC (“Blanca Peak Funding”), BCRED Borah Peak Funding LLC, BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Gannett Peak Funding LLC, BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Haydon Peak Funding LLC (“Haydon Peak Funding”), BCRED Jacque Peak Funding LLC, BCRED Maroon Peak Funding LLC, BCRED Meridian Peak Funding LLC (“Meridian Peak Funding”), BCRED Middle Peak Funding LLC (“Middle Peak Funding”), BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Naomi Peak Funding LLC, BCRED Phoenix Peak Funding LLC (“Phoenix Peak Funding”), BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Windom Peak Funding LLC (“Windom Peak Funding”), BCRED BSL

WH 2022-1 LLC (“2022-1 BSL WH”), BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-2, Ltd., BCRED BSL CLO 2021-2, LLC, BCRED BSL CLO 2022-1 Ltd., BCRED BSL CLO 2022-1 LLC, BCRED MML CLO 2021-1 LLC, BCRED MML CLO 2022-1 LLC, BCRED MML CLO 2022-2 LLC, BCRED CLO 2023-1 Depositor LLC (“2023-1 Depositor”), BCRED CLO 2023-1 LLC, BCRED CLO 2024-1 Depositor LLC (“2024-1 Depositor”), BCRED CLO 2024-1 LLC, BCRED CLO 2024-2 Depositor LLC (“2024-2 Depositor”), BCRED CLO 2024-2 LLC, BCRED CLO 2025-1 LLC, BCRED CLO 2025-1 Depositor LLC (“2025-1 Depositor”), BCRED Lender Finance 2025-1 LLC, BCRED Lender Finance 2025-1 Depositor LLC (“Lender Finance 2025-1 Depositor”), BCRED BSL Static CLO 2025-1, Ltd. (“2025-1 BSL Issuer”), BCRED BSL Static CLO 2025-1, LLC, BCRED Associates GP (Lux) S.à r.l, BCRED Direct Lending I (Lux) SCSp, BCRED C-1 LLC, BCRED C-2 Funding LLC and BCRED C-3 Funding LLC.

The Company does not consolidate its equity investment in Specialty Lending Company LLC (“SLC”). For further description of the Company’s investment in SLC, see “Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

The Company does not consolidate its investments in the BCRED Emerald JV LP (“Emerald JV”) or BCRED Verdelite JV LP (“Verdelite JV”) joint ventures. For further description of the Company’s joint ventures, see “Note 11. Joint Ventures.”

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation insured limit. Restricted cash and cash equivalents include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on a trade date basis.

Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries, and is recorded within Net realized gain (loss) on the Condensed Consolidated Statements of Operations.

The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period, and is recorded within Net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations.

Valuation of Investments

The Company is required to report its investments, including those for which current market values are not readily available, at fair value.

The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date, and Rule 2a-5 under the 1940 Act.

Under ASC 820, fair value is based on observable market prices or parameters or derived from such prices or parameters when such quotations are readily available. In accordance with Rule 2a-5 under the 1940 Act, fair value means the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable.

Where prices or inputs are not available or, in the judgment of the Board of Trustees (the “Board” or the “Board of Trustees”), with assistance of the Advisers, the Audit Committee and independent valuation firm(s), determined to be not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. In the absence of observable, reliable market prices, the Company values its investments using various valuation methodologies applied on a consistent basis.

An enterprise value (“EV”) analysis is generally performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit-impaired. The Advisers will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g., such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly-traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Advisers have visibility into the long-term projected cash flows of a portfolio company.

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the enterprise value analysis through the respective investment’s position in the capital structure, the Advisers generally use the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Advisers generally use a market interest rate yield analysis to determine fair value. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

ASC 820 prioritizes the use of observable market prices derived from such prices. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 may include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category may include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category may include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Board’s assessment, with the assistance of the Advisers, the Audit Committee and independent valuation firm(s), of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter and year in which the transfer occurs.

The Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly-traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates.”

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its Condensed Consolidated Statements of Assets and Liabilities as Derivative assets at fair value and Derivative liabilities at fair value, respectively.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it generally is not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign currency denominated assets and liabilities of the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as net change in unrealized appreciation (depreciation). The fair value of the foreign currency forwards is included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in the fair value of the foreign currency forwards are presented in Net change in unrealized appreciation (depreciation): Derivative instruments and Net realized gains (losses): Derivative instruments in the Condensed Consolidated Statements of Operations.

Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The fair value of the interest rate swaps is included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in Net realized gains (losses) and Net change in unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations. The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.

The Company has elected to not offset derivative assets and derivative liabilities in its Condensed Consolidated Statements of Assets and Liabilities including for the cash collateral, that may be received or paid as part of collateral arrangements, even when an enforceable master netting agreement is in place that provides the Company, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.

Forward Purchase Agreement

Forward purchase agreements are recognized at fair value through current period gains or losses on the date on which the contract is entered into and are subsequently re-measured at fair value. All forward purchase agreements are carried as assets when fair value is positive and as liabilities when fair value is negative. A forward purchase agreement is derecognized when the obligation specified in the contract is discharged, canceled or expired.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars (“USD”) on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in Foreign currency and other transactions in the Condensed Consolidated Statements of Operations, if any. Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three and nine months ended September 30, 2025, the Company recorded $23.5 million and $75.4 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts). For the three and nine months ended September 30, 2024, the Company recorded $3.9 million and $37.7 million, respectively, in non-recurring interest income.

PIK Income

The Company has loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in Payment-in-kind interest income in the Condensed Consolidated Statements of Operations. If at any point the Company expects that PIK will not be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through Payment-in-kind interest income. To satisfy the Company’s annual RIC distribution requirements, this non-cash source of income must be included in determining the amounts to be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities and on the Company’s equity interests in its joint ventures is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees, as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

For further information regarding the non-accrual status of investments, refer to “Note 4. Investments.”

Offering Expenses

Costs associated with the offering of the Company’s shares are capitalized as Deferred offering costs in the Condensed Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings and include premiums and discounts to the par value of the respective instruments. These expenses and adjustments are deferred and amortized into interest expense over the life of the related debt instrument. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Debt issuance costs, including premiums and discounts to par, related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the condensed consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its condensed consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. Management has analyzed the Company’s tax positions taken, or to be taken, on federal income tax returns for all open tax years, and has concluded that there are no material uncertain tax positions through September 30, 2025. As applicable, the Company’s federal tax returns are subject to examination by the Internal Revenue Service for a period of three fiscal years after they are filed.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the

Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on certain undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

For the three and nine months ended September 30, 2025, the Company accrued $4.1 million and $13.6 million, respectively, of U.S. federal excise tax. For the three and nine months ended September 30, 2024, the Company accrued $7.0 million and $25.4 million, respectively, of U.S. federal excise tax.

Certain of the Company’s consolidated subsidiaries are subject to certain U.S. federal and state income taxes. Income tax expense, if any, is included under the income category for which it applies in the Condensed Consolidated Statements of Operations.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Segment Reporting

The Company operates as a single reportable segment and as a result, the Company’s segment accounting policies are consistent with those described herein and the Company does not have any intra-segment sales and transfers of assets. See “Note 12. Segment Reporting” for further information.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” (“ASU 2023-09”). ASU 2023-09 requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2024 and early adoption is permitted. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its condensed consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Advisory Agreements

On October 5, 2020, the Company entered into the original investment advisory agreement with the Prior Adviser (the “Original Investment Advisory Agreement”), pursuant to which the Prior Adviser was responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

On August 2, 2022, the Company and the Prior Adviser entered into an amended and restated investment advisory agreement (the “Original A&R Investment Advisory Agreement”), which was approved by the Board, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”). The Original A&R Investment Advisory Agreement altered the Original Investment Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines would no longer apply if the Company’s shares become “covered securities” within the meaning of Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), and amending certain undertakings provisions, including to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Original Investment Advisory Agreement.

On November 7, 2024, the Board approved the Prior Adviser’s assignment of the Original A&R Investment Advisory Agreement to the Adviser pursuant to Rule 2a-6 under the 1940 Act, effective January 1, 2025. The Board, including a majority of the Independent Trustees, also approved the second amended and restated investment advisory agreement (the “Investment Advisory Agreement”) to acknowledge such assignment. Accordingly, effective January 1, 2025, the Adviser became the Company’s investment adviser pursuant to the Investment Advisory Agreement. Further, on November 7, 2024, the Board approved the sub-advisory agreement (the “Sub-Advisory Agreement,” and together with the Investment Advisory Agreement, the “Advisory Agreements”) between the Company, the Adviser and the Sub-Adviser. Accordingly, effective January 1, 2025, the Sub-Adviser became the Company’s investment sub-adviser pursuant to the Sub-Advisory Agreement. These changes were the result of a reorganization of certain subsidiaries of Blackstone and did not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company remain the same, as well as the personnel that provide investment management services to the Company on behalf of the Advisers.

The Advisory Agreements were most recently renewed and approved by the Board, including a majority of the Independent Trustees, on April 30, 2025, for a one-year period ending on May 31, 2026, and, unless terminated earlier, will renew from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Company may terminate the Advisory Agreements, without payment of any penalty, upon 60 days’ written notice. The Advisory Agreements will automatically terminate in the event of their assignment within the meaning of the 1940 Act and SEC guidance and interpretations.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee is borne by the shareholders. The sub-advisory fees payable to the Sub-Adviser under the Sub-Advisory Agreement will be paid by the Adviser out of its own advisory fees rather than paid separately by the Company. Substantial additional fees and expenses may also be charged by the Administrators to the Company.

Base Management Fees

The management fee is payable monthly and is settled and paid quarterly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three and nine months ended September 30, 2025, base management fees were $145.6 million and $413.5 million, respectively. For the three and nine months ended September 30, 2024, base management fees were $112.6 million and $312.3 million, respectively. As of September 30, 2025 and December 31, 2024, $145.6 million and $120.1 million, respectively, was payable to the Adviser and the Prior Adviser, as applicable, relating to management fees.

Incentive Fees

The incentive fees consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. One component is based on income and the other component is based on capital gains, each as described below:

(i) Income based incentive fees:

The first part of the incentive fee, an income based incentive fee is based on the Company’s Pre-Incentive Fee Net Investment Income Returns as defined in the Investment Advisory Agreement. Pre-Incentive Fee Net Investment Income Returns means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income excludes any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The Company excludes the impact of expense support payments and recoupments from pre-incentive fee net investment income. Shareholders may be charged a fee on an income amount that is higher than the income they may ultimately receive.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays the Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

no incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Capital gains based incentive fees:

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains based incentive fees as calculated in accordance with GAAP.

For the three and nine months ended September 30, 2025, the Company accrued income based incentive fees of $160.6 million and $464.2 million, respectively. For the three and nine months ended September 30, 2024, the Company accrued income based incentive fees of $139.4 million and $399.0 million, respectively. As of September 30, 2025 and December 31, 2024, there was $160.6 million and $144.7 million, respectively, payable to the Adviser and the Prior Adviser, as applicable, for income based incentive fees.

For the three and nine months ended September 30, 2025 and 2024, the Company accrued no capital gains based incentive fees. As of September 30, 2025 and December 31, 2024, no amount was payable to the Adviser and the Prior Adviser, as applicable, for capital gains based incentive fees.

Administration Agreements

On October 5, 2020, the Company entered into the original Administration Agreement with the Prior Administrator (the “Prior Administration Agreement”). On November 7, 2024, the Board approved the termination of the Prior Administration Agreement, effective December 31, 2024, and the entry into of the Administration Agreement between the Company and the Administrator, effective January 1, 2025. Accordingly, effective January 1, 2025, the Administrator became the Company’s administrator pursuant to the Administration Agreement. Further, on November 7, 2024, the Board approved the Sub-Administration Agreement between the Administrator, on behalf of the Company, and the Sub-Administrator. Accordingly, effective January 1, 2025, the Sub-Administrator become one of the Company’s sub-administrators pursuant to the Sub-Administration Agreement. To acknowledge the change of the administrator, the Board also approved the assignment of the State Street Sub-Administration Agreement with State Street Bank and Trust Company (each as defined in Note 3—Sub-Administration and Custody Agreement) from the Prior Administrator to the Administrator, effective January 1, 2025. These changes did not result in any change in the aggregate fees paid by the Company. Further, the nature and level of services provided to the Company remain the same, as well as the personnel that provide administrative services to the Company on behalf of the Administrators.

Under the terms of the Administration Agreements, the Administrators provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for certain costs and expenses incurred by the Administrators in performing their obligations under the Administration Agreements. Such reimbursement will include the Company’s allocable portion of compensation and other expenses incurred by the Administrators in performing their administrative obligations under the Administration Agreements, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the

Administrators that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in the Advisory Agreements and Administration Agreements. In addition, pursuant to the terms of the Administration Agreements, the Administrators may delegate their obligations under the Administration Agreements to an affiliate or to a third party and we will reimburse the Administrator, and the Administrator will reimburse the Sub-Administrator, for any services performed for us by such affiliate or third party. Under the Sub-Administration Agreement, the Administrator will reimburse the Sub-Administrator for certain costs and expenses incurred by the Sub-Administrator in performing its obligations under the Sub-Administration Agreement. The costs and expenses of the Sub-Administrator that are eligible for reimbursement by the Administrator will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator. From time to time, the Administrator may outsource certain administrative duties provided to the Fund to third parties, and the Administrator will pay the third parties accordingly. State Street Bank and Trust Company serves as our third-party sub-administrator. The Administrator has utilized, and in the future will continue to utilize, the State Street Sub-Administrator to assist in the provision of administrative services. The State Street Sub-Administrator receives compensation from the Administrator for its sub-administrative services under the State Street Sub-Administration Agreement.

The Administration Agreements were most recently renewed and approved by the Board, including a majority of the Independent Trustees, on April 30, 2025 for a one-year period ending on May 31, 2026, and, unless terminated earlier, will renew automatically from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Company may terminate the Administration Agreements, without payment of any penalty, upon 60 days’ written notice.

For the three and nine months ended September 30, 2025, the Company incurred $3.1 million and $7.3 million, respectively, in expenses under the Administration Agreement, which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2024, the Company incurred $1.4 million and $5.1 million, respectively, in expenses under the Prior Administration Agreement, which were recorded in Administrative service expenses in the Company’s Condensed Consolidated Statements of Operations.

As of September 30, 2025 and December 31, 2024, $2.8 million and $3.2 million, respectively, was unpaid and included in Due to affiliates in the Condensed Consolidated Statements of Assets and Liabilities.

Sub-Administration and Custody Agreement

On October 5, 2020, the Prior Administrator entered into a third-party sub-administration agreement (the “State Street Sub-Administration Agreement”) with State Street Bank and Trust Company (the “State Street Sub-Administrator”) under which the State Street Sub-Administrator provides various accounting and administrative services to the Company. The State Street Sub-Administrator also serves as the Company’s custodian. On November 7, 2024, the Board approved the assignment of the State Street Sub-Administration Agreement from the Prior Administrator to the Administrator, effective January 1, 2025. The initial term of the State Street Sub-Administration Agreement was two years from the effective date and after expiration of the initial term and the State Street Sub-Administration Agreement shall automatically renew for successive one-year periods, unless a written notice of non-renewal is delivered prior to 120 days prior to the expiration of the initial term or renewal term.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P., an affiliate of the Adviser. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class I shares, Class S shares or Class D shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its Common Shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I shares. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees and a majority of the trustees who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On October 5, 2020, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to Class I, Class S and Class D shares on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	—%
Class S shares	0.85%
Class D shares	0.25%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended September 30, 2025, the Company accrued distribution and shareholder servicing fees of $30.9 million and $88.6 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2025, the Company accrued distribution and shareholder servicing fees of $0.4 million and $1.2 million respectively, which were attributable to Class D shares.

For the three and nine months ended September 30, 2024, the Company accrued distribution and shareholder servicing fees of $24.9 million and $69.7 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2024, the Company accrued distribution and shareholder servicing fees of $0.3 million and $0.9 million, respectively, which were attributable to Class D shares.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Sub-Adviser pursuant to which the Sub-Adviser may elect to pay certain expenses of the Company on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Sub-Adviser has committed to pay must be paid by the Sub-Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, or offset against amounts due from the Company to the Sub-Adviser or its affiliates.

Pursuant to the Expense Support Agreement, following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Sub-Adviser until such time as all Expense Payments made by the Sub-Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company to the Sub-Adviser are referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Sub-Adviser has waived its right to receive such payment for the applicable month.

For the three and nine months ended September 30, 2025 and 2024, the Sub-Adviser made no Expense Payments and there were no Reimbursement Payments made to the Sub-Adviser.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying condensed consolidated financial statements, including the Condensed Consolidated Schedule of Investments.

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to U.S. private companies. As of September 30, 2025 and December 31, 2024, the wholly-owned subsidiary of the Company had committed $405.0 million. As of September 30, 2025 and December 31, 2024, $33.0 million and $72.4 million of capital remained uncalled from the Company, respectively. The Company does not consolidate its equity interest in SLC.

In addition, the Company has made investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. From time to time, the Company may purchase investments from or sell investments to Emerald JV and Verdelite JV. For further description of the Emerald JV and Verdelite JV, see “Note 11. Joint Ventures.”

On June 1, 2025, the Company made an initial investment into Blackstone Private Real Estate Credit and Income Fund (“BREC”), a business development company advised by Blackstone Real Estate Special Situations Advisors L.L.C., an affiliate of Blackstone. As of September 30, 2025, the Company had invested $190.0 million into BREC.

On September 22, 2025, the Company made an investment in Port Arthur LNG Phase II Intermediate Company, LLC (“Port Arthur”), a developer and operator of natural gas infrastructure. As of September 30, 2025, the Company had invested $666.2 million into Port Arthur. The Company has committed to fund $413.1 million in December 2025 and $299.0 million in December 2026.

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	September 30, 2025			December 31, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$68,919,063	$68,360,626	89.3%	$62,076,029	$61,455,274	89.8%
Second lien debt	3,160,778	3,129,503	4.1	2,790,046	2,723,460	3.9
Unsecured debt	88,209	87,527	0.1	179,863	177,801	0.3
Structured finance obligations—debt instruments	501,116	506,173	0.7	582,324	590,509	0.9
Structured finance obligations—equity instruments	316,675	311,204	0.4	137,250	141,139	0.2
Investments in joint ventures	1,932,706	1,835,853	2.4	1,932,706	1,914,411	2.8
Equity and other (1)	2,159,647	2,300,232	3.0	1,287,453	1,417,183	2.1

Total	$77,078,194	$76,531,118	100.0%	$68,985,671	$68,419,777	100.0%

(1)	Includes equity investment in SLC.

The industry composition of investments at fair value was as follows:

	September 30, 2025	December 31, 2024
Aerospace & Defense	1.5%	1.2%
Air Freight & Logistics	1.6	1.8
Airlines (2)(3)	0.0	0.0
Auto Components (3)	0.1	0.0
Beverages	0.1	0.1
Biotechnology (3)	0.2	0.0
Broadline Retail (2)(3)	0.0	0.0
Building Products	1.1	1.3
Capital Markets	0.3	0.3
Chemicals	0.4	0.4
Commercial Services & Supplies	7.0	6.1
Construction & Engineering	1.2	1.1
Construction Materials (2)(3)	0.0	0.0
Consumer Staples Distribution & Retail	0.1	—
Containers & Packaging	0.2	0.2
Distributors	0.7	0.9
Diversified Consumer Services	3.0	3.3
Diversified REITs (2)(3)	0.0	0.0
Diversified Telecommunication Services	0.1	0.4
Electric Utilities	1.2	0.2
Electrical Equipment	1.0	0.8
Electronic Equipment, Instruments & Components	1.3	1.1
Energy Equipment & Services	0.1	0.1
Entertainment (2)(3)	0.0	0.0
Financial Services (1)	2.8	2.3
Food Products (2)(3)	0.0	0.0
Gas Utilities (2)	0.0	—
Ground Transportation	0.2	0.2
Health Care Equipment & Supplies	0.7	1.1
Health Care Providers & Services	8.5	9.3

	September 30, 2025	December 31, 2024
Health Care Technology	6.3%	4.6%
Hotels, Restaurants & Leisure	0.4	0.2
Household Durables	0.1	0.1
Independent Power and Renewable Electricity Producers (2)	0.0	—
Industrial Conglomerates	0.3	0.3
Insurance	6.2	7.0
Interactive Media & Services	1.0	0.9
Internet & Direct Marketing Retail	—	1.5
Investments in Joint Ventures	2.4	2.8
IT Services	4.9	4.7
Life Sciences Tools & Services	0.7	0.6
Machinery	0.3	0.3
Marine	0.4	0.4
Media	1.1	0.5
Metals & Mining (2)(3)	0.0	0.0
Oil, Gas & Consumable Fuels	0.3	0.5
Paper & Forest Products	0.1	0.1
Pharmaceuticals	0.7	0.8
Professional Services	11.1	10.9
Real Estate Management & Development	1.2	1.0
Semiconductors & Semiconductor Equipment (2)	0.0	—
Software	25.7	27.3
Specialty Retail	0.1	0.2
Technology Hardware, Storage & Peripherals	0.1	0.1
Trading Companies & Distributors	0.5	0.5
Transportation Infrastructure	2.4	2.4
Wireless Telecommunication Services	0.3	0.1

Total	100.0%	100.0%

(1)	Includes equity investment in SLC.
(2)	Amount rounds to less than 0.1% as of September 30, 2025.
(3)	Amount rounds to less than 0.1% as of December 31, 2024.

The geographic composition of investments at cost and fair value was as follows:

	September 30, 2025
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$65,206,446	$64,472,147	84.3%	138.0%
Europe	9,434,653	9,646,277	12.6	20.6
Bermuda/Cayman Islands	1,680,048	1,685,660	2.2	3.6
Canada	592,006	564,317	0.7	1.2
Australia/New Zealand	98,709	95,275	0.1	0.2
Asia	66,332	67,442	0.1	0.1

Total	$77,078,194	$76,531,118	100.0%	163.7%

	December 31, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$58,715,654	$58,382,736	85.3%	150.3%
Europe	7,973,168	7,763,312	11.3	20.0
Bermuda/Cayman Islands	1,620,670	1,634,770	2.4	4.2
Canada	618,302	582,731	0.9	1.5
Asia	35,315	35,496	0.1	0.1
Australia/New Zealand	22,562	20,732	0.0	0.1

Total	$68,985,671	$68,419,777	100.0%	176.2%

As of September 30, 2025 and December 31, 2024, seven borrowers (across eleven loans) and nine borrowers (across twelve loans) in the portfolio were on non-accrual status, respectively.

As of September 30, 2025 and December 31, 2024, on a fair value basis, 99.7% and 99.7%, respectively, of performing debt investments bore interest at a floating rate and 0.3% and 0.3%, respectively, of performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements

The following tables present the fair value hierarchy of financial instruments:

	September 30, 2025
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,997,851	$63,362,775	$68,360,626
Second lien debt	—	773,072	2,356,431	3,129,503
Unsecured debt	—	21,520	66,007	87,527
Structured finance obligations—debt instruments	—	—	506,173	506,173
Structured finance obligations—equity instruments	—	—	311,204	311,204
Equity and other (1)	47,751	181	2,252,300	2,300,232

Total	47,751	5,792,624	68,854,890	74,695,265
Investments Measured at NAV (2)	—	—	—	1,835,853

Total investments	$47,751	$5,792,624	$68,854,890	$76,531,118

	December 31, 2024
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,300,303	$57,154,971	$61,455,274
Second lien debt	—	635,141	2,088,319	2,723,460
Unsecured debt	—	20,686	157,115	177,801
Structured finance obligations—debt instruments	—	—	590,509	590,509
Structured finance obligations—equity instruments	—	—	141,139	141,139
Equity and other (1)	66,050	376	1,350,757	1,417,183

Total	66,050	4,956,506	61,482,810	66,505,366
Investments Measured at NAV (2)	—	—	—	1,914,411

Total investments	$66,050	$4,956,506	$61,482,810	$68,419,777

(1)	Includes equity investment in SLC.

(2)

Includes investments in the Emerald JV and Verdelite JV (refer to Note 11). Certain investments that are measured at fair value using the NAV practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Condensed Consolidated Statements of Assets and Liabilities.

Within Investments at fair value, substantially all Equity investments are illiquid and privately negotiated in nature and are subject to contractual sale constraints or other restrictions pursuant to their respective governing or similar agreements. For information regarding restrictions on investment in joint ventures, see “Note 11. Joint Ventures.”

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended September 30, 2025
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$60,594,620	$2,409,541	$30,743	$550,910	$257,376	$1,537,428	$65,380,618
Purchases of investments	5,380,793	173,700	35,490	19,539	65,008	795,915	6,470,445
Proceeds from principal repayments and sales of investments	(2,466,488)	(112,505)	—	(66,676)	(2,984)	(66,851)	(2,715,504)
Accretion of discount (amortization of premium)	60,816	2,316	25	144	—	—	63,301
Net realized gain (loss)	(11,197)	(16,790)	—	246	9	(14,818)	(42,550)
Net change in unrealized appreciation (depreciation)	(250,477)	536	(251)	2,010	(8,205)	626	(255,761)
Transfers into Level 3 (1)	87,546	24,008	—	—	—	—	111,554
Transfers out of Level 3 (1)	(32,838)	(124,375)	—	—	—	—	(157,213)

Fair value, end of period	$63,362,775	$2,356,431	$66,007	$506,173	$311,204	$2,252,300	$68,854,890

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2025 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$(225,946)	$(24,452)	$(252)	$1,825	$(8,206)	$5,048	$(251,983)

	Nine Months Ended September 30, 2025
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Structured Finance Obligations - Equity Instruments	Equity and other	Total
Fair value, beginning of period	$57,154,971	$2,088,319	$157,115	$590,509	$141,139	$1,350,757	$61,482,810
Purchases of investments	13,366,831	346,770	37,554	69,591	203,211	988,472	15,012,429
Proceeds from principal repayments and sales of investments	(7,420,458)	(130,397)	(129,371)	(152,040)	(23,788)	(119,475)	(7,975,529)
Accretion of discount (amortization of premium)	185,367	4,923	70	304	(8)	454	191,110
Net realized gain (loss)	(14,284)	(16,789)	—	937	9	759	(29,368)
Net change in unrealized appreciation (depreciation)	15,264	37,264	639	(3,128)	(9,359)	31,333	72,013
Transfers into Level 3 (1)	195,885	26,341	—	—	—	—	222,226
Transfers out of Level 3 (1)	(120,801)	—	—	—	—	—	(120,801)

Fair value, end of period	$63,362,775	$2,356,431	$66,007	$506,173	$311,204	$2,252,300	$68,854,890

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2025 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$(15,346)	$14,112	$(1,055)	$(1,993)	$(9,359)	$46,063	$32,422

(1)	For the three and nine months ended September 30, 2025, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

	Three Months Ended September 30, 2024
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Equity and other (2)	Total
Fair value, beginning of period	$46,789,164	$1,003,200	$27,365	$454,837	$976,265	$49,250,831
Purchases of investments	6,324,151	232,544	955	37,625	82,354	6,677,629
Proceeds from principal repayments and sales of investments	(1,006,389)	(28,153)	—	(28,075)	—	(1,062,617)
Accretion of discount (amortization of premium)	41,669	601	23	91	—	42,384
Net realized gain (loss)	(36,338)	—	—	106	—	(36,232)
Net change in unrealized appreciation (depreciation)	55,978	(728)	65	(2,167)	35,882	89,030
Transfers into Level 3 (1)	141,486	—	—	48,833	242	190,561
Transfers out of Level 3 (1)	(82,989)	(56,563)	—	—	—	(139,552)

Fair value, end of period	$52,226,732	$1,150,901	$28,408	$511,250	$1,094,743	$55,012,034

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2024 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$16,718	$(748)	$66	$(1,844)	$35,881	$50,073

	Nine Months Ended September 30, 2024
	First Lien Debt	Second Lien Debt	Unsecured Debt	Structured Finance Obligations - Debt Instruments	Equity and other (2)	Total
Fair value, beginning of period	$41,336,737	$926,865	$18,171	$365,899	$857,251	$43,504,923
Purchases of investments	13,552,109	418,647	9,830	139,930	223,325	14,343,841
Proceeds from principal repayments and sales of investments	(3,239,764)	(256,257)	—	(75,595)	(13,500)	(3,585,116)
Accretion of discount (amortization of premium)	138,810	4,815	63	435	—	144,123
Net realized gain (loss)	(35,518)	16	—	117	—	(35,385)
Net change in unrealized appreciation (depreciation)	41,257	(3,770)	344	9,500	27,667	74,998
Transfers into Level 3 (1)	468,879	77,280	—	70,964	—	617,123
Transfers out of Level 3 (1)	(35,778)	(16,695)	—	—	—	(52,473)

Fair value, end of period	$52,226,732	$1,150,901	$28,408	$511,250	$1,094,743	$55,012,034

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2024 included in net change in unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations	$31,266	$(1,614)	$334	$8,342	$32,725	$71,053

(1)	For the three and nine months ended September 30, 2024, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.
(2)	“Other” includes subordinated notes representing the equity of third party managed collateralized loan obligations (“CLO”) vehicles.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. These tables are not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	September 30, 2025
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$62,072,039	Yield Analysis	Discount Rate	2.72%	28.56%	9.10%
	929,718	Asset Recoverability	Market Multiple	7.25x	12.00x	9.11x
	345,748	Market Quotations	Broker Quoted Price	72.50	100.75	97.56
	15,270	Asset Recoverability	N/A

	63,362,775
Investments in second lien debt	2,334,519	Yield Analysis	Discount Rate	8.25%	17.04%	9.99%
	21,912	Market Quotations	Broker Quoted Price	81.00	81.00	81.00

	2,356,431
Investments in unsecured debt	66,007	Yield Analysis	Discount Rate	12.66%	14.87%	13.86%
Investments in structured finance obligations—debt instruments	506,173	Market Quotations	Broker Quoted Price	93.02	103.11	100.45
Investments in structured finance obligations—equity instruments	280,834	Market Quotations	Broker Quoted Price	15.66	102.24	78.37
	30,370	Transaction Price	N/A

	311,204
Investments in equity and other	975,141	Market Approach	Performance Multiple	6.40x	33.63x	15.15x
	651,502	Yield Analysis	Discount Rate	8.39%	23.72%	11.95%
	380,927	Asset Recoverability	N/A
	192,835	Estimated Net Asset Value	Net Asset Value	25.61	25.61	25.61
	26,831	Asset Recoverability	Market Multiple	9.50x	12.00x	11.57x
	25,064	Option Pricing Model	Expected Volatility	32.00%	70.50%	36.84%

	2,252,300

Total	$68,854,890

(1)	Weighted averages are calculated based on fair value of investments.

	December 31, 2024
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$56,304,438	Yield Analysis	Discount Rate	3.20%	22.67%	9.85%
	438,689	Market Quotations	Broker Quoted Price	66.93	101.25	99.51
	405,666	Asset Recoverability	Market Multiple	4.75x	10.75x	9.90x
	6,178	Asset Recoverability	Discount Rate	10.33%	10.92%	10.36%

	57,154,971
Investments in second lien debt	2,088,319	Yield Analysis	Discount Rate	8.76%	26.68%	10.79%
Investments in unsecured debt	157,115	Yield Analysis	Discount Rate	7.71%	13.94%	8.83%
Investments in structured finance obligations—debt instruments	590,509	Market Quotations	Broker Quoted Price	92.45	104.21	100.78
Investments in structured finance obligations—equity instruments	141,139	Market Quotations	Broker Quoted Price	21.89	100.00	87.10
Investments in equity and other (2)	668,930	Yield Analysis	Discount Rate	9.54%	28.84%	13.58%
	314,967	Asset Recoverability	N/A	100.00%	100.00%	100.00%
	282,542	Market Approach	Performance Multiple	2.30x	30.00x	18.87x
	46,923	Asset Recoverability	Market Multiple	10.50x	10.50x	10.50x
	29,559	Option Pricing Model	Expected Volatility	23.50%	70.50%	36.00%
	7,836	Transaction Price	N/A

	1,350,757

Total	$61,482,810

(1)	Weighted averages are calculated based on fair value of investments.
(2)	“Other” includes warrants.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. Significant increases in discount rates would result in a significantly lower fair value measurement. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the Performance Multiple. The significant unobservable inputs used under the asset recoverability approach are the market multiple and discount rate. The significant unobservable input used in the estimate of net asset value is the prior month end net asset value per share. Significant decreases in quoted prices, Performance Multiples, market multiples or net asset value per share would result in a significantly lower fair value measurement. The significant input used in the option pricing model is expected volatility. Significant increases or decreases in expected volatility could result in a significantly higher or significantly lower fair market value measurement, respectively.

Financial Instruments Not Carried at Fair Value

Debt

The following table presents the fair value measurements of the Company’s debt obligations as of September 30, 2025 and December 31, 2024 had they been accounted for at fair value:

	September 30, 2025	December 31, 2024
	Fair Value	Fair Value
Bard Peak Funding Facility	$1,419,920	$1,000,298
Castle Peak Funding Facility	1,334,246	1,194,401
Summit Peak Funding Facility	867,565	952,105
Denali Peak Funding Facility	584,800	562,800
Bushnell Peak Funding Facility	590,300	480,300
Granite Peak Funding Facility	392,000	493,554
Middle Peak Funding Facility	809,000	750,000
Bison Peak Funding Facility	1,228,200	1,203,200
Blanca Peak Funding Facility	750,090	1,375,090
Windom Peak Funding Facility	944,770	1,029,841
Monarch Peak Funding Facility	1,055,000	750,000
Meridian Peak Funding Facility	—	246,000
Haydon Peak Funding Facility	187,000	250,000
Bear Peak Funding Facility	258,207	164,816
Phoenix Peak Funding Facility	221,169	197,736
Revolving Credit Facility	3,083,320	4,639,587
2026 Notes	395,120	384,560
May 2027 Notes	634,500	624,500
October 2027 Notes	359,730	357,070
March 2031 Notes	497,214	—
March 2033 Notes	498,047	—
December 2026 Notes	1,221,000	1,191,500
November 2026 Eurobonds	577,750	499,280
March 2027 Notes	981,300	957,000
January 2025 Notes	—	499,490
January 2029 Notes	635,180	614,770
March 2025 Notes	—	898,740
April 2026 UK Bonds	336,057	308,406
September 2025 Notes	—	811,920
November 2028 Notes	694,525	526,100
January 2031 Notes	522,850	508,650
July 2029 Notes	514,600	503,550
September 2027 Notes	402,320	395,320
April 2030 Notes	401,640	389,240
November 2029 Notes	407,240	395,160
November 2034 Notes	819,760	781,120
January 2032 Notes	1,032,300	—
September 2030 Notes	494,350	—
2021-1 BSL Notes	—	663,000
MML 2021-1 Debt	690,424	690,000
MML 2022-1 Debt	759,108	759,000
2022-1 BSL Debt	420,000	420,000
2021-2 Notes	505,800	505,800
MML 2022-2 Debt	300,496	300,373

	September 30, 2025	December 31, 2024
	Fair Value	Fair Value
2023-1 Notes	$305,843	$308,039
2024-1 Notes	244,047	244,264
2024-2 Notes	305,041	305,035
2025-1 Notes	884,268	—
2025-1 Lender Finance	900,396	—
2025-1 BSL Notes	661,780	—
Short-Term Borrowings	373,621	420,829

Total	$31,501,894	$30,552,444

The following table presents the categorization of the Company’s debt obligations as of September 30, 2025 and December 31, 2024 had they been accounted for at fair value within the fair value hierarchy:

	September 30, 2025	December 31, 2024
Level 1	$—	$—
Level 2	—	—
Level 3	31,501,894	30,552,444

Total debt	$31,501,894	$30,552,444

Other Assets and Liabilities

As of September 30, 2025 and December 31, 2024, the carrying amounts of the Company’s other assets and liabilities, other than investments at fair value and debt obligations listed above, approximate fair value due to their short maturities. These financial instruments, with the exception of cash and cash equivalents (including money market funds classified within Cash and Cash Equivalents in the Condensed Consolidated Statements of Assets and Liabilities) which would be categorized as Level 1, would be categorized as Level 3 within the fair value hierarchy.

Note 6. Derivatives

The Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its foreign currency and interest rate risk exposures.

The fair value of foreign currency and interest rate derivative contracts are included within Derivative assets at fair value and Derivative liabilities at fair value, respectively, in the Condensed Consolidated Statements of Assets and Liabilities.

The following tables present the aggregate notional amount and fair value hierarchy of the Company’s derivative financial instruments as of September 30, 2025 and December 31, 2024:

	September 30, 2025
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contracts	$—	$17,880	$—	$17,880	$2,704,637
Interest rate swaps	—	119,938	—	119,938	5,200,000

Total Derivative assets at fair value	$—	$137,818	$—	$137,818	$7,904,637

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contracts	$—	$(434)	$—	$(434)	$194,882
Interest rate swaps	—	(34,083)	—	(34,083)	3,511,225

Total Derivative liabilities at fair value	$—	$(34,517)	$—	$(34,517)	$3,706,107

Cash collateral posted				$307,148

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contracts	$—	$11,793	$—	$11,793	$781,169
Interest rate swaps	—	4,683	—	4,683	1,000,000

Total Derivative assets at fair value	$—	$16,476	$—	$16,476	$1,781,169

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contracts	$—	$—	$—	$—	$—
Interest rate swaps	—	(126,281)	—	(126,281)	7,237,975

Total Derivative liabilities at fair value	$—	$(126,281)	$—	$(126,281)	$7,237,975

Cash collateral posted				$253,890

In the tables above:

•	The fair value of derivative assets and derivative liabilities is presented on a gross basis.

•	The notional amount represents the absolute value amount of all outstanding derivative contracts.

•	All foreign currency derivatives are not designated in hedge relationships.

•	All interest rate swaps are designated in fair value hedge relationships.

•

The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the Condensed Consolidated Statements of Assets and Liabilities.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2025 and September 30, 2024, respectively. The net change in unrealized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net change in unrealized appreciation (depreciation) on derivative instruments in the Condensed Consolidated Statements of Operations. The net realized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net realized gain (loss) on derivative instruments in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Unrealized appreciation (depreciation)
Foreign currency forward contracts	$67,003	$(8,485)	$5,654	$9,438

Net change in unrealized appreciation (depreciation)	$67,003	$(8,485)	$5,654	$9,438

Realized gain (loss)
Foreign currency forward contracts	$(27,256)	$(14,196)	$(186,118)	$(14,578)

Net realized gain (loss)	$(27,256)	$(14,196)	$(186,118)	$(14,578)

Hedging

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2025 and September 30, 2024, respectively.

For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument and hedged item is recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Interest rate swaps	$17,645	$152,881	$207,453	$128,572
Hedged items	(18,241)	(150,919)	(204,830)	(127,602)

The table below presents the carrying value of unsecured borrowings as of September 30, 2025 and December 31, 2024 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

	September 30, 2025		December 31, 2024
Description	Carrying Value	Cumulative Hedging Adjustments	Carrying Value	Cumulative Hedging Adjustments
Unsecured notes	$8,666,597	$85,461	$8,019,278	$(119,369)

Note 7. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On August 26, 2020, the Company’s sole initial shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act. As of September 30, 2025 and December 31, 2024, the Company’s asset coverage was 248.8% and 226.5%, respectively.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities as described below: Bard Peak Funding, Castle Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Windom Peak Funding, Monarch Peak Funding, Meridian Peak Funding, Haydon Peak Funding, Bear Peak Funding and Phoenix Peak Funding, which are collectively referred to as the “SPVs,” and such secured financing facilities described below are collectively referred to as the “SPV Financing Facilities.”

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of September 30, 2025, and December 31, 2024, the Company was in compliance with all covenants and other requirements of each of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which, in the case of dollar advances until June 30, 2023, was three-month LIBOR, from June 30, 2023 until May 14, 2024, was three month term SOFR plus a 0.26% spread adjustment, and from and after May 15, 2024, is one month term SOFR), plus an applicable margin of, prior to May 15, 2024, 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility, subject to a floor of 1.85%. From May 15, 2024 until October 7, 2024, the applicable margin on all outstanding advances was 2.15% per annum. From October 8, 2024 until December 16, 2024, the applicable margin on all outstanding advances was 2.00% per annum. From December 17, 2024, the applicable margin on all advances is 1.90% per annum. From and after May 15, 2027, the applicable margin on all outstanding advances will be 2.40% per annum. Until June 15, 2024, Bard Peak Funding paid a commitment fee of 0.90% per annum if the unused facility amount was greater than 50% or 0.35% per annum if the unused facility amount was less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. From and after June 15, 2024, Bard Peak Funding pays a commitment fee ranging from 0.70% to 2.15% per annum based on the daily unused amount of the financing commitments to the extent in excess of 25%, in addition to certain other fees as agreed between Bard Peak Funding and BNPP.

Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender.

The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on May 15, 2027, and the Bard Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by May 15, 2029.

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association (“Wilmington Trust”), serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

Prior to January 4, 2024, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.70% to 2.20% per annum depending on the nature of the advances being requested. Effective January 4, 2024, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.85% to 2.35% per annum depending on the nature of the advances being requested. Effective September 25, 2024, advances under the Castle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 2.50% per annum depending on the nature of the advances being requested. After the expiration of the reinvestment period, the applicable margin on outstanding advances will be increased by 1.00% per annum. Prior to September 25, 2024, Castle Peak Funding paid a commitment fee of 1.85% per annum if the unused facility amount was greater than 30% or 0.50% per annum if the unused facility amount was less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments. Effective September 25, 2024, Castle Peak Funding pays a commitment fee of 1.90% per annum if the unused facility amount is greater than 35%, 0.90% per annum if the unused facility amount is less than or equal to 35% and greater than 15%, 0.25% per annum if the unused facility amount is less than or equal to 15% and greater than 5%, and 0.00% per annum if the unused facility amount is less than or equal to 5%, in each case based on the average daily unused amount of the financing commitments until the expiration of the reinvestment period, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender.

The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 6, 2028, and the Castle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by January 7, 2030.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (the “Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

Prior to March 12, 2024, advances under the Summit Peak Funding Facility bore interest at a blended per annum rate equal to the benchmark for the currency of the applicable advance (which was the three-month term SOFR rate for dollar advances), plus an applicable margin of 1.50% to 2.30% per annum depending on the nature of the advances being requested with such blended rate subject to a floor of 2.00% per annum for certain foreign currency advances and 2.15% per annum for USD advances. From March 12, 2024 to May 6, 2025, advances under the Summit Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR rate for dollar advances) plus an applicable margin of 2.20% per annum. Effective May 6, 2025, advances under the Summit Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is three-month term SOFR rate for dollar advances) plus an applicable margin of 1.80% per annum. Prior to May 6, 2025, Summit Peak Funding paid a commitment fee ranging from of 0.25% per annum to 2.20% based on the daily unused amount of the financing commitments. Effective May 6, 2025, Summit Peak Funding pays a commitment fee ranging from 0.25% per annum to 1.80% per annum based on the daily unused amount of the financing commitments. Summit Peak Funding also pays an administrative agency fee to SG, in addition to certain other fees as agreed between Summit Peak Funding and SG.

Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender.

The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 12, 2028, and the Summit Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 12, 2030.

Denali Peak Funding Facility

Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”). DB serves as agent, U.S. Bank serves as collateral agent and collateral custodian and Twin Peaks serves as servicer under the Denali Peak Funding Facility. BCRED acquired Twin Peaks and Denali Peak Funding (inclusive of their respective obligations under the Denali Peak Funding Facility) on March 5, 2021.

Prior to April 4, 2023, advances under the Denali Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was three-month LIBOR for dollar advances), plus the applicable margin of 1.95% per annum. As of April 4, 2023, advances under the Denali Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to September 26, 2024, a spread adjustment of 0.15% per annum), plus an applicable margin of 1.95% per annum. After September 30, 2026, the applicable margin on outstanding advances will increase by 0.10% per annum. Denali Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin described above. In addition, prior to September 26, 2024, Denali Peak Funding paid an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount. Effective December 26, 2024, Denali Peak Funding pays an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount, plus, from and after March 26, 2025, an additional unused commitment fee of 0.25% on the unused facility amount in excess of such minimum utilization percentage if advances outstanding are below the minimum utilization percentage. Denali Peak Funding also pays an administrative agency fee to DB, in addition to certain other fees, each as agreed between Denali Peak Funding and DB.

Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender.

The period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on September 30, 2026, and the Denali Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by October 2, 2028.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Funding Facility.

Prior to April 25, 2023, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was the daily floating LIBOR rate for dollar advances) plus an applicable margin of 1.50% to 1.75% per annum depending on the nature of the advances being requested. From April 25, 2023 until November 21, 2024, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 1.85% per annum depending on the nature of the advances being requested. From and after November 22, 2024, advances under the Bushnell Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.50% to 1.95% per annum depending on the nature of the advances being requested, subject to a floor of 1.70% per annum. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.60% per annum. Bushnell Peak Funding also pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees agreed between Bushnell Peak Funding and Bank of America.

Proceeds from borrowings under the Bushnell Peak Funding Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding is a lender.

The period during which Bushnell Peak Funding may make borrowings under the Bushnell Peak Funding Facility expires on April 25, 2026, and the Bushnell Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by October 25, 2026.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

Prior to October 3, 2024, advances under the Granite Peak Funding Facility bore interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.35% per annum. From October 3, 2024, advances under the Granite Peak Funding Facility bear interest at a per annum rate equal to three-month SOFR, plus an applicable margin of 2.05% per annum. From July 3, 2025, Granite Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin for advances as described above. In addition, Granite Peak Funding pays an unused commitment fee of 0.50% per annum on the average daily unused commitments under the Granite Peak Funding Facility in excess of such minimum utilization amount. The unused commitment fee is payable only when more than 10% of the total commitments under the Granite Peak Funding Facility are unused. Granite Peak Funding also pays to GS an administrative agency fee, in addition to certain other fees, each as agreed between Granite Peak Funding and GS.

Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender.

The period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on October 5, 2026, and the Granite Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by April 5, 2028.

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). MS serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Middle Peak Funding Facility.

Prior to June 26, 2023, advances under the Middle Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.00% per annum. From June 26, 2023 until October 22, 2024, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus, prior to October 23, 2024, a spread adjustment of 0.15% per annum) plus an applicable margin of 2.07% per annum. From October 23, 2024, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR) plus an applicable margin of 1.97% per annum, which will increase to 2.07% per annum effective on December 28, 2026. Middle Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee from and after October 26, 2023 at a rate equal to the applicable margin for dollar advances as described above. Prior to May 7, 2024, Middle Peak Funding paid a commitment fee of 0.30% per annum on the average daily unused amount of the financing commitments in excess of such minimum utilization amount. From and after May 7, 2024, Middle Peak Funding pays a commitment fee ranging from 0.15% per annum to 0.25% per annum on the average daily unused amount of the financing commitments, depending on the amount of the unused commitments outstanding in excess of such minimum utilization amount. Middle Peak Funding also pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in addition to certain other fees as agreed between Middle Peak Funding and MS.

Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender.

The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on December 28, 2026, and the Middle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by June 28, 2035.

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Prior to June 8, 2023, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, the daily floating LIBOR rate, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin adjusted at one-month or three-month intervals based on the proportion of the broadly syndicated loans, large corporate loans and middle market loans in the portfolio, with the applicable margin attributable to broadly syndicated loans equal to 1.50% per annum, the applicable margin attributable to large corporate loans equal to 1.75% per annum and the applicable margin applicable to middle market loans equal to 2.00% per annum. From June 8, 2023 until July 24, 2024, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.60% to 2.10% per annum depending on the nature of the advances being requested. From July 25, 2024 until November 18, 2024, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.95% per annum.

From November 19, 2024 until July 23, 2027, advances under the Bison Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.85% per annum. The applicable margin for all advances will increase by 0.30% per annum effective July 24, 2027. Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.50% per annum. Bison Peak Funding also pays an unused fee of 0.20% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to an administrative agent servicing fee and certain other fees as agreed between Bison Peak Funding and Bank of America.

Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender.

The period during which Bison Peak Funding may make borrowings under the Bison Peak Funding Facility expires on June 8, 2027, and the Bison Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 8, 2029.

Blanca Peak Funding Facility

On August 16, 2021, Blanca Peak Funding, entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays Bank PLC (“Barclays”). Barclays serves as administrative agent, Wilmington Trust serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Prior to December 19, 2024, advances under the Blanca Peak Funding Facility bore interest at a per annum rate equal to in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.096% per annum. From and after December 19, 2024, advances under the Blanca Peak Funding Facility bear interest at a per annum rate equal to in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 1.85% per annum. Blanca Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization percentage accruing a fee at a rate equal to the applicable margin described above. Blanca Peak Funding pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount. Blanca Peak Funding also pays to Barclays an administrative agency fee, in addition to certain other fees, each as agreed between Blanca Peak Funding and Barclays.

Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender.

The period during which Blanca Peak Funding may make borrowings under the Blanca Peak Funding Facility expires on July 25, 2028, and the Blanca Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by July 25, 2036; provided that Barclays may require repayment of all amounts outstanding under the facility from and after July 25, 2030.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo. Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility.

Advances under the Windom Peak Funding Facility will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate for the currency of the applicable advance (which is, daily simple SOFR with respect to dollar advances) plus the “applicable margin” (which, prior to August 29, 2024, is a blended spread equal to the sum of 1.65% per annum with respect to any advances backed by broadly-syndicated loans and 2.15% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans, and from and after August 29, 2024 is 1.95% per annum for all advances). Windom Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.50% per annum. Windom Peak Funding also pays an unused fee of 0.50% on the daily unused amount of the financing commitments, in addition to certain other fees, each as agreed between Windom Peak Funding and Wells Fargo.

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding and to make advances under revolving loans or delayed draw term loans where Windom Peak Funding is a lender.

The period during which Windom Peak Funding may make borrowings under the Windom Peak Funding Facility expires on August 27, 2026, and the Windom Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by August 29, 2029.

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Prior to November 3, 2024, advances under the Monarch Peak Funding Facility bore interest at a per annum rate equal to one-month term SOFR, plus the applicable margin of 1.65% per annum to 2.05% per annum depending on the nature of the advances being requested. From and after November 3, 2024, advances under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR, plus an applicable margin of 1.45% per annum to 1.90% per annum depending on the nature of the advances being requested. Monarch Peak Funding is required to utilize a minimum percentage of the financing comments, with unused amounts below such minimum utilization percentage accruing a fee at a rate of, prior to November 3, 2024, 1.99% per annum, and from and after February 3, 2025, 1.75% per annum. Prior to November 3, 2024, Monarch Peak Funding also paid an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts. From April 3, 2025 until September 2, 2025, Monarch Peak Funding pays an unused commitment fee of 0.50% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, and from and after September 3, 2025, Monarch Peak Funding will pay an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG.

Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender.

The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on December 20, 2027, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by December 20, 2029.

Meridian Peak Funding Facility

On August 16, 2022, Meridian Peak Funding entered into a senior secured revolving credit facility (the “Meridian Peak Funding Facility”) with Massachusetts Mutual Life Insurance Company (“Mass Mutual”). Wilmington Trust, National Association served as administrative agent, collateral agent and custodian, and the Company served as equity holder and collateral manager under the Meridian Peak Funding Facility.

Advances under the Meridian Peak Funding Facility bore interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 2.50% per annum. Effective August 16, 2023, Meridian Peak Funding was required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 2.50% per annum, in addition to certain other fees as agreed between Meridian Peak Funding and Mass Mutual.

Proceeds from borrowings under the Meridian Peak Funding Facility were used to fund portfolio investments by Meridian Peak Funding and to make advances under revolving loans or delayed draw term loans where Meridian Peak Funding was a lender.

On September 15, 2025, the Meridian Peak Funding Facility was terminated and all amounts outstanding under the facility were repaid in full.

Haydon Peak Funding Facility

On October 7, 2022, Haydon Peak Funding entered into a senior secured revolving credit facility (the “Haydon Peak Funding Facility”) with HSBC Bank USA, National Association (“HSBC”). HSBC serves as administrative agent, Wilmington Trust serves as collateral agent, account bank and collateral custodian, and the Company serves as servicer and transferor under the Haydon Peak Funding Facility.

Prior to May 25, 2023, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin ranging from 1.75% to 2.25% per annum depending on the nature of the advances being requested under the credit facility. From May 25, 2023 to November 19, 2024, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 2.35% per annum. From and after November 20, 2024, advances under the Haydon Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin of 1.90% per annum. Effective April 7, 2023 until November 19, 2024, Haydon Peak Funding paid an unused commitment fee of 0.50% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments. From and after November 20, 2024, Haydon Peak Funding pays an unused commitment fee ranging from 0.75% per annum to 2.00% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Haydon Peak Funding and HSBC.

Proceeds from borrowings under the Haydon Peak Funding Facility may be used to fund portfolio investments by Haydon Peak Funding and to make advances under revolving loans or delayed draw term loans where Haydon Peak Funding is a lender.

The period during which Haydon Peak Funding may make borrowings under the Haydon Peak Funding Facility expires on May 25, 2026, and the Haydon Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by May 25, 2028.

Bear Peak Funding Facility

On October 10, 2022, Bear Peak Funding entered into a senior secured revolving credit facility (the “Bear Peak Funding Facility”) with BNPP. GLAS USA LLC serves as administrative agent, GLAS Trust Corporation Limited serves as collateral agent, and the Company serves as servicer under the Bear Peak Funding Facility.

Prior to December 19, 2024, advances under the Bear Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 2.45% per annum. From and after December 19, 2024, advances under the Bear Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 1.95% per annum. Bear Peak Funding pays a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. Bear Peak Funding also pays BNPP an arranger fee, in addition to certain other fees, each as agreed between Bear Peak Funding and BNPP.

The committed principal amount as of September 30, 2025 is €500.0 million. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bear Peak Funding and to make advances under delayed draw term loans and revolving loans where Bear Peak Funding is a lender.

The period during which Bear Peak Funding may make borrowings under the Bear Peak Funding Facility expires on October 10, 2025, and the Bear Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by October 10, 2027.

On October 24, 2025, the Bear Peak Funding Facility was amended. For further detail on the amendment, see “Note 13. Subsequent Events.”

Phoenix Peak Funding Facility

On September 25, 2024, Phoenix Peak Funding entered into a secured credit facility (the “Phoenix Peak Funding Facility”) with HSBC Bank Plc (“HSBC Plc”). Trimont Europe Limited serves as agent and security agent under the Phoenix Peak Funding Facility and Trimont Europe Limited is also appointed as servicer pursuant to a separate servicing agreement.

Advances under the Phoenix Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 1.75% per annum. Effective October 25, 2024 through December 2, 2024, Phoenix Peak Funding was obliged to pay a commitment fee of 0.78% per annum of the unused Term Facility A amount. Phoenix Peak Funding also paid HSBC Plc an arranger fee, in addition to certain other fees, each as agreed between Phoenix Peak Funding and HSBC Plc.

The committed principal amount as of September 30, 2025 is €142.8 million (Term Facility A) and £39.8 million (Term Facility B). Proceeds from borrowings under the Phoenix Peak Funding Facility must be used to finance or refinance advances under a facility agreement financing a portfolio of European real estate assets (the “Asset Level Facility”) where Phoenix Peak Funding is a lender.

The period during which Phoenix Peak Funding may make borrowings under the Phoenix Peak Funding Facility has expired and the Phoenix Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid five business days following the termination date under the Asset Level Facility, which expires on October 4, 2028 with an option to extend to October 4, 2029.

Revolving Credit Facility

On May 18, 2021, the Company entered into a senior secured credit facility (which was most recently amended and restated on August 8, 2025, and as further amended from time to time, the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

The Revolving Credit Facility provides for borrowings in USD and certain agreed upon foreign currencies. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. As of September 30, 2025, a portion of the Revolving Credit Facility consists of (A) funded term loans in the aggregate principal amount of $405.0 million, and (B) revolving commitments in the aggregate principal amount of $5.4 billion, and the Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $175.0 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. As of September 30, 2025, the period during which the Company may make borrowings on the Revolving Credit Facility expires on August 8, 2029 (other than with respect to (a) the revolving commitments of certain lenders in the amount of $90.0 million, which expire on June 9, 2027 and (b) the revolving commitments of certain lenders in the aggregate amount of $90.0 million, which expire on August 12, 2028), and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by August 8, 2030 (other than with respect to (a) the revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million, which mature on June 9, 2028 and (b) the revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million, which mature on August 12, 2029), pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility with respect to revolving commitments of certain lenders in the amount of $90.0 million and term loans of certain lenders in the amount of $10.0 million bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, and (y) for all other loans, the applicable benchmark rate for the related interest period for such borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875%. All other borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1.0% per annum) plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 0.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 0.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.775%, and (y) for all other loans, the applicable benchmark rate for the related interest period for such borrowing plus (A) if the gross borrowing base is equal to or greater than 2.0 times the combined revolving debt amount, 1.525%, (B) if the gross borrowing base is less than 2.0 times and is equal to or greater than 1.6 times the combined revolving debt amount, 1.650%, or (C) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.775%. The Company pays an unused fee of 0.325% per annum on the daily unused amount of the revolver commitments (other than with respect to the revolving commitments of certain lenders in the amount of $90.0 million, for which the Company pays an unused fee of 0.375%). The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of September 30, 2025 and December 31, 2024, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

Private Placement Bonds

The Company issued unsecured notes, as further described below: 2026 Notes, May 2027 Notes, October 2027 Notes, March 2031 Notes, and March 2033 Notes (each as defined below), which are collectively referred to herein as the “Private Placement Bonds.”

As of September 30, 2025 and December 31, 2024, the Company was in compliance with all covenants and other requirements of each of the Private Placement Bonds.

2026 Notes

On August 17, 2021, the Company entered into the first supplement to the 2021 Note Purchase Agreement, governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “2026 Notes”) to qualified institutional investors in a private placement. The 2026 Notes were issued on August 17, 2021 and will mature on August 17, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the 2026 Notes at par if certain change in control events occur. The 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event of a Below Investment Grade Event, the 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027

Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the May 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the May 2027 Notes in a qualifying hedge accounting relationship.

October 2027 Notes

On October 11, 2022, the Company entered into a Master Note Purchase Agreement (the “October 2022 Note Purchase Agreement”) governing the issuance of $350.0 million in aggregate principal amount of its 7.49% Series D Senior Notes (the “October 2027 Notes”) to qualified institutional investors in a private placement. The October 2027 Notes were issued on October 11, 2022 for an aggregate issue price of $345.6 million, or $987.57 per $1,000 principal amount of the October 2027 Notes, and will mature on October 11, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the October 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the October 2027 Notes at par if certain change in control events occur. The October 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the October 2022 Note Purchase Agreement) occurs, the October 2027 Notes will bear interest at a fixed rate of 8.49% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the October 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the October 2027 Notes in a qualifying hedge accounting relationship.

March 2031 Notes

On March 25, 2025, the Company entered into a Master Note Purchase Agreement (with respect to the March 2031 Notes, the “March 2031 Note Purchase Agreement”) governing the issuance of $500.0 million in aggregate principal amount of its 5.54% Series 2025A Senior Notes (the “March 2031 Notes”) to qualified institutional investors in a private placement. The March 2031 Notes were issued on March 25, 2025, and will mature on March 25, 2031 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the March 2031 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the March 2031 Notes at par if certain change in control events occur. The March 2031 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the March 2031 Note Purchase Agreement) occurs, the March 2031 Notes will bear interest at a fixed rate of 6.54% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the March 2031 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2031 Notes in a qualifying hedge accounting relationship.

March 2033 Notes

On March 25, 2025, the Company entered into a Master Note Purchase Agreement (with respect to the March 2033 Notes, the “March 2033 Note Purchase Agreement”) governing the issuance of $500.0 million in aggregate principal amount of its 5.79% Series 2025A Senior Notes (the “March 2033 Notes”) to qualified institutional investors in a private placement. The March 2033 Notes were issued on March 25, 2025, and will mature on March 25, 2033 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the March 2033 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the March 2033 Notes at par if certain change in control events occur. The March 2033 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, if a Below Investment Grade Event (as defined in the March 2033 Note Purchase Agreement) occurs, the March 2033 Notes will bear interest at a fixed rate of 6.79% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the March 2033 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2033 Notes in a qualifying hedge accounting relationship.

Unsecured Notes

The Company issued unsecured notes, as further described below: December 2026 Notes, November 2026 Eurobonds, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, April 2026 UK Bonds, September 2025 Notes, November 2028 Notes, January 2031 Notes, July 2029 Notes, September 2027 Notes, April 2030 Notes, November 2029 Notes, November 2034 Notes, January 2032 Notes and September 2030 Notes (each as defined below), which are collectively referred to herein as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the Trustee (as defined below) if the Company is no longer subject to the reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of September 30, 2025 and December 31, 2024, the Company was in compliance with all covenants and other requirements of each of the Unsecured Notes.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026

Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million December 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the December 2026 Notes Indenture.

In connection with the December 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the December 2026 Notes in a qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500.0 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2027 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2025 Notes

On January 18, 2022, the Company issued $500.0 million aggregate principal amount of 2.700% notes due 2025 (the “January 2025 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2025 Notes matured on January 15, 2025, and were paid off consistent with the terms of the January 2025 Notes Indenture.

In connection with the January 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2025 Notes in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the January 2025 Notes matured on January 15, 2025.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2025 Notes

On March 24, 2022, the Company issued $900.0 million aggregate principal amount of 4.700% notes due 2025 (the “March 2025 Notes”) pursuant to a supplemental indenture, dated as of March 24, 2022 (and together with the Base Indenture, the “March 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2025 Notes matured on March 24, 2025, and were paid off consistent with the terms of the March 2025 Notes Indenture.

In connection with the March 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2025 Notes in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the March 2025 Notes matured on March 24, 2025.

April 2026 UK Bonds

On April 14, 2022, the Company issued £250.0 million in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 UK Bonds”) pursuant to a supplemental indenture, dated as of April 14, 2022 (and together with the Base Indenture, the “April 2026 UK Bonds Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2026 UK Bonds will mature on April 14, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2026 UK Bonds Indenture. The April 2026 UK Bonds bear interest at a rate of 4.875% per year payable annually on April 14 of each year, commencing April 14, 2023. The April 2026 UK Bonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2026 UK Bonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2026 UK Bonds, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2026 UK Bonds in a qualifying hedge accounting relationship.

September 2025 Notes

On September 27, 2022, the Company issued $600.0 million aggregate principal amount of 7.050% notes due 2025 (the “September 2025 Notes”) pursuant to a supplemental indenture, dated as of September 27, 2022 (and together with the Base Indenture, the “September 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee. On November 17, 2022, the Company issued $200.0 million aggregate principal amount of 7.050% notes due 2025 (the “September 2025 Notes Upsize”) under the Company’s Base Indenture and September 2025 Notes Indenture. The September 2025 Notes Upsize were issued as “Additional Notes” under the September 2025 Notes Indenture and have identical terms to the Company’s $600.0 million September 2025 Notes that were issued on September 27, 2022, other than the issue date and the issue price. The September 2025 Notes Upsize were treated as a single class of notes with the September 2025 Notes for all purposes under the September 2025 Notes Indenture.

The September 2025 Notes and the September 2025 Notes Upsize matured on September 29, 2025, and were paid off consistent with the terms of the September 2025 Notes Indenture.

In connection with the September 2025 Notes and the September 2025 Notes Upsize, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap, the September 2025 Notes and the September 2025 Notes Upsize in a qualifying hedge accounting relationship. The interest rate swap designated in the qualifying hedge accounting of the September 2025 Notes and the September 2025 Notes Upsize matured on September 29, 2025.

November 2028 Notes

On November 27, 2023, the Company issued $500.0 million aggregate principal amount of 7.300% notes due 2028 (the “November 2028 Notes”) pursuant to a supplemental indenture, dated as of November 27, 2023 (and together with the Base Indenture, the “November 2028 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2028 Notes will mature on November 27, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2028 Notes Indenture. The November 2028 Notes bear interest at a rate of 7.300% per year payable semi-annually on May 27 and November 27 of each year, commencing on May 27, 2024. The November 2028 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2028 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On February 6, 2025, the Company issued $150.0 million aggregate principal amount of 7.300% notes due 2028 (the “November 2028 Notes Upsize”) under the Company’s Base Indenture and November 2028 Notes Indenture. The November 2028 Notes Upsize were issued as “Additional Notes” under the November 2028 Notes Indenture and have identical terms to the Company’s $500.0 million November 2028 Notes that were issued on November 27, 2023, other than the issue date, issue price and initial interest payment date. The November 2028 Notes Upsize will be treated as a single class of notes with the November 2028 Notes for all purposes under the November 2028 Notes Indenture.

In connection with the November 2028 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2028 Notes in a qualifying hedge accounting relationship.

January 2031 Notes

On January 25, 2024, the Company issued $500.0 million aggregate principal amount of 6.250% notes due 2031 (the “January 2031 Notes”) pursuant to a supplemental indenture, dated as of January 25, 2024 (and together with the Base Indenture, the “January 2031 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2031 Notes will mature on January 25, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2031 Notes Indenture. The January 2031 Notes bear interest at a rate of 6.250% per year payable semi-annually on January 25 and July 25 of each year, commencing on July 25, 2024. The January 2031 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2031 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2031 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2031 Notes in a qualifying hedge accounting relationship.

July 2029 Notes

On May 29, 2024, the Company issued $500.0 million aggregate principal amount of 5.950% notes due 2029 (the “July 2029 Notes”) pursuant to a supplemental indenture, dated as of May 29, 2024 (and together with the Base Indenture, the “July 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The July 2029 Notes will mature on July 16, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the July 2029 Notes Indenture. The July 2029 Notes bear interest at a rate of 5.950% per year payable semi-annually on January 16 and July 16 of each year, commencing on January 16, 2025. The July 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the July 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the July 2029 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the July 2029 Notes in a qualifying hedge accounting relationship.

September 2027 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 4.950% notes due 2027 (the “September 2027 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “September 2027 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2027 Notes will mature on September 26, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2027 Notes Indenture. The September 2027 Notes bear interest at a rate of 4.950% per year payable semi-annually on March 26 and September 26 of each year, commencing on March 26, 2025. The September 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2027 Notes in a qualifying hedge accounting relationship.

April 2030 Notes

On September 26, 2024, the Company issued $400.0 million aggregate principal amount of 5.250% notes due 2030 (the “April 2030 Notes”) pursuant to a supplemental indenture, dated as of September 26, 2024 (and together with the Base Indenture, the “April 2030 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2030 Notes will mature on April 1, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2030 Notes Indenture. The April 2030 Notes bear interest at a rate of 5.250% per year payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025. The April 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2030 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2030 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2030 Notes in a qualifying hedge accounting relationship.

November 2029 Notes

On November 22, 2024, the Company issued $400.0 million aggregate principal amount of 5.600% notes due 2029 (the “November 2029 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2024 (and together with the Base Indenture, the “November 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2029 Notes will mature on November 22, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2029 Notes Indenture. The November 2029 Notes bear interest at a rate of 5.600% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2025. The November 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2029 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2029 Notes in a qualifying hedge accounting relationship.

November 2034 Notes

On November 22, 2024 and December 11, 2024, the Company issued $600.0 million aggregate principal amount and $200.0 million aggregate principal amount, respectively, of 6.000% notes due 2034 (the “November 2034 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2024 (and together with the Base Indenture, the “November 2034 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2034 Notes will mature on November 22, 2034 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2034 Notes Indenture. The November 2034 Notes bear interest at a rate of 6.000% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2025. The November 2034 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2034 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2034 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2034 Notes in a qualifying hedge accounting relationship.

January 2032 Notes

On January 29, 2025, the Company issued $1.0 billion aggregate principal amount of 6.000% notes due 2032 (the “January 2032 Notes”) pursuant to a supplemental indenture, dated as of January 30, 2025 (and together with the Base Indenture, the “January 2032 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2032 Notes will mature on January 29, 2032 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2032 Notes Indenture. The January 2032 Notes bear interest at a rate of 6.000% per year payable semi-annually on January 29 and July 29 of each year, commencing on July 29, 2025. The January 2032 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2032 Notes, rank pari passu with all existing and future unsecured indebtedness issued by the Company that are not so subordinated, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2032 Notes, the Company entered into two interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated these interest rate swaps and the January 2032 Notes in qualifying hedge accounting relationships.

September 2030 Notes

On September 10, 2025, the Company issued $500.0 million aggregate principal amount of 5.050% notes due 2030 (the “September 2030 Notes”) pursuant to a supplemental indenture, dated as of September 10, 2025 (and together with the Base Indenture, the “September 2030 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2030 Notes will mature on September 10, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2030 Notes Indenture. The September 2030 Notes bear interest at a rate of 5.050% per year payable semi-annually on March 10 and September 10 of each year, commencing on March 10, 2026. The September 2030 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2030 Notes, rank pari passu with all existing and future unsecured indebtedness issued by the Company that are not so subordinated, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2030 Notes, the Company entered into two interest rate swaps to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated these interest rate swaps and the September 2030 Notes in qualifying hedge accounting relationships.

Debt Securitizations

The Company has determined that the securitization vehicles noted below operate as an extension of the Company and therefore, will be consolidated by the Company.

2021-1 BSL Debt Securitization

On June 29, 2021, the Company completed an $876.6 million term debt securitization (the “2021-1 BSL Debt Securitization”), $819.5 million of which was funded on the closing date. Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-1 BSL Debt Securitization (collectively, the “2021-1 BSL Notes”) were issued by BCRED BSL CLO 2021-1, Ltd. (“2021-1 BSL CLO Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-1, LLC, a wholly-owned subsidiary of 2021-1 BSL CLO Issuer (collectively, the “2021-1 BSL Issuers”), and were secured by a diversified portfolio of senior secured loans and participation interests therein.

On May 29, 2025, the Company redeemed the Class A Notes, Class B Notes, Class C Notes and Class D Notes pursuant to the terms of the indenture governing the 2021-1 BSL Debt Securitization. The redemption of the 2021-1 BSL Notes resulted in a realized loss from the extinguishment of debt of $0.8 million for the three and nine months ended September 30, 2025.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by BCRED BSL CLO 2021-2, Ltd. (“BCRED BSL CLO 2 Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of BCRED BSL CLO 2 Issuer (collectively, the “2021-2 Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO 2 Issuer representing a residual economic interest in BCRED BSL CLO 2 Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-2 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate (2)	Credit Rating
Class A-L Loans (3)	Senior Secured Floating Rate	$218,000	SOFR + 1.22%	Aaa
Class A Notes (3)	Senior Secured Floating Rate	149,500	SOFR + 1.22%	Aaa
Class B Notes	Senior Secured Floating Rate	38,100	SOFR + 1.75%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	48,000	SOFR + 2.05%	A
Class D Notes	Mezzanine Secured Deferrable Floating Rate	52,200	SOFR + 3.15%	BBB-

Total Secured Notes		505,800
Subordinated Notes (1)		97,850	None	Not rated

Total 2021-2 Notes		$603,650

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.
(2)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.
(3)

The aggregate principal amount of the Class A Notes may be increased by up to $218.0 million and the aggregate principal amount of the Class A-L Loans reduced to $0 million upon a conversion of the Class A-L Loans in accordance with this Indenture and the Credit Agreement.

The 2021-2 Notes mature in October 2034, unless redeemed by the 2021-2 Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after October 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-2 Issuers. The Class A-L Loans, Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-2 Issuers and the Subordinated Notes are the unsecured obligations of BCRED BSL CLO 2 Issuer. The indenture governing the 2021-2 Notes and the credit agreement governing the Class A-L Loans include customary covenants and events of default.

The 2021-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO 2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

MML 2021-1 Debt Securitization

On December 15, 2021, the Company completed a $1.0 billion term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1 Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2021-1 LLC (the “MML 2021-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate (2)	Credit Rating
Class A Loans (3)	Senior Secured Floating Rate	$50,000	SOFR + 1.48%	Aaa
Class A Notes (3)	Senior Secured Floating Rate	480,000	SOFR + 1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	SOFR + 1.90%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	SOFR + 2.60%	A2

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the MML 2021-1 Debt Securitization which are eliminated in consolidation.
(2)	The floating rate notes include a spread adjustment to SOFR of 0.26161% included within the base rate.
(3)

Upon a conversion of the Class A Loans in accordance with this Indenture, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $50.0 million and the Aggregate Outstanding Amount of the Class A Loans reduced by a corresponding amount.

The Company retained all of the Subordinated Notes issued in the MML 2021-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2021-1 Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however, the Debt may be redeemed by the Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the Issuer, the Subordinated Notes are the unsecured obligations of the Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

MML 2022-1 Debt Securitization

On March 15, 2022, the Company completed a $1.1 billion term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt Securitization (collectively, the “MML 2022-1 Notes”) were issued by BCRED MML CLO 2022-1 LLC (the “MML 2022-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR + 1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR + 2.00%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR + 2.75%	A2

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however, the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuers. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

The MML 2022-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 BSL Debt Securitization

On June 9, 2022, the Company completed a $589.8 million term debt securitization (the “2022-1 BSL Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2022-1 BSL Debt Securitization (collectively, the “2022-1 BSL Notes”) were issued by BCRED BSL CLO 2022-1, Ltd. (the “2022-1 BSL Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and BCRED BSL CLO 2022-1, LLC (the “2022-1 BSL Co-Issuer”), and are primarily secured by a diversified portfolio of broadly syndicated loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2022-1 BSL Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-1A Notes	Senior Secured Floating Rate	$292,000	SOFR + 1.58%	Aaa
Class A-1B Notes	Senior Secured Fixed Rate	50,000	4.34%	Aaa
Class A-2 Notes	Senior Secured Floating Rate	12,000	SOFR + 2.00%	AAA
Class B-1 Notes	Senior Secured Floating Rate	40,000	SOFR + 2.35%	AA
Class B-2 Notes	Senior Secured Fixed Rate	26,000	4.98%	AA
Class C Notes (1)	Secured Deferrable Floating Rate	51,000	SOFR + 2.60%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	39,000	SOFR + 3.69%	BBB-
Class E Notes (1)	Junior Secured Deferrable Floating Rate	21,000	SOFR + 7.33%	BB-

Total Secured Notes		531,000
Subordinated Notes (1)		58,750	None	Not rated

Total 2022-1 BSL Notes		$589,750

(1)	The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization. The 2022-1 BSL Notes are scheduled to mature on July 20, 2035; however, the 2022-1 BSL Notes may be redeemed by the 2022-1 BSL Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after, in the case of any Class of Notes other than the Class A-1 Notes, July 20, 2024, and in the case of the Class A-1 Notes, July 20, 2035. The Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2022-1 BSL Issuer and the 2022-1 BSL Co-Issuer, the Class E Notes are the secured obligations of the 2022-1 BSL Issuer, the Subordinated Notes are the unsecured obligations of the 2022-1 BSL Issuer, and the indenture governing the 2022-1 BSL Notes includes customary covenants and events of default.

The 2022-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2022-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

MML 2022-2 Debt Securitization

On August 12, 2022, the Company completed a $498.1 million term debt securitization (the “MML 2022-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes and loans offered in the MML 2022-2

Debt Securitization (collectively, the “MML 2022-2 Notes”) were issued (or incurred, as applicable) by BCRED MML CLO 2022-2 LLC (the “MML 2022-2 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the MML 2022-2 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-L Notes	Senior Secured Floating Rate	$275,000	SOFR + 2.10%	Aaa
Class B-1 Notes	Senior Secured Floating Rate	14,000	SOFR + 3.35%	Aa2
Class B-2 Notes	Senior Secured Fixed Rate	11,500	5.88%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,500	SOFR + 2.50%	A2

Total Secured Notes		341,000
Subordinated Notes (1)	Subordinated	157,105	None	Not rated

Total MML 2022-2 Notes		$498,105

(1)	The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-2 Issuer of the initial closing date portfolio. The MML 2022-2 Notes is scheduled to mature on July 18, 2034; however, the MML 2022-2 Notes may be redeemed by the MML 2022-2 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after August 12, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuers. The Class A-L Loans, Class B-1 Notes, Class B-2 Notes and Class C Notes are secured obligations of the MML 2022-2 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-2 Issuer, and the indenture governing the MML 2022-2 Notes includes customary covenants and events of default.

The MML 2022-2 Notes has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2023-1 CLO Debt Securitization

On December 13, 2023, the Company completed a $492.7 million term debt securitization (the “2023-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2023-1 Debt Securitization (collectively, the “2023-1 Notes”) were issued by BCRED CLO 2023-1 LLC (the “2023-1 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2023-1 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$272,500	SOFR + 2.30%	Aaa
Class B Notes	Senior Secured Floating Rate	32,500	SOFR + 3.00%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	34,000	SOFR + 4.00%	A2

Total Secured Notes		339,000
Subordinated Notes (1)	Subordinated	153,665	None	Not Rated

Total 2023-1 Notes		$492,665

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2023-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2023-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2023-1 Issuer of the initial closing date portfolio. The 2023-1 Notes are scheduled to mature on January 20, 2036; however, the 2023-1 Notes may be redeemed by the 2023-1 Issuer, at the direction of the Company as holder of the Subordinated Notes (through 2023-1 Depositor), on any business day after December 13, 2025. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2023-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2023-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2023-1 Issuer, and the indenture governing the 2023-1 Notes includes customary covenants and events of default.

The 2023-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2023-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2024-1 CLO Debt Securitization

On March 13, 2024, the Company completed a $402.2 million term debt securitization (the “2024-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2024-1 Debt Securitization (collectively, the “2024-1 Notes”) were issued by BCRED CLO 2024-1 LLC (the “2024-1 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2024-1 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes (2)	Senior Secured Floating Rate	$180,000	SOFR + 1.83%	Aaa
Class A-L Loans (2)	Senior Secured Floating Rate	40,000	SOFR + 1.83%	Aaa
Class B Notes	Senior Secured Floating Rate	24,000	SOFR + 2.35%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	28,000	SOFR + 2.80%	A2

Total Secured Notes		272,000
Subordinated Notes (1)	Subordinated	130,161	None	Not Rated

Total 2024-1 Notes		$402,161

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2024-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization which are eliminated in consolidation.

(2)

Upon a conversion of the Class A-L Loans in accordance with this Indenture and the Class A-L Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $220.0 million and the Aggregate Outstanding Amount of the Class A-L Loans reduced by a corresponding amount.

The Company (through its wholly-owned and consolidated subsidiary, 2024-1 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2024-1 Issuer of the initial closing date portfolio. The 2024-1 Notes are scheduled to mature on April 20, 2036; however, the 2024-1 Notes may be redeemed by the 2024-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2024-1 Depositor), on any business day after March 13, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2024-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2024-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2024-1 Issuer, and the indenture governing the 2024-1 Notes includes customary covenants and events of default.

The 2024-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2024-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2024-2 CLO Debt Securitization

On December 11, 2024, the Company completed a $500.5 million term debt securitization (the “2024-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2024-2 Debt

Securitization (collectively, the “2024-2 Notes”) were issued by BCRED CLO 2024-2 LLC (the “2024-2 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the 2024-2 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes (2)(3)(4)	Senior Secured Floating Rate	$60,000	SOFR + 1.50%	Aaa
Class A-L1 Loans (2)	Senior Secured Floating Rate	145,000	SOFR + 1.50%	Aaa
Class A-L2 Loans (3)	Senior Secured Floating Rate	50,000	SOFR + 1.50%	Aaa
Class A-L3 Loans (4)	Senior Secured Floating Rate	20,000	SOFR + 1.50%	Aaa
Class B Notes	Senior Secured Floating Rate	30,000	SOFR + 1.80%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	35,000	SOFR + 2.00%	A2

Total Secured Notes		340,000
Subordinated Notes (1)	Subordinated	160,500	None	Not Rated

Total 2024-2 Notes		$500,500

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2024-2 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-2 Debt Securitization which are eliminated in consolidation.

(2)

Upon a conversion of the Class A-L1 Loans in accordance with this Indenture and the Class A-L1 Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $145.0 million and the Aggregate Outstanding Amount of the Class A-L1 Loans reduced by a corresponding amount.

(3)	Class A-L2 Loans may not be converted into Class A Notes at any time. For the avoidance of doubt, the Class A Notes shall not be exchangeable or convertible into Class A-L2 Loans at any time.
(4)

Upon a conversion of the Class A-L3 Loans in accordance with this Indenture and the Class A-L3 Loan Agreement, the Aggregate Outstanding Amount of the Class A Notes may be increased by up to $20.0 million and the Aggregate Outstanding Amount of the Class A-L3 Loans reduced by a corresponding amount.

The Company (through its wholly-owned and consolidated subsidiary, 2024-2 Depositor) retained all of the Class C Notes and the Subordinated Notes issued in the 2024-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2024-2 Issuer of the initial closing date portfolio. The 2024-2 Notes are scheduled to mature on January 20, 2037; however, the 2024-2 Notes may be redeemed by the 2024-2 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2024-2 Depositor), on any business day after December 11, 2026. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2024-2 Issuer. The Class A Notes, Class A-L1 Loans, Class A-L2 Loans, Class A-L3 Loans, Class B Notes and Class C Notes are secured obligations of the 2024-2 Issuer, the Subordinated Notes are the unsecured obligations of the 2024-2 Issuer, and the indenture governing the 2024-2 Notes includes customary covenants and events of default.

The 2024-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2024-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-1 CLO Debt Securitization

On March 21, 2025, the Company completed a $1.3 billion term debt securitization (the “2025-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2025-1 Debt Securitization (collectively, the “2025-1 Notes”) were issued by BCRED CLO 2025-1 LLC (the “2025-1 Issuer”), an indirectly wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the 2025-1 Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$715,000	SOFR + 1.38%	Aaa
Class B Notes	Senior Secured Floating Rate	78,000	SOFR + 1.70%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	91,000	SOFR + 2.00%	A2

Total Secured Notes		884,000
Subordinated Notes (1)	Subordinated	413,000	None	Not Rated

Total 2025-1 Notes		$1,297,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Depositor) retained all of the Subordinated Notes issued in the 2025-1 Debt Securitization which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Depositor) retained all of the Subordinated Notes issued in the 2025-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the 2025-1 Issuer of the initial closing date portfolio. The 2025-1 Notes are scheduled to mature on April 20, 2037; however, the 2025-1 Notes may be redeemed by the 2025-1 Issuer, at the direction of the Company through its holder of the Subordinated Notes (through 2025-1 Depositor), on any business day after April 20, 2027. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2025-1 Issuer. The Class A Notes, Class B Notes and Class C Notes are secured obligations of the 2025-1 Issuer, the Subordinated Notes are the unsecured obligations of the 2025-1 Issuer, and the indenture governing the 2025-1 Notes includes customary covenants and events of default.

The 2025-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2025-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2025-1 Lender Finance

On March 26, 2025, the Company entered into a $915.0 million secured term loan credit facility (the “2025-1 Lender Finance Facility”). BCRED Lender Finance 2025-1 LLC (the “2025-1 Lender Finance”) an indirectly wholly-owned subsidiary of the Company, is the borrower under the 2025-1 Lender Finance Facility and is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The loans incurred under the 2025-1 Lender Finance Facility (collectively, the “2025-1 Loans”) are primarily secured by a diversified portfolio of private credit loans and participation interests therein.

The following table presents information on the loans incurred in the 2025-1 Lender Finance Facility:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Term Loans	Senior Secured Floating Rate	$802,500	SOFR + 1.47%	Aaa
Class B Term Loans	Senior Secured Floating Rate	87,500	SOFR + 1.77%	Aa2
Class C Term Loans (1)	Secured Deferrable Floating Rate	25,000	SOFR + 2.00%	A2

Total Term Loans		$915,000

(1)

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Lender Finance Depositor) retained all of the Class C Terms Loans incurred in the 2025-1 Lender Finance Facility which are eliminated in consolidation.

The Company (through its wholly-owned and consolidated subsidiary, 2025-1 Lender Finance Depositor) retained all of the Class C Term Loans incurred in the 2025-1 Lender Finance Facility in part in exchange for the Company’s sale and contribution to 2025-1 Lender Finance of the initial closing date portfolio. The funding date for the 2025-1 Loans was March 31, 2025. The 2025-1 Loans are scheduled to mature on April 20, 2037; however the 2025-1 Loans may be prepaid by 2025-1 Lender Finance, at the direction of the Company, on any business day after March 31, 2027. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to 2025-1 Lender Finance. The Class A Term Loans, Class B Term Loans and Class C Term Loans are secured obligations of 2025-1 Lender Finance, and the loan and security governing the 2025-1 Loans includes customary covenants and events of default.

The Company serves as collateral manager to 2025-1 Lender Finance under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

BCRED BSL Static CLO 2025-1 Debt Securitization

On May 29, 2025, the name of the 2021-1 BSL CLO Issuer was changed to BCRED BSL Static CLO 2025-1, Ltd. (under such name, the “2025-1 BSL Issuer”) and the Company completed a $851.7 million static term debt securitization (the “2025-1 BSL Static Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2025-1 BSL Static Debt Securitization (collectively, the “2025-1 BSL Notes”) were issued by the 2025-1 BSL Issuer, a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL Static CLO 2025-1, LLC, a wholly-owned subsidiary of the 2025-1 BSL Issuer (collectively, the “2025-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests.

The following table presents information on the secured and unsecured notes issued in the 2025-1 BSL Static Debt Securitization:

		September 30, 2025
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$511,920	SOFR + 1.25%	AAA
Class B Notes	Senior Secured Floating Rate	96,380	SOFR + 1.85%	AA
Class C Notes	Mezzanine Secured Deferrable Floating Rate	53,325	SOFR + 2.10%	A
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	33,575	SOFR + 2.77%	BBB

Total Secured Notes		695,200
Subordinated Notes (1)		156,500	None	Not rated

Total 2025-1 BSL Notes		$851,700

(1)	The Company retained all of the Class D Notes and the Subordinated Notes issued in the 2025-1 BSL Debt Securitization which are eliminated in consolidation.

The 2025-1 BSL Notes mature on July 24, 2035, unless redeemed by the 2025-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after February 28, 2026. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2025-1 BSL Issuers and the Subordinated Notes are the unsecured obligations of 2025-1 BSL Issuer.

The 2025-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to 2025-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

The following presents the assets and liabilities of the 2021-2 Issuer, MML 2021-1 Issuer, MML 2022-1 Issuer, 2022-1 BSL Issuer, MML 2022-2 Issuer, 2023-1 Issuer, 2024-1 Issuer, 2024-2 Issuer, 2025-1 Issuer, 2025-1 Lender Finance Facility and 2025-1 BSL Issuer (known as 2021-1 BSL CLO Issuer as of December 31, 2024) (collectively referred to as, the “CLO Issuers”), after giving effect to the elimination of intercompany balances. The assets of the CLO Issuers are restricted to be used to settle the obligations of the CLO Issuers. The liabilities of the CLO Issuers are only the obligations of the CLO Issuers and the creditors (or beneficial interest holders) do not have recourse to the Company.

	September 30, 2025	December 31, 2024
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments	$8,476,248	$5,866,717

Total investments at fair value	8,476,248	5,866,717
Cash and cash equivalents (restricted cash of $720,531 and $304,999, respectively)	720,531	304,999
Interest receivable from non-controlled/non-affiliated investments	104,577	44,670

Total assets	$9,301,356	$6,216,386

	September 30, 2025	December 31, 2024
LIABILITIES
Debt (net of unamortized debt issuance costs of $26,002 and $20,261, respectively)	$5,938,923	$4,172,039
Interest payable	110,912	51,890

Total liabilities	$6,049,835	$4,223,929

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements.

As of September 30, 2025, and December 31, 2024, respectively, the Company had $373.6 million and $420.8 million of short-term borrowings under the Repurchase Agreements.

Short-term borrowings under the Repurchase Agreements bore interest at a weighted average applicable margin of 4.96% and 5.18% per annum as of September 30, 2025, and December 31, 2024, respectively.

Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments were $515.8 million and $575.3 million as of September 30, 2025, and December 31, 2024, respectively.

The Company’s outstanding debt obligations were as follows:

	September 30, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,419,920	$1,419,920	$—	$230,080	$109,953
Castle Peak Funding Facility (3)	1,900,000	1,334,246	1,334,246	—	565,754	447,596
Summit Peak Funding Facility (3)	1,375,000	867,565	867,565	—	507,435	374,486
Denali Peak Funding Facility	750,000	584,800	584,800	—	165,200	119,351
Bushnell Peak Funding Facility	600,000	590,300	590,300	—	9,700	9,700
Granite Peak Funding Facility	500,000	392,000	392,000	—	108,000	108,000
Middle Peak Funding Facility	1,000,000	809,000	809,000	—	191,000	191,000
Bison Peak Funding Facility	1,500,000	1,228,200	1,228,200	—	271,800	271,800
Blanca Peak Funding Facility	1,000,000	750,090	750,090	—	249,910	249,910
Windom Peak Funding Facility (3)	2,150,000	944,770	944,770	—	1,205,230	1,205,109
Monarch Peak Funding Facility	1,500,000	1,055,000	1,055,000	—	445,000	319,852
Haydon Peak Funding Facility	250,000	187,000	187,000	—	63,000	63,000
Bear Peak Funding Facility (3)	587,025	258,207	258,207	—	328,818	328,753
Phoenix Peak Funding Facility (3)	221,169	221,169	219,971	1,198	—	—
Revolving Credit Facility (4)	5,800,000	3,083,320	3,083,320	—	2,716,680	2,714,922
2026 Notes	400,000	400,000	399,416	584	—	—
May 2027 Notes (5)	625,000	625,000	618,092	879	—	—
October 2027 Notes (5)	350,000	350,000	348,825	2,795	—	—

	September 30, 2025
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
March 2031 Notes (5)	500,000	500,000	499,496	10,823	—	—
March 2033 Notes (5)	500,000	500,000	497,698	13,366	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,226,982	5,786	—	—
November 2026 Eurobonds	587,025	587,025	585,206	1,819	—	—
March 2027 Notes	1,000,000	1,000,000	996,057	3,943	—	—
January 2029 Notes	650,000	650,000	644,142	5,858	—	—
April 2026 UK Bonds (5)	336,225	336,225	332,490	473	—	—
November 2028 Notes (5)	650,000	650,000	662,246	1,765	—	—
January 2031 Notes (5)	500,000	500,000	496,241	11,200	—	—
July 2029 Notes (5)	500,000	500,000	505,775	8,581	—	—
September 2027 Notes (5)	400,000	400,000	393,978	4,414	—	—
April 2030 Notes (5)	400,000	400,000	388,820	7,764	—	—
November 2029 Notes (5)	400,000	400,000	400,944	7,491	—	—
November 2034 Notes (5)	800,000	800,000	792,376	22,059	—	—
January 2032 Notes (5)	1,000,000	1,000,000	1,014,199	22,799	—	—
September 2030 Notes (5)	500,000	500,000	488,435	9,894		—
2021-2 Notes	505,800	505,800	504,614	1,186	—	—
MML 2021-1 Debt	690,000	690,000	686,736	3,264	—	—
MML 2022-1 Debt	759,000	759,000	754,793	4,207	—	—
2022-1 BSL Debt	420,000	420,000	418,756	1,244	—	—
MML 2022-2 Debt	300,500	300,500	298,454	2,046	—	—
2023-1 Notes	305,000	305,000	303,328	1,672	—	—
2024-1 Notes	244,000	244,000	242,447	1,553	—	—
2024-2 Notes	305,000	305,000	302,117	2,883	—	—
2025-1 Notes	884,000	884,000	880,728	3,272	—	—
2025-1 Lender Finance	890,000	890,000	887,368	2,632	—	—
2025-1 BSL Notes	661,625	661,625	659,582	2,043	—	—
Short-Term Borrowings	373,621	373,621	373,621	—	—	—

Total	$38,469,990	$31,412,383	$31,328,351	$169,493	$7,057,607	$6,513,432

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 94.1 million
•	EUR 69.0 million
•	GBP 74.6 million

Under the Castle Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 78.9 million
•	EUR 46.4 million
•	GBP 38.9 million

Under the Summit Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 64.7 million
•	EUR 26.9 million
•	GBP 99.7 million

Under the Windom Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	GBP 100.4 million

Under the Bear Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 110.8 million
•	GBP 40.0 million
•	NZD 128.3 million

Under the Phoenix Peak Funding Facility, as of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 142.8 million
•	GBP 39.8 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of September 30, 2025, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 44.5 million
•	EUR 453.7 million
•	GBP 976.3 million
•	AUD 1.0 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

	December 31, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,000,298	$1,000,298	$—	$649,702	$559,732
Castle Peak Funding Facility (3)	1,900,000	1,194,401	1,194,401	—	705,599	516,131
Summit Peak Funding Facility (3)	1,375,000	952,105	952,105	—	422,895	422,895
Denali Peak Funding Facility	750,000	562,800	562,800	—	187,200	187,200
Bushnell Peak Funding Facility	600,000	480,300	480,300	—	119,700	119,700
Granite Peak Funding Facility	500,000	493,554	493,554	—	6,446	6,446
Middle Peak Funding Facility	1,000,000	750,000	750,000	—	250,000	250,000
Bison Peak Funding Facility	1,500,000	1,203,200	1,203,200	—	296,800	296,800
Blanca Peak Funding Facility	1,500,000	1,375,090	1,375,090	—	124,910	65,207
Windom Peak Funding Facility (3)	2,150,000	1,029,841	1,029,841	—	1,120,159	1,120,159
Monarch Peak Funding Facility	1,500,000	750,000	750,000	—	750,000	534,195
Meridian Peak Funding Facility	350,000	246,000	246,000	—	104,000	104,000
Haydon Peak Funding Facility	250,000	250,000	250,000	—	—	—
Bear Peak Funding Facility (3)	517,925	164,816	164,816	—	353,109	289,286
Phoenix Peak Funding Facility (3)	197,736	197,736	197,736	—	—	—
Revolving Credit Facility (4)	5,650,000	4,639,587	4,639,587	—	1,010,413	1,010,368
2026 Notes	400,000	400,000	398,930	1,070	—	—
May 2027 Notes (5)	625,000	625,000	606,940	1,293	—	—
October 2027 Notes (5)	350,000	350,000	343,257	3,826	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,200,860	9,414	—	—
November 2026 Eurobonds	517,925	517,925	514,940	2,984	—	—
March 2027 Notes	1,000,000	1,000,000	994,032	5,968	—	—
January 2025 Notes (5)	500,000	500,000	499,806	65	—	—
January 2029 Notes	650,000	650,000	642,805	7,195	—	—
March 2025 Notes (5)	900,000	900,000	895,447	658	—	—

	December 31, 2024
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs, premiums and discounts)	Unamortized Debt Issuance Costs (including premiums and discounts)	Unused Portion (1)	Amount Available (2)
April 2026 UK Bonds (5)	312,975	312,975	303,118	1,128	—	—
September 2025 Notes (5)	800,000	800,000	796,012	3,183	—	—
November 2028 Notes (5)	500,000	500,000	491,884	9,315	—	—
January 2031 Notes (5)	500,000	500,000	478,572	12,752	—	—
July 2029 Notes (5)	500,000	500,000	492,483	10,248	—	—
September 2027 Notes (5)	400,000	400,000	385,192	5,989	—	—
April 2030 Notes (5)	400,000	400,000	374,785	8,969	—	—
November 2029 Notes (5)	400,000	400,000	389,112	8,737	—	—
November 2034 Notes (5)	800,000	800,000	761,812	23,750	—	—
2021-1 BSL Notes	663,000	663,000	662,170	830	—	—
2021-2 Notes	505,800	505,800	504,516	1,284	—	—
MML 2021-1 Debt	690,000	690,000	686,473	3,527	—	—
MML 2022-1 Debt	759,000	759,000	754,464	4,536	—	—
2022-1 BSL Debt	420,000	420,000	418,661	1,339	—	—
MML 2022-2 Debt	300,500	300,500	298,280	2,220	—	—
2023-1 Notes	305,000	305,000	303,206	1,794	—	—
2024-1 Notes	244,000	244,000	242,337	1,663	—	—
2024-2 Notes	305,000	305,000	301,927	3,073	—	—
Short-Term Borrowings	420,829	420,829	420,829	—	—	—

Total	$36,809,690	$30,708,757	$30,452,578	$136,810	$6,100,933	$5,482,119

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 94.1 million
•	EUR 69.0 million
•	GBP 74.6 million

Under the Castle Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 78.9 million
•	EUR 46.4 million
•	GBP 64.4 million

Under the Summit Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 64.7 million
•	EUR 26.9 million
•	GBP 99.7 million

Under the Windom Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	GBP 115.9 million

Under the Bear Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 110.8 million
•	GBP 40.0 million

Under the Phoenix Peak Funding Facility, as of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	EUR 142.8 million
•	GBP 39.8 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of December 31, 2024, the Company had non-USD borrowings denominated in the following currencies:

•	CAD 816.0 million
•	EUR 850.0 million
•	GBP 1,108.3 million
•	CHF 52.9 million
•	AUD 1.0 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

As of September 30, 2025 and December 31, 2024, $494.1 million and $391.2 million, respectively, of interest expense and $5.6 million and $6.8 million, respectively, of unused commitment fees were included in Interest payable in the Company’s Condensed Consolidated Statements of Assets and Liabilities.

For the three and nine months ended September 30, 2025, the weighted average interest rate on all borrowings outstanding (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting) was 6.09% and 6.13%, respectively. For the three and nine months ended September 30, 2024, the weighted average interest rate on all borrowings outstanding (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting) was 7.12% and 7.20%, respectively.

For the three and nine months ended September 30, 2025, the weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) was 6.23% and 6.25%, respectively, including $2.2 million and $2.2 million, respectively, of deferred financing costs written off as a result of the termination or reduction of the borrowing capacity of SPV Financing Facilities. For the three and nine months ended September 30, 2024, the weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) was 7.24% and 7.37%, respectively, including nil and $4.7 million, respectively, of deferred financing costs written off as a result of the termination or reduction of the borrowing capacity of SPV Financing Facilities.

For the three and nine months ended September 30, 2025, the average principal debt outstanding was $30,406.9 million and $30,431.5 million, respectively. For the three and nine months ended September 30, 2024, the average principal debt outstanding was $24,471.8 million and $24,060.8 million, respectively.

The components of interest expense were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$455,016	$422,608
Facility unused fees	7,267	15,956
Amortization of deferred financing costs	8,915	7,934
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	12,063	8,268
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(17,645)	(152,881)
Hedged items	18,241	150,919

Total interest expense	$483,857	$452,804

Cash paid for interest expense	$491,646	$519,050

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$1,359,908	$1,242,170
Facility unused fees	26,749	54,039
Amortization of deferred financing costs	26,242	29,581
Amortization of original issue discount and debt issuance costs (including premiums and discounts)	31,225	24,199
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(207,453)	(128,572)
Hedged items	204,830	127,602

Total interest expense	$1,441,501	$1,349,019

Cash paid for interest expense	$1,656,792	$1,513,206

Note 8. Commitments and Contingencies

The Company’s investment portfolio contains debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2025 and December 31, 2024, the Company had unfunded commitments, including delayed draw term loans and revolvers, with an aggregate amount of $12.3 billion and $10.8 billion, respectively.

Additionally, from time to time, the Advisers and their affiliates may commit to an investment or commit to backstop the commitment of another lender on behalf of the investment vehicles they manage, including the Company. Certain terms of these investments or backstop arrangements are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of September 30, 2025 and December 31, 2024, the Company estimates that $1,198.5 million and $130.2 million, respectively, of investments and backstop arrangements that were committed but not yet funded.

As of September 30, 2025 and December 31, 2024, $497.3 million and $536.7 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of September 30, 2025 and December 31, 2024, management is not aware of any material pending legal proceedings.

Note 9. Net Assets

The following table presents transactions in Common Shares for the three months ended September 30, 2025:

	For the three months ended September 30, 2025
	Shares	Amount
CLASS I
Subscriptions	92,857,313	$2,334,017
Share transfers between classes	4,734,519	119,101
Distributions reinvested	14,960,219	376,093
Share repurchases	(23,484,009)	(586,395)
Early repurchase deduction	—	114

Net increase (decrease)	89,068,042	2,242,930

CLASS S
Subscriptions	26,856,522	675,173
Share transfers between classes	(1,699,643)	(42,708)
Distributions reinvested	7,198,526	180,966
Share repurchases	(7,367,465)	(183,965)
Early repurchase deduction	—	52

Net increase (decrease)	24,987,940	629,518

CLASS D
Subscriptions	1,284,401	32,323
Share transfers between classes	(3,034,876)	(76,393)
Distributions reinvested	114,568	2,880
Share repurchases	(939,571)	(23,461)
Early repurchase deduction	—	2

Net increase (decrease)	(2,575,478)	(64,649)

Total net increase (decrease)	111,480,504	$2,807,799

The following table presents transactions in Common Shares during the nine months ended September 30, 2025:

	For the nine months ended September 30, 2025
	Shares	Amount
CLASS I
Subscriptions	284,981,120	$7,197,001
Share transfers between classes	8,082,142	203,836
Distributions reinvested	41,985,363	1,059,933
Share repurchases	(79,037,375)	(1,986,138)
Early repurchase deduction	—	880

Net increase (decrease)	256,011,250	6,475,512

	For the nine months ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	88,421,776	$2,233,734
Share transfers between classes	(4,689,357)	(118,397)
Distributions reinvested	20,248,946	511,197
Share repurchases	(17,885,661)	(449,078)
Early repurchase deduction	—	410

Net increase (decrease)	86,095,704	2,177,866

CLASS D
Subscriptions	5,939,456	150,170
Share transfers between classes	(3,392,785)	(85,439)
Distributions reinvested	374,084	9,447
Share repurchases	(1,457,379)	(36,499)
Early repurchase deduction	—	19

Net increase (decrease)	1,463,376	37,698

Total net increase (decrease)	343,570,330	$8,691,076

The following table presents transactions in Common Shares for the three months ended September 30, 2024:

	For the three months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	71,124,097	$1,817,606
Share transfers between classes	1,210,658	30,939
Distributions reinvested	11,161,520	285,248
Share repurchases	(17,133,445)	(436,903)
Early repurchase deduction	—	476

Net increase (decrease)	66,362,830	1,697,366

CLASS S
Subscriptions	28,690,983	733,227
Share transfers between classes	(1,212,141)	(30,977)
Distributions reinvested	5,409,356	138,243
Share repurchases	(4,234,322)	(107,977)
Early repurchase deduction	—	234

Net increase (decrease)	28,653,876	732,750

CLASS D
Subscriptions	1,438,639	36,765
Share transfers between classes	1,483	38
Distributions reinvested	95,041	2,429
Share repurchases	(157,352)	(4,013)
Early repurchase deduction	—	11

Net increase (decrease)	1,377,811	35,230

Total net increase (decrease)	96,394,517	$2,465,346

The following table presents transactions in Common Shares during the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Shares	Amount
CLASS I
Subscriptions	220,310,468	$5,618,350
Share transfers between classes	3,956,845	101,404
Distributions reinvested	30,888,335	787,774
Share repurchases	(48,033,808)	(1,225,970)
Early repurchase deduction	—	947

Net increase (decrease)	207,121,840	5,282,505

CLASS S
Subscriptions	94,238,847	2,402,991
Share transfers between classes	(3,993,771)	(102,323)
Distributions reinvested	14,915,967	380,424
Share repurchases	(12,645,990)	(322,819)
Early repurchase deduction	—	468

Net increase (decrease)	92,515,053	2,358,741

CLASS D
Subscriptions	6,215,313	158,603
Share transfers between classes	36,926	919
Distributions reinvested	236,447	6,032
Share repurchases	(664,268)	(16,963)
Early repurchase deduction	—	22

Net increase (decrease)	5,824,418	148,613

Total net increase (decrease)	305,461,311	$7,789,859

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e., the prior month-end NAV). The following table presents each month-end NAV per share for Class I, Class S and Class D Common Shares nine months ended September 30, 2025:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2025	$25.42	$25.42	$25.42
February 28, 2025	25.36	25.36	25.36
March 31, 2025	25.25	25.25	25.25
April 30, 2025	25.19	25.19	25.19
May 31, 2025	25.21	25.21	25.21
June 30, 2025	25.17	25.17	25.17
July 31, 2025	25.16	25.16	25.16
August 31, 2025	25.09	25.09	25.09
September 30, 2025	24.97	24.97	24.97

The following table presents each month-end NAV per share for Class I, Class S and Class D Common Shares for the nine months ended September 30, 2024:

	NAV Per Share
For the Months Ended	Class I	Class S	Class D
January 31, 2024	$25.41	$25.41	$25.41
February 29, 2024	25.43	25.43	25.43
March 31, 2024	25.51	25.51	25.51
April 30, 2024	25.54	25.54	25.54
May 31, 2024	25.55	25.55	25.55
June 30, 2024	25.57	25.57	25.57
July 31, 2024	25.57	25.57	25.57
August 31, 2024	25.53	25.53	25.53
September 30, 2024	25.50	25.50	25.50

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D Common Shares. The following tables present distributions that were declared and payable for the nine months ended September 30, 2025:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2200	$228,819
February 20, 2025	February 28, 2025	March 26, 2025	0.2200	238,587
March 19, 2025	March 31, 2025	April 24, 2025	0.2200	246,375
April 16, 2025	April 30, 2025	May 27, 2025	0.2200	253,182
May 19, 2025	May 31, 2025	June 26, 2025	0.2200	259,757
June 19, 2025	June 30, 2025	July 24, 2025	0.2200	267,011
July 18, 2025	July 31, 2025	August 26, 2025	0.2200	267,059
August 20, 2025	August 31, 2025	September 25, 2025	0.2200	274,235
September 18, 2025	September 30, 2025	October 23, 2025	0.2200	283,583

			$1.9800	$2,318,608

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2020	$102,691
February 20, 2025	February 28, 2025	March 26, 2025	0.2020	104,955
March 19, 2025	March 31, 2025	April 24, 2025	0.2020	107,789
April 16, 2025	April 30, 2025	May 27, 2025	0.2021	109,761
May 19, 2025	May 31, 2025	June 26, 2025	0.2022	111,623
June 19, 2025	June 30, 2025	July 24, 2025	0.2021	113,811
July 18, 2025	July 31, 2025	August 26, 2025	0.2022	114,847
August 20, 2025	August 31, 2025	September 25, 2025	0.2022	117,040
September 18, 2025	September 30, 2025	October 23, 2025	0.2022	119,217

			$1.8190	$1,001,734

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2147	$5,018
February 20, 2025	February 28, 2025	March 26, 2025	0.2147	5,387
March 19, 2025	March 31, 2025	April 24, 2025	0.2147	5,442
April 16, 2025	April 30, 2025	May 27, 2025	0.2147	5,530
May 19, 2025	May 31, 2025	June 26, 2025	0.2148	5,743
June 19, 2025	June 30, 2025	July 24, 2025	0.2147	5,885
July 18, 2025	July 31, 2025	August 26, 2025	0.2148	5,289
August 20, 2025	August 31, 2025	September 25, 2025	0.2148	5,419
September 18, 2025	September 30, 2025	October 23, 2025	0.2148	5,439

			$1.9327	$49,152

The following tables present distributions that were declared and payable for the nine months ended September 30, 2024:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2200	$168,161
February 22, 2024	February 29, 2024	March 28, 2024	0.2200	173,210
March 21, 2024	March 31, 2024	April 24, 2024	0.2200	179,042
April 17, 2024	April 30, 2024	May 28, 2024	0.2200	181,701
May 20, 2024	May 31, 2024	June 27, 2024	0.2200	189,402
June 20, 2024	June 30, 2024	July 24, 2024	0.2200	195,500
July 17, 2024	July 31, 2024	August 27, 2024	0.2200	198,554
August 20, 2024	August 31, 2024	September 27, 2024	0.2200	204,327
September 19, 2024	September 30, 2024	October 23, 2024	0.2200	210,943

			$1.9800	$1,700,840

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2020	$77,794
February 22, 2024	February 29, 2024	March 28, 2024	0.2020	79,946
March 21, 2024	March 31, 2024	April 24, 2024	0.2020	82,446
April 17, 2024	April 30, 2024	May 28, 2024	0.2019	84,392
May 20, 2024	May 31, 2024	June 27, 2024	0.2019	86,840
June 20, 2024	June 30, 2024	July 24, 2024	0.2019	89,255
July 17, 2024	July 31, 2024	August 27, 2024	0.2019	90,392
August 20, 2024	August 31, 2024	September 27, 2024	0.2019	92,814
September 19, 2024	September 30, 2024	October 23, 2024	0.2019	95,008

			$1.8174	$778,887

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 24, 2024	January 31, 2024	February 28, 2024	$0.2147	$3,474
February 22, 2024	February 29, 2024	March 28, 2024	0.2147	3,512
March 21, 2024	March 31, 2024	April 24, 2024	0.2147	3,556
April 17, 2024	April 30, 2024	May 28, 2024	0.2147	3,636
May 20, 2024	May 31, 2024	June 27, 2024	0.2147	4,277
June 20, 2024	June 30, 2024	July 24, 2024	0.2147	4,338
July 17, 2024	July 31, 2024	August 27, 2024	0.2147	4,363
August 20, 2024	August 31, 2024	September 27, 2024	0.2147	4,479
September 19, 2024	September 30, 2024	October 23, 2024	0.2147	4,602

			$1.9323	$36,237

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of the Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places. No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Investors and clients of certain participating brokers in states that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Advisers, which is subject to recoupment.

Through September 30, 2025, a portion of the Company’s distributions resulted from expense support from the Sub-Adviser, and future distributions may result from expense support from the Sub-Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods or the Sub-Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following table presents the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares nine months ended September 30, 2025:

	For the nine months ended September 30, 2025
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.9800	$2,318,608	$1.8190	$1,001,734	$1.9327	$49,152
Net realized gains	—	—	—	—	—	—

Total	$1.9800	$2,318,608	$1.8190	$1,001,734	$1.9327	$49,152

The following table presents the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares for the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.9800	$1,700,840	$1.8174	$778,887	$1.9323	$36,237
Net realized gains	—	—	—	—	—	—

Total	$1.9800	$1,700,840	$1.8174	$778,887	$1.9323	$36,237

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. In addition, the Company’s Common Shares are sold to certain feeder vehicles primarily created to hold the Company’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

Share Repurchases

For the three months ended September 30, 2025 and 2024, approximately 31,791,045 and 21,525,119 Common Shares were repurchased, respectively. For the nine months ended September 30, 2025 and 2024, approximately 98,391,573 and 61,344,066 Common Shares were repurchased, respectively.

The following table presents the repurchases of Common Shares pursuant to the Company’s share repurchase plan for the nine months ended September 30, 2025:

Repurchase Deadline Request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase plan (3)
March 3, 2025	23,024,370	1.5%	$25.25	March 31, 2025	$581,043	—
May 30, 2025	43,576,158	2.6%	$25.17	June 30, 2025	$1,095,993	—
August 29, 2025	31,791,045	1.8%	$24.97	September 30, 2025	$793,653	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction.
(3)	All repurchase requests were satisfied in full.

The following table presents the repurchases of Common Shares pursuant to the Company’s share repurchase plan for the nine months ended September 30, 2024:

Repurchase Deadline Request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase plan (3)
February 29, 2024	21,862,087	1.9%	$25.51	March 31, 2024	$557,579	—
May 31, 2024	17,956,860	1.5%	$25.57	June 30, 2024	$458,564	—
August 30, 2024	21,482,182	1.6%	$25.50	September 30, 2024	$547,076	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction.
(3)	All repurchase requests were satisfied in full.

Additionally, the Company repurchased 42,937 Common Shares at a price per share of $25.53 (which represented the net asset value per share as of August 31, 2024), for a total amount repurchased of $1.1 million during the three months ended September 30, 2024.

Note 10. Financial Highlights and Senior Securities

The following are the financial highlights for the nine months ended September 30, 2025:

	For the nine months ended September 30, 2025
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$25.42	$25.42	$25.42
Net investment income	1.87	1.71	1.82
Net change in unrealized and realized gain (loss)	(0.34)	(0.34)	(0.34)

Net increase (decrease) in net assets resulting from operations	1.53	1.37	1.48
Distributions from net investment income (2)	(1.98)	(1.82)	(1.93)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.98)	(1.82)	(1.93)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	(0.45)	(0.45)	(0.45)

Net asset value, end of period	$24.97	$24.97	$24.97

Shares outstanding, end of period	1,265,529,621	582,232,548	24,382,482
Total return based on NAV (4)	6.2%	5.5%	6.0%
Ratios:
Ratio of net expenses to average net assets (5)	7.2%	8.0%	7.4%
Ratio of net investment income to average net assets (5)	9.8%	9.0%	9.6%
Portfolio turnover rate	12.4%	12.4%	12.4%
Supplemental Data:
Net assets, end of period	$31,594,584	$14,535,807	$608,739
Asset coverage ratio	248.8%	248.8%	248.8%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

Amounts are annualized except for amounts relating to excise and other tax expense. For the nine months ended September 30, 2025, the ratio of total operating expenses to average net assets was 7.2%, 8.0%, and 7.4% on Class I, Class S and Class D, respectively. Ratio does not include the expenses of investment companies which the Company has invested in, including joint ventures.

The following are the financial highlights for the nine months ended September 30, 2024:

	For the nine months ended September 30, 2024
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$25.39	$25.39	$25.39
Net investment income	2.14	1.98	2.09
Net change in unrealized and realized gain (loss)	(0.05)	(0.05)	(0.05)

Net increase (decrease) in net assets resulting from operations	2.09	1.93	2.04
Distributions from net investment income (2)	(1.98)	(1.82)	(1.93)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.98)	(1.82)	(1.93)

Early repurchase deduction fees (3)	0.00	0.00	0.00

Total increase (decrease) in net assets	0.11	0.11	0.11

Net asset value, end of period	$25.50	$25.50	$25.50

Shares outstanding, end of period	941,701,780	466,379,311	21,277,090
Total return based on NAV (4)	8.5%	7.8%	8.3%
Ratios:
Ratio of net expenses to average net assets (5)	8.4%	9.3%	8.6%
Ratio of net investment income to average net assets (5)	11.2%	10.3%	10.9%
Portfolio turnover rate	10.4%	10.4%	10.4%
Supplemental Data:
Net assets, end of period	$24,012,040	$11,892,013	$542,540
Asset coverage ratio	236.7%	236.7%	236.7%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

Amounts are annualized except for amounts relating to excise tax expense. For the nine months ended September 30, 2024, the ratio of total operating expenses to average net assets was 8.4%, 9.3% and 8.6%, on Class I, Class S and Class D, respectively.

The following is information about the Company’s senior securities as of the dates indicated in the table below:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Bard Peak Funding Facility
September 30, 2025	$1,419,920	$2,488	—	N/A
December 31, 2024	1,000,298	2,265	—	N/A
December 31, 2023	242,243	2,219	—	N/A
December 31, 2022	1,235,414	1,845	—	N/A
December 31, 2021	879,000	1,702	—	N/A
Castle Peak Funding Facility
September 30, 2025	1,334,246	2,488	—	N/A
December 31, 2024	1,194,401	2,265	—	N/A
December 31, 2023	1,121,681	2,219	—	N/A
December 31, 2022	1,146,600	1,845	—	N/A
December 31, 2021	1,171,809	1,702	—	N/A
Maroon Peak Funding Facility
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	300,000	1,845	—	N/A
December 31, 2021	483,952	1,702	—	N/A
Summit Peak Funding Facility
September 30, 2025	867,565	2,488	—	N/A
December 31, 2024	952,105	2,265	—	N/A
December 31, 2023	286,046	2,219	—	N/A
December 31, 2022	1,691,844	1,845	—	N/A
December 31, 2021	1,643,154	1,702	—	N/A
Denali Peak Funding Facility
September 30, 2025	584,800	2,488	—	N/A
December 31, 2024	562,800	2,265	—	N/A
December 31, 2023	562,800	2,219	—	N/A
December 31, 2022	749,800	1,845	—	N/A
December 31, 2021	668,400	1,702	—	N/A
Bushnell Peak Funding Facility
September 30, 2025	590,300	2,488	—	N/A
December 31, 2024	480,300	2,265	—	N/A
December 31, 2023	465,300	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	395,500	1,702	—	N/A
Granite Peak Funding Facility
September 30, 2025	392,000	2,488	—	N/A
December 31, 2024	493,554	2,265	—	N/A
December 31, 2023	563,600	2,219	—	N/A
December 31, 2022	647,600	1,845	—	N/A
December 31, 2021	248,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Middle Peak Funding Facility
September 30, 2025	809,000	2,488	—	N/A
December 31, 2024	750,000	2,265	—	N/A
December 31, 2023	600,950	2,219	—	N/A
December 31, 2022	596,950	1,845	—	N/A
December 31, 2021	799,550	1,702	—	N/A
Bison Peak Funding Facility
September 30, 2025	1,228,200	2,488	—	N/A
December 31, 2024	1,203,200	2,265	—	N/A
December 31, 2023	703,200	2,219	—	N/A
December 31, 2022	1,182,000	1,845	—	N/A
December 31, 2021	1,320,800	1,702	—	N/A
Blanca Peak Funding Facility
September 30, 2025	750,090	2,488	—	N/A
December 31, 2024	1,375,090	2,265	—	N/A
December 31, 2023	1,375,090	2,219	—	N/A
December 31, 2022	1,081,000	1,845	—	N/A
December 31, 2021	892,800	1,702	—	N/A
Windom Peak Funding Facility
September 30, 2025	944,770	2,488	—	N/A
December 31, 2024	1,029,841	2,265	—	N/A
December 31, 2023	967,477	2,219	—	N/A
December 31, 2022	1,741,465	1,845	—	N/A
December 31, 2021	989,759	1,702	—	N/A
Monarch Peak Funding Facility
September 30, 2025	1,055,000	2,488	—	N/A
December 31, 2024	750,000	2,265	—	N/A
December 31, 2023	1,400,400	2,219	—	N/A
December 31, 2022	873,400	1,845	—	N/A
December 31, 2021	567,400	1,702	—	N/A
Borah Peak Funding Facility
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	130,000	2,219	—	N/A
December 31, 2022	223,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2022-1 BSL WH
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	148,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Naomi Peak Funding Facility
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	385,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Meridian Peak Funding Facility
September 30, 2025	—	—	—	N/A
December 31, 2024	246,000	2,265	—	N/A
December 31, 2023	246,000	2,219	—	N/A
December 31, 2022	170,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Haydon Peak Funding Facility
September 30, 2025	187,000	2,488	—	N/A
December 31, 2024	250,000	2,265	—	N/A
December 31, 2023	49,000	2,219	—	N/A
December 31, 2022	49,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Bear Peak Funding Facility
September 30, 2025	258,207	2,488	—	N/A
December 31, 2024	164,816	2,265	—	N/A
December 31, 2023	360,531	2,219	—	N/A
December 31, 2022	166,031	1,845	—	N/A
December 31, 2021	—	—	—	N/A
Phoenix Peak Funding Facility
September 30, 2025	221,169	2,488	—	N/A
December 31, 2024	197,736	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Revolving Credit Facility
September 30, 2025	3,083,320	2,488	—	N/A
December 31, 2024	4,639,587	2,265	—	N/A
December 31, 2023	1,131,025	2,219	—	N/A
December 31, 2022	1,470,758	1,845	—	N/A
December 31, 2021	1,144,422	1,702	—	N/A
June 2024 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	435,000	2,219	—	N/A
December 31, 2022	435,000	1,845	—	N/A
December 31, 2021	435,000	1,702	—	N/A
2026 Notes
September 30, 2025	400,000	2,488	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	400,000	2,219	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	400,000	1,702	—	N/A
May 2027 Notes
September 30, 2025	625,000	2,488	—	N/A
December 31, 2024	625,000	2,265	—	N/A
December 31, 2023	625,000	2,219	—	N/A
December 31, 2022	625,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
October 2027 Notes
September 30, 2025	350,000	2,488	—	N/A
December 31, 2024	350,000	2,265	—	N/A
December 31, 2023	350,000	2,219	—	N/A
December 31, 2022	350,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
March 2031 Notes
September 30, 2025	500,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
March 2033 Notes
September 30, 2025	500,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2024 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	365,000	2,219	—	N/A
December 31, 2022	365,000	1,845	—	N/A
December 31, 2021	365,000	1,702	—	N/A
December 2026 Notes
September 30, 2025	1,250,000	2,488	—	N/A
December 31, 2024	1,250,000	2,265	—	N/A
December 31, 2023	1,250,000	2,219	—	N/A
December 31, 2022	1,250,000	1,845	—	N/A
December 31, 2021	1,250,000	1,702	—	N/A
November 2026 Eurobonds
September 30, 2025	587,025	2,488	—	N/A
December 31, 2024	517,925	2,265	—	N/A
December 31, 2023	551,975	2,219	—	N/A
December 31, 2022	534,975	1,845	—	N/A
December 31, 2021	569,958	1,702	—	N/A
November 2024 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	500,000	1,702	—	N/A
March 2027 Notes
September 30, 2025	1,000,000	2,488	—	N/A
December 31, 2024	1,000,000	2,265	—	N/A
December 31, 2023	1,000,000	2,219	—	N/A
December 31, 2022	1,000,000	1,845	—	N/A
December 31, 2021	1,000,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
January 2025 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
January 2029 Notes
September 30, 2025	650,000	2,488	—	N/A
December 31, 2024	650,000	2,265	—	N/A
December 31, 2023	650,000	2,219	—	N/A
December 31, 2022	650,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
March 2025 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	900,000	2,265	—	N/A
December 31, 2023	900,000	2,219	—	N/A
December 31, 2022	900,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
April 2026 UK Bonds
September 30, 2025	336,225	2,488	—	N/A
December 31, 2024	312,975	2,265	—	N/A
December 31, 2023	318,663	2,219	—	N/A
December 31, 2022	301,725	1,845	—	N/A
December 31, 2021	—	—	—	N/A
September 2025 Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	800,000	2,265	—	N/A
December 31, 2023	800,000	2,219	—	N/A
December 31, 2022	800,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
November 2028 Notes
September 30, 2025	650,000	2,488	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	500,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2031 Notes
September 30, 2025	500,000	2,488	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
July 2029 Notes
September 30, 2025	500,000	2,488	—	N/A
December 31, 2024	500,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
September 2027 Notes
September 30, 2025	400,000	2,488	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
April 2030 Notes
September 30, 2025	400,000	2,488	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
November 2029 Notes
September 30, 2025	400,000	2,488	—	N/A
December 31, 2024	400,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
November 2034 Notes
September 30, 2025	800,000	2,488	—	N/A
December 31, 2024	800,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
January 2032 Notes
September 30, 2025	1,000,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
September 2030 Notes
September 30, 2025	500,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2021-1 BSL Notes
September 30, 2025	—	—	—	N/A
December 31, 2024	663,000	2,265	—	N/A
December 31, 2023	663,000	2,219	—	N/A
December 31, 2022	663,000	1,845	—	N/A
December 31, 2021	663,000	1,702	—	N/A
2021-2 Notes
September 30, 2025	505,800	2,488	—	N/A
December 31, 2024	505,800	2,265	—	N/A
December 31, 2023	505,800	2,219	—	N/A
December 31, 2022	505,800	1,845	—	N/A
December 31, 2021	505,800	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
MML 2021-1 Debt
September 30, 2025	690,000	2,488	—	N/A
December 31, 2024	690,000	2,265	—	N/A
December 31, 2023	690,000	2,219	—	N/A
December 31, 2022	690,000	1,845	—	N/A
December 31, 2021	690,000	1,702	—	N/A
MML 2022-1 Debt
September 30, 2025	759,000	2,488	—	N/A
December 31, 2024	759,000	2,265	—	N/A
December 31, 2023	759,000	2,219	—	N/A
December 31, 2022	759,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2022-1 BSL Debt
September 30, 2025	420,000	2,488	—	N/A
December 31, 2024	420,000	2,265	—	N/A
December 31, 2023	420,000	2,219	—	N/A
December 31, 2022	420,000	1,845	—	N/A
December 31, 2021	—	—	—	N/A
MML 2022-2 Debt
September 30, 2025	300,500	2,488	—	N/A
December 31, 2024	300,500	2,265	—	N/A
December 31, 2023	300,500	2,219	—	N/A
December 31, 2022	300,500	1,845	—	N/A
December 31, 2021	—	—	—	N/A
2023-1 Notes
September 30, 2025	305,000	2,488	—	N/A
December 31, 2024	305,000	2,265	—	N/A
December 31, 2023	305,000	2,219	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2024-1 Notes
September 30, 2025	244,000	2,488	—	N/A
December 31, 2024	244,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2024-2 Notes
September 30, 2025	305,000	2,488	—	N/A
December 31, 2024	305,000	2,265	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-1 Notes
September 30, 2025	884,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
2025-1 Lender Finance Notes
September 30, 2025	890,000	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
2025-1 BSL Notes
September 30, 2025	661,625	2,488	—	N/A
December 31, 2024	—	—	—	N/A
December 31, 2023	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
Short-Term Borrowings
September 30, 2025	373,621	2,488	—	N/A
December 31, 2024	420,829	2,265	—	N/A
December 31, 2023	28,546	2,219	—	N/A
December 31, 2022	619,377	1,845	—	N/A
December 31, 2021	718,156	1,702	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of the Company’s total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon the Company’s involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

As of September 30, 2025 and December 31, 2024, the aggregate principal amount of indebtedness outstanding was $31.4 billion and $30.7 billion, respectively.

Note 11. Joint Ventures

BCRED Emerald JV

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited partnership, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), commenced operations on January 19, 2022 and operates under a limited partnership agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

On January 19, 2022, a wholly-owned subsidiary of the Company and the Emerald JV Partner initially committed to contribute up to $1,500.0 million and $500.0 million of capital, respectively, to the Emerald JV. On September 26, 2022, the Company and the Emerald JV Partner agreed to increase their capital commitments to the Emerald JV to $2,250.0 million and $750.0 million, respectively.

As of September 30, 2025 and December 31, 2024, the Company had made capital contributions (net of returns of capital) of $1,815.0 million and the Emerald JV Partner had made capital contributions (net of returns of capital) of $605.0 million. As of September 30, 2025 and December 31, 2024, $435.0 million of capital remained uncalled from the Company and $145.0 million of capital remained uncalled from the Emerald JV Partner. The Company and the Emerald JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Emerald JV.

As of September 30, 2025 and December 31, 2024, the Company and the Emerald JV Partner’s equity ownership interests in the Emerald JV were 75% and 25%, respectively.

From time to time, the Company may purchase investments from, or sell investments to, the Emerald JV. Any such purchases and sales require the approval of the Emerald JV’s general partner, which is jointly controlled by the Company and the Emerald JV Partner. For the three and nine months ended September 30, 2025, the Company purchased investments from Emerald JV with a par value of $18.0 million, for a total cash purchase price based on then-current fair value (at the time of purchase) of $18.0 million.

The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s general partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The initial term of the Emerald JV was three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval the Emerald JV’s general partner, except in the case of a dissolution event. The Company’s investment in the Emerald JV cannot be transferred without the consent of the Emerald JV partner. Effective July 18, 2025, the Emerald JV’s general partner approved the extension of the Emerald JV to January 18, 2026.

The Company has determined that the Emerald JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810 - Consolidation (“ASC 810”). However, the Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and the Emerald JV Partner. Accordingly, the Company does not consolidate the Emerald JV.

The Company’s investment in the Emerald JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2025 and December 31, 2024.

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Emerald JV as of September 30, 2025:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.83%	7/25/2025	5/25/2029	$8,014	$6,036	$4,650	0.20%
Atlas CC Acquisition Corp.	(10)(17)	SOFR + 4.25%	8.83%	7/25/2025	5/25/2029	1,150	807	668	0.03
Novaria Holdings, LLC	(8)	SOFR + 3.25%	7.41%	2/5/2025	6/6/2031	1,124	1,124	1,127	0.05
Peraton Corp.	(10)	SOFR + 3.75%	8.01%	8/4/2022	2/1/2028	20,076	20,046	16,983	0.74
Sanders Industries Holdings, Inc.	(7)(9)	SOFR + 2.50%	6.83%	3/10/2025	2/26/2032	23,124	22,958	23,073	1.00
Signia Aerospace, LLC	(7)(9)	SOFR + 2.75%	6.91%	7/23/2025	12/11/2031	20,841	20,910	20,906	0.91
TransDigm, Inc.	(8)	SOFR + 2.50%	6.50%	11/19/2024	1/19/2032	9,900	9,939	9,906	0.43
TransDigm, Inc.	(8)	SOFR + 2.50%	6.50%	11/19/2024	2/28/2031	3,970	3,949	3,972	0.17
TransDigm, Inc.	(8)	SOFR + 2.50%	6.50%	8/13/2025	8/19/2032	6,780	6,764	6,781	0.30
TransDigm, Inc.	(8)	SOFR + 2.25%	6.25%	9/11/2025	3/22/2030	10,946	10,993	10,947	0.48
Vertex Aerospace Services Corp.	(10)	SOFR + 2.25%	6.41%	1/19/2022	12/6/2030	7,859	7,827	7,861	0.34

							111,353	106,874	4.65
Air Freight & Logistics
AIT Worldwide Logistics Holdings, Inc.	(10)	SOFR + 4.00%	8.25%	10/30/2024	4/8/2030	20,169	20,169	20,243	0.88
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.63%	1/19/2022	12/9/2027	30,993	30,993	29,443	1.28
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	9.90%	1/19/2022	12/31/2028	26,166	25,922	23,419	1.02
Savage Enterprises, LLC	(8)	SOFR + 2.50%	6.75%	7/30/2025	8/5/2032	9,042	9,032	9,060	0.39
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 10.00%	14.20 PIK %	11/27/2024	11/27/2029	2,762	2,723	2,762	0.12
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 7.00%	11.20 PIK %	11/27/2024	5/27/2030	8,374	8,374	8,374	0.36
Stonepeak Nile Parent, LLC	(8)	SOFR + 2.75%	7.08%	4/11/2025	4/9/2032	18,318	18,290	18,334	0.80
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.00%	11/8/2024	7/26/2028	6,191	6,099	6,166	0.27
Wwex Uni Topco Holdings, LLC	(4)(10)	SOFR + 4.75%	8.75%	3/21/2025	7/26/2028	15,406	15,179	15,464	0.67

							136,781	133,265	5.79
Airlines
American Airlines, Inc.	(8)	SOFR + 2.25%	6.58%	1/19/2022	4/20/2028	2,474	2,474	2,473	0.11
American Airlines, Inc.	(8)	SOFR + 2.25%	6.50%	12/12/2024	2/15/2028	14,847	14,902	14,844	0.65
American Airlines, Inc.	(8)	SOFR + 3.25%	7.58%	5/28/2025	5/28/2032	2,859	2,831	2,875	0.13
JetBlue Airways Corp.	(9)	SOFR + 4.75%	8.75%	11/7/2024	8/27/2029	4,950	4,968	4,763	0.21

							25,175	24,955	1.10
Auto Components
Belron Finance 2019, LLC	(9)	SOFR + 2.50%	6.74%	7/18/2025	10/16/2031	9,900	10,001	9,962	0.43
Clarios Global, LP	(8)	SOFR + 2.50%	6.66%	3/5/2025	5/6/2030	8,957	8,961	8,973	0.39
Clarios Global, LP	(8)	SOFR + 2.75%	6.91%	1/28/2025	1/28/2032	18,482	18,417	18,517	0.81
Valvoline, Inc.	(8)	SOFR + 2.00%	6.32%	3/19/2025	3/19/2032	2,692	2,679	2,705	0.12

							40,058	40,157	1.75
Beverages
Sazerac Co, Inc.	(8)	SOFR + 2.50%	6.70%	7/10/2025	7/9/2032	6,567	6,535	6,615	0.29
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	6.25%	2/12/2025	3/31/2028	14,791	14,791	14,806	0.64

							21,326	21,421	0.93
Biotechnology
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	6.26%	7/23/2025	11/15/2027	5,000	5,002	4,991	0.22
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.50%	1/19/2022	4/12/2028	26,210	25,439	24,959	1.09
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.26%	1/19/2022	2/26/2027	19,098	19,072	18,382	0.80
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.99%	6/6/2024	5/31/2031	9,342	9,256	9,135	0.40

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Building Products (continued)
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.63%	1/19/2022	5/1/2027		27,116	27,116	26,844	1.17
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.91%	10/3/2024	3/28/2031		9,900	9,990	9,949	0.43
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.25%	12/2/2024	4/29/2029		9,898	9,852	9,268	0.40
Resideo Funding, Inc.	(8)	SOFR + 2.00%	6.04%	8/8/2025	8/13/2032		6,713	6,715	6,724	0.29
TCP Sunbelt Acquisition, Co.	(8)	SOFR + 4.25%	8.45%	10/15/2024	10/24/2031		25,200	24,980	25,305	1.10
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.65%	1/19/2022	12/29/2026		10,501	10,501	8,322	0.36

								142,921	138,888	6.04
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.75%	2/27/2025	2/27/2032		71,475	71,421	70,046	3.05
Aretec Group, Inc.	(8)	SOFR + 3.50%	7.66%	12/6/2024	8/9/2030		19,264	19,101	19,285	0.84
Citco Funding, LLC	(9)	SOFR + 2.75%	6.81%	6/13/2024	4/27/2028		7,156	7,150	7,184	0.31
Focus Financial Partners, LLC	(8)	SOFR + 2.75%	6.91%	3/13/2025	9/15/2031		19,788	19,689	19,815	0.86
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	6.75%	7/25/2025	9/5/2031		20,377	20,244	20,401	0.89
Hudson River Trading, LLC	(8)	SOFR + 3.00%	7.15%	6/25/2025	3/18/2030		872	869	874	0.04
ITG Communications, LLC	(8)	SOFR + 4.75%	8.95%	7/1/2025	7/9/2031		9,167	8,831	9,072	0.40
Jane Street Group, LLC	(8)	SOFR + 2.00%	6.20%	7/23/2025	12/15/2031		4,987	4,978	4,957	0.22
Jump Financial, LLC	(8)	SOFR + 3.50%	7.50%	7/31/2025	2/26/2032		699	699	705	0.03
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 3.00%	7.16%	8/1/2025	3/21/2031		1,088	1,088	1,090	0.05
Osaic Holdings, Inc.	(8)	SOFR + 3.00%	7.16%	7/17/2025	8/1/2032		23,260	23,225	23,273	1.01
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	10.76%	12/29/2023	10/30/2028		944	937	830	0.04
Saphilux S.à r.l.	(8)	S + 4.75%	8.96%	7/27/2023	7/18/2028	GBP	20,000	25,526	27,010	1.18
Saphilux S.à r.l.	(9)	SOFR + 3.00%	7.32%	7/17/2025	7/18/2028		1,330	1,330	1,337	0.06
Situs-AMC Holdings Corporation	(4)(10)	SOFR + 5.50%	9.50%	9/26/2022	5/14/2031		90,087	89,504	90,087	3.92
Superannuation & Investments US, LLC	(9)	SOFR + 3.00%	7.16%	7/18/2025	12/1/2028		3,146	3,152	3,166	0.14
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	7.16%	6/5/2024	4/7/2028		18,488	18,488	18,522	0.81

								316,232	317,654	13.85
Chemicals
Derby Buyer, LLC	(9)	SOFR + 3.00%	7.18%	12/13/2024	11/1/2030		13,078	13,139	13,120	0.57
Discovery Purchaser Corp.	(9)	SOFR + 3.75%	8.08%	12/2/2024	10/4/2029		9,976	10,047	9,943	0.43
Fortis 333, Inc.	(8)	SOFR + 3.50%	7.50%	2/6/2025	3/27/2032		3,491	3,483	3,478	0.15
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	12.51 PIK %	4/14/2023	4/14/2029		7,809	4,670	0	0.00
Pigments Services, Inc.	(4)(14)(17)	SOFR + 8.25%	12.51 PIK %	4/14/2023	4/14/2029		3,813	3,558	2,740	0.12

								34,897	29,281	1.27
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	8.03%	8/15/2025	8/18/2030		21,551	21,256	21,642	0.94
Allied Universal Holdco, LLC	(8)	SOFR + 3.25%	7.51%	8/6/2025	8/20/2032		43,339	43,285	43,551	1.90
Anticimex, Inc.	(9)	SOFR + 3.40%	7.76%	5/25/2022	11/16/2028		14,725	14,698	14,781	0.64
Anticimex, Inc.	(9)	SOFR + 3.40%	7.76%	4/23/2024	11/16/2028		24,945	24,945	25,058	1.09
Armor Holdco, Inc.	(9)	SOFR + 3.75%	7.92%	12/13/2024	12/11/2028		12,053	12,033	12,074	0.53
Belfor Holdings, Inc.	(9)	SOFR + 2.75%	6.91%	8/8/2025	11/1/2030		143	143	144	0.01
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 3.75%	7.91%	7/2/2025	7/9/2032		12,234	12,175	12,290	0.54
EAB Global, Inc.	(9)	SOFR + 3.00%	7.16%	1/19/2022	8/16/2030		13,067	13,058	12,765	0.56
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.53%	6/7/2022	8/31/2028		3,860	3,794	3,445	0.15
GBT US III, LLC	(8)	SOFR + 2.50%	6.81%	2/4/2025	7/25/2031		772	772	774	0.03
GFL Environmental Services USA, Inc.	(8)	SOFR + 2.50%	6.67%	3/3/2025	3/3/2032		15,818	15,801	15,833	0.69

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Commercial Services & Supplies (continued)
International SOS The Americas, LP	(4)(9)	SOFR + 2.75%	6.75%		6/28/2024	9/7/2028	1,926	1,926	1,928	0.08
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	9.29%		1/19/2022	12/15/2027	9,457	9,386	9,457	0.41
Java Buyer, Inc.	(4)(10)	SOFR + 5.00%	9.29%		1/19/2022	12/15/2027	2,925	2,910	2,925	0.13
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	9.25 (incl. 3.00 PIK	% % )	1/19/2022	11/8/2031	37,150	36,992	37,150	1.62
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	9.91%		9/26/2022	10/19/2028	132,563	129,115	113,673	4.95
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR + 3.50%	7.66%		9/19/2025	12/2/2031	4,337	4,337	4,349	0.19
OMNIA Partners, LLC	(8)	SOFR + 2.50%	6.81%		1/26/2024	7/25/2030	30,150	30,316	30,199	1.32
Pinnacle Buyer, LLC	(7)(8)	SOFR + 2.50%	6.56%		9/11/2025	10/1/2032	10,112	10,107	10,140	0.44
Polyphase Elevator Holding, Co.	(4)(11)	SOFR + 6.00%	10.10%		9/26/2022	6/23/2027	29,206	28,932	26,723	1.16
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	6.13%		11/20/2024	10/13/2030	16,873	16,834	16,850	0.73
Tempo Acquisition, LLC	(9)	SOFR + 1.75%	5.91%		3/13/2025	8/31/2028	9,950	9,912	9,754	0.42
TMF Sapphire Bidco, BV	(8)	SOFR + 2.75%	7.04%		1/22/2025	5/3/2028	272	272	273	0.01
TRC Cos, LLC	(8)	SOFR + 3.00%	7.16%		1/14/2025	12/8/2028	13,519	13,524	13,554	0.59

								456,523	439,332	19.13
Construction & Engineering
Amentum Holdings, Inc.	(8)	SOFR + 2.25%	6.41%		4/4/2025	9/29/2031	4,010	3,873	4,014	0.17
Azuria Water Solutions, Inc.	(7)(10)	SOFR + 3.00%	7.16%		5/15/2025	5/17/2028	4,675	4,626	4,689	0.20
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.25%	6.53%		1/25/2024	1/27/2031	28,612	28,624	28,653	1.25
Centuri Group, Inc.	(8)	SOFR + 2.25%	6.42%		7/1/2025	7/9/2032	3,941	3,931	3,958	0.17
Osmose Utilities Services, Inc.	(9)	SOFR + 3.25%	7.53%		11/7/2024	6/23/2028	16,825	16,892	15,994	0.70
Pike Electric Corp.	(8)	SOFR + 3.00%	7.28%		6/7/2022	1/21/2028	5,976	5,892	6,017	0.26
Socotec US Holding, Inc.	(8)	SOFR + 3.25%	7.37%		7/22/2025	6/2/2031	1,372	1,369	1,384	0.06
Tecta America Corp.	(8)	SOFR + 3.00%	7.16%		2/18/2025	2/18/2032	2,473	2,467	2,485	0.11
Touchdown Acquirer, Inc.	(8)	SOFR + 2.75%	6.95%		4/8/2025	2/21/2031	4,975	4,872	4,977	0.22

								72,546	72,171	3.14
Construction Materials
Green Infrastructure Partners US, LLC	(8)	SOFR + 2.75%	6.78%		9/19/2025	9/24/2032	9,363	9,365	9,383	0.41
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	6.41%		4/8/2025	2/10/2032	4,975	4,845	4,978	0.22
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.91%		10/23/2024	9/20/2030	7,872	7,921	7,904	0.34

								22,131	22,265	0.97
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	6.16%		7/23/2025	5/17/2031	4,987	4,996	4,987	0.22
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.39%		12/13/2024	7/18/2029	4,950	4,989	4,977	0.22
Ascend Buyer, LLC	(4)(10)	SOFR + 5.75%	9.75%		9/26/2022	9/30/2028	73,446	73,077	73,446	3.20
Berlin Packaging, LLC	(8)	SOFR + 3.25%	7.53%		7/25/2025	6/7/2031	28,996	29,130	29,116	1.27
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.34%		4/13/2022	4/13/2029	31,338	31,274	31,331	1.36
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.25%	7.41%		8/22/2025	4/1/2032	10,756	10,716	10,752	0.47
Clydesdale Acquisition Holdings, Inc.	(7)(9)	SOFR + 3.25%	7.41%		8/22/2025	4/1/2032	56	55	56	0.00
Graham Packaging Co., Inc.	(8)	SOFR + 2.50%	6.66%		7/31/2024	8/4/2027	22,953	23,017	22,978	1.00
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.19%		4/9/2024	9/15/2028	12,102	12,053	12,162	0.53
Ring Container Technologies Group, LLC	(9)	SOFR + 2.50%	6.66%		9/11/2025	9/15/2032	21,808	21,835	21,794	0.95
SupplyOne, Inc.	(8)	SOFR + 3.50%	7.66%		4/19/2024	4/19/2031	18,333	18,475	18,439	0.80
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.41%		1/19/2022	3/3/2028	28,203	27,972	28,101	1.22
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.75%		10/18/2024	9/15/2028	38,146	37,572	37,530	1.63

								290,165	290,682	12.65

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Distributors
Boots Group Finco, LP	(8)	SOFR + 3.50%	7.70%		7/18/2025	8/30/2032	3,379	3,371	3,393	0.15
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	9.80%		9/26/2022	12/11/2028	52,011	51,486	43,299	1.89
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.01%		1/19/2022	11/2/2026	31,247	31,119	29,450	1.28
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 7.00%	11.44 (incl. 3.25 PIK	% % )	9/26/2022	6/23/2028	83,365	82,394	74,612	3.25
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	10.91%		1/19/2022	11/13/2026	30,659	30,572	29,662	1.29

								198,942	180,416	7.86
Diversified Consumer Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.00%		1/19/2022	4/30/2030	69,387	68,942	69,387	3.02
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	9.93%		1/19/2022	7/20/2028	33,996	33,996	33,826	1.47
Cengage Learning, Inc.	(11)	SOFR + 3.50%	7.67%		11/22/2024	3/22/2031	21,473	21,522	21,444	0.93
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR + 3.68%	7.68%		4/12/2022	7/6/2029	4,863	4,853	4,901	0.21
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 5.00%	9.26%		1/19/2022	4/30/2027	24,360	24,027	24,360	1.06
Express Wash Concepts, LLC	(4)(11)	SOFR + 5.00%	9.16%		1/19/2022	4/30/2027	28,175	28,048	28,175	1.23
Fugue Finance, LLC	(9)	SOFR + 2.75%	6.95%		7/15/2025	1/9/2032	6,438	6,464	6,461	0.28
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.66%		2/1/2024	12/21/2029	20,775	20,768	18,050	0.79
KUEHG Corp.	(9)	SOFR + 2.75%	6.75%		10/21/2024	6/12/2030	20,498	20,533	20,509	0.89
Learning Care Group US No 2, Inc.	(9)	SOFR + 4.00%	8.23%		3/26/2025	8/11/2028	3,702	3,677	3,646	0.16
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.47%		3/10/2022	3/12/2029	3,860	3,841	3,843	0.17
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.50%	6.66%		12/6/2024	3/21/2031	9,007	9,068	9,036	0.39
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	7.41%		1/19/2022	12/15/2028	27,521	27,454	26,076	1.14
Spring Education Group, Inc.	(8)	SOFR + 3.25%	7.25%		9/10/2025	10/5/2030	315	315	316	0.01
University Support Services, LLC	(9)	SOFR + 2.75%	6.91%		2/10/2022	2/10/2029	15,253	15,231	15,045	0.66

								288,739	285,075	12.41
Diversified Telecommunication Services
Lumen Technologies, Inc.	(14)	SOFR + 6.00%	10.16%		12/18/2024	6/1/2028	10,021	10,070	10,223	0.45
Radiate Holdco, LLC	(10)	SOFR + 5.00%	9.28 (incl. 1.50 PIK	% % )	6/30/2025	9/25/2029	2,349	2,348	1,903	0.08
Zacapa, LLC	(9)	SOFR + 3.75%	7.75%		10/29/2024	3/22/2029	15,685	15,768	15,726	0.68

								28,186	27,852	1.21
Electric Utilities
Alpha Generation, LLC	(8)	SOFR + 2.00%	6.16%		7/23/2025	9/30/2031	4,987	4,990	4,987	0.22
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	6.41%		8/7/2025	2/26/2032	7,666	7,669	7,688	0.33
NRG Energy, Inc.	(8)	SOFR + 1.75%	6.07%		7/23/2025	4/16/2031	4,987	4,997	4,993	0.22

								17,656	17,668	0.77
Electrical Equipment
Arcline FM Holdings, LLC	(10)	SOFR + 3.50%	7.58%		3/27/2025	6/23/2030	2,946	2,944	2,951	0.13
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%		1/19/2022	6/21/2028	31,306	31,279	31,368	1.37
Madison IAQ, LLC	(9)	SOFR + 3.25%	7.45%		3/28/2025	3/28/2032	7,867	7,792	7,914	0.34

								42,015	42,233	1.84
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.10%		1/19/2022	12/23/2026	3,136	3,124	3,073	0.13
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.35%		1/19/2022	12/23/2026	804	802	788	0.03
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.10%		1/19/2022	12/23/2026	10,449	10,410	10,240	0.45
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.32%		1/19/2022	3/2/2028	2,888	2,894	2,821	0.12
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.81%		7/1/2024	7/1/2031	3,077	3,026	3,043	0.13

								20,256	19,965	0.86

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Energy Equipment & Services
Covia Holdings, LLC	(8)	SOFR + 2.75%	6.95%		7/31/2025	2/26/2032		2,826	2,819	2,845	0.12
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.75%	6.91%		12/11/2024	3/26/2031		4,963	5,020	4,985	0.22

									7,839	7,830	0.34
Entertainment
CE Intermediate I, LLC	(8)	SOFR + 3.00%	7.38%		2/18/2025	3/25/2032		2,953	2,953	2,961	0.13
EOC Borrower, LLC	(8)	SOFR + 3.00%	7.16%		3/31/2025	3/24/2032		14,629	14,547	14,663	0.64
UFC Holdings, LLC	(8)	SOFR + 2.00%	6.04%		9/9/2025	11/21/2031		7,525	7,525	7,545	0.33

									25,025	25,169	1.10
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.41%		6/17/2024	6/17/2031		14,850	14,840	14,853	0.65
Planet US Buyer, LLC	(8)	SOFR + 3.00%	7.20%		11/25/2024	2/7/2031		10,708	10,801	10,779	0.47
Shift4 Payments, LLC	(8)	SOFR + 2.50%	6.50%		7/15/2025	6/30/2032		2,646	2,639	2,669	0.12
Solera, LLC	(9)(18)	SOFR + 4.00%	8.57%		5/16/2022	6/2/2028		16,600	16,463	16,034	0.70

									44,743	44,335	1.94
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	7.28%		11/7/2024	12/8/2028		15,834	15,899	15,873	0.69
Dreyers Grand Ice Cream, Inc.	(8)	SOFR + 2.00%	6.20%		11/7/2024	9/30/2031		21,902	21,817	21,770	0.95
Froneri US, Inc.	(8)	SOFR + 2.00%	6.20%		7/16/2025	8/2/2032		18,266	18,238	18,249	0.79
Red SPV, LLC	(8)	SOFR + 2.25%	6.39%		3/13/2025	3/15/2032		7,165	7,132	7,175	0.31

									63,086	63,067	2.74
Gas Utilities
CQP Holdco, LP	(9)	SOFR + 2.00%	6.00%		4/4/2025	12/31/2030		3,980	3,938	3,985	0.17
Health Care Equipment & Supplies
CSHC Buyerco, LLC	(4)(11)	SOFR + 4.75%	9.01%		2/15/2022	9/8/2026		7,227	7,201	7,209	0.31
CSHC Buyerco, LLC	(4)(10)	SOFR + 4.75%	9.01%		2/15/2022	9/8/2026		3,441	3,429	3,433	0.15
Embecta Corp.	(9)	SOFR + 3.00%	7.16%		12/11/2024	3/30/2029		7,276	7,268	7,283	0.32
Natus Medical, Inc.	(4)(9)	SOFR + 5.25%	9.40%		8/18/2022	7/20/2029		3,149	3,037	3,146	0.14
Resonetics, LLC	(10)	SOFR + 2.75%	7.06%		7/24/2025	6/18/2031		7,344	7,391	7,345	0.32
WS Audiology A/S	(8)	SOFR + 3.50%	7.81%		6/27/2025	2/28/2029		18,873	18,873	18,825	0.82

									47,199	47,241	2.06
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	10.26 (incl. 3.25 PIK	% % )	7/7/2023	8/2/2028		131,731	131,068	120,534	5.25
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.52%		1/19/2022	5/7/2027		1,683	1,676	1,683	0.07
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.48%		1/19/2022	5/7/2027		28,478	28,347	28,478	1.24
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	10.37%		1/19/2022	5/7/2026		112	110	112	0.00
Amerivet Partners Management, Inc.	(4)(10)	SOFR + 5.50%	9.62%		9/26/2022	2/25/2028		81,789	80,780	78,313	3.41
Canadian Hospital Specialties, Ltd.	(4)(11)	CA + 4.50%	7.37%		12/20/2022	4/14/2028	CAD	29,091	21,222	20,694	0.90
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.61 (incl. 4.00 PIK	% % )	1/19/2022	12/21/2028		24,689	24,507	20,615	0.90
CHG Healthcare Services, Inc.	(9)	SOFR + 2.75%	7.05%		7/25/2025	9/29/2028		15,493	15,530	15,515	0.68
CNT Holdings I Corp.	(10)	SOFR + 2.25%	6.56%		4/8/2025	11/8/2032		10,497	10,404	10,502	0.46
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	10.41%		1/19/2022	4/3/2028		29,383	29,252	26,445	1.15
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.41%		1/19/2022	10/4/2026		28,284	28,284	28,284	1.23
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	6.91%		1/19/2022	11/1/2028		24,852	24,750	24,926	1.09
Global Medical Response, Inc.	(8)	SOFR + 3.50%	7.63%		9/10/2025	10/1/2032		38,246	38,151	38,301	1.67
Heartland Dental, LLC	(8)	SOFR + 3.75%	7.91%		8/7/2025	8/25/2032		17,886	17,866	17,877	0.78

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
ICS US Holdings, Inc.	(9)	SOFR + 5.25%	9.47%		12/20/2022	6/8/2028	35,000	33,876	19,950	0.87
IVI America, LLC	(8)	SOFR + 3.25%	7.25%		9/11/2025	4/18/2031	493	493	496	0.02
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.11%		1/19/2022	10/15/2026	25,464	25,406	24,636	1.07
MED ParentCo, LP	(8)	SOFR + 3.25%	7.41%		10/18/2024	4/15/2031	25,101	25,101	25,181	1.10
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.76 (incl. 4.00 PIK	% % )	1/19/2022	7/16/2030	21,518	21,467	19,034	0.83
Onex TSG Intermediate Corp.	(8)	SOFR + 3.75%	8.00%		7/24/2025	8/6/2032	3,079	3,083	3,099	0.14
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.76%		12/11/2024	3/9/2028	30,785	30,785	30,785	1.34
Radiology Partners, Inc.	(8)	SOFR + 4.50%	8.50%		3/6/2025	6/30/2032	8,825	8,785	8,821	0.38
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	7.16%		10/15/2024	11/19/2031	9,287	9,285	9,295	0.40
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	9.98%		1/19/2022	12/23/2028	140,793	139,328	135,699	5.91
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.82%		7/22/2025	12/4/2031	31,341	31,467	31,318	1.36
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 6.50%	10.50 (incl. 5.25 PIK	% % )	8/2/2024	6/30/2029	2,913	2,913	2,913	0.13
WHCG Purchaser III, Inc.	(4)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030	2,440	892	927	0.04

								784,828	744,433	32.42
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 2.75%	6.91%		3/13/2025	2/15/2029	19,425	19,237	19,411	0.85
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.03%		11/25/2024	5/1/2031	45,488	45,575	44,762	1.95
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	8.10%		12/18/2024	10/1/2027	49,571	48,097	48,877	2.13
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 5.75%	10.01%		9/26/2022	10/29/2028	43,556	43,223	43,556	1.90
Project Ruby Ultimate Parent Corp.	(4)(8)	SOFR + 2.75%	7.03%		7/18/2025	3/10/2028	319	319	320	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	6.16%		8/6/2025	10/22/2029	6,629	6,606	6,641	0.29

								163,057	163,567	7.13
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.66%		7/23/2025	8/17/2028	5,479	5,479	5,495	0.24
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.66%		7/18/2025	8/17/2028	1,456	1,456	1,461	0.06
Bally’s Corp.	(9)	SOFR + 3.25%	7.84%		8/13/2025	10/2/2028	11,969	11,869	11,655	0.51
FanDuel Group Financing, LLC	(9)	SOFR + 1.75%	5.75%		4/8/2025	11/30/2030	6,633	6,499	6,623	0.29
Flutter Entertainment PLC	(8)	SOFR + 2.00%	6.00%		7/24/2025	6/4/2032	726	724	727	0.03
Flynn Restaurant Group, LP	(8)	SOFR + 3.75%	7.91%		3/11/2025	1/28/2032	24,935	24,493	25,003	1.09
IRB Holding Corp.	(10)	SOFR + 2.50%	6.66%		12/11/2024	12/15/2027	19,875	19,931	19,901	0.87
Life Time, Inc.	(8)	SOFR + 2.00%	6.25%		8/14/2025	11/5/2031	19,900	20,002	19,907	0.87
Mic Glen, LLC	(9)	SOFR + 3.25%	7.41%		7/29/2025	7/21/2028	595	595	599	0.03
Motion Finco, LLC	(8)	SOFR + 3.50%	7.50%		3/13/2025	11/12/2029	4,963	4,895	4,470	0.19
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.91%		3/13/2025	9/12/2030	14,095	13,978	14,066	0.61
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	7.29%		6/11/2024	4/4/2029	14,820	14,809	14,715	0.64
Tacala Investment Corp.	(10)	SOFR + 3.00%	7.16%		9/16/2025	1/31/2031	4,950	4,986	4,978	0.22
Voyager Parent, LLC	(8)	SOFR + 4.75%	8.75%		7/18/2025	7/1/2032	24,600	23,855	24,680	1.07
Whatabrands, LLC	(9)	SOFR + 2.50%	6.66%		12/11/2024	8/3/2028	33,916	33,951	33,981	1.48

								187,522	188,261	8.20
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	7.28%		12/5/2024	7/31/2028	34,261	34,222	34,367	1.50
Madison Safety & Flow, LLC	(4)(8)	SOFR + 2.75%	6.91%		9/25/2025	9/26/2031	8,390	8,390	8,390	0.37
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.74%		9/17/2025	10/1/2032	3,864	3,826	3,829	0.17

								46,438	46,586	2.04
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.91%		12/12/2024	1/31/2031	2,894	2,891	2,894	0.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Industrial Conglomerates
Bettcher Industries, Inc.	(4)(9)	SOFR + 4.00%	8.00%	9/19/2025	12/14/2028	4,336	4,325	4,358	0.19
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	7.76%	6/7/2022	5/19/2028	3,860	3,793	3,886	0.17

							8,118	8,244	0.36
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.67%	7/31/2025	9/19/2031	9,344	9,222	9,328	0.41
AmWINS Group, Inc.	(10)	SOFR + 2.25%	6.25%	11/7/2024	1/30/2032	26,219	26,089	26,236	1.14
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.64%	9/12/2025	5/26/2031	7,175	7,162	7,190	0.31
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.91%	6/14/2024	6/14/2031	45,471	45,579	45,565	1.98
Foundation Risk Partners Corp.	(4)(10)	SOFR + 4.75%	8.75%	9/26/2022	10/29/2030	74,672	74,200	74,672	3.25
HUB International, Ltd.	(8)	SOFR + 2.25%	6.58%	11/25/2024	6/20/2030	23,847	23,981	23,909	1.04
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	7.66%	11/22/2024	4/18/2030	14,684	14,757	14,688	0.64
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.91%	8/4/2025	2/15/2031	13,458	13,552	13,474	0.59
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	7.16%	11/19/2024	7/2/2031	19,455	19,552	19,480	0.85
Patriot Growth Insurance Services, LLC	(4)(10)	SOFR + 5.00%	9.15%	9/26/2022	10/16/2028	61,885	60,866	61,885	2.70
TIH Insurance Holdings, LLC	(8)	SOFR + 2.75%	6.75%	12/6/2024	5/6/2031	10,000	10,073	10,016	0.44
Trucordia Insurance Holdings, LLC	(8)	SOFR + 3.25%	7.41%	6/17/2025	6/17/2032	6,535	6,519	6,559	0.29
USI, Inc.	(8)	SOFR + 2.25%	6.25%	12/23/2024	11/22/2029	23,534	23,574	23,531	1.02
USI, Inc.	(8)	SOFR + 2.25%	6.25%	12/23/2024	9/29/2030	24,800	24,859	24,795	1.08

							359,985	361,328	15.74
Interactive Media & Services
Creative Artists Agency, LLC	(8)	SOFR + 2.50%	6.66%	7/23/2025	10/1/2031	10,000	10,033	10,026	0.44
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	7.07%	7/16/2024	7/16/2031	26,649	26,745	26,606	1.16
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.91%	3/27/2025	7/8/2031	4,274	4,218	4,199	0.18

							40,996	40,831	1.78
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.75%	6.75%	8/2/2024	2/1/2031	8,923	8,930	8,944	0.39
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	7.25%	7/2/2025	6/27/2031	5,258	5,295	5,291	0.23
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.91%	7/23/2025	11/9/2029	4,987	4,999	4,987	0.22
Informatica, LLC	(8)	SOFR + 2.25%	6.41%	11/7/2024	10/27/2028	9,897	9,936	9,928	0.43
Newfold Digital Holdings Group, Inc.	(4)(10)(17)	SOFR + 3.50%	7.84%	1/19/2022	2/10/2028	4,334	4,292	3,142	0.14
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	10.05%	1/19/2022	10/25/2027	13,016	12,923	13,016	0.57
Virtusa Corp.	(10)	SOFR + 3.25%	7.41%	6/21/2024	2/15/2029	30,583	30,733	30,277	1.32
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	6.16%	7/23/2025	3/1/2030	4,988	5,000	5,009	0.22

							82,108	80,594	3.52
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.50%	6.66%	3/3/2025	11/15/2028	13,869	13,941	13,897	0.61
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.79%	11/13/2024	3/16/2030	7,620	7,681	7,673	0.33
EMRLD Borrower, LP	(8)	SOFR + 2.25%	6.12%	8/11/2025	8/4/2031	4,988	4,988	4,971	0.22
Gates Corp.	(9)	SOFR + 1.75%	5.91%	7/23/2025	6/4/2031	4,987	4,990	4,987	0.22
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.65%	9/11/2025	6/15/2030	1,212	1,212	1,214	0.05
Pro Mach Group, Inc.	(11)	SOFR + 2.75%	6.91%	2/7/2025	8/31/2028	10,224	10,228	10,255	0.45
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.91%	8/1/2025	4/5/2029	7,952	7,995	7,998	0.35
Titan Co-Borrower, LLC	(8)	SOFR + 3.75%	7.74%	11/19/2024	2/15/2029	9,129	9,173	9,164	0.40
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.03%	1/19/2022	11/19/2028	9,677	9,387	9,721	0.42

							55,654	55,983	2.44
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	6.41%	4/8/2025	2/13/2032	10,211	10,056	10,209	0.44
McGraw-Hill Education, Inc.	(10)	SOFR + 2.75%	6.91%	9/4/2025	8/6/2031	3,031	3,071	3,036	0.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Media (continued)
MJH Healthcare Holdings, LLC	(8)	SOFR + 2.75%	6.91%		7/18/2025	1/29/2029	10,980	11,004	10,963	0.48
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	9.92%		1/19/2022	12/15/2027	20,572	20,436	16,817	0.73
Wasserman Media Group, LLC	(8)	SOFR + 3.00%	7.16%		6/12/2025	6/23/2032	1,665	1,657	1,673	0.07

								46,224	42,698	1.85
Metals & Mining
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.75%		3/11/2025	3/11/2032	3,876	3,876	3,887	0.17
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.00%	7.20%		1/19/2022	1/31/2029	27,874	27,956	27,935	1.22

								31,832	31,822	1.39
Mortgage Real Estate Investment Trusts (REITs)
KREF Holdings X, LLC	(8)	SOFR + 2.50%	6.68%		8/14/2025	3/5/2032	4,630	4,626	4,628	0.20
Starwood Property Mortgage, LLC	(8)	SOFR + 2.00%	6.16%		7/24/2025	1/2/2030	2,736	2,730	2,741	0.12
Starwood Property Mortgage, LLC	(9)	SOFR + 2.25%	6.41%		8/14/2025	9/24/2032	9,405	9,408	9,432	0.41

								16,764	16,801	0.73
Oil, Gas & Consumable Fuels
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.58%		1/10/2025	12/21/2028	17,872	17,859	17,902	0.78
StonePeak Bayou Holdings, LP	(4)(8)	SOFR + 2.75%	6.75%		9/24/2025	10/1/2032	3,265	3,249	3,265	0.14
TransMontaigne Operating Co, LP	(9)	SOFR + 2.50%	6.66%		7/25/2025	11/17/2028	1,959	1,959	1,963	0.09
WhiteWater Matterhorn Holdings, LLC	(8)	SOFR + 2.25%	6.25%		6/16/2025	6/16/2032	1,562	1,555	1,563	0.07

								24,622	24,693	1.08
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.50%	9.92%		9/26/2022	11/12/2027	73,964	73,330	73,039	3.18
Pharmaceuticals
Elanco Animal Health, Inc.	(8)	SOFR + 1.75%	6.13%		7/23/2025	8/1/2027	4,594	4,596	4,594	0.20
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.41%		4/22/2024	12/29/2028	2,746	2,741	2,439	0.11
AlixPartners, LLP	(9)	SOFR + 2.00%	6.16%		7/31/2025	8/12/2032	7,061	7,056	7,022	0.31
Amspec Parent, LLC	(7)(8)	SOFR + 3.50%	7.50%		12/20/2024	12/22/2031	7,984	7,984	7,936	0.35
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.66%		12/17/2024	12/17/2031	1,493	1,490	1,485	0.06
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	7.16%		12/13/2024	8/2/2028	21,585	21,623	21,594	0.94
Berkeley Research Group Holdings, LLC	(8)	SOFR + 3.25%	7.25%		5/1/2025	5/1/2032	15,000	14,788	15,052	0.66
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.91%		1/31/2024	1/31/2031	21,746	21,618	21,637	0.94
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.91%		1/19/2022	12/29/2028	36,473	35,640	33,131	1.44
CFGI Holdings, LLC	(4)(10)	SOFR + 4.50%	8.66%		9/26/2022	11/2/2027	102,458	102,458	102,458	4.46
CohnReznick Advisory, LLC	(7)(8)	SOFR + 3.50%	7.50%		3/26/2025	3/31/2032	14,727	14,643	14,784	0.64
EP Purchaser, LLC	(9)	SOFR + 4.50%	8.78%		12/6/2024	11/6/2028	1,425	1,423	1,326	0.06
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.78%		1/19/2022	11/6/2028	3,378	3,374	3,189	0.14
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	6.91%		7/24/2025	10/31/2031	4,896	4,908	4,790	0.21
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	7.41%		6/28/2024	9/27/2030	17,820	17,824	16,461	0.72
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	7.16%		5/22/2025	6/2/2031	7,169	7,174	7,167	0.31
Grant Thornton Advisors, LLC	(8)	SOFR + 2.50%	6.66%		8/22/2025	6/2/2031	9,975	9,973	9,927	0.43
Inmar, Inc.	(8)	SOFR + 4.50%	8.66%		9/12/2025	10/30/2031	1,245	1,242	1,246	0.05
Kwor Acquisition, Inc.	(4)(7)(11)	SOFR + 6.25%	10.45 (incl. 5.25 PIK	% % )	2/28/2025	2/28/2030	43,159	42,649	43,113	1.88
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	7.57%		6/26/2025	7/3/2031	2,627	2,620	2,627	0.11
Ryan, LLC	(9)	SOFR + 3.50%	7.66%		3/3/2025	11/14/2030	13,869	13,956	13,914	0.61
Secretariat Advisors, LLC	(7)(8)	SOFR + 4.00%	8.00%		2/24/2025	2/28/2032	2,486	2,475	2,495	0.11
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.66%		2/24/2023	7/31/2031	34,408	34,555	34,403	1.50
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 4.25%	8.48%		9/26/2022	6/29/2029	117,705	117,141	117,705	5.13
VT Topco, Inc.	(9)	SOFR + 3.00%	7.16%		12/17/2024	8/9/2030	4,950	4,999	4,806	0.21

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Professional Services (continued)
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	8.88%		1/19/2022	11/8/2028		28,527	28,267	28,242	1.23

									522,621	518,949	22.61
Software
Auctane, Inc.	(4)(10)	SOFR + 5.75%	10.14%		1/19/2022	10/5/2028		58,200	57,665	57,182	2.49
Avalara, Inc.	(8)	SOFR + 2.75%	6.87%		9/12/2025	3/26/2032		31,958	31,813	32,007	1.39
BEP Intermediate Holdco, LLC	(8)	SOFR + 2.75%	6.91%		7/10/2025	4/25/2031		364	364	366	0.02
Boost Newco Borrower, LLC	(8)	SOFR + 2.00%	6.00%		4/10/2025	1/31/2031		2,985	2,943	2,993	0.13
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	7.20%		7/30/2024	7/30/2031		45,099	44,946	45,078	1.96
Capstone Borrower, Inc.	(8)	SOFR + 2.75%	6.75%		7/23/2025	6/17/2030		9,975	9,994	9,971	0.43
CDK Global, Inc.	(8)	SOFR + 3.25%	7.25%		12/11/2024	7/6/2029		49,792	47,042	43,196	1.88
Clearwater Analytics, LLC	(8)	SOFR + 2.25%	6.46%		4/24/2025	4/21/2032		1,383	1,383	1,388	0.06
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%		8/7/2025	3/21/2031		37,143	37,279	37,326	1.63
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%		8/7/2025	8/13/2032		3,492	3,492	3,506	0.15
Cloudera, Inc.	(9)	SOFR + 3.75%	8.01%		1/19/2022	10/8/2028		14,190	14,061	13,998	0.61
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.87%		9/26/2022	2/23/2029		31,746	31,251	25,476	1.11
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	9.87%		9/26/2022	2/23/2029		758	757	608	0.03
ConnectWise, LLC	(9)	SOFR + 3.50%	7.76%		1/19/2022	9/29/2028		14,228	14,300	14,273	0.62
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.03%		2/20/2025	10/16/2028		29,794	27,446	28,775	1.25
Delta Topco, Inc.	(8)	SOFR + 2.75%	7.02%		11/25/2024	11/30/2029		49,693	49,575	49,218	2.14
Disco Parent, Inc.	(8)	SOFR + 3.25%	7.48%		8/1/2025	8/6/2032		3,463	3,454	3,480	0.15
ECI Macola Max Holding, LLC	(10)	SOFR + 2.75%	6.75%		7/10/2025	5/9/2030		26,555	26,739	26,588	1.16
Epicor Software Corp.	(10)	SOFR + 2.50%	6.66%		5/30/2024	5/30/2031		15,773	15,812	15,811	0.69
EverCommerce Solutions, Inc.	(9)	SOFR + 2.25%	6.41%		7/24/2025	7/7/2031		562	562	561	0.02
Facile.It Broker Di Assicurazioni S.p.A	(4)(11)	E + 4.75%	6.75%		9/26/2025	12/23/2029	EUR	10,000	11,648	11,741	0.51
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.80%		6/11/2024	3/2/2028		9,012	9,000	7,930	0.35
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.91%		6/5/2024	9/12/2029		7,537	7,546	7,524	0.33
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.91%		4/3/2025	2/13/2032		11,970	11,818	11,934	0.52
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.66%		9/26/2024	1/30/2032		30,355	30,079	30,200	1.32
HS Purchaser, LLC	(10)	SOFR + 3.75%	8.16%		1/19/2022	11/19/2026		3,051	3,047	2,892	0.13
Icon Parent, Inc.	(8)	SOFR + 2.75%	6.75%		8/14/2025	11/13/2031		29,925	30,056	29,917	1.30
ION Trading Finance, Ltd.	(8)	SOFR + 3.50%	7.50%		12/10/2024	4/1/2028		31,077	31,131	31,111	1.36
Javelin Buyer, Inc.	(8)	SOFR + 2.75%	7.06%		7/24/2025	12/5/2031		30,443	30,707	30,443	1.33
KnowBe4, Inc.	(8)	SOFR + 3.75%	8.06%		7/22/2025	7/23/2032		15,000	14,963	15,038	0.65
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.60%		1/19/2022	8/9/2027		13,547	13,523	12,125	0.53
Magenta Security Holdings, LLC	(11)	SOFR + 6.25%	10.56%		8/14/2024	7/27/2028		292	284	297	0.01
Magenta Security Holdings, LLC	(10)(18)	SOFR + 6.75%	11.32%		8/14/2024	7/27/2028		829	799	682	0.03
McAfee Corp.	(9)	SOFR + 3.00%	7.22%		5/31/2024	3/1/2029		26,085	26,066	24,993	1.09
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.47 (incl. 4.00 PIK	% % )	1/19/2022	10/29/2028		52,108	51,715	42,859	1.87
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	9.16%		4/20/2022	5/2/2029		4,850	4,838	3,544	0.15
Mitratech Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.41%		8/9/2022	5/18/2028		26,813	26,196	26,813	1.17
Mitratech Holdings, Inc.	(10)	SOFR + 4.25%	8.82%		4/5/2023	5/18/2028		14,663	14,285	14,727	0.64
Monk Holding, Co.	(4)(10)(18)	SOFR + 5.50%	9.60%		1/19/2022	12/1/2027		106,839	105,860	106,839	4.65
Monk Holding, Co.	(4)(7)(10)	SOFR + 5.50%	9.60%		1/19/2022	12/1/2027		3,525	3,504	3,525	0.15
MRI Software, LLC	(11)	SOFR + 4.75%	8.75%		9/26/2022	2/10/2027		9,890	9,796	9,871	0.43
Nintex Topco, Limited	(4)(8)	SOFR + 6.00%	10.01 (incl. 1.50 PIK	% % )	1/19/2022	11/13/2028		32,787	32,479	29,755	1.30
Perforce Software, Inc.	(8)	SOFR + 4.75%	8.91%		12/18/2024	7/1/2029		10,713	10,565	9,890	0.43
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.50%		12/17/2024	12/17/2027		3,663	3,606	3,615	0.16
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	7.25%		11/26/2024	10/28/2030		20,552	20,505	20,633	0.90

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.66%	12/19/2024	7/20/2029		19,844	18,125	17,955	0.78
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.16%	5/28/2024	8/31/2028		24,603	24,680	24,730	1.08
Pushpay USA, Inc.	(8)	SOFR + 3.75%	7.75%	8/6/2025	8/15/2031		996	996	1,004	0.04
Quartz Acquireco, LLC	(8)	SOFR + 2.25%	6.25%	4/11/2025	6/28/2030		1,865	1,844	1,864	0.08
Rithum Holdings, Inc.	(8)	SOFR + 4.75%	8.75%	7/2/2025	7/21/2032		11,000	10,787	11,010	0.48
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.91%	10/5/2023	11/28/2028		25,939	25,760	26,026	1.13
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.91%	12/18/2024	5/12/2028		27,175	27,200	23,158	1.01
Sophos Holdings, LLC	(8)	SOFR + 3.50%	7.78%	1/19/2022	3/5/2027		19,100	19,092	19,149	0.83
Sovos Compliance, LLC	(8)	SOFR + 3.25%	7.41%	7/24/2025	8/12/2029		15,442	15,403	15,484	0.67
Starlight Parent, LLC	(8)	SOFR + 4.00%	8.03%	4/16/2025	4/16/2032		46,128	45,039	45,379	1.98
Storable, Inc.	(8)	SOFR + 3.25%	7.41%	3/10/2025	4/16/2031		2,335	2,332	2,346	0.10
Tangerine Bidco S.p.A	(4)(8)	E + 6.00%	8.04%	12/17/2022	12/30/2029	EUR	69,750	72,758	81,890	3.57
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	9.90%	1/19/2022	5/5/2028		58,324	58,044	53,487	2.33
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.57%	1/19/2022	4/24/2028		12,102	11,835	11,727	0.51
VS Buyer, LLC	(8)	SOFR + 2.25%	6.56%	7/25/2025	4/12/2031		14,925	15,080	14,934	0.65
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.50%	12/11/2024	6/24/2031		4,950	5,012	4,956	0.22
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.66%	12/13/2024	2/14/2032		19,000	18,935	18,903	0.82

								1,297,816	1,274,701	55.51
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	10.29%	1/19/2022	5/3/2028		36,866	36,803	36,866	1.61
EG America, LLC	(8)	SOFR + 3.50%	7.70%	7/18/2025	2/7/2028		6,981	7,005	7,030	0.31
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	7.41%	1/23/2025	1/23/2032		2,552	2,541	2,554	0.11
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	7.20%	11/19/2024	5/4/2028		25,083	25,135	25,109	1.09
MillerKnoll, Inc.	(8)	SOFR + 2.25%	6.41%	7/23/2025	8/9/2032		4,031	4,028	4,030	0.18
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	8.91%	3/15/2024	3/15/2030		7,377	7,425	7,331	0.32

								82,937	82,920	3.62
Technology Hardware, Storage & Peripherals
Sandisk, Corp.	(8)	SOFR + 3.00%	7.14%	12/13/2024	2/20/2032		18,323	18,121	18,380	0.80
Textiles, Apparel & Luxury Goods
Champ Acquisition Corp.	(8)	SOFR + 4.00%	8.17%	11/8/2024	11/25/2031		665	660	672	0.03
Trading Companies & Distributors
BCPE Empire Holdings, Inc.	(9)	SOFR + 3.25%	7.41%	3/4/2025	12/11/2030		2,714	2,711	2,712	0.12
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	7.41%	2/11/2025	3/31/2028		16,094	16,083	16,150	0.70
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	7.82%	1/19/2022	1/31/2028		3,353	3,302	3,361	0.15
Hillman Group, Inc.	(9)	SOFR + 2.00%	6.14%	11/7/2024	7/14/2028		3,947	3,952	3,955	0.17
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	7.25%	1/19/2022	12/22/2031		6,015	5,989	6,062	0.26
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.64%	12/12/2024	6/9/2031		11,296	11,358	11,289	0.49
Kodiak BP, LLC	(8)	SOFR + 3.75%	7.75%	1/19/2022	12/4/2031		13,599	13,588	13,557	0.59
Paramount Global Surfaces, Inc.	(4)(11)	SOFR + 6.00%	10.26%	1/19/2022	4/30/2027		8,555	8,505	6,566	0.29
Park River Holdings, Inc.	(10)	SOFR + 3.25%	7.80%	1/19/2022	12/28/2027		3,308	3,285	3,313	0.14
QXO Building Products, Inc.	(8)	SOFR + 3.00%	7.16%	4/23/2025	4/30/2032		2,651	2,626	2,676	0.12
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.42%	6/13/2024	10/19/2029		16,808	16,842	16,831	0.73

								88,241	86,472	3.76
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.66%	6/7/2022	9/23/2031		30,565	30,597	30,598	1.33
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.12%	1/19/2022	10/19/2027		11,609	11,568	11,145	0.49
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	9.89%	1/19/2022	10/19/2027		6,685	6,649	6,417	0.28
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.66%	8/11/2025	7/1/2031		5,000	5,005	5,010	0.22
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.75%	6.91%	7/23/2025	7/1/2031		4,987	5,018	5,004	0.22

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Transportation Infrastructure (continued)
Swissport Stratosphere USA, LLC	(8)	SOFR + 3.25%	7.56%	7/24/2025	4/4/2031		354	354	357	0.02

								59,191	58,531	2.56

Total First Lien Debt								6,480,223	6,352,649	276.70

Second Lien Debt
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(8)	SOFR + 5.50%	9.66%	7/23/2025	7/31/2033		5,200	5,175	5,187	0.23
Health Care Providers & Services
Canadian Hospital Specialties, Ltd.	(4)(8)	8.75%	8.75%	12/20/2022	4/15/2029	CAD	12,000	8,408	8,041	0.35
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	13.16%	1/19/2022	10/15/2027		24,712	24,634	23,291	1.01

								33,042	31,332	1.36
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 10.50%	14.96 PIK %	9/26/2022	3/7/2030		40,670	40,187	36,400	1.59
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.28%	1/19/2022	11/19/2029		66,704	65,954	66,370	2.89
Professional Services
Kwor Acquisition, Inc.	(4)(11)	SOFR + 8.00%	12.20 PIK %	2/28/2025	2/28/2030		14,699	14,699	14,699	0.64
Software
Boxer Parent Company, Inc.	(8)	SOFR + 5.75%	9.95%	3/26/2025	7/30/2032		20,000	19,388	19,531	0.85
Vision Solutions, Inc.	(10)	SOFR + 7.25%	11.82%	9/26/2022	4/23/2029		24,942	23,006	23,981	1.04

								42,394	43,512	1.89

Total Second Lien Debt								201,451	197,500	8.60

Equity
Air Freight & Logistics
AGI Group Holdings, LP - Class A-2 Common Units	(4)			1/19/2022			194	208	315	0.01
Mode Holdings, LP - Class A-2 Common Units	(4)			1/19/2022			1,230,769	2,215	665	0.03
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024			3,838	16,269	6,167	0.27

								18,692	7,147	0.31
Capital Markets
Resolute Investment Managers, Inc. - Common Equity				12/29/2023			11,751	294	44	0.00
Chemicals
Pigments Holdings, LP - LP Interest	(4)			4/14/2023			1,212	0	0	0.00
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class A Units	(4)			1/19/2022			1	780	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, LP) - Class C Preferred Units	(4)			7/12/2023			1	92	0	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)			1/19/2022			301,167	1,239	1,218	0.05

								2,111	1,218	0.05

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Equity (continued)
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	1/19/2022		974,662	1,133	1,365	0.06
Health Care Providers & Services
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			1/19/2022		797	210	19	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		429	113	10	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		667,649	0	0	0.00

							323	29	0.00
Professional Services
Kwor Intermediate I, Inc. - Class A Common Shares	(4)			2/28/2025		8,617	7,857	7,652	0.33
Kwor Intermediate I, Inc. - Preferred Equity	(4)			2/28/2025		9,216	9,216	9,886	0.43

							17,073	17,538	0.76
Software
Descartes Holdings, Inc. - Class A Common Stock	(4)			10/9/2023		168,057	728	0	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)			1/19/2022		3,000,000	3,542	3,362	0.15

Total Equity							43,896	30,703	1.33

Total Investment Portfolio							6,725,570	6,580,852	286.63

Cash and Cash Equivalents
Dreyfus Treasury Obligations Cash Management			3.90%				445	445	0.02
Fidelity Investments Money Market Treasury Portfolio - Class I			4.01%				190	190	0.01
Other Cash and Cash Equivalents							173,145	173,145	7.54

Total Cash and Cash Equivalents							173,780	173,780	7.57

Total Portfolio Investments, Cash and Cash Equivalents							$6,899,350	$6,754,632	294.20%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

(“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2025. Variable rate loans typically include an interest reference rate floor feature.
(3)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with GAAP.
(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	$670	$—
Amspec Parent, LLC	Delayed Draw Term Loan	12/21/2026	696	—
Azuria Water Solutions, Inc.	Delayed Draw Term Loan	6/13/2027	701	—
Cambium Learning Group, Inc.	Revolver	7/20/2027	3,249	—
Clydesdale Acquisition Holdings, Inc.	Delayed Draw Term Loan	12/16/2025	133	—
CohnReznick Advisory, LLC	Delayed Draw Term Loan	3/31/2027	3,418	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	12/31/2025	10,500	—
Kwor Acquisition, Inc.	Revolver	2/28/2030	6,611	—
Kwor Acquisition, Inc.	Delayed Draw Term Loan	2/28/2027	8,990	—
Latham Pool Products, Inc.	Revolver	2/23/2027	11,250	(106)
Monk Holding, Co.	Delayed Draw Term Loan	12/1/2025	777	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/15/2030	634	—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	1,947	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	667	—
Sanders Industries Holdings, Inc.	Delayed Draw Term Loan	2/26/2027	1,959	—
Secretariat Advisors, LLC	Delayed Draw Term Loan	2/28/2027	301	—
Signia Aerospace, LLC	Delayed Draw Term Loan	12/11/2026	1,017	(1)
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(166)
Triple Lift, Inc.	Revolver	5/5/2028	2,143	(171)
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	—

Total Unfunded Commitments			$63,877	$(444)

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of September 30, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act, and may be deemed to be “restricted securities.” As of September 30, 2025, the aggregate fair value of these securities is $6,580.9 million or 286.63% of the Company’s net assets. The initial acquisition dates have been included for such securities.

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Emerald JV as of December 31, 2024:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.03%		1/19/2022	5/25/2028	$9,718	$9,481	$6,577	0.28%
Peraton Corp.	(10)	SOFR + 3.75%	8.21%		8/4/2022	2/1/2028	20,237	20,196	18,882	0.80
Signia Aerospace LLC	(4)(7)(9)	SOFR + 3.00%	7.40%		11/22/2024	12/11/2031	15,171	15,218	15,202	0.64
TransDigm Inc	(8)	SOFR + 2.50%	6.83%		11/19/2024	1/19/2032	9,975	10,019	10,007	0.42
TransDigm Inc	(8)	SOFR + 2.75%	7.35%		12/2/2024	8/24/2028	9,975	10,031	10,018	0.42
Vertex Aerospace Services Corp.	(10)	SOFR + 2.75%	7.11%		1/19/2022	12/6/2030	2,918	2,928	2,927	0.12

								67,873	63,613	2.68
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.23%		1/19/2022	6/11/2027	23,992	23,883	23,992	1.01
AIT Worldwide Logistics Holdings Inc	(10)	SOFR + 4.75%	9.28%		10/30/2024	4/8/2030	24,451	24,331	24,657	1.04
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.92%		1/19/2022	12/9/2026	31,256	31,256	30,319	1.28
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	10.23%		1/19/2022	12/31/2028	26,369	26,066	23,468	0.99
Savage Enterprises, LLC	(9)	SOFR + 2.75%	7.30%		11/21/2024	9/15/2028	9,975	10,056	10,053	0.42
SEKO Global Logistics Network, LLC	(4)(11)	P + 7.00%	15.50%		7/1/2024	12/30/2026	734	723	734	0.03
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 5.00%	9.50 (incl. 5.00 PIK	% % )	11/27/2024	5/27/2030	8,038	8,038	8,038	0.34
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 8.00%	12.52%		11/27/2024	11/27/2029	1,849	1,813	1,849	0.08
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	8.33%		11/8/2024	7/26/2028	4,768	4,756	4,803	0.20

								130,922	127,913	5.39
Airlines
American Airlines, Inc.	(10)	SOFR + 4.75%	9.63%		1/19/2022	4/20/2028	2,671	2,724	2,746	0.12
American Airlines, Inc.	(8)	SOFR + 2.75%	7.26%		11/25/2024	2/15/2028	10,000	10,075	10,062	0.42
American Airlines, Inc.	(8)	SOFR + 2.25%	6.62%		12/12/2024	2/15/2028	5,000	5,000	5,030	0.21
JetBlue Airways Corp	(9)	SOFR + 5.50%	9.85%		11/7/2024	8/27/2029	4,988	5,007	5,035	0.21
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	7.22%		6/7/2022	9/23/2028	20,796	20,829	20,941	0.88

								43,635	43,814	1.84
Auto Components
Belron Finance 2019 LLC	(9)	SOFR + 2.75%	7.27%		11/25/2024	10/16/2031	9,975	10,087	10,083	0.43
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	7.84%		1/19/2022	3/31/2028	14,695	14,669	14,829	0.63
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.75%		1/19/2022	4/12/2028	16,517	15,941	15,819	0.67
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	10.46%		1/19/2022	2/26/2027	19,250	19,209	18,769	0.79
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.30%		6/6/2024	5/31/2031	13,865	13,718	13,770	0.58
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.90%		1/19/2022	5/1/2027	27,288	27,288	27,015	1.14
MIWD Holdco II, LLC	(8)	SOFR + 3.00%	7.36%		10/3/2024	3/21/2031	9,975	10,075	10,089	0.43
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.50%		12/2/2024	4/29/2029	9,974	9,918	9,885	0.42
TCP Sunbelt Acquisition Co	(8)	SOFR + 4.25%	8.99%		10/15/2024	10/15/2031	25,391	25,142	25,533	1.08
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	7.71%		1/19/2022	11/3/2028	14,773	14,749	14,879	0.63
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	10.98 (incl. 8.94 PIK	% % )	1/19/2022	12/29/2026	10,390	10,390	8,416	0.35

								146,430	144,175	6.09

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Capital Markets
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	8.96%		1/19/2022	7/27/2028		1,070	1,060	1,081	0.05
Apex Group Treasury, LLC	(9)	SOFR + 4.00%	9.08%		8/2/2024	7/27/2028		70,715	70,802	71,451	3.01
Aretec Group, Inc.	(8)	SOFR + 3.50%	7.86%		12/6/2024	8/9/2030		1,320	1,320	1,324	0.06
Citco Funding, LLC	(9)	SOFR + 2.75%	7.31%		6/13/2024	4/27/2028		7,211	7,203	7,281	0.31
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	7.08%		9/5/2024	9/5/2031		8,259	8,093	8,302	0.35
Osaic Holdings Inc	(8)	SOFR + 3.50%	7.86%		11/26/2024	8/17/2028		19,345	19,395	19,447	0.82
Resolute Investment Managers, Inc.	(11)	SOFR + 6.50%	11.09%		12/29/2023	4/30/2027		941	932	926	0.04
Saphilux S.à r.l.	(8)	S + 4.75%	9.45%		7/27/2023	7/18/2028	GBP	20,000	25,474	25,142	1.06
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	9.93%		9/26/2022	12/22/2027		90,087	89,376	90,087	3.80
Superannuation And Investments US, LLC	(9)	SOFR + 3.75%	8.22%		1/19/2022	12/1/2028		1,940	1,947	1,954	0.08
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	7.36%		6/5/2024	4/7/2028		18,628	18,628	18,764	0.79

									244,230	245,759	10.37
Chemicals
Derby Buyer, LLC	(9)	SOFR + 3.00%	7.37%		12/13/2024	11/1/2030		3,202	3,202	3,216	0.14
Derby Buyer, LLC	(9)	SOFR + 3.00%	7.37%		5/14/2024	11/1/2030		10,000	10,069	10,044	0.42
Discovery Purchaser Corp	(9)	SOFR + 4.38%	8.95%		12/2/2024	10/4/2029		8,550	8,634	8,613	0.36
Ecovyst Catalyst Technologies LLC	(8)	SOFR + 2.25%	6.84%		11/7/2024	6/12/2031		5,000	5,004	5,029	0.21
Pigments Services, Inc.	(4)(11)(17)	SOFR + 8.25%	12.69 PIK	%	4/14/2023	4/14/2029		7,125	4,670	2,367	0.10
Pigments Services, Inc.	(4)(11)	SOFR + 8.25%	12.69 PIK	%	4/14/2023	4/14/2029		3,479	3,479	3,479	0.15

									35,058	32,748	1.38
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	9.59%		8/18/2023	8/18/2028		19,364	18,996	19,577	0.83
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.21%		1/19/2022	5/12/2028		27,929	27,784	28,055	1.18
Amspec Parent LLC	(4)(8)	SOFR + 4.25%	8.64%		12/20/2024	12/12/2031		2,773	2,759	2,794	0.12
Amspec Parent LLC	(4)(8)	SOFR + 4.25%	8.64%		12/20/2024	12/12/2031		427	426	430	0.02
Anticimex, Inc.	(9)	SOFR + 3.15%	7.72%		5/25/2022	11/16/2028		14,814	14,772	14,938	0.63
Anticimex, Inc.	(9)	SOFR + 3.40%	7.97%		4/23/2024	11/16/2028		24,440	24,440	24,647	1.04
Armor Holdco, Inc.	(9)	SOFR + 3.75%	8.03%		12/13/2024	12/11/2028		7,466	7,466	7,574	0.32
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.22%		1/19/2022	3/31/2028		3,477	3,477	3,518	0.15
EAB Global, Inc.	(9)	SOFR + 3.25%	7.61%		1/19/2022	8/16/2028		19,806	19,798	19,907	0.84
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	8.60%		6/7/2022	8/31/2028		3,890	3,806	3,797	0.16
Garda World Security Corp.	(8)	SOFR + 3.50%	7.90%		8/6/2024	2/1/2029		5,865	5,865	5,898	0.25
International SOS The Americas LP	(4)(9)	SOFR + 2.75%	7.08%		6/28/2024	9/7/2028		1,940	1,940	1,955	0.08
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.20%		1/19/2022	12/15/2027		9,529	9,433	9,529	0.40
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	10.44%		1/19/2022	12/15/2027		2,947	2,927	2,947	0.12
JSS Holdings, Inc.	(4)(10)	SOFR + 5.25%	10.00 (incl. 3.00 PIK	% % )	1/19/2022	11/8/2031		36,312	36,130	36,312	1.53
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.50%	10.19%		9/26/2022	10/19/2028		133,599	129,272	116,231	4.90
OMNIA Partners, LLC	(8)	SOFR + 2.75%	7.37%		1/26/2024	7/25/2030		20,381	20,568	20,507	0.86
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 6.00%	10.43 (incl. 5.00 PIK	% % )	9/26/2022	6/23/2027		29,435	29,039	24,358	1.03
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	6.52%		11/20/2024	10/13/2030		7,000	7,000	7,025	0.30
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.50%	7.97%		1/19/2022	12/8/2028		4,621	4,605	4,668	0.20

									370,503	354,667	14.96

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Construction & Engineering
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.25%	6.80%		1/25/2024	1/27/2031		19,781	19,822	19,821	0.84
Centuri Group, Inc.	(9)	SOFR + 2.50%	6.96%		12/2/2024	8/27/2028		10,000	10,062	10,061	0.42
Groundworks, LLC	(8)	SOFR + 3.25%	7.65%		11/7/2024	3/14/2031		467	468	470	0.02
Groundworks, LLC	(8)	SOFR + 3.25%	7.65%		11/7/2024	3/14/2031		2,527	2,533	2,543	0.11
Osmose Utilities Services Inc	(9)	SOFR + 3.25%	7.72%		11/7/2024	6/23/2028		16,956	17,032	17,006	0.72
Pike Electric Corp.	(8)	SOFR + 3.00%	7.47%		6/7/2022	1/21/2028		6,000	5,889	6,056	0.26
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	7.96%		1/19/2022	12/16/2027		9,360	9,383	9,411	0.40
Socotec US Holding Inc	(10)	SOFR + 3.75%	8.27%		11/13/2024	6/30/2028		1,386	1,382	1,394	0.06

									66,571	66,762	2.83
Construction Materials
Tamko Building Products, LLC	(8)	SOFR + 2.75%	7.09%		10/23/2024	9/20/2030		7,932	7,982	8,006	0.34
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.69%		12/13/2024	7/18/2029		4,987	5,031	5,022	0.21
Ascend Buyer, LLC	(4)(10)	SOFR + 5.75%	10.23%		9/26/2022	9/30/2028		74,018	73,553	74,018	3.12
Berlin Packaging, LLC	(8)	SOFR + 3.50%	8.05%		6/7/2024	6/7/2031		10,000	10,054	10,069	0.42
Berlin Packaging, LLC	(8)	SOFR + 3.50%	8.05%		12/6/2024	6/7/2031		18,785	18,876	18,916	0.80
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.53%		4/13/2022	4/13/2029		26,338	26,266	26,420	1.11
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	6.86%		7/31/2024	8/4/2027		18,278	18,342	18,344	0.77
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.66%		4/9/2024	9/15/2028		7,905	7,937	7,940	0.33
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.11%		7/19/2024	8/12/2028		12,893	12,961	12,946	0.55
SupplyOne, Inc.	(8)	SOFR + 3.75%	8.11%		4/19/2024	4/19/2031		18,164	18,324	18,338	0.77
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.72%		1/19/2022	3/3/2028		26,424	26,231	26,438	1.11
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	8.19%		10/18/2024	9/15/2028		26,810	26,922	27,084	1.14

									244,497	245,535	10.33
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	10.16 PIK	%	9/26/2022	12/10/2028		49,876	49,221	43,891	1.85
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.21%		1/19/2022	11/2/2026		31,490	31,273	29,916	1.26
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	10.99 (incl. 3.25 PIK	% % )	9/26/2022	6/23/2028		81,336	80,099	72,796	3.07
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.19%		1/19/2022	5/13/2026		30,906	30,711	30,288	1.28

									191,304	176,891	7.46
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	7.96%		1/19/2022	12/11/2028		17,953	17,851	18,072	0.76
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	10.18%		1/19/2022	4/28/2028		69,912	69,380	69,562	2.93
BPPH2 Limited	(4)(8)	S + 6.50%	11.32%		2/21/2023	3/16/2028	GBP	26,000	30,977	32,549	1.37
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.23%		1/19/2022	7/20/2028		34,262	34,262	34,262	1.44
Cengage Learning, Inc.	(11)	SOFR + 3.50%	7.86%		11/22/2024	3/22/2031		11,610	11,669	11,685	0.49
Element Materials Technology Group US Holdings Inc.	(9)	SOFR + 3.75%	8.08%		4/12/2022	7/6/2029		4,900	4,888	4,938	0.21
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 5.00%	9.36%		1/19/2022	4/30/2027		38,854	38,360	38,228	1.61
Fugue Finance LLC	(9)	SOFR + 3.25%	7.72%		12/5/2024	1/9/2032		1,458	1,458	1,474	0.06
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.86%		2/1/2024	12/21/2029		6,934	6,957	6,955	0.29
KUEHG Corp.	(9)	SOFR + 3.25%	7.84%		10/21/2024	6/12/2030		10,000	10,113	10,115	0.43
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.79%		3/10/2022	3/12/2029		3,890	3,867	3,872	0.16
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.75%	7.09%		12/6/2024	3/21/2031		9,975	10,050	10,035	0.42
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.22%		1/19/2022	12/15/2028		22,703	22,619	22,884	0.96
University Support Services, LLC	(9)	SOFR + 2.75%	7.11%		2/10/2022	2/10/2029		23,540	23,482	23,677	1.00

									285,933	288,308	12.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Telecommunication Services
Lumen Technologies Inc	(14)	SOFR + 6.00%	10.36%		12/18/2024	6/1/2028		4,935	4,953	4,956	0.21
Zacapa, LLC	(9)	SOFR + 3.75%	8.08%		10/29/2024	3/22/2029		15,809	15,903	15,920	0.67

									20,856	20,876	0.88
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%		1/19/2022	6/21/2028		26,456	26,415	26,584	1.12
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.68%		1/19/2022	12/23/2026		3,161	3,142	3,019	0.13
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.73%		1/19/2022	12/23/2026		811	807	774	0.03
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	10.43%		1/19/2022	12/23/2026		10,531	10,468	10,057	0.42
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.60%		1/19/2022	3/2/2028		2,910	2,918	2,893	0.12
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.86%		7/1/2024	7/1/2031		3,100	3,042	3,010	0.13

									20,377	19,753	0.83
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 3.00%	7.33%		12/11/2024	3/26/2031		5,000	5,063	5,047	0.21
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	8.05%		1/19/2022	11/10/2028		4,863	4,860	4,890	0.21
EP Purchaser, LLC	(9)	SOFR + 4.50%	9.90%		12/6/2024	11/6/2028		1,439	1,435	1,448	0.06
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.09%		1/19/2022	11/6/2028		3,404	3,399	3,396	0.14
UFC Holdings, LLC	(8)	SOFR + 2.25%	6.77%		11/14/2024	11/21/2031		7,582	7,573	7,633	0.32

									17,267	17,367	0.73
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.61%		6/17/2024	6/17/2031		14,963	14,951	14,989	0.63
Planet US Buyer, LLC	(8)	SOFR + 3.00%	7.52%		11/25/2024	1/31/2031		10,790	10,895	10,896	0.46
Solera, LLC	(9)(18)	SOFR + 4.00%	8.85%		5/16/2022	6/2/2028		16,730	16,551	16,781	0.71

									42,397	42,666	1.80
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	7.47%		11/7/2024	12/8/2028		15,951	16,031	16,060	0.68
Dreyers Grand Ice Cream Inc	(8)	SOFR + 2.00%	6.36%		11/7/2024	9/30/2031		10,000	9,985	10,021	0.42

									26,016	26,081	1.10
Health Care Equipment & Supplies
Auris Luxembourg III S.à r.l.	(8)	SOFR + 3.75%	8.18%		4/8/2024	2/28/2029		9,942	9,983	10,073	0.42
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	10.28%		1/19/2022	11/1/2028		138,142	135,668	135,665	5.72
CSHC Buyerco, LLC	(4)(7)(11)	SOFR + 4.75%	9.42%		2/15/2022	9/8/2026		10,553	10,484	10,526	0.44
Embecta Corp	(9)	SOFR + 3.00%	7.36%		12/11/2024	3/30/2029		4,820	4,806	4,807	0.20
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	10.25%		8/18/2022	7/20/2029		3,646	3,489	3,591	0.15
Resonetics, LLC	(10)	SOFR + 3.25%	7.60%		12/6/2024	6/18/2031		5,100	5,150	5,139	0.22
Sharp Services, LLC	(8)	SOFR + 3.25%	7.58%		10/25/2024	12/31/2028		4,988	5,028	5,041	0.21

									174,608	174,842	7.36
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 6.00%	10.46 (incl. 3.25 PIK	% % )	7/7/2023	8/2/2028		128,528	127,691	123,387	5.20
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.60%		1/19/2022	5/7/2027		1,696	1,686	1,696	0.07
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	10.78%		1/19/2022	5/7/2027		28,701	28,507	28,701	1.21
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.25%	10.68%		1/19/2022	5/7/2026		67	64	67	0.00
Amerivet Partners Management, Inc.	(4)(11)	SOFR + 5.25%	9.75%		9/26/2022	2/25/2028		82,425	81,089	82,425	3.48
Canadian Hospital Specialties Ltd.	(4)(11)	CA + 4.50%	7.82%		12/20/2022	4/14/2028	CAD	29,318	21,366	20,090	0.85
CCBlue Bidco, Inc.	(4)(10)	SOFR + 6.50%	10.93 PIK	%	1/19/2022	12/21/2028		23,943	23,719	20,771	0.88

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services (continued)
CHG Healthcare Services, Inc.	(9)	SOFR + 3.00%	7.40%		12/10/2024	9/29/2028	7,567	7,611	7,604	0.32
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	10.73%		1/19/2022	4/3/2028	29,635	29,462	28,746	1.21
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.53%		1/19/2022	10/4/2026	28,511	28,511	28,511	1.20
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	7.11%		1/19/2022	11/1/2028	14,977	14,865	15,051	0.63
Global Medical Response Inc	(11)	SOFR + 5.50%	9.86 (incl. 0.75 PIK	% % )	12/18/2024	10/31/2028	3,992	4,007	4,010	0.17
Heartland Dental, LLC	(10)	SOFR + 4.50%	8.86%		11/7/2024	4/30/2028	14,962	14,994	15,011	0.63
ICS US Holdings, Inc.	(4)(9)	SOFR + 4.75%	9.42%		12/20/2022	6/8/2028	35,000	33,564	31,413	1.32
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	9.43%		1/19/2022	10/15/2026	25,464	25,365	24,254	1.02
MED ParentCo LP	(8)	SOFR + 3.50%	7.86%		10/18/2024	4/15/2031	24,938	25,221	25,169	1.06
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.50%	9.96%		1/19/2022	7/16/2027	20,430	20,377	17,672	0.75
Onex TSG Intermediate Corp.	(10)	SOFR + 4.75%	9.60%		1/19/2022	2/28/2028	1,940	1,948	1,958	0.08
PSKW Intermediate, LLC	(4)(11)	SOFR + 5.50%	9.90%		12/11/2024	3/9/2028	31,018	31,018	31,018	1.31
Raven Acquisition Holdings, LLC	(8)	SOFR + 3.25%	7.61%		10/15/2024	11/19/2031	9,333	9,331	9,366	0.39
Raven Acquisition Holdings, LLC	(8)	SOFR + 3.25%	7.61%		10/15/2024	11/19/2031	667	667	669	0.03
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	10.66%		1/19/2022	12/23/2028	141,903	140,081	138,237	5.83
Southern Veterinary Partners LLC	(8)	SOFR + 3.25%	7.71%		12/4/2024	10/31/2031	10,000	10,113	10,083	0.43
WHCG Purchaser III Inc	(4)(10)	SOFR + 6.50%	10.83 (incl. 5.41 PIK	% % )	8/2/2024	6/30/2029	2,797	2,797	2,797	0.12
WHCG Purchaser III Inc	(4)(10)(17)	10.00%	10.00 PIK	%	8/2/2024	6/30/2030	2,267	892	866	0.04

								684,946	669,572	28.23
Health Care Technology
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.30%		11/25/2024	5/1/2031	34,856	35,048	35,096	1.48
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	8.43%		12/18/2024	10/1/2027	15,023	14,526	14,589	0.62
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 6.00%	10.48%		9/26/2022	10/29/2028	43,895	43,478	43,676	1.84
Project Ruby Ultimate Parent Corp	(8)	SOFR + 3.00%	7.47%		11/20/2024	3/10/2028	321	321	323	0.01
Waystar Technologies, Inc.	(8)	SOFR + 2.25%	6.59%		12/30/2024	10/22/2029	3,647	3,647	3,669	0.15

								97,020	97,353	4.10
Hotels, Restaurants & Leisure
Alterra Mountain Co	(8)	SOFR + 2.75%	7.11%		11/7/2024	8/17/2028	6,842	6,842	6,896	0.29
IRB Holding Corp.	(10)	SOFR + 2.50%	6.86%		12/11/2024	12/15/2027	10,000	10,069	10,022	0.42
Life Time, Inc.	(8)	SOFR + 2.50%	7.03%		10/15/2024	11/5/2031	20,000	20,111	20,105	0.85
Scientific Games Holdings LP	(9)	SOFR + 3.00%	7.59%		6/11/2024	4/4/2029	14,933	14,919	14,987	0.63
Tacala Investment Corp.	(10)	SOFR + 3.50%	7.86%		11/13/2024	1/31/2031	4,988	5,028	5,034	0.21
Whatabrands, LLC	(9)	SOFR + 2.75%	7.32%		5/14/2024	8/3/2028	10,000	10,062	10,036	0.42
Whatabrands, LLC	(9)	SOFR + 2.50%	6.86%		12/11/2024	8/3/2028	9,147	9,147	9,180	0.39

								76,178	76,260	3.21
Household Durables
ACProducts Holdings Inc	(9)	SOFR + 4.25%	8.84%		5/20/2024	5/17/2028	2,299	1,988	1,868	0.08
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.05%		12/5/2024	7/31/2028	27,433	27,426	27,490	1.16
Madison Safety & Flow LLC	(8)	SOFR + 3.25%	7.61%		9/26/2024	9/26/2031	9,975	10,093	10,061	0.42
TGP Holdings III LLC	(10)	SOFR + 3.25%	7.71%		12/12/2024	6/29/2028	19,997	19,647	19,592	0.83

								59,154	59,011	2.49
Independent Power and Renewable Electricity Producers
Calpine Corp	(8)	SOFR + 1.75%	6.57%		12/12/2024	1/31/2031	2,894	2,890	2,889	0.12
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.75%	8.34%		6/7/2022	5/19/2028	3,890	3,803	3,925	0.17
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 5.25%	9.61%		9/26/2022	10/2/2028	43,786	43,234	43,786	1.85
Alliant Holdings Intermediate LLC	(8)	SOFR + 2.75%	7.11%		9/12/2024	9/19/2031	2,397	2,397	2,406	0.10

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Insurance (continued)
AmWINS Group Inc	(10)	SOFR + 2.25%	6.72%	11/7/2024	2/19/2028	4,987	4,997	5,008	0.21
AssuredPartners, Inc.	(9)	SOFR + 3.50%	7.86%	2/16/2024	2/14/2031	32,205	32,383	32,310	1.36
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 3.25%	7.61%	12/11/2024	5/26/2031	6,734	6,734	6,788	0.29
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	7.36%	6/14/2024	6/14/2031	37,619	37,737	37,792	1.59
Foundation Risk Partners Corp.	(4)(10)	SOFR + 5.25%	9.58%	9/26/2022	10/29/2030	75,252	74,707	75,252	3.17
HUB International, Ltd.	(8)	SOFR + 2.75%	7.37%	11/25/2024	6/20/2030	19,900	20,099	20,045	0.85
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	7.86%	11/22/2024	4/18/2030	9,975	10,081	10,062	0.42
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.00%	7.36%	11/22/2024	2/15/2031	11,338	11,444	11,429	0.48
OneDigital Borrower, LLC	(9)	SOFR + 3.25%	7.61%	11/19/2024	6/13/2031	11,970	12,075	12,015	0.51
Patriot Growth Insurance Services, LLC.	(4)(10)	SOFR + 5.00%	9.48%	9/26/2022	10/16/2028	62,364	61,084	62,364	2.63
TIH Insurance Holdings, LLC.	(8)	SOFR + 2.75%	7.08%	12/6/2024	5/6/2031	10,000	10,075	10,045	0.42
USI, Inc.	(8)	SOFR + 2.25%	6.58%	12/23/2024	11/22/2029	16,713	16,800	16,706	0.70
USI, Inc.	(8)	SOFR + 2.25%	6.58%	12/23/2024	9/29/2030	14,963	15,052	14,959	0.63

							358,899	360,967	15.21
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.15%	7/16/2024	7/16/2031	16,836	16,945	16,977	0.72
Internet & Direct Marketing Retail
Identity Digital, Inc.	(4)(11)	SOFR + 5.25%	9.74%	1/19/2022	12/29/2027	41,590	41,444	41,590	1.75
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	10.10%	1/19/2022	12/15/2027	20,732	20,548	20,162	0.85

							61,992	61,752	2.60
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	7.83%	8/2/2024	2/1/2031	3,210	3,206	3,236	0.14
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.36%	5/24/2022	10/16/2026	9,956	9,804	9,589	0.40
Fortress Intermediate 3 Inc	(4)(8)	SOFR + 3.50%	7.86%	12/11/2024	6/27/2031	4,988	5,025	5,009	0.21
Informatica LLC	(8)	SOFR + 2.25%	6.61%	11/7/2024	10/27/2028	9,974	10,023	10,037	0.42
Newfold Digital Holdings Group Inc	(11)	SOFR + 3.50%	8.14%	1/19/2022	2/10/2028	4,368	4,312	3,746	0.16
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	10.44%	1/19/2022	10/25/2027	25,220	24,974	25,220	1.06
Virtusa Corp.	(10)	SOFR + 3.25%	7.61%	6/21/2024	2/15/2029	25,790	25,965	26,004	1.10

							83,309	82,841	3.49
Life Sciences Tools & Services
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	8.86%	12/2/2024	12/16/2028	4,987	5,037	5,028	0.21
PAREXEL International Inc/Wilmington	(9)	SOFR + 3.00%	7.36%	11/19/2024	11/15/2028	9,974	10,049	10,055	0.42

							15,086	15,083	0.63
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	7.09%	11/13/2024	3/16/2030	8,000	8,071	8,042	0.34
LSF11 Trinity Bidco, Inc.	(4)(8)	SOFR + 3.00%	7.37%	12/11/2024	6/14/2030	231	231	233	0.01
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	7.86%	9/3/2024	8/31/2028	5,904	5,904	5,963	0.25
SPX Flow, Inc.	(9)	SOFR + 3.00%	7.36%	6/6/2024	4/5/2029	6,395	6,445	6,456	0.27
Titan Co-Borrower LLC	(8)	SOFR + 4.50%	8.78%	11/19/2024	2/15/2029	5,208	5,236	5,259	0.22
Victory Buyer, LLC	(9)	SOFR + 3.75%	8.22%	1/19/2022	11/19/2028	9,752	9,388	9,599	0.40

							35,275	35,552	1.49
Media
McGraw-Hill Education, Inc.	(9)	SOFR + 4.00%	8.33%	11/25/2024	8/6/2031	4,777	4,842	4,837	0.20
Radiate Holdco, LLC	(10)	SOFR + 3.25%	7.72%	1/19/2022	9/25/2026	2,352	2,351	2,063	0.09
Sunrise Financing Partnership	(8)	SOFR + 2.93%	7.44%	6/7/2022	1/31/2029	3,346	3,309	3,368	0.14

							10,502	10,268	0.43
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.00%	7.35%	1/19/2022	1/31/2029	18,060	18,131	18,131	0.76

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Mortgage Real Estate Investment Trusts (REITs)
Blackstone Mortgage Trust Inc	(9)	SOFR + 3.50%	7.84%	11/14/2024	5/9/2029	4,987	4,993	5,003	0.21
Starwood Property Mortgage LLC	(4)(9)	SOFR + 2.25%	6.64%	12/12/2024	12/12/2029	2,757	2,750	2,753	0.12

							7,743	7,756	0.33
Oil, Gas & Consumable Fuels
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	8.38%	1/19/2022	12/21/2028	18,271	18,246	18,381	0.77
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.75%	10.29%	9/26/2022	11/12/2027	74,498	73,633	72,263	3.05
Professional Services
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.84%	12/17/2024	12/17/2031	1,417	1,414	1,421	0.06
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.25%	8.61%	4/22/2024	12/29/2028	2,977	2,970	2,999	0.13
Camelot US Acquisition, LLC.	(8)	SOFR + 2.75%	7.11%	1/31/2024	1/31/2031	7,746	7,724	7,749	0.33
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.11%	1/19/2022	12/29/2028	27,572	26,895	26,790	1.13
CFGI Holdings, LLC	(4)(10)	SOFR + 4.50%	8.86%	9/26/2022	11/2/2027	110,069	110,069	110,069	4.64
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.08%	1/19/2022	4/9/2027	14,674	14,578	14,385	0.61
Dun & Bradstreet Corp	(8)	SOFR + 2.25%	6.59%	11/15/2024	1/18/2029	12,857	12,882	12,881	0.54
First Advantage Holdings, LLC	(8)	SOFR + 3.25%	7.82%	6/7/2022	10/31/2031	5,000	5,013	5,059	0.21
Kwor Acquisition, Inc.	(4)(11)(17)	P + 4.25%	12.25%	9/26/2022	12/22/2028	90,815	88,773	73,333	3.09
Mercury Borrower, Inc.	(8)	SOFR + 3.00%	7.36%	12/13/2024	8/2/2028	12,033	12,077	12,153	0.51
Mercury Borrower, Inc.	(9)	SOFR + 3.50%	8.19%	5/25/2022	8/2/2028	4,957	4,975	4,998	0.21
Ryan, LLC	(9)	SOFR + 3.50%	7.86%	11/7/2024	11/14/2030	9,977	10,057	10,017	0.42
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.00%	7.59%	2/24/2023	7/31/2031	34,333	34,496	34,583	1.46
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.25%	9.76%	9/26/2022	6/29/2028	118,000	117,281	118,000	4.98
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 4.75%	9.15%	1/19/2022	11/8/2028	28,749	28,424	28,462	1.20

							477,628	462,899	19.52
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	9.96%	1/19/2022	8/8/2030	18,138	18,257	18,138	0.76
Software
Applied Systems, Inc.	(8)	SOFR + 3.00%	7.33%	11/25/2024	2/24/2031	14,962	15,118	15,125	0.64
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	8.34%	7/30/2024	7/30/2031	22,626	22,654	22,840	0.96
CDK Global Inc.	(8)	SOFR + 3.25%	7.58%	12/11/2024	7/6/2029	17,157	17,095	16,952	0.71
Cloud Software Group, Inc.	(9)	SOFR + 3.75%	8.08%	11/4/2024	3/21/2031	37,330	37,485	37,496	1.58
Cloudera, Inc.	(9)	SOFR + 3.75%	8.21%	1/19/2022	10/8/2028	14,300	14,134	14,289	0.60
Confine Visual Bidco	(4)(8)	SOFR + 5.75%	10.06%	9/26/2022	2/23/2029	32,504	31,899	26,247	1.11
ConnectWise, LLC	(9)	SOFR + 3.50%	8.09%	1/19/2022	9/29/2028	14,339	14,428	14,451	0.61
Delta Topco, Inc.	(8)	SOFR + 3.50%	8.20%	11/25/2024	12/1/2029	15,000	15,134	15,136	0.64
ECI Macola Max Holding, LLC	(10)	SOFR + 3.25%	7.58%	9/20/2024	5/9/2030	26,757	26,969	27,044	1.14
Epicor Software Corp.	(10)	SOFR + 2.75%	7.11%	5/30/2024	5/30/2031	15,865	15,907	15,998	0.67
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.07%	6/11/2024	3/2/2028	10,380	10,361	10,214	0.43
Flexera Software, LLC	(10)	SOFR + 3.00%	7.35%	5/20/2024	3/3/2028	5,641	5,641	5,686	0.24
Gen Digital Inc	(9)	SOFR + 1.75%	6.11%	6/5/2024	9/12/2029	2,587	2,587	2,582	0.11
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.00%	7.36%	9/26/2024	12/1/2027	9,364	9,420	9,454	0.40
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.36%	6/28/2024	9/27/2030	17,889	17,883	18,113	0.76
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.69%	1/19/2022	11/19/2026	3,075	3,068	2,719	0.11
Icon Parent Inc	(8)	SOFR + 3.00%	7.52%	11/7/2024	11/13/2031	30,000	30,147	30,145	1.27
ION Trading Finance Ltd.	(8)	SOFR + 4.00%	8.47%	6/3/2024	4/1/2028	16,774	16,839	16,824	0.71
ION Trading Finance Ltd.	(8)	SOFR + 3.50%	7.83%	12/10/2024	4/1/2028	9,435	9,435	9,460	0.40
Javelin Buyer Inc	(8)	SOFR + 3.25%	7.83%	12/6/2024	10/8/2031	30,000	30,281	30,272	1.28
LD Lower Holdings, Inc.	(4)(11)	SOFR + 7.50%	11.93%	1/19/2022	8/9/2027	13,661	13,624	13,559	0.57
Magenta Security Holdings LLC	(11)	SOFR + 6.25%	10.84%	8/14/2024	7/27/2028	292	281	298	0.01

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)		Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Magenta Security Holdings LLC	(10)(18)	SOFR + 6.75%	11.59%		8/14/2024	7/27/2028	829	791	767	0.03
Magenta Security Holdings LLC	(10)(18)	SOFR + 7.75%	12.60 (incl. 6.25 PIK	% % )	8/14/2024	7/27/2028	638	496	384	0.02
Magenta Security Holdings LLC	(10)(17)(18)	SOFR + 7.00%	11.85 (incl. 5.50 PIK	% % )	8/14/2024	7/27/2028	201	70	71	0.00
McAfee Corp.	(9)	SOFR + 3.00%	7.37%		5/31/2024	3/1/2029	21,282	21,307	21,327	0.90
Medallia, Inc.	(4)(10)	SOFR + 6.50%	10.85 (incl. 4.00 PIK	% % )	1/19/2022	10/29/2028	50,559	50,070	47,526	2.00
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.19%		4/20/2022	5/2/2029	4,887	4,872	4,570	0.19
Mitratech Holdings, Inc.	(4)(10)	SOFR + 5.00%	9.69%		8/9/2022	5/18/2028	27,019	26,221	27,019	1.14
Mitratech Holdings, Inc.	(10)	SOFR + 4.25%	9.10%		4/5/2023	5/18/2028	14,775	14,286	14,793	0.62
Monk Holding Co.	(4)(10)(18)	SOFR + 5.50%	9.93%		1/19/2022	12/1/2027	107,669	106,341	107,669	4.54
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	9.93%		1/19/2022	12/1/2027	1,032	1,003	974	0.04
MRI Software, LLC	(11)	SOFR + 4.75%	9.08%		9/26/2022	2/10/2027	9,968	9,822	9,993	0.42
Nintex Topco Limited	(4)(8)	SOFR + 6.00%	10.76 (incl. 1.50 PIK	% % )	1/19/2022	11/13/2028	32,668	32,283	30,381	1.28
Perforce Software, Inc.	(8)	SOFR + 4.75%	9.10%		12/18/2024	7/1/2029	10,794	10,632	10,678	0.45
Planview Parent Inc	(8)	SOFR + 3.50%	7.83%		12/17/2024	12/17/2027	735	733	741	0.03
Project Alpha Intermediate Holding Inc	(9)	SOFR + 3.25%	7.76%		11/22/2024	10/28/2030	20,656	20,605	20,814	0.88
Project Leopard Holdings, Inc.	(9)	SOFR + 5.25%	9.94%		12/19/2024	7/20/2029	995	898	895	0.04
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.36%		5/28/2024	8/31/2028	23,679	23,775	23,821	1.00
Quartz Acquireco, LLC	(4)(8)	SOFR + 2.75%	7.08%		6/3/2024	6/28/2030	16,656	16,744	16,802	0.71
Rocket Software, Inc.	(9)	SOFR + 4.25%	8.61%		10/5/2023	11/28/2028	5,198	5,187	5,243	0.22
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	8.12%		12/18/2024	5/12/2028	22,380	22,367	22,492	0.95
Solarwinds Holdings, Inc.	(8)	SOFR + 2.75%	7.11%		7/24/2024	2/5/2030	12,908	13,006	12,992	0.55
Sovos Compliance, LLC	(9)	SOFR + 4.50%	8.97%		1/19/2022	8/11/2028	11,520	11,467	11,619	0.49
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	10.94%		1/19/2022	10/5/2028	58,350	57,681	57,329	2.42
Surf Holdings, LLC	(8)	SOFR + 3.50%	7.95%		1/19/2022	3/5/2027	19,247	19,234	19,398	0.82
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.75%	10.25%		1/19/2022	5/5/2028	58,781	58,418	56,344	2.38
UKG Inc	(8)	SOFR + 3.00%	7.62%		12/2/2024	2/10/2031	25,404	25,648	25,615	1.08
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.85%		1/19/2022	4/24/2028	5,897	5,863	5,818	0.25
VS Buyer, LLC	(8)	SOFR + 2.75%	7.12%		11/19/2024	4/12/2031	15,000	15,156	15,131	0.64
XPLOR T1, LLC	(8)	SOFR + 3.50%	7.83%		12/11/2024	6/24/2031	4,988	5,050	5,037	0.21
Zodiac Purchaser LLC	(4)(8)	SOFR + 3.50%	7.90%		12/13/2024	12/13/2031	5,000	4,975	4,988	0.21

								945,391	936,135	39.46
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 5.98%	10.57%		1/19/2022	5/3/2026	36,866	36,723	36,866	1.55
EG America, LLC	(8)	SOFR + 4.25%	8.68%		7/12/2023	2/7/2028	6,170	6,200	6,233	0.26
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.50%	7.86%		11/19/2024	5/4/2028	9,975	10,062	10,054	0.42
StubHub Holdco Sub, LLC	(8)	SOFR + 4.75%	9.11%		3/15/2024	3/15/2030	12,233	12,303	12,279	0.52

								65,288	65,432	2.75
Technology Hardware, Storage & Peripherals
Sandisk Corp	(8)	SOFR + 3.00%	7.40%		12/13/2024	12/13/2031	11,430	11,259	11,255	0.47
Textiles, Apparel & Luxury Goods
Champ Acquisition Corp	(8)	SOFR + 4.50%	8.86%		11/8/2024	11/25/2031	678	671	685	0.03
Trading Companies & Distributors
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.22%		1/19/2022	3/31/2028	13,705	13,577	13,818	0.58
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.10%		1/19/2022	1/31/2028	6,799	6,657	6,712	0.28
Hillman Group Inc	(9)	SOFR + 2.25%	6.61%		11/7/2024	7/14/2028	3,987	3,993	4,012	0.17
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	8.09%		1/19/2022	12/22/2028	5,830	5,798	5,885	0.25

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Trading Companies & Distributors (continued)
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.88%	12/12/2024	6/7/2031		6,394	6,432	6,423	0.27
Johnstone Supply, LLC	(8)	SOFR + 3.00%	7.51%	12/2/2024	6/7/2031		5,000	5,034	5,022	0.21
Kodiak BP, LLC	(8)	SOFR + 3.75%	8.27%	1/19/2022	12/4/2031		15,000	14,981	15,029	0.63
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.10%	1/19/2022	12/28/2027		3,334	3,303	3,262	0.14
Porcelain Acquisition Corp.	(4)(11)	SOFR + 6.00%	10.43%	1/19/2022	4/1/2027		8,599	8,526	8,040	0.34
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.61%	6/13/2024	10/19/2029		16,935	16,973	16,988	0.72

								85,274	85,191	3.59
Transportation Infrastructure
Liquid Tech Solutions Holdings LLC	(4)(10)	SOFR + 3.75%	8.10%	12/17/2024	3/20/2028		4,936	4,936	4,948	0.21
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.27%	1/19/2022	10/19/2027		11,703	11,646	11,352	0.48
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	11.06%	1/19/2022	10/19/2027		6,737	6,688	6,535	0.28

								23,270	22,835	0.97
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.33%	1/19/2022	12/17/2027		18,576	18,540	18,618	0.78

Total First Lien Debt								5,462,023	5,386,488	227.02

Second Lien Debt
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 5.75%	10.21%	7/29/2022	12/10/2029		5,301	4,893	5,271	0.22
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(8)	8.75%	8.75%	12/20/2022	4/15/2029	CAD	12,000	8,329	7,659	0.32
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	13.44%	1/19/2022	10/15/2027		24,712	24,606	22,735	0.96

								32,935	30,394	1.28
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	11.35%	9/26/2022	8/31/2029		37,847	37,274	34,441	1.45
Machinery
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	11.47%	1/19/2022	11/19/2029		66,704	65,816	63,702	2.69
Software
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.10%	9/26/2022	4/23/2029		24,942	22,600	24,134	1.02

Total Second Lien Debt								163,518	157,942	6.66

Bond
Software
Tangerine Bidco S.p.A	(4)(8)	E + 5.00%	7.68%	12/17/2022	12/30/2029	EUR	69,750	72,499	72,251	3.05

Total Bond								72,499	72,251	3.05

Equity
Air Freight & Logistics
AGI Group Holdings LP - Class A-2 Common Units	(4)			1/19/2022			194	208	266	0.01
Mode Holdings, L.P. - Class A-2 Common Units	(4)			1/19/2022			1,230,769	2,215	1,071	0.05
Red Griffin ParentCo, LLC - Class A Common Units	(4)			11/27/2024			3,838	16,269	12,996	0.55

								18,692	14,333	0.61
Capital Markets
Resolute Investment Managers, Inc. - Common Equity	(4)			12/29/2023			11,751	294	91	0.00
Chemicals
Pigments Holdings LP - LP Interest	(4)			4/14/2023			1,212	0	0	0.00

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Equity (continued)
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class A Units	(4)			1/19/2022		1	780	0	0.00
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class C Preferred Units	(4)			7/12/2023		1	92	18	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	(4)			1/19/2022		301,167	1,239	1,582	0.07

							2,111	1,600	0.07
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interest	(4)		11.50%	1/19/2022		974,662	1,133	1,393	0.06
Health Care Providers & Services
Jayhawk Holdings, LP - Class A-1 Common Units	(4)			1/19/2022		797	210	29	0.00
Jayhawk Holdings, LP - Class A-2 Common Units	(4)			1/19/2022		429	113	8	0.00
WHCG Purchaser, Inc. - Class A Common Units	(4)			8/2/2024		667,649	0	0	0.00

							323	37	0.00
Software
Descartes Holdings, Inc - Class A Common Stock	(4)			10/9/2023		168,057	728	12	0.00
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%	1/19/2022		5,773	5,700	7,476	0.32

							6,428	7,488	0.32
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	(4)			1/19/2022		3,000,000	3,542	4,335	0.18
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units	(4)			1/19/2022		3,936	376	1,066	0.04

Total Equity							32,899	30,343	1.28

Total Investment Portfolio							5,730,939	5,647,024	238.01

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund - Investor Class			4.34%				466	466	0.02
Dreyfus Treasury Obligations Cash Management			4.24%				384	384	0.02
Other Cash and Cash Equivalents							149,811	150,195	6.33

Total Portfolio Investments, Cash and Cash Equivalents							$5,881,600	$5,798,069	244.38%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments,

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	$714	$—
Cambium Learning Group, Inc.	Revolver	7/20/2027	3,249	—
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	195	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/2/2025	24,500	—
Latham Pool Products, Inc.	Revolver	2/23/2027	11,250	(233)
Monk Holding Co.	Delayed Draw Term Loan	6/1/2025	3,290	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/23/2025	616	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	5/8/2025	3,721	—
Signia Aerospace LLC	Delayed Draw Term Loan	12/11/2026	1,264	—
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(118)
Triple Lift, Inc.	Revolver	5/5/2028	2,143	(86)
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	—

Total Unfunded Commitments			$61,496	$(496)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of December 31, 2024.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of December 31, 2024, the aggregate fair value of these securities is $5,647.0 million or 238.01% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the selected consolidated statements of assets and liabilities information of the Emerald JV as of September 30, 2025 and December 31, 2024 (Unaudited):

	September 30, 2025	December 31, 2024
ASSETS
Investments at fair value (cost of $6,725,570 and $5,730,939, respectively)	$6,580,852	$5,647,024
Cash and cash equivalents	173,780	150,661
Interest receivable	40,608	34,431
Receivable for investments sold	8,698	65,644
Deferred financing costs	7,684	11,005

Total assets	$6,811,622	$5,908,765

LIABILITIES
Debt (net of unamortized debt issuance costs of $5,205 and $0, respectively)	$4,022,707	$2,169,241
Distribution payable	80,027	75,514
Payable for investments purchased and other liabilities	413,040	1,292,277

Total liabilities	4,515,774	3,537,032

PARTNERS’ CAPITAL
Partners’ capital	2,295,848	2,371,733

Total partners’ capital	2,295,848	2,371,733

Total liabilities and partners’ capital	$6,811,622	$5,908,765

The following table presents the selected consolidated statements of operations information of the Emerald JV for the three and nine months ended September 30, 2025 and September 30, 2024 (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
Interest income	$135,753	$123,360	$395,043	$413,396
Payment-in-kind interest income	6,208	2,066	17,210	5,713
Dividend income	2,922	3	2,922	19
Other income	44	—	675	604

Total investment income	144,927	125,429	415,850	419,732

Expenses:
Interest expense	58,383	43,758	161,117	141,886
Other expenses	1,567	541	3,050	1,603

Total expenses	59,950	44,299	164,167	143,489

Net investment income before tax expense	84,977	81,130	251,683	276,243

Tax expense	—	—	—	—

Net investment income after tax expense	84,977	81,130	251,683	276,243

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net realized and change in unrealized gain (loss):
Net change in unrealized gain (loss) on investments, foreign currency and income tax (provision) benefit	(33,652)	(48,847)	(71,218)	(68,702)
Net realized gain (loss) on investments and foreign currency	(2,995)	6,785	(19,624)	10,972

Total net realized and change in unrealized gain (loss)	(36,647)	(42,062)	(90,842)	(57,730)

Net increase (decrease) in partners’ capital resulting from operations	$48,330	$39,068	$160,841	$218,513

BCRED Verdelite JV

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited partnership, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), commenced operations on October 21, 2022 and operates under a limited partnership agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

On October 21, 2022, a wholly-owned subsidiary of the Company and the Verdelite JV Partner committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV.

As of September 30, 2025 and December 31, 2024, the Company had made capital contributions (net of returns of capital) of $117.7 million and the Verdelite JV Partner had made capital contributions (net of returns of capital) of $16.8 million. As of September 30, 2025 and December 31, 2024, $29.3 million of capital remained uncalled from the Company and $4.2 million of capital remained uncalled from the Verdelite JV Partner. The Company and the Verdelite JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Verdelite JV.

As of September 30, 2025 and December 31, 2024, the Company and the Verdelite JV Partner’s equity ownership interests in the Verdelite JV were 87.5% and 12.5%, respectively.

The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s general partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The initial term of the Verdelite JV was three years from the commencement of operations, and will continue for successive six-month periods thereafter upon the approval the Verdelite JV’s general partner, except in the case of a dissolution event. The Company’s investment in the Verdelite JV cannot be transferred without the consent of the Verdelite JV partner. Effective October 21, 2025, the Verdelite JV’s general partner approved the extension of the Verdelite JV to April 21, 2026.

The Company has determined that the Verdelite JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Verdelite JV and has determined that the Verdelite JV is a variable interest entity under ASC 810. However, the Company is not deemed to be the primary beneficiary of the Verdelite JV as there is equal power between the Company and the Verdelite JV Partner. Accordingly, the Company does not consolidate the Verdelite JV.

The Company’s investment in the Verdelite JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2025 and December 31, 2024.

The following table presents the consolidated schedule of investments of the Verdelite JV as of September 30, 2025:

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
Aerospace & Defense
KBR, Inc.	(8)	SOFR + 2.00%	6.16%	8/14/2024	1/17/2031	$501	$501	$502	0.39%
Peraton Corp.	(10)	SOFR + 3.75%	8.01%	11/16/2022	2/1/2028	4,940	4,903	4,179	3.21
TransDigm, Inc.	(8)	SOFR + 2.50%	6.50%	11/28/2023	2/28/2031	5,911	5,908	5,915	4.54
TransDigm, Inc.	(8)	SOFR + 2.25%	6.25%	9/11/2025	3/22/2030	89	89	89	0.07
Vertex Aerospace Services Corp.	(10)	SOFR + 2.25%	6.41%	11/16/2022	12/6/2030	5,532	5,512	5,533	4.25

							16,913	16,218	12.46
Air Freight & Logistics
Savage Enterprises, LLC	(8)	SOFR + 2.50%	6.75%	7/30/2025	8/5/2032	2,848	2,852	2,854	2.19
Airlines
American Airlines, Inc.	(8)	SOFR + 2.25%	6.50%	2/15/2023	2/15/2028	2,939	2,939	2,939	2.26
American Airlines, Inc.	(8)	SOFR + 1.75%	5.98%	11/16/2022	1/29/2027	495	494	494	0.38
American Airlines, Inc.	(8)	SOFR + 2.25%	6.58%	2/15/2023	4/20/2028	997	970	997	0.77
United Airlines, Inc.	(8)	SOFR + 2.00%	6.20%	2/22/2024	2/22/2031	2,279	2,279	2,289	1.76

							6,682	6,719	5.17
Auto Components
Clarios Global, LP	(8)	SOFR + 2.50%	6.66%	7/16/2024	5/6/2030	2,942	2,942	2,947	2.26
Clarios Global, LP	(8)	SOFR + 2.75%	6.91%	3/12/2025	1/28/2032	2,500	2,484	2,505	1.92

							5,426	5,452	4.18
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 2.25%	6.25%	11/16/2022	3/31/2028	3,397	3,397	3,400	2.61
Biotechnology
Grifols Worldwide Operations USA, Inc.	(8)	SOFR + 2.00%	6.26%	11/16/2022	11/15/2027	3,114	3,104	3,108	2.39
Broadline Retail
Peer Holding III, BV	(8)	SOFR + 2.50%	6.50%	6/26/2024	7/1/2031	1,928	1,928	1,933	1.48
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.50%	11/16/2022	4/12/2028	3,918	3,878	3,731	2.86
Griffon Corp.	(8)	SOFR + 2.00%	6.00%	6/26/2024	1/24/2029	3,424	3,430	3,440	2.64
Gulfside Supply, Inc.	(8)	SOFR + 3.00%	7.00%	6/17/2024	6/17/2031	618	616	619	0.48
LBM Acquisition, LLC	(10)	SOFR + 3.75%	7.99%	6/6/2024	5/31/2031	5,945	5,897	5,813	4.46
MIWD Holdco II, LLC	(8)	SOFR + 2.75%	6.91%	3/28/2024	3/28/2031	2,039	2,030	2,049	1.57
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.25%	11/16/2022	4/29/2029	2,402	2,405	2,249	1.73
Resideo Funding, Inc.	(8)	SOFR + 2.00%	5.84%	6/14/2024	6/13/2031	543	543	545	0.42
Resideo Funding, Inc.	(8)	SOFR + 2.00%	6.04%	8/8/2025	8/13/2032	330	330	330	0.25
Standard Industries, Inc.	(9)	SOFR + 1.75%	5.89%	11/16/2022	9/22/2028	541	541	543	0.42

							19,670	19,319	14.83
Capital Markets
Apex Group Treasury, LLC	(8)	SOFR + 3.50%	7.75%	2/27/2025	2/27/2032	3,501	3,493	3,431	2.63
Aretec Group, Inc.	(8)	SOFR + 3.50%	7.66%	5/29/2024	8/9/2030	5,363	5,361	5,369	4.12
Citco Funding, LLC	(9)	SOFR + 2.75%	6.81%	6/13/2024	4/27/2028	980	979	984	0.76
Focus Financial Partners, LLC	(8)	SOFR + 2.75%	6.91%	1/31/2025	9/15/2031	2,481	2,465	2,485	1.91
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	6.75%	7/25/2025	9/5/2031	4,121	4,123	4,126	3.17
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 3.00%	7.16%	8/1/2025	3/21/2031	1,570	1,570	1,573	1.21
Osaic Holdings, Inc.	(8)	SOFR + 3.00%	7.16%	7/17/2025	8/1/2032	2,660	2,657	2,662	2.04
Superannuation & Investments US, LLC	(9)	SOFR + 3.00%	7.16%	7/18/2025	12/1/2028	107	107	107	0.08
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	7.16%	6/5/2024	4/7/2028	3,851	3,851	3,858	2.96
Victory Capital Holdings, Inc.	(8)	SOFR + 2.00%	6.00%	9/10/2025	9/23/2032	5,022	5,016	5,019	3.85

							29,622	29,614	22.73

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Chemicals
CI Maroon Holdings, LLC	(8)	SOFR + 3.25%	7.35%	2/7/2025	3/3/2031	891	891	893	0.69
Nouryon USA, LLC	(8)	SOFR + 3.25%	7.50%	4/26/2024	4/3/2028	3,666	3,666	3,676	2.82

							4,557	4,569	3.51
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 4.00%	8.03%	8/15/2025	8/18/2030	5,505	5,395	5,529	4.24
Allied Universal Holdco, LLC	(8)	SOFR + 3.25%	7.51%	8/6/2025	8/20/2032	3,034	3,030	3,049	2.34
Anticimex, Inc.	(9)	SOFR + 3.40%	7.76%	11/16/2022	11/16/2028	4,320	4,290	4,337	3.33
Aramark Services, Inc.	(8)	SOFR + 1.75%	5.91%	8/12/2025	4/6/2028	259	259	260	0.20
Asplundh Tree Expert, LLC	(8)	SOFR + 1.75%	5.91%	5/23/2024	5/23/2031	1,332	1,329	1,333	1.02
Belfor Holdings, Inc.	(9)	SOFR + 2.75%	6.91%	8/8/2025	11/1/2030	952	952	957	0.73
EAB Global, Inc.	(9)	SOFR + 3.00%	7.16%	11/16/2022	8/16/2030	8,744	8,656	8,542	6.56
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	8.53%	11/16/2022	8/31/2028	2,462	2,397	2,197	1.69
Garda World Security, Corp.	(8)	SOFR + 3.00%	7.17%	8/6/2024	2/1/2029	3,789	3,789	3,798	2.92
Lsf12 Crown US Commercial Bidco, LLC	(8)	SOFR + 3.50%	7.66%	9/19/2025	12/2/2031	379	379	381	0.29
OMNIA Partners, LLC	(8)	SOFR + 2.50%	6.81%	1/26/2024	7/25/2030	3,355	3,336	3,361	2.58
Pinnacle Buyer, LLC	(7)(8)	SOFR + 2.50%	6.56%	9/11/2025	10/1/2032	444	443	445	0.34
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	6.13%	4/15/2024	10/13/2030	5,223	5,221	5,216	4.00
Prime Security Services Borrower, LLC	(8)	SOFR + 1.75%	6.00%	4/4/2025	3/7/2032	995	986	987	0.76
Tempo Acquisition, LLC	(9)	SOFR + 1.75%	5.91%	1/29/2025	8/31/2028	2,481	2,462	2,432	1.87
TRC Cos, LLC	(8)	SOFR + 3.00%	7.16%	11/16/2022	12/8/2028	5,462	5,461	5,476	4.20
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.15%	11/16/2022	1/21/2029	2,300	2,266	1,987	1.53

							50,651	50,287	38.60
Construction & Engineering
Azuria Water Solutions, Inc.	(10)	SOFR + 3.00%	7.16%	7/23/2024	5/17/2028	2,941	2,941	2,949	2.26
Brookfield WEC Holdings, Inc.	(8)	SOFR + 2.25%	6.53%	1/25/2024	1/27/2031	2,491	2,485	2,495	1.92
Touchdown Acquirer, Inc.	(8)	SOFR + 2.75%	6.95%	8/21/2024	2/21/2031	2,383	2,362	2,384	1.83

							7,788	7,828	6.01
Construction Materials
Green Infrastructure Partners US, LLC	(8)	SOFR + 2.75%	6.78%	9/19/2025	9/24/2032	273	272	273	0.21
Quikrete Holdings, Inc.	(8)	SOFR + 2.25%	6.41%	4/4/2025	2/10/2032	995	971	996	0.76
Tamko Building Products, LLC	(8)	SOFR + 2.75%	6.91%	10/23/2024	9/20/2030	2,608	2,608	2,619	2.01

							3,851	3,888	2.98
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	6.16%	5/17/2024	5/17/2031	3,685	3,681	3,685	2.83
Containers & Packaging
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.39%	12/13/2024	7/18/2029	741	741	745	0.57
Berlin Packaging, LLC	(8)	SOFR + 3.25%	7.53%	7/25/2025	6/7/2031	4,486	4,486	4,505	3.46
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.34%	11/16/2022	4/13/2029	3,136	3,099	3,135	2.41
Graham Packaging Co., Inc.	(8)	SOFR + 2.50%	6.66%	7/31/2024	8/4/2027	2,591	2,591	2,594	1.99
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.19%	4/9/2024	9/15/2028	5,132	5,132	5,158	3.96
SupplyOne, Inc.	(8)	SOFR + 3.50%	7.66%	4/19/2024	4/19/2031	1,686	1,680	1,696	1.30
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.41%	11/16/2022	3/3/2028	4,467	4,360	4,450	3.42
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	7.75%	10/18/2024	9/15/2028	4,386	4,386	4,315	3.31

							26,475	26,598	20.42
Diversified Consumer Services
Cengage Learning, Inc.	(11)	SOFR + 3.50%	7.67%	11/22/2024	3/22/2031	3,432	3,425	3,428	2.63
Element Materials Technology Group US Holdings, Inc.	(9)	SOFR + 3.68%	7.68%	11/16/2022	7/6/2029	2,940	2,896	2,963	2.27
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.66%	2/1/2024	12/21/2029	3,955	3,937	3,436	2.64
KUEHG Corp.	(9)	SOFR + 2.75%	6.75%	8/11/2025	6/12/2030	2,494	2,503	2,495	1.92
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.47%	11/16/2022	3/12/2029	4,172	4,100	4,153	3.19
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.50%	6.66%	3/27/2024	3/21/2031	696	696	698	0.54

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Diversified Consumer Services (continued)
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.25%	7.41%	11/16/2022	12/15/2028	3,240	3,207	3,070	2.36
Spring Education Group, Inc.	(8)	SOFR + 3.25%	7.25%	9/29/2023	10/5/2030	3,361	3,336	3,377	2.59
University Support Services, LLC	(9)	SOFR + 2.75%	6.91%	11/16/2022	2/10/2029	3,688	3,662	3,638	2.79
Wand NewCo 3, Inc.	(8)	SOFR + 2.50%	6.66%	7/30/2024	1/30/2031	2,898	2,876	2,892	2.22

							30,638	30,150	23.15
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.16%	12/28/2023	1/31/2031	845	840	846	0.65
Diversified Telecommunication Services
Coral-US Co-Borrower, LLC	(8)	SOFR + 3.25%	7.57%	11/16/2022	1/31/2028	2,450	2,439	2,429	1.86
Virgin Media Bristol, LLC	(8)	SOFR + 3.18%	7.37%	3/2/2023	3/31/2031	2,727	2,709	2,693	2.07
Zacapa, LLC	(9)	SOFR + 3.75%	7.75%	10/29/2024	3/22/2029	4,467	4,467	4,479	3.44

							9,615	9,601	7.37
Electric Utilities
Cogentrix Finance Holdco I, LLC	(8)	SOFR + 2.25%	6.41%	8/7/2025	2/26/2032	2,368	2,373	2,375	1.82
NRG Energy, Inc.	(8)	SOFR + 1.75%	6.07%	4/16/2024	4/16/2031	1,751	1,748	1,753	1.35
Vistra Operations Co, LLC	(8)	SOFR + 1.75%	5.91%	11/16/2022	12/20/2030	2,601	2,581	2,607	2.00

							6,702	6,735	5.17
Electrical Equipment
Generac Power Systems, Inc.	(8)	SOFR + 1.75%	6.03%	7/3/2024	7/3/2031	3,761	3,757	3,787	2.91
Madison IAQ, LLC	(9)	SOFR + 2.50%	6.70%	11/16/2022	6/21/2028	6,678	6,600	6,692	5.14

							10,357	10,479	8.05
Electronic Equipment, Instruments & Components
Celestica, Inc.	(4)(8)	SOFR + 1.75%	5.92%	6/20/2024	6/20/2031	3,456	3,456	3,482	2.67
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.32%	11/16/2022	3/2/2028	2,619	2,569	2,559	1.96
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.81%	7/1/2024	7/1/2031	1,822	1,792	1,802	1.38

							7,817	7,843	6.01
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 2.75%	6.91%	3/26/2024	3/26/2031	1,181	1,178	1,186	0.91
Entertainment
EOC Borrower, LLC	(8)	SOFR + 3.00%	7.16%	8/11/2025	3/24/2032	2,494	2,502	2,500	1.92
Live Nation Entertainment, Inc.	(8)	SOFR + 1.75%	5.99%	11/16/2022	10/19/2026	3,445	3,447	3,446	2.65
UFC Holdings, LLC	(8)	SOFR + 2.00%	6.04%	9/9/2025	11/21/2031	171	171	172	0.13

							6,120	6,118	4.70
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.41%	6/17/2024	6/17/2031	4,892	4,872	4,893	3.76
Paysafe Holdings US Corp.	(9)	SOFR + 2.75%	7.03%	11/16/2022	6/28/2028	1,918	1,912	1,918	1.47
Planet US Buyer, LLC	(8)	SOFR + 3.00%	7.20%	2/9/2024	2/7/2031	1,012	1,010	1,019	0.78
Solera, LLC	(9)(18)	SOFR + 4.00%	8.57%	11/16/2022	6/2/2028	2,240	2,190	2,163	1.66

							9,984	9,993	7.67
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	7.28%	11/16/2022	12/8/2028	2,923	2,873	2,931	2.25
Dreyers Grand Ice Cream, Inc.	(8)	SOFR + 2.00%	6.20%	3/11/2025	9/30/2031	2,985	2,967	2,967	2.28
Froneri US, Inc.	(8)	SOFR + 2.00%	6.20%	7/16/2025	8/2/2032	1,378	1,374	1,376	1.06
Saratoga Food Specialties, LLC	(8)	SOFR + 3.25%	7.31%	3/7/2024	3/7/2029	716	716	721	0.55

							7,930	7,995	6.14
Ground Transportation
Genesee & Wyoming, Inc.	(8)	SOFR + 1.75%	5.75%	4/10/2024	4/10/2031	4,281	4,264	4,269	3.28
Health Care Equipment & Supplies
Resonetics, LLC	(10)	SOFR + 2.75%	7.06%	7/24/2025	6/18/2031	3,555	3,555	3,555	2.73
WS Audiology A/S	(8)	SOFR + 3.50%	7.81%	4/8/2024	2/28/2029	4,065	4,065	4,054	3.11

							7,620	7,609	5.84

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Health Care Providers & Services
Agiliti Health, Inc.	(8)	SOFR + 3.00%	7.22%	5/1/2023	5/1/2030	3,447	3,449	3,314	2.54
CHG Healthcare Services, Inc.	(9)	SOFR + 2.75%	7.05%	7/25/2025	9/29/2028	2,489	2,492	2,492	1.91
Concentra Health Services, Inc.	(8)	SOFR + 2.00%	6.16%	7/26/2024	6/26/2031	2,127	2,127	2,137	1.64
Davita, Inc.	(8)	SOFR + 1.75%	5.91%	5/9/2024	5/9/2031	3,465	3,465	3,475	2.67
Ensemble RCM, LLC	(8)	SOFR + 3.00%	7.31%	1/30/2024	8/1/2029	931	924	935	0.72
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	6.91%	11/16/2022	11/1/2028	4,743	4,700	4,757	3.65
Global Medical Response, Inc.	(8)	SOFR + 3.50%	7.63%	9/10/2025	10/1/2032	2,868	2,861	2,873	2.21
Heartland Dental, LLC	(8)	SOFR + 3.75%	7.91%	8/7/2025	8/25/2032	266	265	266	0.20
Hunter US Bidco, Inc.	(4)(9)	SOFR + 4.25%	8.35%	11/16/2022	8/19/2028	1,000	995	996	0.76
MED ParentCo, LP	(8)	SOFR + 3.25%	7.41%	10/18/2024	4/15/2031	1,186	1,186	1,189	0.91
Outcomes Group Holdings, Inc.	(8)	SOFR + 3.00%	7.16%	5/6/2024	5/6/2031	2,054	2,054	2,068	1.59
Pediatric Associates Holding Co, LLC	(9)	SOFR + 3.25%	7.82%	11/16/2022	12/29/2028	477	473	458	0.35
Raven Acquisition Holdings, LLC	(7)(8)	SOFR + 3.00%	7.16%	4/4/2025	11/19/2031	929	908	929	0.71
Southern Veterinary Partners, LLC	(8)	SOFR + 2.50%	6.82%	7/22/2025	12/4/2031	2,708	2,709	2,706	2.08

							28,608	28,595	21.94
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 2.75%	6.91%	11/16/2022	2/15/2029	6,460	6,267	6,455	4.96
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.03%	5/1/2024	5/1/2031	5,153	5,132	5,071	3.89
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	8.10%	11/16/2022	10/1/2027	1,959	1,924	1,931	1.48
Waystar Technologies, Inc.	(8)	SOFR + 2.00%	6.16%	8/6/2025	10/22/2029	2,137	2,137	2,141	1.64

							15,460	15,598	11.97
Hotels, Restaurants & Leisure
Alterra Mountain, Co.	(8)	SOFR + 2.50%	6.66%	7/23/2025	8/17/2028	1,835	1,835	1,840	1.41
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	6.41%	2/6/2023	2/6/2030	1,330	1,322	1,330	1.02
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	6.41%	2/6/2024	2/6/2031	2,783	2,778	2,780	2.13
Cedar Fair, LP	(8)	SOFR + 2.00%	6.16%	5/1/2024	5/1/2031	719	717	715	0.55
FanDuel Group Financing, LLC	(9)	SOFR + 1.75%	5.75%	11/24/2023	11/30/2030	2,381	2,381	2,377	1.83
Fertitta Entertainment, LLC	(9)	SOFR + 3.25%	7.41%	11/16/2022	1/27/2029	2,730	2,704	2,729	2.10
GVC Finance, LLC	(9)	SOFR + 2.25%	6.37%	5/8/2024	10/31/2029	5,857	5,865	5,863	4.50
Hilton Grand Vacations Borrower, LLC	(8)	SOFR + 2.00%	6.16%	1/17/2024	1/17/2031	707	706	707	0.54
IRB Holding Corp.	(10)	SOFR + 2.50%	6.66%	12/11/2024	12/15/2027	6,489	6,486	6,498	4.99
LC Ahab US Bidco, LLC	(8)	SOFR + 3.00%	7.16%	5/1/2024	5/1/2031	1,660	1,633	1,661	1.28
Life Time, Inc.	(8)	SOFR + 2.00%	6.25%	8/14/2025	11/5/2031	1,108	1,108	1,109	0.85
Marriott Ownership Resorts, Inc.	(8)	SOFR + 2.25%	6.41%	4/1/2024	4/1/2031	3,103	3,122	3,108	2.39
Mic Glen, LLC	(9)	SOFR + 3.25%	7.41%	7/29/2025	7/21/2028	3,374	3,314	3,397	2.61
Motion Finco, LLC	(8)	SOFR + 3.50%	7.50%	2/5/2024	11/12/2029	2,513	2,504	2,263	1.74
New Red Finance, Inc.	(8)	SOFR + 1.75%	5.91%	6/16/2024	9/12/2030	2,896	2,876	2,890	2.22
Ovg Business Services, LLC	(8)	SOFR + 3.00%	7.16%	6/25/2024	6/25/2031	1,497	1,491	1,498	1.15
Scientific Games Holdings, LP	(9)	SOFR + 3.00%	7.29%	6/11/2024	4/4/2029	2,955	2,955	2,934	2.25
Tacala Investment Corp.	(10)	SOFR + 3.00%	7.16%	8/6/2025	1/31/2031	1,585	1,585	1,594	1.22
Whatabrands, LLC	(9)	SOFR + 2.50%	6.66%	12/11/2024	8/3/2028	6,973	6,971	6,986	5.36

							52,353	52,279	40.14
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.00%	7.28%	12/5/2024	7/31/2028	7,229	7,204	7,252	5.57
Weber-Stephen Products, LLC	(8)	SOFR + 3.75%	7.74%	9/17/2025	10/1/2032	338	335	335	0.26

							7,539	7,587	5.83
Household Products
Energizer Holdings, Inc.	(8)	SOFR + 2.00%	6.14%	5/29/2024	12/22/2027	725	722	728	0.56
Independent Power and Renewable Electricity Producers
Calpine, Corp.	(8)	SOFR + 1.75%	5.91%	3/10/2025	1/31/2031	1,000	998	1,000	0.77
Industrial Conglomerates
Bettcher Industries, Inc.	(4)(9)	SOFR + 4.00%	8.00%	9/19/2025	12/14/2028	379	378	381	0.29

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Insurance
Alliant Holdings Intermediate, LLC	(8)	SOFR + 2.50%	6.67%	7/31/2025	9/19/2031	995	974	993	0.76
AmWINS Group, Inc.	(10)	SOFR + 2.25%	6.25%	11/16/2022	1/30/2032	2,486	2,479	2,488	1.91
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 2.50%	6.64%	9/12/2025	5/26/2031	3,978	3,970	3,987	3.06
BroadStreet Partners, Inc.	(8)	SOFR + 2.75%	6.91%	6/14/2024	6/14/2031	7,027	7,016	7,042	5.41
HUB International, Ltd.	(8)	SOFR + 2.25%	6.58%	7/30/2024	6/20/2030	1,419	1,402	1,422	1.09
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	7.66%	8/2/2024	4/18/2030	2,381	2,381	2,382	1.83
Hyperion Refinance S.à r.l.	(9)	SOFR + 2.75%	6.91%	11/22/2024	2/15/2031	4,652	4,652	4,658	3.58
OneDigital Borrower, LLC	(9)	SOFR + 3.00%	7.16%	7/2/2024	7/2/2031	2,236	2,236	2,238	1.72
USI, Inc.	(8)	SOFR + 2.25%	6.25%	12/23/2024	9/29/2030	3,476	3,460	3,475	2.67
USI, Inc.	(8)	SOFR + 2.25%	6.25%	12/23/2024	11/22/2029	1,440	1,435	1,440	1.11

							30,005	30,125	23.14
Interactive Media & Services
Creative Artists Agency, LLC	(8)	SOFR + 2.50%	6.66%	8/11/2025	10/1/2031	2,500	2,504	2,507	1.92
Project Boost Purchaser, LLC	(8)	SOFR + 2.75%	7.07%	7/16/2024	7/16/2031	6,483	6,468	6,473	4.97
TripAdvisor, Inc.	(8)	SOFR + 2.75%	6.91%	7/8/2024	7/8/2031	2,368	2,363	2,327	1.79

							11,335	11,307	8.68
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 2.75%	6.75%	8/2/2024	2/1/2031	5,864	5,867	5,879	4.51
Chrysaor Bidco S.à r.l.	(7)(9)	SOFR + 3.00%	7.33%	7/17/2024	10/30/2031	765	765	770	0.59
Fortress Intermediate 3, Inc.	(8)	SOFR + 3.00%	7.25%	7/2/2025	6/27/2031	2,481	2,481	2,497	1.92
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	5.91%	5/31/2024	5/30/2031	741	740	740	0.57
Newfold Digital Holdings Group, Inc.	(4)(10)(17)	SOFR + 3.50%	7.84%	11/16/2022	2/10/2028	3,012	2,907	2,184	1.68
ThoughtWorks, Inc.	(9)	SOFR + 2.50%	6.78%	11/16/2022	3/24/2028	2,250	2,222	2,211	1.70
Virtusa Corp.	(10)	SOFR + 3.25%	7.41%	6/21/2024	2/15/2029	4,957	4,957	4,907	3.77
World Wide Technology Holding Co, LLC	(9)	SOFR + 2.00%	6.16%	7/17/2025	3/1/2030	889	889	893	0.69

							20,828	20,081	15.43
Life Sciences Tools & Services
Parexel International, Inc.	(9)	SOFR + 2.50%	6.66%	1/10/2025	11/15/2028	2,826	2,826	2,832	2.17
Machinery
Chart Industries, Inc.	(9)	SOFR + 2.50%	6.79%	7/2/2024	3/16/2030	2,114	2,114	2,129	1.63
EMRLD Borrower, LP	(8)	SOFR + 2.25%	6.12%	8/11/2025	8/4/2031	2,494	2,494	2,486	1.91
Innio North America Holding, Inc.	(8)	SOFR + 2.25%	6.39%	7/12/2024	11/2/2028	666	666	668	0.51
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 2.50%	6.65%	9/11/2025	6/15/2030	2,298	2,298	2,303	1.77
Pro Mach Group, Inc.	(11)	SOFR + 2.75%	6.91%	9/3/2024	8/31/2028	3,711	3,711	3,722	2.86
SPX Flow, Inc.	(9)	SOFR + 2.75%	6.91%	8/1/2025	4/5/2029	3,150	3,150	3,169	2.43
TK Elevator U.S. Newco, Inc.	(9)	SOFR + 3.00%	7.20%	3/14/2024	4/30/2030	4,308	4,308	4,323	3.32
Vertiv Group Corp.	(8)	SOFR + 1.75%	6.03%	8/7/2025	8/12/2032	163	163	163	0.13

							18,904	18,963	14.56
Media
ABG Intermediate Holdings 2, LLC	(8)	SOFR + 2.25%	6.41%	12/13/2024	12/21/2028	387	387	387	0.30
American Greetings Corp.	(8)	SOFR + 5.75%	9.91%	4/30/2024	10/30/2029	1,268	1,249	1,273	0.98
Fleet US Bidco, Inc.	(4)(8)	SOFR + 2.50%	6.54%	8/15/2024	2/21/2031	657	657	659	0.51
MJH Healthcare Holdings, LLC	(8)	SOFR + 2.75%	6.91%	8/11/2025	1/29/2029	2,494	2,498	2,490	1.91

							4,791	4,809	3.70
Metals & Mining
Arsenal AIC Parent, LLC	(8)	SOFR + 2.75%	6.91%	8/21/2024	8/18/2030	371	371	371	0.28
Novelis Holdings, Inc.	(8)	SOFR + 1.75%	5.75%	9/11/2025	3/11/2032	907	907	910	0.70
SCIH Salt Holdings, Inc.	(10)	SOFR + 3.00%	7.20%	3/19/2025	1/31/2029	2,489	2,490	2,494	1.91

							3,768	3,775	2.89
Mortgage Real Estate Investment Trusts (REITs)
Starwood Property Mortgage, LLC	(9)	SOFR + 2.25%	6.41%	8/14/2025	9/24/2032	385	384	387	0.30

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Oil, Gas & Consumable Fuels
AL GCX Holdings, LLC	(9)	SOFR + 2.00%	6.22%	11/16/2022	5/17/2029	2,494	2,490	2,494	1.91
Buckeye Partners, LP	(8)	SOFR + 1.75%	5.91%	2/6/2024	11/1/2026	1,717	1,718	1,721	1.32
Freeport LNG Investments, LLLP	(9)	SOFR + 3.25%	7.58%	11/16/2022	12/21/2028	3,782	3,756	3,788	2.91
GIP Pilot Acquisition Partners, LP	(8)	SOFR + 2.00%	6.29%	5/22/2024	10/4/2030	1,044	1,044	1,044	0.80
StonePeak Bayou Holdings, LP	(4)(8)	SOFR + 2.75%	6.75%	9/24/2025	10/1/2032	286	284	286	0.22
TransMontaigne Operating Co, LP	(9)	SOFR + 2.50%	6.66%	7/25/2025	11/17/2028	171	171	172	0.13

							9,463	9,505	7.29
Pharmaceuticals
Elanco Animal Health, Inc.	(8)	SOFR + 1.75%	6.13%	6/4/2024	8/1/2027	1,923	1,923	1,923	1.48
Professional Services
AG Group Holdings, Inc.	(9)	SOFR + 4.25%	8.41%	11/16/2022	12/29/2028	3,529	3,476	3,134	2.41
AlixPartners, LLP	(9)	SOFR + 2.00%	6.16%	7/31/2025	8/12/2032	995	993	989	0.76
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.66%	12/17/2024	12/17/2031	1,133	1,131	1,128	0.87
Ascensus Group Holdings, Inc.	(9)	SOFR + 3.00%	7.16%	12/13/2024	8/2/2028	4,571	4,566	4,572	3.51
Camelot US Acquisition, LLC	(8)	SOFR + 2.75%	6.91%	1/31/2024	1/31/2031	2,700	2,695	2,686	2.06
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	7.91%	11/16/2022	12/29/2028	1,890	1,883	1,717	1.32
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	8.16%	2/28/2024	2/28/2031	1,196	1,187	1,204	0.92
EP Purchaser, LLC	(9)	SOFR + 3.50%	7.78%	11/16/2022	11/6/2028	480	467	453	0.35
Genuine Financial Holdings, LLC	(8)	SOFR + 3.25%	7.41%	6/28/2024	9/27/2030	5,791	5,791	5,349	4.11
Grant Thornton Advisors, LLC	(8)	SOFR + 2.50%	6.66%	5/31/2024	6/2/2031	2,354	2,354	2,343	1.80
Grant Thornton Advisors, LLC	(8)	SOFR + 3.00%	7.16%	5/31/2024	6/2/2031	2,500	2,515	2,499	1.92
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	7.57%	7/1/2024	7/3/2031	2,643	2,640	2,644	2.03
Ryan, LLC	(9)	SOFR + 3.50%	7.66%	11/9/2023	11/14/2030	2,363	2,338	2,370	1.82
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 2.50%	6.66%	2/24/2023	7/31/2031	7,203	7,184	7,202	5.53
Trans Union, LLC	(9)	SOFR + 1.75%	5.91%	1/30/2024	6/24/2031	4,493	4,488	4,495	3.45
TTF Lower Intermediate, LLC	(8)	SOFR + 3.75%	7.79%	7/18/2024	7/18/2031	1,205	1,195	1,145	0.88
VT Topco, Inc.	(9)	SOFR + 3.00%	7.16%	4/3/2024	8/9/2030	1,018	1,018	989	0.76

							45,921	44,919	34.50
Real Estate Management & Development
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 2.75%	6.91%	7/16/2025	1/31/2030	1,622	1,622	1,629	1.25
Cushman & Wakefield US Borrower, LLC	(9)	SOFR + 2.50%	6.50%	9/26/2025	1/31/2030	1,481	1,483	1,487	1.14

							3,105	3,116	2.39
Semiconductors & Semiconductor Equipment
Altar Bidco, Inc.	(9)	SOFR + 3.10%	7.08%	3/24/2025	2/1/2029	992	985	993	0.76
Software
BEP Intermediate Holdco, LLC	(8)	SOFR + 2.75%	6.91%	7/10/2025	4/25/2031	736	736	740	0.57
Boost Newco Borrower, LLC	(8)	SOFR + 2.00%	6.00%	8/1/2024	1/31/2031	5,792	5,792	5,807	4.46
Boxer Parent Company, Inc.	(8)	SOFR + 3.00%	7.20%	7/30/2024	7/30/2031	6,234	6,223	6,231	4.78
Capstone Borrower, Inc.	(8)	SOFR + 2.75%	6.75%	8/11/2025	6/17/2030	2,494	2,497	2,493	1.91
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%	8/7/2025	3/21/2031	2,409	2,406	2,421	1.86
Cloud Software Group, Inc.	(8)	SOFR + 3.25%	7.25%	8/7/2025	8/13/2032	698	698	701	0.54
Cloudera, Inc.	(9)	SOFR + 3.75%	8.01%	11/16/2022	10/8/2028	3,505	3,434	3,458	2.65
Conga Corp.	(10)	SOFR + 3.50%	7.81%	8/8/2024	5/8/2028	3,501	3,501	3,466	2.66
ConnectWise, LLC	(9)	SOFR + 3.50%	7.76%	11/16/2022	9/29/2028	3,467	3,400	3,478	2.67
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.03%	11/16/2022	10/16/2028	2,134	2,021	2,061	1.58
Delta Topco, Inc.	(8)	SOFR + 2.75%	7.02%	5/1/2024	11/30/2029	6,918	6,910	6,852	5.26
Disco Parent, Inc.	(8)	SOFR + 3.25%	7.48%	8/1/2025	8/6/2032	242	242	244	0.19
ECI Macola Max Holding, LLC	(10)	SOFR + 2.75%	6.75%	7/10/2025	5/9/2030	4,423	4,423	4,429	3.40
Ellucian Holdings, Inc.	(9)	SOFR + 2.75%	6.91%	2/29/2024	10/9/2029	2,646	2,646	2,649	2.03
Finastra USA, Inc.	(8)	SOFR + 4.00%	8.04%	7/31/2025	9/15/2032	1,371	1,358	1,367	1.05
Flash Charm, Inc.	(10)	SOFR + 3.50%	7.80%	6/11/2024	3/2/2028	3,827	3,820	3,368	2.59
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.91%	6/5/2024	9/12/2029	5,792	5,792	5,782	4.44
Gen Digital, Inc.	(9)	SOFR + 1.75%	5.91%	6/5/2024	2/13/2032	2,494	2,476	2,486	1.91

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt (continued)
Software (continued)
Genesys Cloud Services, Inc.	(8)	SOFR + 2.50%	6.66%	9/26/2024	1/30/2032	2,682	2,674	2,668	2.05
HS Purchaser, LLC	(10)	SOFR + 3.75%	8.16%	11/16/2022	11/19/2026	3,489	3,396	3,308	2.54
ION Trading Finance, Ltd.	(8)	SOFR + 3.50%	7.50%	12/10/2024	4/1/2028	3,111	3,108	3,114	2.39
McAfee Corp.	(9)	SOFR + 3.00%	7.22%	5/31/2024	3/1/2029	3,510	3,510	3,363	2.58
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.75%	9.16%	11/16/2022	5/2/2029	3,344	3,286	2,443	1.88
Planview Parent, Inc.	(8)	SOFR + 3.50%	7.50%	12/17/2024	12/17/2027	1,892	1,892	1,867	1.43
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	7.25%	5/14/2024	10/28/2030	3,234	3,234	3,247	2.49
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.16%	5/28/2024	8/31/2028	2,955	2,955	2,970	2.28
Quartz Acquireco, LLC	(8)	SOFR + 2.25%	6.25%	6/3/2024	6/28/2030	1,953	1,953	1,952	1.50
RealPage, Inc.	(9)	SOFR + 3.00%	7.26%	11/16/2022	4/24/2028	2,718	2,669	2,715	2.08
Rocket Software, Inc.	(9)	SOFR + 3.75%	7.91%	10/5/2023	11/28/2028	3,641	3,616	3,653	2.80
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	7.91%	12/18/2024	5/12/2028	3,568	3,568	3,041	2.33
Sophos Holdings, LLC	(8)	SOFR + 3.50%	7.78%	11/16/2022	3/5/2027	3,490	3,475	3,499	2.69
Sovos Compliance, LLC	(8)	SOFR + 3.25%	7.41%	7/24/2025	8/12/2029	3,501	3,464	3,510	2.70
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.57%	11/16/2022	4/24/2028	3,604	3,467	3,492	2.68
Webpros US Bidco, Inc.	(8)	SOFR + 3.75%	7.91%	3/28/2024	3/28/2031	645	644	649	0.50
XPLOR T1, LLC	(4)(8)	SOFR + 3.50%	7.50%	12/11/2024	6/24/2031	2,079	2,079	2,082	1.60
Zodiac Purchaser, LLC	(8)	SOFR + 3.50%	7.66%	2/14/2025	2/14/2032	1,000	996	995	0.76

							108,361	106,601	81.83
Specialty Retail
Apro, LLC	(8)	SOFR + 3.75%	7.94%	7/9/2024	7/9/2031	$3,912	3,904	3,915	3.01
CWGS Group, LLC	(10)	SOFR + 2.50%	6.78%	11/16/2022	6/3/2028	2,437	2,390	2,386	1.83
Great Outdoors Group, LLC	(10)	SOFR + 3.25%	7.41%	1/23/2025	1/23/2032	993	994	993	0.76
HomeServe USA Holding Corp.	(8)	SOFR + 2.00%	6.14%	5/29/2024	10/21/2030	817	817	816	0.63
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.00%	7.20%	7/18/2024	5/4/2028	5,521	5,526	5,527	4.24

							13,631	13,637	10.47
Technology Hardware, Storage & Peripherals
Sandisk, Corp.	(8)	SOFR + 3.00%	7.14%	2/21/2025	2/20/2032	1,875	1,845	1,881	1.44
Trading Companies & Distributors
American Builders & Contractors Supply Co, Inc.	(8)	SOFR + 1.75%	5.91%	1/31/2024	1/31/2031	675	674	677	0.52
Avolon TLB Borrower 1 US, LLC	(9)	SOFR + 1.75%	5.89%	6/22/2023	6/24/2030	2,716	2,702	2,720	2.09
Core & Main, LP	(8)	SOFR + 2.00%	6.17%	2/9/2024	2/9/2031	1,069	1,069	1,069	0.82
FCG Acquisitions, Inc.	(9)	SOFR + 3.25%	7.41%	11/16/2022	3/31/2028	7,018	7,019	7,041	5.41
Icebox Holdco III, Inc.	(9)	SOFR + 3.25%	7.25%	11/16/2022	12/22/2031	4,288	4,187	4,321	3.32
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.64%	12/12/2024	6/9/2031	1,285	1,285	1,284	0.99
Park River Holdings, Inc.	(10)	SOFR + 3.25%	7.80%	11/16/2022	12/28/2027	2,415	2,401	2,418	1.86
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.42%	6/13/2024	10/19/2029	4,380	4,373	4,386	3.37

							23,710	23,916	18.38
Transportation Infrastructure
Apple Bidco, LLC	(8)	SOFR + 2.50%	6.66%	11/16/2022	9/23/2031	3,448	3,439	3,452	2.65
Signature Aviation US Holdings, Inc.	(9)	SOFR + 2.50%	6.66%	8/11/2025	7/1/2031	2,500	2,503	2,504	1.92
Windsor Holdings III, LLC	(8)	SOFR + 2.75%	6.92%	9/20/2024	8/1/2030	3,812	3,799	3,819	2.93

							9,741	9,775	7.50

Total First Lien Debt							707,246	703,009	539.74

Total Investment Portfolio							707,246	703,009	539.74

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio - Class I			4.01%				3,288	3,288	2.52
Other Cash and Cash Equivalents							55,656	55,656	42.73

Total Cash and Cash Equivalents							58,944	58,944	45.25

Total Portfolio Investments, Cash and Cash Equivalents							$766,190	$761,953	584.99%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2025, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”) or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2025. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2025

(in thousands)

(Unaudited)

may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Chrysaor Bidco S.à r.l.	Delayed Draw Term Loan	7/17/2026	$57	$—
Pinnacle Buyer, LLC	Delayed Draw Term Loan	4/1/2027	85	—
Raven Acquisition Holdings, LLC	Delayed Draw Term Loan	11/19/2026	67	—

Total Unfunded Commitments			$209	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2025 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2025 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2025 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2025 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2025 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2025 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Loan was on non-accrual status as of September 30, 2025.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of September 30, 2025, the aggregate fair value of these securities is $703.0 million or 539.74% of the Company’s net assets. The initial acquisition dates have been included for such securities.

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

The following table presents the consolidated schedule of investments of the Verdelite JV as of December 31, 2024:

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien Debt
First Lien
Aerospace & Defense
KBR, Inc.	(8)	SOFR + 2.00%	6.36%	8/14/2024	1/17/2031	$504	$504	$506	0.33%
Ovation Parent, Inc.	(10)	SOFR + 3.50%	7.83%	4/19/2024	3/27/2031	933	931	940	0.61
Peraton Corp.	(10)	SOFR + 3.75%	8.21%	11/16/2022	2/1/2028	4,980	4,930	4,646	3.00
TransDigm Inc	(8)	SOFR + 2.50%	6.83%	11/28/2023	2/28/2031	4,956	4,958	4,970	3.21
Vertex Aerospace Services Corp.	(10)	SOFR + 2.75%	7.11%	11/16/2022	12/6/2030	5,574	5,551	5,591	3.61

							16,874	16,653	10.76
Air Freight & Logistics
Savage Enterprises, LLC	(9)	SOFR + 2.75%	7.30%	11/16/2022	9/15/2028	153	153	154	0.10
Airlines
American Airlines, Inc.	(8)	SOFR + 2.25%	6.62%	2/15/2023	2/15/2028	2,970	2,970	2,987	1.93
American Airlines, Inc.	(8)	SOFR + 1.75%	6.17%	11/16/2022	1/29/2027	500	500	499	0.32
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	7.22%	11/16/2022	9/23/2028	1,975	1,967	1,988	1.28
United Airlines, Inc.	(8)	SOFR + 2.00%	6.63%	2/22/2024	2/22/2031	2,297	2,297	2,307	1.49

							7,734	7,781	5.02
Auto Components
Clarios Global LP	(8)	SOFR + 2.50%	6.86%	7/16/2024	5/6/2030	2,965	2,965	2,981	1.92
First Brands Group, LLC	(11)	SOFR + 5.00%	9.85%	12/15/2022	3/30/2027	3,742	3,699	3,515	2.27

							6,664	6,496	4.19
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	7.84%	11/16/2022	3/31/2028	3,423	3,292	3,454	2.23
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	6.74%	11/16/2022	11/15/2027	3,114	3,101	3,106	2.00
Broadline Retail
Peer USA, LLC	(8)	SOFR + 3.00%	7.33%	6/26/2024	7/1/2031	1,943	1,946	1,956	1.26
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	7.75%	11/16/2022	4/12/2028	3,949	3,896	3,782	2.44
Griffon Corporation	(8)	SOFR + 2.25%	6.61%	6/26/2024	1/24/2029	3,469	3,478	3,493	2.25
Gulfside Supply Inc	(8)	SOFR + 3.00%	7.33%	6/17/2024	6/17/2031	631	629	635	0.41
LBM Acquisition, LLC	(10)	SOFR + 3.75%	8.30%	6/6/2024	5/31/2031	5,991	5,935	5,949	3.84
MIWD Holdco II, LLC	(8)	SOFR + 3.00%	7.36%	3/28/2024	3/21/2031	2,054	2,045	2,077	1.34
Oscar Acquisitionco, LLC	(9)	SOFR + 4.25%	8.50%	11/16/2022	4/29/2029	2,420	2,425	2,399	1.55
Resideo Funding Inc	(8)	SOFR + 1.75%	6.11%	6/14/2024	6/13/2031	547	547	550	0.35
Standard Industries Inc	(9)	SOFR + 1.75%	6.11%	11/16/2022	9/22/2028	561	561	563	0.36
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	7.71%	11/16/2022	11/3/2028	4,508	4,355	4,541	2.93

							23,871	23,989	15.47
Capital Markets
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	8.96%	11/16/2022	7/27/2028	3,518	3,434	3,556	2.29
Aretec Group, Inc.	(8)	SOFR + 3.50%	7.86%	5/29/2024	8/9/2030	4,403	4,403	4,418	2.85
Citco Funding, LLC	(9)	SOFR + 2.75%	7.31%	6/13/2024	4/27/2028	988	986	997	0.64
GTCR Everest Borrower, LLC	(8)	SOFR + 2.75%	7.08%	9/5/2024	9/5/2031	1,445	1,442	1,453	0.94
Kestra Advisor Services Holdings A, Inc.	(8)	SOFR + 3.00%	7.37%	3/19/2024	3/19/2031	1,486	1,486	1,489	0.96
Osaic Holdings Inc	(8)	SOFR + 3.50%	7.86%	11/26/2024	8/17/2028	4,318	4,318	4,340	2.80
The Edelman Financial Engines Center, LLC	(8)	SOFR + 3.00%	7.36%	6/5/2024	4/7/2028	3,880	3,880	3,908	2.52

							19,949	20,161	13.00
Chemicals
CI Maroon Holdings, LLC	(8)	SOFR + 4.00%	8.43%	3/28/2024	3/3/2031	896	891	901	0.58
Nouryon USA, LLC	(8)	SOFR + 3.25%	7.66%	4/26/2024	4/3/2028	3,721	3,721	3,758	2.42

							4,612	4,659	3.00

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	9.59%	8/18/2023	8/18/2028	4,438	4,296	4,486	2.89
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.21%	11/16/2022	5/12/2028	4,419	4,340	4,439	2.86
Anticimex, Inc.	(9)	SOFR + 3.15%	7.72%	11/16/2022	11/16/2028	4,354	4,316	4,390	2.83
Asplundh Tree Expert, LLC	(8)	SOFR + 1.75%	6.11%	5/23/2024	5/23/2031	1,342	1,339	1,345	0.87
Belfor Holdings Inc	(4)(9)	SOFR + 3.75%	8.11%	11/3/2023	11/1/2030	1,008	999	1,020	0.66
Brightview Landscapes, LLC	(9)	SOFR + 2.50%	7.09%	5/28/2024	4/20/2029	149	149	150	0.10
EAB Global, Inc.	(9)	SOFR + 3.25%	7.61%	11/16/2022	8/16/2028	8,811	8,722	8,856	5.71
Foundational Education Group, Inc.	(9)	SOFR + 3.75%	8.60%	11/16/2022	8/31/2028	2,481	2,399	2,422	1.56
Garda World Security Corp.	(8)	SOFR + 3.50%	7.90%	8/6/2024	2/1/2029	3,817	3,817	3,839	2.48
GFL Environmental, Inc.	(9)	SOFR + 2.00%	6.61%	7/3/2024	7/3/2031	831	829	834	0.54
OMNIA Partners, LLC	(8)	SOFR + 2.75%	7.37%	1/26/2024	7/25/2030	2,381	2,360	2,395	1.55
Prime Security Services Borrower, LLC	(8)	SOFR + 2.00%	6.52%	4/15/2024	10/13/2030	4,263	4,263	4,278	2.76
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc.)	(9)	SOFR + 3.50%	7.97%	11/16/2022	12/8/2028	4,503	4,428	4,549	2.94
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	9.48%	11/16/2022	1/21/2029	2,318	2,276	2,152	1.39

							44,533	45,155	29.14
Construction & Engineering
Azuria Water Solutions Inc	(10)	SOFR + 3.75%	8.11%	7/23/2024	5/17/2028	2,963	2,963	2,991	1.93
Groundworks, LLC	(7)(8)	SOFR + 3.25%	7.65%	3/14/2024	3/14/2031	1,643	1,627	1,655	1.07
Refficiency Holdings, LLC	(10)	SOFR + 3.50%	7.96%	11/16/2022	12/16/2027	4,405	4,367	4,429	2.86
Touchdown Acquirer, Inc.	(8)	SOFR + 3.25%	7.58%	8/21/2024	2/21/2031	1,395	1,394	1,410	0.91

							10,351	10,485	6.77
Construction Materials
Tamko Building Products, LLC	(8)	SOFR + 2.75%	7.09%	10/23/2024	9/20/2030	2,628	2,628	2,652	1.71
Consumer Finance
CPI Holdco B, LLC	(8)	SOFR + 2.00%	6.36%	5/17/2024	5/17/2031	1,201	1,198	1,200	0.77
Containers & Packaging
Altium Packaging, LLC	(8)	SOFR + 2.50%	6.86%	6/11/2024	6/11/2031	533	533	533	0.34
Anchor Packaging, LLC	(8)	SOFR + 3.25%	7.69%	12/13/2024	7/18/2029	746	746	751	0.48
Berlin Packaging, LLC	(8)	SOFR + 3.50%	8.05%	6/7/2024	6/7/2031	4,477	4,477	4,509	2.91
Clydesdale Acquisition Holdings, Inc.	(9)	SOFR + 3.18%	7.53%	11/16/2022	4/13/2029	3,136	3,091	3,146	2.03
Graham Packaging Co, Inc.	(8)	SOFR + 2.50%	6.86%	7/31/2024	8/4/2027	2,634	2,634	2,644	1.71
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.00%	8.66%	4/9/2024	9/15/2028	5,059	5,059	5,081	3.28
Ring Container Technologies Group, LLC	(9)	SOFR + 2.75%	7.11%	7/19/2024	8/12/2028	2,107	2,107	2,116	1.37
SupplyOne, Inc.	(8)	SOFR + 3.75%	8.11%	4/19/2024	4/19/2031	1,699	1,692	1,716	1.11
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	7.72%	11/16/2022	3/3/2028	4,501	4,400	4,504	2.91
Trident TPI Holdings, Inc.	(9)	SOFR + 3.75%	8.19%	10/18/2024	9/15/2028	4,419	4,419	4,464	2.88

							29,158	29,464	19.02
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	7.96%	11/16/2022	12/11/2028	4,115	4,003	4,142	2.67
Bright Horizons Family Solutions, LLC	(9)	SOFR + 2.00%	6.36%	11/16/2022	11/24/2028	3,482	3,482	3,495	2.26
Cengage Learning, Inc.	(11)	SOFR + 3.50%	7.86%	11/22/2024	3/22/2031	1,958	1,958	1,971	1.27
Element Materials Technology Group US Holdings Inc.	(9)	SOFR + 3.75%	8.08%	11/16/2022	7/6/2029	2,962	2,910	2,985	1.93
Imagine Learning, LLC	(9)	SOFR + 3.50%	7.86%	2/1/2024	12/21/2029	1,985	1,977	1,991	1.28
Mckissock Investment Holdings, LLC	(10)	SOFR + 5.00%	9.79%	11/16/2022	3/12/2029	4,204	4,116	4,184	2.70
Mister Car Wash Holdings, Inc.	(8)	SOFR + 2.75%	7.09%	3/27/2024	3/21/2031	773	773	778	0.50
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.75%	8.22%	11/16/2022	12/15/2028	3,264	3,223	3,290	2.12
Spring Education Group, Inc.	(8)	SOFR + 4.00%	8.33%	9/29/2023	9/29/2030	3,387	3,317	3,412	2.20
University Support Services, LLC	(9)	SOFR + 2.75%	7.11%	11/16/2022	2/10/2029	3,814	3,781	3,836	2.48
Wand NewCo 3, Inc.	(8)	SOFR + 3.25%	7.61%	7/30/2024	1/30/2031	1,965	1,965	1,975	1.27

							31,505	32,059	20.68
Diversified REITs
Iron Mountain Information Management, LLC	(8)	SOFR + 2.00%	6.36%	12/28/2023	1/31/2031	851	846	852	0.55

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Diversified Telecommunication Services
Coral-US Co-Borrower, LLC.	(8)	SOFR + 2.25%	7.00%	11/16/2022	1/31/2028	2,450	2,428	2,444	1.58
Lorca Co-Borrower, LLC	(9)	SOFR + 3.50%	7.83%	4/30/2024	3/25/2031	993	990	1,003	0.65
Zacapa, LLC	(9)	SOFR + 3.75%	8.08%	10/29/2024	3/22/2029	4,502	4,502	4,534	2.93

							7,920	7,981	5.16
Electric Utilities
NRG Energy, Inc.	(8)	SOFR + 1.75%	6.35%	4/16/2024	3/27/2031	1,764	1,760	1,769	1.14
Tiger Acquisition, LLC	(9)	SOFR + 3.00%	7.34%	11/16/2022	6/1/2028	1,866	1,866	1,871	1.21
Vistra Operations Co, LLC	(8)	SOFR + 1.75%	6.11%	11/16/2022	12/20/2030	2,621	2,598	2,630	1.70

							6,224	6,270	4.05
Electrical Equipment
Generac Power Systems Inc	(4)(8)	SOFR + 1.75%	6.34%	7/3/2024	6/12/2031	3,789	3,785	3,818	2.46
Madison IAQ, LLC	(9)	SOFR + 2.75%	7.89%	11/16/2022	6/21/2028	4,207	4,105	4,227	2.73

							7,890	8,045	5.19
Electronic Equipment, Instruments & Components
Celestica Inc.	(8)	SOFR + 1.75%	6.09%	6/20/2024	6/20/2031	3,483	3,483	3,491	2.25
Infinite Bidco, LLC	(9)	SOFR + 3.75%	8.60%	11/16/2022	3/2/2028	2,639	2,574	2,623	1.69
Modena Buyer, LLC	(8)	SOFR + 4.50%	8.86%	7/1/2024	7/1/2031	3,500	3,433	3,399	2.19

							9,490	9,513	6.13
Energy Equipment & Services
Ursa Minor US Bidco, LLC	(8)	SOFR + 3.00%	7.33%	3/26/2024	3/26/2031	1,190	1,187	1,201	0.77
Entertainment
Live Nation Entertainment Inc	(8)	SOFR + 1.75%	6.22%	11/16/2022	10/19/2026	3,473	3,476	3,475	2.24
Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.25%	7.61%	6/17/2024	6/17/2031	4,929	4,906	4,938	3.19
Paysafe Holdings US Corp	(9)	SOFR + 2.75%	7.22%	11/16/2022	6/28/2028	1,971	1,963	1,987	1.28
Planet US Buyer, LLC	(8)	SOFR + 3.00%	7.52%	2/9/2024	1/31/2031	1,020	1,017	1,030	0.66
Solera, LLC	(9)(18)	SOFR + 4.00%	8.85%	11/16/2022	6/2/2028	2,257	2,193	2,264	1.46

							10,079	10,219	6.59
Food Products
CHG PPC Parent, LLC	(9)	SOFR + 3.00%	7.47%	11/16/2022	12/8/2028	2,946	2,884	2,967	1.91
Saratoga Food Specialties, LLC	(8)	SOFR + 3.75%	8.14%	3/7/2024	3/7/2029	719	716	724	0.47

							3,600	3,691	2.38
Ground Transportation
Genesee & Wyoming Inc	(8)	SOFR + 1.75%	6.08%	4/10/2024	4/10/2031	4,314	4,294	4,311	2.78
Health Care Equipment & Supplies
Auris Luxembourg III S.à r.l.	(8)	SOFR + 3.75%	8.18%	4/8/2024	2/28/2029	3,085	3,085	3,126	2.02
Resonetics, LLC	(10)	SOFR + 3.25%	7.60%	12/6/2024	6/18/2031	3,556	3,556	3,584	2.31

							6,641	6,710	4.33
Health Care Providers & Services
Agiliti Health Inc	(8)	SOFR + 3.00%	7.59%	5/1/2023	5/1/2030	3,474	3,476	3,417	2.20
Concentra Health Services Inc	(4)(8)	SOFR + 2.25%	6.61%	7/26/2024	6/26/2031	2,138	2,135	2,156	1.39
Davita Inc	(8)	SOFR + 2.00%	6.36%	5/9/2024	5/9/2031	3,491	3,491	3,500	2.26
Ensemble RCM, LLC	(8)	SOFR + 3.00%	7.59%	1/30/2024	8/1/2029	938	929	946	0.61
Examworks Bidco, Inc.	(9)	SOFR + 2.75%	7.11%	11/16/2022	11/1/2028	3,766	3,715	3,785	2.44
Hunter US Bidco Inc.	(9)	SOFR + 4.25%	8.68%	11/16/2022	8/19/2028	1,000	994	991	0.64
MED ParentCo LP	(8)	SOFR + 3.50%	7.86%	10/18/2024	4/15/2031	1,192	1,192	1,203	0.78
Outcomes Group Holdings Inc	(8)	SOFR + 3.25%	7.61%	5/6/2024	5/6/2031	2,070	2,070	2,095	1.35
Pediatric Associates Holding Co., LLC	(10)	SOFR + 3.25%	8.10%	11/16/2022	12/29/2028	641	633	625	0.40
Surgery Centers Holdings, Inc.	(8)	SOFR + 2.75%	7.09%	6/20/2024	12/19/2030	1,036	1,036	1,045	0.67

							19,671	19,763	12.74
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	7.61%	11/16/2022	2/15/2029	4,492	4,273	4,512	2.91
Cotiviti, Inc.	(8)	SOFR + 2.75%	7.30%	5/1/2024	5/1/2031	5,192	5,168	5,227	3.37
Gainwell Acquisition Corp.	(10)	SOFR + 4.00%	8.43%	11/16/2022	10/1/2027	1,974	1,926	1,917	1.24
Waystar Technologies, Inc.	(8)	SOFR + 2.25%	6.59%	12/30/2024	10/22/2029	2,069	2,069	2,081	1.34

							13,436	13,737	8.86

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Hotels, Restaurants & Leisure
Alterra Mountain Co	(8)	SOFR + 2.75%	7.11%	11/7/2024	8/17/2028	2,291	2,291	2,309	1.49
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	6.61%	2/6/2023	2/6/2030	1,342	1,332	1,345	0.87
Caesars Entertainment, Inc.	(9)	SOFR + 2.25%	6.61%	2/6/2024	2/6/2031	2,804	2,798	2,814	1.82
Carnival Finance, LLC	(10)	SOFR + 2.75%	7.11%	4/25/2024	10/18/2028	2,321	2,321	2,341	1.51
Cedar Fair, L.P.	(8)	SOFR + 2.00%	6.36%	5/1/2024	5/1/2031	724	723	727	0.47
FanDuel Group Financing, LLC.	(9)	SOFR + 1.75%	6.08%	11/24/2023	11/25/2030	2,399	2,399	2,397	1.55
Fertitta Entertainment, LLC	(9)	SOFR + 3.50%	7.86%	11/16/2022	1/27/2029	4,130	4,068	4,150	2.68
GVC Finance, LLC	(9)	SOFR + 2.75%	7.08%	5/8/2024	10/31/2029	3,374	3,382	3,388	2.19
Hilton Grand Vacations Borrower, LLC	(8)	SOFR + 2.25%	6.82%	1/17/2024	1/17/2031	711	709	714	0.46
IRB Holding Corp.	(10)	SOFR + 2.50%	6.86%	12/11/2024	12/15/2027	4,533	4,533	4,543	2.93
LC Ahab US Bidco, LLC	(8)	SOFR + 3.00%	7.36%	5/1/2024	5/1/2031	670	667	676	0.44
Marriott Ownership Resorts Inc	(8)	SOFR + 2.25%	6.61%	4/1/2024	4/1/2031	3,127	3,148	3,131	2.02
Mic Glen, LLC	(9)	SOFR + 3.50%	7.97%	11/16/2022	7/21/2028	3,347	3,271	3,371	2.18
New Red Finance, Inc.	(8)	SOFR + 1.75%	6.11%	6/16/2024	9/12/2030	918	916	915	0.59
Ovg Business Services, LLC	(8)	SOFR + 3.00%	7.36%	6/25/2024	6/25/2031	1,508	1,501	1,514	0.98
Scientific Games Holdings LP	(9)	SOFR + 3.00%	7.59%	6/11/2024	4/4/2029	2,977	2,977	2,988	1.93
Tacala Investment Corp.	(10)	SOFR + 3.50%	7.86%	9/26/2024	1/31/2031	1,597	1,597	1,612	1.04
Whatabrands, LLC	(9)	SOFR + 2.50%	6.86%	12/11/2024	8/3/2028	4,518	4,518	4,534	2.93

							43,151	43,469	28.08
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.50%	8.05%	12/5/2024	7/31/2028	4,266	4,266	4,274	2.76
Household Products
Energizer Holdings Inc	(8)	SOFR + 2.00%	6.36%	5/29/2024	12/22/2027	730	730	733	0.47
Insurance
AmWINS Group Inc	(10)	SOFR + 2.25%	6.72%	11/16/2022	2/19/2028	742	741	745	0.48
AssuredPartners, Inc.	(9)	SOFR + 3.50%	7.86%	2/16/2024	2/14/2031	4,904	4,896	4,920	3.17
Baldwin Insurance Group Holdings, LLC	(8)	SOFR + 3.25%	7.61%	12/11/2024	5/26/2031	4,008	4,008	4,041	2.61
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	7.36%	6/14/2024	6/14/2031	4,571	4,566	4,592	2.96
HUB International, Ltd.	(8)	SOFR + 2.75%	7.37%	7/30/2024	6/20/2030	668	668	673	0.43
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.50%	7.86%	8/2/2024	4/18/2030	2,399	2,399	2,420	1.56
Hyperion Refinance S.à r.l.	(9)	SOFR + 3.00%	7.36%	11/22/2024	2/15/2031	1,980	1,980	1,996	1.29
OneDigital Borrower, LLC	(9)	SOFR + 3.25%	7.61%	7/2/2024	6/13/2031	1,123	1,118	1,128	0.73
USI, Inc.	(8)	SOFR + 2.25%	6.58%	12/23/2024	9/29/2030	1,002	1,002	1,002	0.65
USI, Inc.	(8)	SOFR + 2.25%	6.58%	12/23/2024	11/22/2029	451	451	451	0.29

							21,829	21,968	14.17
Interactive Media & Services
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.15%	7/16/2024	7/16/2031	4,027	4,018	4,061	2.62
TripAdvisor, Inc.	(8)	SOFR + 2.75%	7.11%	7/8/2024	7/8/2031	2,386	2,380	2,405	1.55

							6,398	6,466	4.17
IT Services
Ahead DB Holdings, LLC	(10)	SOFR + 3.50%	7.83%	8/2/2024	2/1/2031	3,364	3,360	3,391	2.19
Chrysaor Bidco S.à r.l.	(9)	SOFR + 3.50%	8.62%	7/17/2024	5/14/2031	828	828	836	0.54
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.36%	11/16/2022	10/16/2026	2,047	2,017	1,971	1.27
Fortress Intermediate 3 Inc	(8)	SOFR + 3.50%	7.86%	6/27/2024	6/27/2031	2,494	2,487	2,505	1.62
Newfold Digital Holdings Group Inc	(11)	SOFR + 3.50%	8.14%	11/16/2022	2/10/2028	3,036	2,895	2,603	1.68
ThoughtWorks, Inc.	(9)	SOFR + 2.75%	7.22%	11/16/2022	3/24/2028	2,293	2,256	2,240	1.45
Virtusa Corp.	(10)	SOFR + 3.25%	7.61%	6/21/2024	2/15/2029	4,995	4,995	5,036	3.25
World Wide Technology Holding Co, LLC	(4)(9)	SOFR + 2.25%	6.69%	3/14/2024	3/1/2030	896	896	899	0.58

							19,734	19,481	12.58
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.50%	7.83%	2/5/2024	11/12/2029	2,532	2,521	2,509	1.62
Life Sciences Tools & Services
IQVIA Inc	(8)	SOFR + 2.00%	6.33%	11/28/2023	1/2/2031	433	433	437	0.28
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	8.86%	11/16/2022	12/16/2028	2,431	2,365	2,451	1.58
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.25%	7.84%	5/28/2024	11/30/2027	3,533	3,533	3,552	2.29
PAREXEL International Inc/Wilmington	(9)	SOFR + 3.00%	7.36%	7/25/2024	11/15/2028	2,847	2,847	2,870	1.85

							9,178	9,310	6.00

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Machinery
American Trailer World Corp	(10)	SOFR + 3.75%	8.21%	11/16/2022	3/3/2028	2,450	2,411	2,187	1.41
Chart Industries, Inc.	(9)	SOFR + 2.50%	7.09%	7/2/2024	3/16/2030	2,219	2,219	2,231	1.44
Innio North America Holding, Inc.	(8)	SOFR + 3.25%	7.90%	7/12/2024	11/2/2028	673	673	678	0.44
LSF11 Trinity Bidco, Inc.	(8)	SOFR + 3.00%	7.37%	12/11/2024	6/14/2030	2,316	2,316	2,336	1.51
Pro Mach Group, Inc.	(11)	SOFR + 3.50%	7.86%	9/3/2024	8/31/2028	3,730	3,730	3,767	2.43
SPX Flow, Inc.	(9)	SOFR + 3.00%	7.36%	6/6/2024	4/5/2029	3,014	3,014	3,043	1.96
TK Elevator U.S. Newco, Inc.	(9)	SOFR + 3.50%	8.59%	3/14/2024	4/30/2030	4,340	4,331	4,377	2.82

							18,694	18,619	12.01
Media
ABG Intermediate Holdings 2, LLC.	(8)	SOFR + 2.25%	6.59%	12/13/2024	12/21/2028	391	391	393	0.25
American Greetings Corp	(8)	SOFR + 5.75%	10.11%	4/30/2024	10/30/2029	1,292	1,270	1,303	0.84
Cogeco Communications Finance USA LP	(9)	SOFR + 2.50%	6.97%	9/29/2023	9/1/2028	2,437	2,384	2,426	1.57
Fleet US Bidco, Inc.	(4)(8)	SOFR + 2.75%	7.58%	8/15/2024	2/21/2031	662	662	667	0.43
Virgin Media Bristol, LLC	(8)	SOFR + 3.18%	7.72%	3/2/2023	3/31/2031	2,727	2,706	2,705	1.75

							7,413	7,494	4.84
Metals & Mining
Arsenal AIC Parent, LLC	(8)	SOFR + 3.25%	7.61%	8/21/2024	8/18/2030	637	637	644	0.42
Mortgage Real Estate Investment Trusts (REITs)
Blackstone Mortgage Trust Inc	(9)	SOFR + 3.50%	7.84%	11/16/2022	5/9/2029	2,431	2,353	2,439	1.57
Oil, Gas & Consumable Fuels
AL GCX Holdings, LLC	(9)	SOFR + 2.75%	7.26%	11/16/2022	5/17/2029	2,571	2,566	2,592	1.67
Buckeye Partners LP	(8)	SOFR + 1.75%	6.11%	2/6/2024	11/1/2026	2,037	2,040	2,040	1.32
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	8.38%	11/16/2022	12/21/2028	2,969	2,945	2,987	1.93
GIP Pilot Acquisition Partners LP	(8)	SOFR + 2.50%	7.09%	5/22/2024	10/4/2030	1,115	1,115	1,123	0.72

							8,666	8,742	5.64
Pharmaceuticals
Elanco Animal Health Inc	(8)	SOFR + 1.75%	6.40%	11/16/2022	8/1/2027	2,371	2,372	2,371	1.53
Professional Services
AlixPartners, LLP	(9)	SOFR + 2.50%	6.97%	11/16/2022	2/4/2028	1,360	1,353	1,367	0.88
Ankura Consulting Group, LLC	(10)	SOFR + 3.50%	7.84%	12/17/2024	12/17/2031	1,142	1,139	1,145	0.74
APFS Staffing Holdings, Inc.	(9)	SOFR + 4.25%	8.61%	11/16/2022	12/29/2028	3,825	3,755	3,853	2.49
Camelot US Acquisition, LLC.	(8)	SOFR + 2.75%	7.11%	1/31/2024	1/31/2031	2,700	2,694	2,701	1.74
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.11%	11/16/2022	12/29/2028	1,905	1,897	1,851	1.19
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.08%	11/16/2022	4/9/2027	3,733	3,679	3,660	2.36
Eisner Advisory Group, LLC	(9)	SOFR + 4.00%	8.36%	2/28/2024	2/28/2031	1,205	1,194	1,220	0.79
EP Purchaser, LLC	(9)	SOFR + 3.50%	8.09%	11/16/2022	11/6/2028	484	468	482	0.31
Grant Thornton Advisors, LLC	(8)	SOFR + 3.25%	7.61%	5/31/2024	6/2/2031	2,378	2,378	2,381	1.54
Mercury Borrower, Inc.	(8)	SOFR + 3.00%	7.36%	12/13/2024	8/2/2028	3,607	3,607	3,643	2.35
Mermaid Bidco, Inc.	(8)	SOFR + 3.25%	7.80%	7/1/2024	6/27/2031	2,573	2,570	2,591	1.67
Ryan, LLC	(9)	SOFR + 3.50%	7.86%	11/9/2023	11/14/2030	2,381	2,352	2,390	1.54
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.00%	7.59%	2/24/2023	7/31/2031	4,714	4,690	4,748	3.06
Soliant Lower Intermediate, LLC	(8)	SOFR + 3.75%	8.11%	7/18/2024	7/18/2031	1,257	1,245	1,251	0.81
Trans Union, LLC.	(8)	SOFR + 1.75%	6.11%	1/30/2024	6/24/2031	4,527	4,527	4,526	2.92
VT Topco, Inc.	(9)	SOFR + 3.00%	7.33%	4/3/2024	8/9/2030	1,026	1,026	1,035	0.67

							38,574	38,844	25.06
Real Estate Management & Development
Cushman & Wakefield US Borrower, LLC	(4)(9)	SOFR + 3.00%	7.36%	6/18/2024	1/31/2030	1,746	1,747	1,754	1.13
Cushman & Wakefield US Borrower, LLC	(4)(9)	SOFR + 3.25%	7.61%	9/25/2024	1/31/2030	1,708	1,708	1,729	1.12

							3,455	3,483	2.25
Software
Applied Systems, Inc.	(8)	SOFR + 3.00%	7.33%	2/23/2024	2/24/2031	175	174	177	0.11
BEP Intermediate Holdco, LLC	(8)	SOFR + 3.25%	7.61%	4/26/2024	4/25/2031	742	742	749	0.48
Boost Newco Borrower, LLC	(8)	SOFR + 2.50%	6.83%	8/1/2024	1/31/2031	5,821	5,821	5,863	3.78

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Software (continued)
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	8.34%	7/30/2024	7/30/2031	4,766	4,755	4,811	3.10
Cloud Software Group, Inc.	(9)	SOFR + 3.75%	8.08%	11/4/2024	3/21/2031	1,419	1,419	1,425	0.92
Cloudera, Inc.	(9)	SOFR + 3.75%	8.21%	11/16/2022	10/8/2028	3,532	3,443	3,530	2.28
Conga Corp.	(10)	SOFR + 3.50%	8.09%	8/8/2024	5/8/2028	3,536	3,536	3,572	2.30
ConnectWise, LLC	(9)	SOFR + 3.50%	8.09%	11/16/2022	9/29/2028	3,494	3,410	3,521	2.27
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	8.22%	11/16/2022	10/16/2028	2,150	2,009	1,899	1.23
Delta Topco, Inc.	(8)	SOFR + 3.50%	8.20%	5/1/2024	12/1/2029	5,968	5,955	6,022	3.89
ECI Macola Max Holding, LLC	(10)	SOFR + 3.25%	7.58%	9/20/2024	5/9/2030	4,457	4,457	4,505	2.91
Ellucian Holdings, Inc.	(9)	SOFR + 3.00%	7.36%	2/29/2024	10/9/2029	2,659	2,659	2,680	1.73
Flash Charm, Inc.	(10)	SOFR + 3.50%	8.07%	6/11/2024	3/2/2028	3,856	3,847	3,794	2.45
Flexera Software, LLC	(10)	SOFR + 3.00%	7.35%	5/20/2024	3/3/2028	601	601	606	0.39
Gen Digital Inc	(9)	SOFR + 1.75%	6.11%	6/5/2024	9/12/2029	5,860	5,860	5,848	3.77
Genesys Cloud Services Holdings II, LLC	(10)	SOFR + 3.00%	7.36%	9/26/2024	12/1/2027	2,886	2,886	2,914	1.88
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	8.36%	6/28/2024	9/27/2030	5,940	5,891	6,014	3.88
Go Daddy Operating Co, LLC	(8)	SOFR + 1.75%	6.11%	5/31/2024	5/30/2031	746	745	746	0.48
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.69%	11/16/2022	11/19/2026	3,517	3,361	3,110	2.01
ION Trading Finance Ltd.	(8)	SOFR + 3.50%	7.83%	12/10/2024	4/1/2028	2,126	2,126	2,132	1.38
McAfee Corp.	(9)	SOFR + 3.00%	7.37%	5/31/2024	3/1/2029	3,537	3,537	3,545	2.29
Mitnick Purchaser, Inc.	(9)(18)	SOFR + 4.50%	9.19%	11/16/2022	5/2/2029	3,370	3,299	3,151	2.03
Planview Parent Inc	(8)	SOFR + 3.50%	7.83%	12/17/2024	12/17/2027	1,906	1,906	1,922	1.24
Project Alpha Intermediate Holding, Inc.	(9)	SOFR + 3.25%	7.58%	5/14/2024	10/28/2030	3,259	3,259	3,284	2.12
Proofpoint, Inc.	(9)	SOFR + 3.00%	7.36%	5/28/2024	8/31/2028	2,977	2,977	2,995	1.93
Quartz Acquireco, LLC	(8)	SOFR + 2.75%	7.08%	6/3/2024	6/28/2030	1,968	1,968	1,985	1.28
RealPage, Inc.	(9)	SOFR + 3.00%	7.59%	11/16/2022	4/24/2028	2,740	2,676	2,738	1.77
Rocket Software, Inc.	(9)	SOFR + 4.25%	8.61%	10/5/2023	11/28/2028	2,572	2,543	2,595	1.67
Skopima Consilio Parent, LLC	(9)	SOFR + 3.75%	8.12%	12/18/2024	5/12/2028	3,595	3,595	3,613	2.33
Sovos Compliance, LLC	(9)	SOFR + 4.50%	8.97%	11/16/2022	8/11/2028	3,518	3,472	3,549	2.29
Surf Holdings, LLC	(8)	SOFR + 3.50%	7.95%	11/16/2022	3/5/2027	3,517	3,494	3,545	2.29
Vision Solutions, Inc.	(10)	SOFR + 4.00%	8.85%	11/16/2022	4/24/2028	3,632	3,453	3,583	2.31
Webpros US Bidco, Inc.	(8)	SOFR + 4.00%	8.36%	3/28/2024	3/19/2031	650	649	657	0.42
XPLOR T1, LLC	(8)	SOFR + 3.50%	7.83%	12/11/2024	6/24/2031	2,095	2,095	2,116	1.37

							102,620	103,196	66.58
Specialty Retail
Apro, LLC.	(8)	SOFR + 3.75%	8.27%	7/9/2024	7/9/2031	3,942	3,933	3,985	2.57
CWGS Group, LLC	(10)	SOFR + 2.50%	6.97%	11/16/2022	6/3/2028	2,487	2,426	2,441	1.58
HomeServe USA Holding Corp	(8)	SOFR + 2.00%	6.37%	5/29/2024	10/21/2030	823	823	825	0.53
Mavis Tire Express Services Topco, Corp.	(10)	SOFR + 3.50%	7.86%	7/18/2024	5/4/2028	3,043	3,043	3,067	1.98

							10,225	10,318	6.66
Technology Hardware, Storage & Peripherals
Xerox Corp	(9)	SOFR + 4.00%	8.34%	11/17/2023	11/17/2029	2,357	2,331	2,360	1.52
Trading Companies & Distributors
American Builders & Contractors Supply Co, Inc.	(8)	SOFR + 1.75%	6.11%	1/31/2024	1/31/2031	680	679	683	0.44
Avolon TLB Borrower 1 US, LLC	(9)	SOFR + 1.75%	6.12%	6/22/2023	6/24/2030	2,737	2,718	2,739	1.77
Core & Main, LP	(8)	SOFR + 2.00%	6.38%	2/9/2024	2/9/2031	1,077	1,077	1,082	0.70
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	8.22%	11/16/2022	3/31/2028	7,073	6,971	7,131	4.60
FleetPride, Inc.	(9)	SOFR + 4.50%	8.86%	9/29/2023	9/29/2028	3,735	3,701	3,486	2.25
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.10%	11/16/2022	1/31/2028	2,962	2,940	2,924	1.89
Icebox Holdco III, Inc.	(9)	SOFR + 3.50%	8.09%	11/16/2022	12/22/2028	4,321	4,199	4,362	2.81
Johnstone Supply, LLC	(8)	SOFR + 2.50%	6.88%	12/12/2024	6/7/2031	1,295	1,295	1,301	0.84
Park River Holdings, Inc.	(10)	SOFR + 3.25%	8.10%	11/16/2022	12/28/2027	2,434	2,415	2,381	1.54
Sunsource Borrower, LLC	(8)	SOFR + 4.00%	8.46%	3/25/2024	3/25/2031	1,742	1,736	1,753	1.13
White Cap Buyer, LLC	(8)	SOFR + 3.25%	7.61%	6/13/2024	10/19/2029	4,585	4,574	4,599	2.97
Windsor Holdings III LLC	(8)	SOFR + 3.50%	7.86%	9/20/2024	8/1/2030	1,840	1,840	1,866	1.20

							34,145	34,307	22.14

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

Investments (1)(19)	Footnotes	Reference Rate and Spread (2)	Interest Rate (2)(15)	Acquisition Date	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Partners’ Capital
First Lien (continued)
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.33%	11/16/2022	12/17/2027	4,303	4,266	4,313	2.78

Total First Lien Debt							645,881	650,532	419.74

Total Investment Portfolio							645,881	650,532	419.74

Cash and Cash Equivalents
Fidelity Investments Money Market Treasury Portfolio - Class I			4.34%				92,784	92,784	59.87
Other Cash and Cash Equivalents							56,459	56,459	36.43

Total Portfolio Investments, Cash and Cash Equivalents							$795,124	$799,775	516.04%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Overnight Repo Rate Average (“CORRA” or “CA”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2024

(in thousands)

(Unaudited)

(6)	Reserved.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Groundworks, LLC	Delayed Draw Term Loan	3/14/2026	$248	$—

Total Unfunded Commitments			$248	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved.
(17)	Reserved.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

(19)

All securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities.” As of December 31, 2024, the aggregate fair value of these securities is $650.5 million or 419.74% of the Company’s net assets. The initial acquisition dates have been included for such securities.

The following table presents the selected consolidated statements of assets and liabilities information of the Verdelite JV as of September 30, 2025 and December 31, 2024 (Unaudited):

	September 30, 2025	December 31, 2024
ASSETS
Investments at fair value (cost of $707,246 and $645,881, respectively)	$703,009	$650,532
Cash and cash equivalents	58,944	149,243
Interest receivable	2,960	4,502
Receivable for investments sold	3,659	936

Total assets	$768,572	$805,213

LIABILITIES
Debt (net of unamortized debt issuance costs of $1,252 and $1,638, respectively)	$581,823	$634,716
Distribution payable	5,039	—
Payable for investments purchased and other liabilities	51,462	15,512

Total liabilities	638,324	650,228

PARTNERS’ CAPITAL
Partners’ capital	130,248	154,985

Total partners’ capital	130,248	154,985

Total liabilities and partners’ capital	$768,572	$805,213

The following table presents the selected consolidated statements of operations information of the Verdelite JV for the three and nine months ended September 30, 2025 and September 30, 2024 (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
Interest income	$13,489	$16,260	$41,202	$45,080
Other income	—	—	3	22

Total investment income	13,489	16,260	41,205	45,102

Expenses:
Interest expense	8,606	11,271	26,361	27,162
Other expenses	153	41	350	150

Total expenses	8,759	11,312	26,711	27,312

Net investment income before tax expense	4,730	4,948	14,494	17,790

Tax expense	—	—	—	—

Net investment income after tax expense	4,730	4,948	14,494	17,790

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net realized and change in unrealized gain (loss):
Net change in unrealized gain (loss) on investments	(2,162)	(3,294)	(8,889)	(6,612)
Net realized gain (loss) on investments	(2,444)	413	(2,419)	530

Total net realized and change in unrealized gain (loss)	(4,606)	(2,881)	(11,308)	(6,082)

Net increase (decrease) in partners’ capital resulting from operations	$124	$2,067	$3,186	$11,708

Note 12. Segment Reporting

The Company operates as a single reportable segment and derives revenues from investing primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies and manages the business on a consolidated basis.

The chief operating decision maker (“CODM”) consists of the Company’s co-chief executive officers and chief financial officer. The primary performance metric provided to the CODM to assess performance and make operating decisions is Net increase (decrease) in net assets resulting from operations which is reported on the Condensed Consolidated Statement of Operations.

Performance metrics are provided to the CODM on a quarterly basis and are utilized to evaluate performance generated from segment net assets. These key metrics, in addition to other factors, are utilized by the CODM to determine allocation of profits, such as for investment or the amount of dividends to be distributed to the Company’s shareholders. As the Company operates as a single reporting segment, the segment net assets are reported on the Condensed Consolidated Statements of Assets and Liabilities as Total net assets and the significant segment expenses are listed on the Condensed Consolidated Statement of Operations.

Note 13. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the condensed consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the condensed consolidated financial statements as of September 30, 2025, except as discussed below.

October Subscriptions and Distribution Declaration

The Company received approximately $1,151.9 million of net proceeds, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective October 1, 2025.

On September 18, 2025, the Company’s Board declared net distributions of $0.2000 per Class I share, $0.1823 per Class S share, and $0.1948 per Class D share, which is payable to shareholders of record as of the open of business on October 31, 2025, and will be paid on or about November 26, 2025.

November Subscriptions

Through the date of issuance of the condensed consolidated financial statements the Company received approximately $1,356.5 million of subscriptions, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares effective November 1, 2025.

Bear Peak Amendment

On October 24, 2025, the Bear Peak Funding Facility was amended pursuant to the Third Amendment to the Revolving Credit and Security Agreement (the “Bear Peak Third Amendment”). The Bear Peak Third Amendment provides for, among other things, an extension of the reinvestment period for borrowings under the Bear Peak Funding Facility to December 31, 2025.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements” hereto and “Part II, Item 8—Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated from time to time by the Company’s periodic filings with the SEC. This discussion contains forward-looking statements and involves numerous risks, uncertainties, and other factors outside of the Company’s control, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated from time to time by the Company’s periodic filings with the SEC.

Overview and Investment Framework

We are an externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Advisers, which are responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Advisers are registered as investment advisers with the SEC. We have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. The sub-advisory fees payable to the Sub-Adviser under the Sub-Advisory Agreement will be paid by the Adviser out of its own advisory fees rather than paid separately by us. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of certain expenses incurred by the Administrators in performing their obligations under the Administration Agreements, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal market conditions, we generally invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances, we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in broadly syndicated loans. We expect that such investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S. private companies), we also expect to invest to some extent in European and other non-U.S. companies, but we do not expect to invest in emerging markets. We may invest in companies of any size or capitalization. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit & Insurance funds. We generally will co-invest with other Blackstone Credit & Insurance funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or Payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities and on our equity interests in joint ventures is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Advisers, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Advisers. We bear all other costs and expenses of our operations, administration and transactions, including (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation and other expenses incurred by the Administrators in performing their administrative obligations under the Administration Agreements, including: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrators that perform duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in the Advisory Agreements and the Administration Agreements; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Advisers, the Administrators or their respective affiliates may pay third-party providers of goods or services on our behalf. We will reimburse the Adviser, the Administrator or such affiliates thereof, the Adviser will reimburse the Sub-Adviser, the Administrator or such affiliates thereof, and the Administrator will reimburse the Sub-Administrator or such affiliates thereof, in each case, for any such amounts paid on our behalf. From time to time, the Advisers or the Administrators may defer or waive fees or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Sub-Adviser. For additional information see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Portfolio and Investment Activity

For the three months ended September 30, 2025, we made $8,671.4 million aggregate principal amount of new investment commitments (including $2,468.3 million of which remained unfunded as of September 30, 2025), $6,833.9 million of which was first lien debt, $191.8 million of which was second lien debt, $35.0 million of which was unsecured debt, $10.8 million of which was structured finance debt obligations, $91.8 million of which was structured finance equity obligations and $1,508.1 million of which was equity and other.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended September 30,
	2025	2024
Investments:
Total investments, beginning of period	$73,407,377	$56,109,623
New investments purchased	6,836,184	7,169,989
Payment-in-kind interest capitalized	134,414	107,199
Net accretion of discount on investments	67,937	44,886
Net realized gain (loss) on investments	(58,768)	(61,988)
Investments sold or repaid	(3,308,950)	(1,577,957)

Total investments, end of period	$77,078,194	$61,791,752

Amount of investments funded at principal:
First lien debt	$5,740,546	$6,894,791
Second lien debt	202,471	320,347
Unsecured debt	35,000	22,113
Structured finance obligations—debt instruments	19,500	37,807
Structured finance obligations—equity instruments	73,744	67,805
Equity and other	795,895	27,083

Total	$6,867,156	$7,369,946

Proceeds from investments sold or repaid:
First lien debt	$(2,966,742)	$(1,463,211)
Second lien debt	(200,891)	(86,671)
Structured finance obligations—debt instruments	(66,676)	(28,075)
Structured finance obligations—equity instruments	(2,984)	—
Equity and other	(71,657)	—

Total	$(3,308,950)	$(1,577,957)

	September 30, 2025	December 31, 2024
Number of portfolio companies	675	603
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	9.7%	10.1%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	9.7%	10.2%
Average loan-to-value (LTV) (3)	44.9%	42.8%
Percentage of performing debt investments bearing a floating rate (4)	99.7%	99.7%
Percentage of assets on non-accrual, at amortized cost (5)	0.4%	0.5%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at cost was 9.2% and 9.5%, respectively. As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at fair value was 9.2% and 9.6%, respectively.

(3)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

(4)

As a percentage of total fair value of performing debt investments. As of September 30, 2025 and December 31, 2024, performing debt investments bearing a floating rate represented 96.0% and 97.2%, respectively, of total investments at fair value (excluding investments in joint ventures).

(5)

As a percentage of total amortized cost of investments (excluding investments in joint ventures). Assets on non-accrual represented 0.2% and 0.2% of total investments at fair value (excluding investments in joint ventures) as of September 30, 2025 and December 31, 2024, respectively.

As of September 30, 2025 and September 30, 2024, our portfolio companies had a weighted average annual EBITDA of $256 million and $223 million, respectively. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted investments and asset-backed investments. Amounts are weighted based on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

For additional information on our investments, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 4. Investments.”

BCRED Emerald JV LP

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited partnership, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), commenced operations on January 18, 2022 and operates under a limited partnership agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

As of September 30, 2025, the Company and the Emerald JV Partner committed to contribute up to $2,250.0 million and $750.0 million, of capital, respectively, to the Emerald JV. As of September 30, 2025, the Company had contributed (net of returns of capital) $1,815.0 million and the Emerald JV Partner had contributed (net of returns of capital) $605.0 million and $435.0 million of capital remained uncalled from the Company and $145.0 million of capital remained uncalled from the Emerald JV Partner. The Company and the Emerald JV Partner own 75% and 25%, respectively, of the equity ownership interests of the Emerald JV. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s general partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The Company does not consolidate the Emerald JV.

The following table is a summary of Emerald JV’s portfolio as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Total investments, at fair value	$6,580,852	$5,647,024
Total senior secured debt investments, at fair value	$6,550,149	$5,544,430
Number of portfolio companies	344	275
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	8.7%	9.0%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	8.8%	9.2%
Percentage of performing debt investments bearing a floating rate (3)	99.9%	99.9%
Percentage of assets on non-accrual, at amortized cost (4)	0.3%	1.6%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at cost was 8.6% and 8.8%, respectively. As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at fair value was 8.8% and 9.0%, respectively.

(3)

As a percentage of total fair value of performing debt investments. As of September 30, 2025 and December 31, 2024, performing debt investments bearing a floating rate represented 99.2% and 98.0%, respectively, of total investment at fair value.

(4)

As a percentage of total amortized cost of investments of Emerald JV. Assets on non-accrual represented 0.2% and 1.4% of total investments at fair value of Emerald JV as of September 30, 2025 and December 31, 2024, respectively.

BCRED Verdelite JV LP

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited partnership, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), commenced operations on October 21, 2022 and operates under a limited partnership agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

As of September 30, 2025, the Company and the Verdelite JV Partner committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. As of September 30, 2025, the Company had contributed (net of returns of capital) $117.7 million and the Verdelite JV Partner had contributed (net of returns of capital) $16.8 million and $29.3 million of capital remained uncalled from the Company and $4.2 million of capital remained uncalled from the Verdelite JV Partner. The Company and the Verdelite JV Partner own 87.5% and 12.5%, respectively, of the equity ownership interests of the Verdelite JV. The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s general partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The Company does not consolidate the Verdelite JV.

The following table is a summary of Verdelite JV’s portfolio as of September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Total investments, at fair value	$703,009	$650,532
Total senior secured debt investments, at fair value	$703,009	$650,532
Number of portfolio companies	251	240
Weighted average yield on performing debt and income producing investments, at amortized cost (1)(2)	7.3%	7.2%
Weighted average yield on performing debt and income producing investments, at fair value (1)(2)	7.3%	7.1%
Percentage of performing debt investments bearing a floating rate (3)	100.0%	100.0%
Percentage of assets on non-accrual, at amortized cost (4)	0.4%	—%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at cost was 7.2% and 7.2%, respectively. As of September 30, 2025 and December 31, 2024, the weighted average total portfolio yield at fair value was 7.3% and 7.1%, respectively.

(3)

As a percentage of total fair value of performing debt investments. As of September 30, 2025 and December 31, 2024, performing debt investments bearing a floating rate represented 99.7% and 100.0%, respectively, of total investment at fair value.

(4)

As a percentage of total amortized cost of investments of Verdelite JV. Assets on non-accrual represented 0.3% of total investments at fair value of Verdelite JV as of September 30, 2025 and Verdelite JV had no assets on non-accrual as of December 31, 2024.

For additional information on the Emerald JV and Verdelite JV, including a listing of portfolio investments for each, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures.”

Results of Operations

The following table represents the operating results (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total investment income	$1,935,657	$1,697,156	$5,620,900	$4,908,913
Total expenses before tax expense	835,372	739,540	2,444,593	2,161,343

Net investment income before tax expense	1,100,285	957,616	3,176,307	2,747,570
Excise and other tax expense	7,346	6,990	16,894	25,352

Net investment income after tax expense	1,092,939	950,626	3,159,413	2,722,218
Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	(190,122)	(81,778)	(318,618)	45,129
Net realized gain (loss), net of tax expense	(98,056)	(68,243)	(279,010)	(129,086)

Net increase (decrease) in net assets resulting from operations	$804,761	$800,605	$2,561,785	$2,638,261

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income was as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest income	$1,707,986	$1,535,300	$5,012,068	$4,392,412
Payment-in-kind interest income	123,658	93,679	326,729	281,578
Dividend income	102,440	64,649	263,655	224,941
Fee income	1,573	3,528	18,448	9,982

Total investment income	$1,935,657	$1,697,156	$5,620,900	$4,908,913

Total investment income increased to $1.9 billion for the three months ended September 30, 2025, an increase of $238.5 million or 14% compared to the same period in the prior year. This was primarily attributable to an increase in the average investments, partially offset by a lower weighted average yield on the portfolio compared to the same period in the prior year. Average investments at fair value increased by 26% to $74,652.2 million for the three months ended September 30, 2025 compared to $59,028.2 million for the three months ended September 30, 2024.

Total investment income increased to $5.6 billion for the nine months ended September 30, 2025, an increase of $0.7 billion or 15% compared to the same period in the prior year. This was primarily attributable to an increase in the average investments, partially offset by a lower weighted average yield on the portfolio compared to the same period in the prior year. Average investments at fair value increased by 30% to $71,922.4 million for the nine months ended September 30, 2025 compared to $55,168.8 million for the nine months ended September 30, 2024.

Additionally, for the three months ended September 30, 2025, we recorded $23.5 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.) as compared to $3.9 million for the same period in the prior year, primarily as a result of increased prepayments. For the nine months ended September 30, 2025, we recorded $75.4 million of non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts, etc.) as compared to $37.7 million for the same period in the prior year, primarily as a result of increased prepayments.

For the three months ended September 30, 2025 and 2024, PIK interest income represented 6.4% and 5.5% of total investment income, respectively, and represented 11.3% and 9.9% of net investment income, respectively. For the nine months ended September 30, 2025 and 2024, PIK interest income represented 5.8% and 5.7% of total investment income, respectively, and represented 10.3% and 10.3% of net investment income, respectively. We expect that PIK interest income will vary based on the elections of certain borrowers.

We expect that investment income will vary based on a variety of factors including the pace of our originations, repayments and changes in interest rates.

Elevated interest rates continued to favorably impact our investment income for the three and nine months ended September 30, 2025. Until September 2025, the Federal Reserve had held interest rates steady this year. Despite the interest rate reductions in September 2025 and October 2025, rates remain elevated relative to the interest rate environment prior to the inflationary spike in 2022-2023. Future decreases in benchmark interest rates may adversely impact our investment income. Conversely, future increases in benchmark interest rates and the resulting impacts to cost of capital have the potential to negatively impact the free cash flow and credit quality of certain borrowers which could impact their ability to make principal and interest payments. If such interest rate fluctuations occur concurrently with a period of economic weakness or a slowdown in growth, our borrowers’ and our portfolio performance may be negatively impacted. Further, significant market dislocation as a result of changing economic conditions could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest expense	$483,857	$452,804	$1,441,501	$1,349,019
Management fees	145,621	112,634	413,502	312,344
Income based incentive fees	160,605	139,413	464,172	398,969
Capital gains based incentive fees	—	—	—	—
Distribution and shareholder servicing fees
Class S	30,903	24,940	88,602	69,675
Class D	394	331	1,189	892
Professional fees	2,989	2,780	5,714	9,510
Board of Trustees’ fees	230	225	708	671
Administrative service expenses	3,067	1,408	7,336	5,149
Other general and administrative	6,722	3,889	18,707	12,501
Amortization of continuous offering costs	984	1,116	3,162	2,613

Total expenses before tax expense	835,372	739,540	2,444,593	2,161,343
Net investment income before tax expense	1,100,285	957,616	3,176,307	2,747,570
Excise and other tax expense	7,346	6,990	16,894	25,352

Net investment income after tax expense	$1,092,939	$950,626	$3,159,413	$2,722,218

Interest Expense

Total interest expense increased to $483.9 million for the three months ended September 30, 2025, an increase of $31.1 million or 7% compared to the same period in the prior year. This was primarily driven by an increase in our average principal of debt outstanding, partially offset by a decrease in our weighted average interest rate on our borrowings relative to the same period in the prior year. The average principal of debt outstanding increased to $30,406.9 million for the three months ended September 30, 2025 from $24,471.8 million for the same period in the prior year. Our weighted average interest rate (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) decreased to 6.09% for the three months ended September 30, 2025 from 7.12% for the same period in the prior year. Our weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) decreased to 6.23% for the three months ended September 30, 2025 from 7.24% for the same period in the prior year.

Total interest expense increased to $1,441.5 million for the nine months ended September 30, 2025, an increase of $92.5 million or 7% compared to the same period in the prior year. This was primarily driven by an increase in our average principal of debt outstanding, partially offset by a decrease in our weighted average interest rate on our borrowings relative to the same period in the prior year. The average principal of debt outstanding increased to $30,431.5 million for the nine months ended September 30, 2025 from $24,060.8 million for the same period in the prior year. Our weighted average interest rate (including unused fees, amortization of debt issuance costs (including premiums and discounts), and the impact of the application of hedge accounting and excluding amortization of deferred financing costs) decreased to 6.13% for the nine months ended September 30, 2025 from 7.20% for the same period in the prior year. Our weighted average all-in cost of debt (including unused fees, amortization of debt issuance costs (including premiums and discounts), amortization of deferred financing costs, and the impact of the application of hedge accounting) decreased to 6.25% for the nine months ended September 30, 2025 from 7.37% for the same period in the prior year.

Management Fees

Management fees increased to $145.6 million for the three months ended September 30, 2025, an increase of $33.0 million or 29% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $46,711.3 million for the three months ended September 30, 2025 compared to $36,161.3 million for the same period in the prior year.

Management fees increased to $413.5 million for the nine months ended September 30, 2025, an increase of $101.2 million or 32% compared to the same period in the prior year, primarily due to an increase in weighted average net assets to $44,253.2 million for the nine months ended September 30, 2025 compared to $33,467.2 million for the same period in the prior year.

Income Based Incentive Fees

Income based incentive fees increased to $160.6 million for the three months ended September 30, 2025, an increase of $21.2 million or 15% compared to the same period in the prior year, primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $1,284.8 million for the three months ended September 30, 2025 from $1,115.3 million for the same period in the prior year.

Income based incentive fees increased to $464.2 million for the nine months ended September 30, 2025, an increase of $65.2 million or 16% compared to the same period in the prior year, primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $3,713.4 million for the nine months ended September 30, 2025 from $3,191.8 million for the same period in the prior year.

Capital Gains Based Incentive Fees

We accrued no capital gains based incentive fees for the three and nine months ended September 30, 2025 and 2024. The accrual for any capital gains based incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Total other expenses increased to $45.3 million for the three months ended September 30, 2025, an increase of $10.6 million or 31% compared to the same period in the prior year. Total other expenses for the three months ended September 30, 2025 primarily consist of $31.3 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $6.7 million of general and administrative expenses (including insurance, filing, research, fees paid to the State Street Sub-Administrator and transfer agent, and other expenses), $3.1 million of administrative service expenses, and $3.0 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S and Class D shares.

Total other expenses increased to $125.4 million for the nine months ended September 30, 2025, an increase of $24.4 million or 24% compared to the same period in the prior year. Total other expenses for the nine months ended September 30, 2025 primarily consist of $89.8 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $18.7 million of general and administrative expenses (including insurance, filing, research, fees paid to the State Street Sub-Administrator and transfer agent, and other expenses), $7.3 million of administrative service expenses, and $5.7 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S and Class D shares.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for and maintain tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of the sum of our investment company taxable income, as defined by the Code (without regard to the deduction for dividends paid), and net tax-exempt income for that taxable year.

Depending on the level of taxable income earned in a tax year, we may carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three months ended September 30, 2025 and 2024, we accrued $4.1 million and $7.0 million, respectively, of U.S. federal excise tax.

For the nine months ended September 30, 2025 and 2024, we accrued $13.6 million and $25.4 million, respectively, of U.S. federal excise tax.

BCRED Investments LLC (“BCRED Investments”), a wholly-owned and consolidated subsidiary that was formed in 2021, is a Delaware limited liability company which has elected to be treated as a corporation for U.S. tax purposes. As such, BCRED Investments is subject to certain U.S. federal, state and local taxes. For the three months ended September 30, 2025, BCRED Investments recorded an income tax benefit of $4.4 million. For the nine months ended September 30, 2025, BCRED Investments recorded an income tax provision of $0.6 million. For the three and nine months ended September 30, 2024, BCRED Investments recorded an income tax provision of $0.0 million and $0.0 million, respectively.

As of September 30, 2025 and 2024, BCRED Investments recorded a deferred tax liability of $9.5 million, and $0.0 million, respectively, which is included within Accrued expenses and other liabilities in the Condensed Consolidated Statements of Assets and Liabilities.

For the three months ended September 30, 2025, BCRED Investments recorded a current tax expense of $5.9 million, of which $3.3 million is related to dividend income and is included in Excise tax and other tax expense in the Condensed Consolidated Statements of Operations, and $2.6 million is related to gains associated with the sale of an investment in a partnership interest and is included in Current tax expense on realized gains in the Condensed Consolidated Statements of Operations.

For the nine months ended September 30, 2025, BCRED Investments recorded a current tax expense of $7.2 million, of which $3.3 million is related to dividend income and is included in Excise tax and other tax expense in the Condensed Consolidated Statements of Operations, and $3.9 million is related to gains associated with the sale of an investment in a partnership interest and is included in Current tax expense on realized gains in the Condensed Consolidated Statements of Operations.

For the three and nine months ended September 30, 2024, BCRED Investments recorded a current tax expense of $0.0 million and $0.0 million, respectively.

Net Unrealized Gain (Loss)

Net change in unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net change in unrealized gain (loss) on investments	$(260,936)	$(65,684)	$(326,095)	$33,136
Net change in unrealized gain (loss) on derivative instruments	67,003	(8,485)	5,654	9,438
Net change in unrealized gain (loss) on foreign currency and other transactions	(627)	(7,609)	2,421	2,555
Income tax (provision) benefit	4,438	—	(598)	—

Net change in unrealized appreciation (depreciation), net of income tax (provision) benefit	$(190,122)	$(81,778)	$(318,618)	$45,129

For the three months ended September 30, 2025, the net change in unrealized losses on investments of $260.9 million was primarily driven by a decrease in the fair value of certain debt investments. The fair value of our debt investments as a percentage of principal decreased by 0.2% during the three months ended September 30, 2025 driven primarily by changes in certain portfolio company fundamentals and the economic outlook.

Partially offsetting these losses for the three months ended September 30, 2025 were gains of $67.0 million on derivative instruments, which were primarily a result of fluctuations in the EUR, GBP and CAD exchange rates vs. USD.

For the nine months ended September 30, 2025, the net change in unrealized losses on investments of $326.1 million was primarily driven by a decrease in the fair value of certain debt investments. The fair value of our debt investments as a percentage of principal decreased by 0.4% during the nine months ended September 30, 2025 driven primarily by changes in certain portfolio company fundamentals and the economic outlook.

Partially offsetting these losses for the nine months ended September 30, 2025, were gains of $5.7 million and $2.4 million on derivative instruments and foreign currency transactions, respectively, which were primarily a result of fluctuations in the EUR, GBP and CAD exchange rates vs. USD.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments consisted of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net realized gain (loss) on investments	$(58,768)	$(61,988)	$(95,258)	$(126,497)
Net realized gain (loss) on derivative instruments	(27,256)	(14,196)	(186,118)	(14,578)
Net realized gain (loss) on foreign currency and other transactions	(9,410)	7,941	7,024	11,989
Net realized gain (loss) on extinguishment of debt	—	—	(794)	—
Current tax expense on realized gains	(2,622)	—	(3,864)	—

Net realized gain (loss), net of tax expense	$(98,056)	$(68,243)	$(279,010)	$(129,086)

For the three months ended September 30, 2025, we recognized net realized losses on investments of $58.8 million, primarily driven by the full or partial sales of investments and the restructuring of certain debt investments. We incurred additional losses of $27.3 million and $9.4 million on derivative instruments and foreign currency and other transactions, respectively. These losses were driven by the settlement of our foreign currency derivative transactions, primarily as a result of USD vs. EUR forwards and fluctuations in the EUR and CAD exchange rates vs. USD, respectively.

For the nine months ended September 30, 2025, we recognized net realized losses on investments of $95.3 million, primarily driven by the full or partial sales of investments and the restructuring of certain debt investments, partially offset by a gain on the sale of an equity investment. We incurred additional losses of $186.1 million on derivative instruments as a result of the settlement of our foreign currency derivative transactions, primarily USD vs. EUR and GBP forwards. These losses were partially offset by gains of $7.0 million on foreign currency and other transactions, primarily as a result of fluctuations in the CAD and EUR exchange rates vs. USD.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities and unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to the holders of our Common Shares.

As of September 30, 2025 and December 31, 2024, our debt consisted of asset based leverage facilities, a revolving credit facility, unsecured note issuances, short term borrowings related to repurchase obligations and debt securitizations. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than USD. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of September 30, 2025 and December 31, 2024, we had an aggregate principal amount of $31.4 billion and $30.7 billion, of debt outstanding and our asset coverage ratio was 248.8% and 226.5%, respectively.

Cash and cash equivalents as of September 30, 2025, taken together with our $7.1 billion of unused capacity under our credit facilities (subject to borrowing base availability, $6.5 billion is available to borrow), proceeds from new or amended financing arrangements and the continuous offering of our Common Shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our Common Shares and the use of existing and future financing arrangements. As of September 30, 2025, we had a significant amount of unfunded commitments, which we plan to fund using proceeds from offering our Common Shares and available borrowing capacity under our credit facilities. Additionally, we held $5,840.4 million of Level 1 and Level 2 investments as of September 30, 2025.

Although we have historically been able to obtain sufficient borrowing capacity, a deterioration in economic conditions or any other negative economic developments could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we have previously obtained. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of September 30, 2025, we had $2.2 billion in cash and cash equivalents. For the nine months ended September 30, 2025, cash used in operating activities was $5.4 billion, primarily due to purchases of investments of $16.6 billion, partially offset by proceeds from sales of investments and principal repayments of $8.9 billion and an increase in net assets resulting from operations of $2.6 billion. Cash provided by financing activities was $5.9 billion during the period, primarily as a result of proceeds from the issuance our of Common Shares of $9.6 billion, partially offset by share repurchases of $2.2 billion, and dividends paid in cash of $1.7 billion.

Equity

The following tables present transactions in the Common Shares (dollars in thousands except share amounts):

	For the three months ended September 30, 2025
	Shares	Amount
CLASS I
Subscriptions	92,857,313	$2,334,017
Share transfers between classes	4,734,519	119,101
Distributions reinvested	14,960,219	376,093
Share repurchases	(23,484,009)	(586,395)
Early repurchase deduction	—	114

Net increase (decrease)	89,068,042	2,242,930

	For the three months ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	26,856,522	675,173
Share transfers between classes	(1,699,643)	(42,708)
Distributions reinvested	7,198,526	180,966
Share repurchases	(7,367,465)	(183,965)
Early repurchase deduction	—	52

Net increase (decrease)	24,987,940	629,518

CLASS D
Subscriptions	1,284,401	32,323
Share transfers between classes	(3,034,876)	(76,393)
Distributions reinvested	114,568	2,880
Share repurchases	(939,571)	(23,461)
Early repurchase deduction	—	2

Net increase (decrease)	(2,575,478)	(64,649)

Total net increase (decrease)	111,480,504	$2,807,799

CLASS I
Subscriptions	284,981,120	$7,197,001
Share transfers between classes	8,082,142	203,836
Distributions reinvested	41,985,363	1,059,933
Share repurchases	(79,037,375)	(1,986,138)
Early repurchase deduction	—	880

Net increase (decrease)	256,011,250	6,475,512

CLASS S
Subscriptions	88,421,776	2,233,734
Share transfers between classes	(4,689,357)	(118,397)
Distributions reinvested	20,248,946	511,197
Share repurchases	(17,885,661)	(449,078)
Early repurchase deduction	—	410

Net increase (decrease)	86,095,704	2,177,866

CLASS D
Subscriptions	5,939,456	150,170
Share transfers between classes	(3,392,785)	(85,439)
Distributions reinvested	374,084	9,447
Share repurchases	(1,457,379)	(36,499)
Early repurchase deduction	—	19

Net increase (decrease)	1,463,376	37,698

Total net increase (decrease)	343,570,330	$8,691,076

Distributions and Distribution Reinvestment Plan

The following tables summarize our distributions declared and payable for the nine months ended September 30, 2025 (dollar amounts in thousands, except per share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2200	$228,819
February 20, 2025	February 28, 2025	March 26, 2025	0.2200	238,587
March 19, 2025	March 31, 2025	April 24, 2025	0.2200	246,375
April 16, 2025	April 30, 2025	May 27, 2025	0.2200	253,182
May 19, 2025	May 31, 2025	June 26, 2025	0.2200	259,757
June 19, 2025	June 30, 2025	July 24, 2025	0.2200	267,011
July 18, 2025	July 31, 2025	August 26, 2025	0.2200	267,059
August 20, 2025	August 31, 2025	September 25, 2025	0.2200	274,235
September 18, 2025	September 30, 2025	October 23, 2025	0.2200	283,583

			$1.9800	$2,318,608

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2020	$102,691
February 20, 2025	February 28, 2025	March 26, 2025	0.2020	104,955
March 19, 2025	March 31, 2025	April 24, 2025	0.2020	107,789
April 16, 2025	April 30, 2025	May 27, 2025	0.2021	109,761
May 19, 2025	May 31, 2025	June 26, 2025	0.2022	111,623
June 19, 2025	June 30, 2025	July 24, 2025	0.2021	113,811
July 18, 2025	July 31, 2025	August 26, 2025	0.2022	114,847
August 20, 2025	August 31, 2025	September 25, 2025	0.2022	117,040
September 18, 2025	September 30, 2025	October 23, 2025	0.2022	119,217

			$1.8190	$1,001,734

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 22, 2025	January 31, 2025	February 27, 2025	$0.2147	$5,018
February 20, 2025	February 28, 2025	March 26, 2025	0.2147	5,387
March 19, 2025	March 31, 2025	April 24, 2025	0.2147	5,442
April 16, 2025	April 30, 2025	May 27, 2025	0.2147	5,530
May 19, 2025	May 31, 2025	June 26, 2025	0.2148	5,743
June 19, 2025	June 30, 2025	July 24, 2025	0.2147	5,885
July 18, 2025	July 31, 2025	August 26, 2025	0.2148	5,289
August 20, 2025	August 31, 2025	September 25, 2025	0.2148	5,419
September 18, 2025	September 30, 2025	October 23, 2025	0.2148	5,439

			$1.9327	$49,152

With respect to distributions, we have adopted an “opt out” distribution reinvestment plan for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the distribution reinvestment plan will have their dividends or distributions automatically reinvested in additional Common Shares rather than receiving cash distributions. Shareholders who receive distributions in the form of Common Shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

For additional information on our distributions and distribution reinvestment plan, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All Common Shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent the Company offers to repurchase Common Shares in any particular quarter, it is expected to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of Common Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. In addition, the Company’s Common Shares are sold to certain feeder vehicles primarily created to hold the Company’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

For additional information on our share repurchase program, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Borrowings

As of September 30, 2025 and December 31, 2024, we had an aggregate principal amount of $31.4 billion and $30.7 billion, respectively, of debt outstanding.

For additional information on our debt obligations see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 7. Borrowings.”

Interest Rate Swaps

We use interest rate swaps to mitigate interest rate risk associated with our fixed rate liabilities, and have designated certain interest rate swaps to be in a hedge accounting relationship.

See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2. Significant Accounting Policies—Derivative Instruments” and “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements— Note 6. Derivatives” for additional disclosure regarding our derivative instruments designated in a hedge accounting relationship.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2025 and December 31, 2024, we had unfunded commitments, including delayed draw term loans and revolvers with an aggregate principal amount of $12.3 billion and $10.8 billion, respectively.

Additionally, from time to time, the Advisers and their affiliates may commit to an investment or commit to backstop the commitment of another lender on behalf of the investment vehicles they manage, including the Company. Certain terms of these investments or backstop arrangements are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of September 30, 2025 and December 31, 2024, we estimate that $1,198.5 million and $130.2 million, respectively, of investments and backstop arrangements were committed but not yet funded.

Other Commitments and Contingencies

As of September 30, 2025 and December 31, 2024, $497.3 million and $536.7 million, respectively, of capital committed remained uncalled from the Company in relation to capital commitments to Emerald JV, Verdelite JV and SLC.

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of September 30, 2025, management is not aware of any material pending legal proceedings.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Sub-Advisory Agreement;

•	the Administration Agreement;

•	the Intermediary Manager Agreement; and

•	the Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, Blackstone, our Advisers and certain of their affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Advisers, Blackstone or their affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors.

The Company has investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. From time to time, the Company may purchase investments from or sell investments to Emerald JV and Verdelite JV. For the nine months ended September 30, 2025, the Company purchased investments from Emerald JV with a par value of $18.0 million, for a total cash purchase price based on then-current fair value (at the time of purchase) of $18.0 million. For the nine months ended September 30, 2025, the Company did not purchase investments from or sell investments to Verdelite JV.

For the nine months ended September 30, 2025, the Company made investments of $190.0 million into, and accrued $3.2 million of dividends, of which $1.3 million is receivable from Blackstone Private Real Estate Credit and Income Fund (“BREC”), a business development company advised by Blackstone Real Estate Special Situations Advisors L.L.C., an affiliate of Blackstone.

See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions” and “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures.”

Recent Developments

Macroeconomic Environment

The nine months ended September 30, 2025 have been characterized by volatility and uncertainty in global markets, driven by investor concerns over inflation, elevated interest rates, ongoing political and regulatory uncertainty, including shifts in U.S. trade policy and the imposition of new tariffs, as well as geopolitical instability stemming from the conflicts in Ukraine and the Middle East.

Tariff announcements in the U.S. and ongoing global trade negotiations have contributed to significant uncertainty and volatility of debt and equity markets. Although inflation generally decelerated throughout 2024 and during the first three quarters of 2025 due to central bank monetary tightening, including maintaining elevated interest rates, it remains above target levels set by central banks, including the Federal Reserve. Until September 2025, the Federal Reserve had held interest rates steady this year. Despite the interest rate reductions in September 2025 and October 2025, rates remain elevated relative to the interest rate environment prior to the inflationary spike in 2022-2023. While our business model benefits from elevated interest rates which, all else being equal, correlate to increases in our net income, higher borrowing costs may strain our existing portfolio companies, potentially leading to nonperformance. Rising interest rates can dampen consumer spending and slow corporate profit growth, negatively impacting our portfolio companies, particularly those vulnerable to economic downturns or recessions. While further interest rate hikes are not expected at this time, any renewed increases could lead to a rise in non-performing assets and decline in portfolio value if investment write-downs become necessary. Additionally, adverse economic conditions may erode the value of collateral securing some of our loans and reduce the value of our equity investments. It remains difficult to predict the full impact of recent and any future changes with respect to interest rates or inflation.

Further contributing to economic uncertainty, the current U.S. presidential administration has signaled its intention to implement or has implemented significant changes to U.S. trade policy, the size of the federal government and the enforcement of various regulations. These policy shifts could introduce additional market instability and reduce investor confidence. For example, changes in trade policy and the imposition of new tariffs could disrupt supply chains and potentially reverse the recent downward trend in inflation. The uncertainty as to how or what tariffs will be imposed or what retaliatory measures other countries may take in response to tariffs proposed or imposed by the U.S. could further increase costs, decrease margins, reduce the competitiveness of products and services offered by our portfolio companies and adversely affect the revenues and profitability of our portfolio companies whose business rely on imported goods. Meanwhile, substantial reductions in government spending could negatively affect certain of our portfolio companies that rely on government contracts, destabilize the U.S. government contracting market and harm our ability to generate expected returns. Additionally, changes in the regulation or enforcement of bank lending and capital requirements could have material and adverse effects on the private credit market. In light of these developments, there can be no assurances that political and regulatory conditions will not worsen and adversely affect the Company, its portfolio companies or their respective financial performance.

Critical Accounting Estimates

The preparation of the condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Our critical accounting policies and estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Uncertainty with respect to the economic conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks. We are subject to financial market risks, including valuation risk and interest rate risk. Our exposure to valuation risk has not materially changed from what was previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure shareholders that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In a declining interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below. Until September 2025, the Federal Reserve had held interest rates steady this year. Despite the interest rate reductions in September 2025 and October 2025, rates remain elevated relative to the interest rate environment prior to the inflationary spike in 2022-2023.

As of September 30, 2025, 99.7% of our performing debt investments based on fair value in our portfolio were at floating rates. Based on our Condensed Consolidated Statements of Assets and Liabilities as of September 30, 2025, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates (considering interest rate floors and ceilings for floating rate instruments assuming no changes in our investment and borrowing structure) (dollar amounts in thousands):

	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$2,196,084	$(847,027)	$1,349,057
Up 200 basis points	1,463,888	(564,685)	899,203
Up 100 basis points	731,690	(282,342)	449,348
Down 100 basis points	(731,392)	282,342	(449,050)
Down 200 basis points	(1,458,327)	564,685	(893,642)
Down 300 basis points	(2,149,559)	847,027	(1,302,532)

(1)

Excludes the impact of incentive fees. See “Item 1. Financial Statements —Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions” for further information.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Co-Chief Executive Officers and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. An evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer.

Based upon this evaluation, our Co-Chief Executive Officers and Chief Financial Officer have concluded that the design and operation of our disclosure controls and procedures are (a) effective at the reasonable assurance level to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us.

Item 1A. Risk Factors.

There have been no material changes to the risk factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Refer to our Current Reports on Form 8-K filed with SEC on July 21, 2025, August 21, 2025 and September 19, 2025 for information about unregistered sales of our equity securities during the quarter.

For the three months ended September 30, 2025, approximately 31,791,045 Common Shares were repurchased for a total value of $793.7 million (net of Early Repurchase Deduction).

The following table sets forth information regarding repurchases of Common Shares pursuant to the Company’s share repurchase plan for the three months ended September 30, 2025:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (2)	Maximum number of shares that may yet be purchased under the repurchase plan (3)
August 29, 2025	31,791,045	1.8%	$24.97	September 30, 2025	$793,653	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	Amounts shown net of Early Repurchase Deduction
(3)	All repurchase requests were satisfied in full.

For additional information on our share repurchases, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Fifth Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on February 23, 2024).

4.1	Nineteenth Supplemental Indenture, dated as of September 10, 2025, relating to the 5.050% Notes due 2030, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on September 10, 2025).

4.2	Form of 5.050% Notes due 2030 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on September 10, 2025).

10.1	Amendment No. 4, dated August 8, 2025, to the Amended and Restated Senior Secured Credit Agreement dated May 6, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed on August 12, 2025).

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.3	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.2	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.3	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document*

101.SCH	Inline XBRL Taxonomy Extension Schema Document*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

Date:	November 13, 2025	/s/ Brad Marshall
Brad Marshall
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	November 13, 2025	/s/ Jonathan Bock
Jonathan Bock
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	November 13, 2025	/s/ Teddy Desloge
Teddy Desloge
Chief Financial Officer
(Principal Financial Officer)